     As filed with the Securities and Exchange Commission on March 14, 2001
                                                        Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------
                                  New RC, Inc.
           (Exact name of the registrant as specified in its charter)

             Delaware                             4931                        52-2297449
  (State or other jurisdiction          (Primary Standard Industrial        (I.R.S. employer
of incorporation or organization)        Classification Code Number)     identification number)

                                ---------------
                          1900 Pennsylvania Ave., N.W.
                             Washington, D.C. 20068
                                 (202) 872-2000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------
                                Dennis R. Wraase
                                   President
                                  New RC, Inc.
                          1900 Pennsylvania Ave., N.W.
                             Washington, D.C. 20068
                                 (202) 872-2000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------

                                              With Copies to:
      William S. Lamb, Esq.              William T. Torgerson, Esq.         James M. Cotter, Esq.
 LeBoeuf, Lamb, Greene & MacRae         Potomac Electric Power Company     Simpson Thacher & Bartlett
             L.L.P.                     1900 Pennsylvania Ave., N.W.         425 Lexington Avenue
      125 West 55th Street                 Washington, D.C. 20068          New York, NY 10017-3954
     New York, NY 10019-5389                   (202) 872-2000                   (212) 455-2000
         (212) 424-8000                     Peter F. Clark, Esq.
                                                  Conectiv
                                              800 King Street
                                            Wilmington, DE 19801
                                               (302) 429-3069

                                ---------------
   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement. The issuance of securities shall occur when all other conditions to the consummation of the transaction described in the Joint Proxy
Statement/Prospectus have been satisfied or waived.

                                ---------------
   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                ---------------
                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
                                                          Proposed
                                           Proposed       Maximum
 Title of Each Class of     Amount         Maximum       Aggregate     Amount of
    Securities to be         to be      Offering Price Offering Price Registration
       Registered        Registered (1)    Per Unit          (2)         Fee(2)
----------------------------------------------------------------------------------
Common Stock, par value
 $.01 per share........   170,000,000       $22.58     $3,838,600,000   $959,650
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------

(1) The maximum number of shares of New RC, Inc., par value $.01 per share, to be registered is based on the maximum number of shares to be issued (170,000,000 shares) in connection with the transactions described in this joint proxy statement/prospectus.
(2) Pursuant to Rule 457(f)(1) and 457(c) under the Securities Act of 1933, and solely for purposes of calculating the offering price and the registration fee, the registration fee was based on the product of (x) $22.58, the average of the high and low sale prices for shares of Pepco common stock on the New York Stock Exchange Composite Tape on March 9, 2001, which will be exchanged on a one for one basis for shares of New RC, Inc. common stock, and (y) the maximum number of shares of New RC, Inc. common stock to be issued in connection with the transactions described in this joint proxy statement/prospectus.

                                ---------------
   This registration statement is hereby amended on such date or dates as may be necessary to delay its effectiveness until the registrant will file a further amendment which specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement will become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this joint proxy statement/prospectus is not complete and  +
+may be changed. These securities may not be sold until the registration       +
+statement filed with the Securities and Exchange Commission is effective. + +This joint proxy statement/prospectus is not an offer to sell nor is it an + +offer to buy these securities in any jurisdiction where the offer or sale is +
+not permitted.                                                                +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                  SUBJECT TO COMPLETION--DATED MARCH 14, 2001


Dear Potomac Electric Power Company and Conectiv Stockholders:

 The boards of directors of Conectiv and Potomac Electric Power Company (which we refer to as Pepco) have agreed to a transaction among Pepco, New RC, Inc. and Conectiv. New RC, Inc. was recently created as a direct wholly owned subsidiary of Pepco, and after the completion of the transaction, as described in the agreement and plan of merger between Pepco, Conectiv and New RC, Inc. (which we refer to as the merger agreement), will be the parent of both Pepco and Conectiv. After completion of the transaction, Pepco and Conectiv stockholders will own the common stock of New RC, which will be renamed prior to the completion of the transaction. In this joint proxy statement/prospectus, New RC, Inc. is referred to as HoldCo.

 Under the terms of the merger agreement, holders of Pepco's common stock will receive one share of HoldCo common stock for each share of Pepco common stock that they own. Pepco's preferred stock will not be exchanged in the transaction, and following the closing of the transaction will remain issued and outstanding.

 The terms of the merger agreement provide that, for each share of Conectiv common stock that they own, Conectiv stockholders will be able to elect to receive either $25.00 ($21.69 for each share of Conectiv Class A common stock which they own) in cash or a number of shares of HoldCo common stock designed to provide Conectiv stockholders with HoldCo common stock having a value of $25.00 ($21.69 for the Conectiv Class A common stock), subject to adjustment. The actual value of any stock consideration may be more than or less than $25.00 (more than or less than $21.69 for the Conectiv Class A common stock), depending on the market price of Pepco common stock shortly before the transaction closes. Holders of Conectiv common stock and Conectiv Class A common stock may choose to exchange some or all of their shares for cash and some or all of their shares for HoldCo common stock; however the right of Conectiv's stockholders to elect to receive cash or stock is subject to proration if the elections exceed 50% in cash or 50% in stock.

 Although the exact exchange ratio and value of the HoldCo common stock that the Conectiv stockholders will receive in the transaction will not be determined until after the stockholders of Pepco and Conectiv have voted and shortly before the date that the transaction is completed, we estimate that Conectiv stockholders will own approximately 33% and Pepco stockholders will own approximately 67% of the outstanding HoldCo common stock immediately after the transaction. The common stock of HoldCo will be listed on the New York Stock Exchange (which we refer to as the NYSE) under the symbol " ".

 The stockholders of Pepco and Conectiv must approve the merger agreement for the transaction to be completed. The approval of the stockholders of Pepco and Conectiv is also being sought for the new Long-Term Incentive Plan that HoldCo intends to put in place following the closing of the transaction. At their respective annual meetings, Pepco common stockholders will also be asked to elect three directors to serve for three years, one director to serve for two years and one director to serve for one year, and Conectiv stockholders will also be asked to elect three directors to serve for three years or until their earlier resignation or removal. Whether or not you plan to attend your meeting, please take the time to vote by completing and mailing the enclosed proxy card or, if you are a Conectiv stockholder, granting a proxy by telephone or the Internet in accordance with the instructions on the enclosed proxy card.

 Only stockholders of record of Pepco at the close of business on      , 2001
and stockholders of record of Conectiv at the close of business on      , 2001
are entitled to attend or vote at the respective meetings. The dates, times and places of the meetings are:

     For Pepco stockholders:  For Conectiv stockholders:
          , 2001 at   a.m.         , 2001 at   a.m.
     [Location]               [Location]

                                  ----------

  Information about the transaction and the other items to be voted on at the meetings is contained in this joint proxy statement/prospectus. Please see the section entitled "Risk Factors Relating To The Transaction" for a discussion of potential risks involved in the transaction, beginning on page 17.

         John M. Derrick, Jr.                            Howard Cosgrove
         Chairman of the Board                        Chairman of the Board
      and Chief Executive Officer                  and Chief Executive Officer
     Potomac ElectricPower Company                          Conectiv

                            EACH VOTE IS IMPORTANT.
      PLEASE VOTE BY COMPLETING, SIGNING, DATING AND RETURNING YOUR PROXY
                   OR, IF APPLICABLE, BY GRANTING A PROXY BY
                       TELEPHONE OR THROUGH THE INTERNET.

  Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved this document or the securities to be issued in connection with the transaction or determined if this document is accurate or adequate. Any representation to the contrary is a criminal offense.

                                  ----------

   This joint proxy statement/prospectus is dated      , 2001 and it is first
                     being mailed on or about      , 2001.

                         POTOMAC ELECTRIC POWER COMPANY
                         1900 Pennsylvania Avenue, N.W.
                             Washington, D.C. 20068

                Notice of Annual Meeting of Common Stockholders
                                      and
              Notice of Special Meeting of Preferred Stockholders

                                                                          , 2001

   NOTICE IS HEREBY GIVEN that the annual meeting of common stockholders of Pepco, and a special meeting of preferred stockholders of Pepco, will be held
at 10:00 a.m., local time, on          ,        ,   2001, at        . This
information is furnished by the Board of Directors of Pepco (which we refer to as the Pepco Board) in connection with its solicitation of proxies to vote on the matters being submitted to a vote at the meetings. The Notice of Annual Meeting and Special Meeting, the joint proxy statement/prospectus and a proxy card are being first mailed to Pepco stockholders of record on or about
       , 2001. The purposes of the Pepco meetings are:

  1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger dated as of February 9, 2001 by and among Pepco, New RC, Inc., a Delaware corporation and Conectiv, a Delaware corporation, as described in the accompanying joint proxy statement/prospectus;

  2. To consider and vote upon a proposal to approve the HoldCo Long-Term Incentive Plan, as described in the accompanying joint proxy statement/prospectus;

  3. To elect to the Pepco Board three directors to serve for three years, one director to serve for two years and one director to serve for one year;

  4. To consider and take action with respect to a stockholder proposal relating to the election of directors, if such proposal is brought before the meeting; and

  5. To transact such other business as may properly be brought before the meeting.

   The holders of Pepco common stock and Pepco preferred stock of record at the
close of business on      ,      , 2001, will be entitled to vote on Item 1
above. The holders of record of Pepco common stock will also be entitled to vote on Items 2, 3, 4 and 5. The holders of Pepco common stock and Pepco preferred stock have dissenters' rights under District of Columbia and Virginia law with respect to the transaction that is the subject of Item No. 1.

                                          By order of the Board of Directors,

                                          /s/ Ellen Sheriff Rogers
                                          -------------------------------
                                          Ellen Sheriff Rogers
                                          Secretary

                               ----------------

                                   IMPORTANT

   You are cordially invited to attend the meeting in person.

   Even if you plan to be present, you are urged to SIGN, DATE AND MAIL the enclosed proxy promptly.

   If you attend the meeting, you may vote either in person or by your proxy.

   Please do not send your common stock certificates with your proxy at this time. You will receive instructions for exchanging your common stock certificates at a later time.

                           PLEASE DATE AND SIGN YOUR
                            PROXY AND RETURN IT IN
                             THE ENVELOPE PROVIDED

                         THANK YOU FOR ACTING PROMPTLY

                                    Conectiv
                                800 King Street
                              Wilmington, DE 19801

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

   The Annual Meeting of holders of Common Stock and Class A Common Stock of Conectiv will be held:

    Date:     , 2001

    Time:

    Place:

   At the meeting, Stockholders will be asked to:

  1. Consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of February 9, 2001, among Potomac Electric Power Company, New RC, Inc., and Conectiv, as described in the accompanying joint proxy statement/prospectus;

  2. Consider and vote upon a proposal to approve the HoldCo Long-Term Incentive Plan, as described in the accompanying joint proxy statement/prospectus;

  3. Elect three members of the Board of Directors in Class III; and

  4. Vote on any other matters properly brought before the meeting.

   Who Can Vote? The holders of Conectiv common stock and Conectiv Class A common stock will be entitled to vote as a single class on all of the items above.

   How To Vote. Your vote is important. Please vote your shares using any one of these options:

  1. Granting a proxy using the telephone (see the instructions on the proxy card), or

  2. Granting a proxy through the Internet, at www.proxyvote.com, entering your control number and following the instructions provided, or

  3. Marking your selections and returning the enclosed proxy card in the postage-paid envelope provided, or

  4. Attending the meeting and voting in person (even if you plan to attend the meeting, you are encouraged to grant a proxy through one of the options described above to speed the counting and reporting of votes at the meeting).

   Shares Held in Street Name. If shares you own are held through a broker or bank, please follow their instructions about how to vote those shares.

   Record Date. The Board of Directors of Conectiv (which we refer to as the
Conectiv Board) set the close of business on      , 2001, as the time to
determine the Stockholders entitled to vote their shares at this Annual
Meeting.

   Dissenters' Rights. The holders of Conectiv common stock and Conectiv Class A common stock have dissenters' appraisal rights under Delaware law, as more fully described in the accompanying joint proxy statement/prospectus, with respect to the transaction contemplated in Item 1 above.

                                          Yours very truly,

                                                   /s/ Peter F. Clark
                                          _____________________________________
                                          Peter F. Clark
                                          Vice President, General Counsel and
                                          Secretary

        , 2001


                         PLEASE DATE AND SIGN YOUR
                             PROXY AND RETURN IT IN
                             THE ENVELOPE PROVIDED

                       THANK YOU FOR ACTING PROMPTLY

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
QUESTIONS AND ANSWERS ABOUT THE TRANSACTION AND THE MEETINGS..............   1
SUMMARY...................................................................   5
CORPORATE STRUCTURE.......................................................  12
MARKET PRICES AND DIVIDENDS PAID..........................................  13
SELECTED HISTORICAL FINANCIAL INFORMATION.................................  14
COMPARATIVE PER SHARE INFORMATION.........................................
UNAUDITED SELECTED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION.....  16
RISK FACTORS RELATING TO THE TRANSACTION..................................  17
A CAUTION ABOUT FORWARD-LOOKING STATEMENTS................................  19
THE PEPCO MEETING.........................................................  21
  Date and Purpose of the Annual and Special Meetings.....................  21
  Record Date for the Pepco Meetings and Who is Entitled to Vote at the
   Pepco Meetings.........................................................  21
  Voting by Proxy and How to Revoke Your Proxy............................  22
  Solicitation of Proxies.................................................  23
THE CONECTIV ANNUAL MEETING...............................................  24
  Date and Purpose of Annual Meeting......................................  24
  Record Date for the Conectiv Meeting and Who is Entitled to Vote at the
   Conectiv Meeting.......................................................  24
  Voting by Proxy and How to Revoke Your Proxy............................  25
  Solicitation of Proxies.................................................  26
THE TRANSACTION...........................................................  27
  General.................................................................  27
  What Stockholders will Receive..........................................  27
  How the Merger Consideration for the Conectiv Class A Common Stock Was
   Determined.............................................................  28
  Illustrations of Exchange Ratio Application and Value to Be Received....  29
  Conectiv "Walk-Away" Right and Pepco "Top-Up" Right.....................  31
  Background of the Transaction...........................................  32
  Pepco Reasons for the Transaction.......................................  37
  Recommendation of the Pepco Board.......................................  38
  Opinion of the Financial Advisor to Pepco...............................  39
  Conectiv Reasons for the Transaction....................................  45
  Recommendation of the Conectiv Board....................................  46
  Opinion of the Financial Advisor to Conectiv............................  48
  Dissenters' Appraisal Rights............................................  54
  Accounting Treatment of the Transaction.................................  59
  Restrictions on Resales by Pepco and Conectiv Affiliates................  59
  Material U.S. Federal Income Tax Consequences...........................  59
  Interests of Certain Persons in the Transaction.........................  63
  Regulatory Approvals Required to Complete the Transaction...............  65
THE MERGER AGREEMENT......................................................  69
  Effects of the Transaction..............................................  69
  Procedure for Stockholder Elections.....................................  69
  Limits on Cash and Stock Consideration and Allocation Rules.............  70
  Exchange of Stock Certificates and Payment of Cash......................  71
  Representations and Warranties of Pepco and Conectiv....................  73
  Covenants Relating to the Conduct of Business Before the Effective
   Time...................................................................  73
  Acquisition Proposals...................................................  76
  Stock Options...........................................................  76
  Employment Related Obligations; Employee Benefits.......................  77

                                                                            Page
                                                                            ----
  Directors' and Officers' Indemnification and Insurance...................  77
  Additional Agreements....................................................  78
  Conditions to the Transaction............................................  79
  Termination..............................................................  80
  Amendment and Waiver.....................................................  82
APPROVAL OF THE HOLDCO LONG-TERM INCENTIVE PLAN............................  83
  Description of the Plan..................................................  83
  Eligible Participants....................................................  83
  Limitations on Performance-Based Awards to Certain Executives............  85
  Consequences of a Change in Control of HoldCo............................  86
  Tax Withholding..........................................................  86
  Amendment or Termination of the Plan.....................................  86
  Federal Income Tax Consequences..........................................  87
  New Plan Benefits........................................................  88
  Vote Required............................................................  88
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION...............  89
HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF CONECTIV..................  99
ACQUISITION FINANCING...................................................... 104
INFORMATION ABOUT PEPCO.................................................... 104
INFORMATION ABOUT CONECTIV................................................. 106
HOLDCO FOLLOWING THE TRANSACTION........................................... 108
  Management of HoldCo..................................................... 108
  Operations and Headquarters of HoldCo.................................... 108
  Operations of Pepco...................................................... 108
  Operations of Conectiv................................................... 108
  Dividends................................................................ 108
DESCRIPTION OF HOLDCO CAPITAL STOCK........................................ 109
  HoldCo's Capitalization.................................................. 109
  HoldCo Preferred Stock................................................... 109
  HoldCo Common Stock...................................................... 109
COMPARATIVE RIGHTS OF STOCKHOLDERS......................................... 110
  Controlling Law and Documents............................................ 110
  Authorized Capital....................................................... 110
  Stockholder Action Without a Meeting..................................... 110
  Stockholder Inspection Rights............................................ 111
  Required Stockholder Votes for Extraordinary Transactions................ 111
  Anti-Takeover Laws and Provisions........................................ 112
  Stockholder Rights Plan.................................................. 113
  Dissenters' Rights....................................................... 113
  Size, Classification and Terms of Board of Directors..................... 114
  Director and Officer Liability; Indemnification.......................... 114
  Election of Directors.................................................... 115
  Removal of Directors..................................................... 116
  Vacancies on the Board and Newly Created Directorships................... 116
  Loans to Directors and Officers.......................................... 117
  Dividend and Distribution Rights......................................... 117
  Calling Special Stockholder Meetings..................................... 118
  Stockholder Proposal and Nomination Procedures........................... 118
  Amendment of Articles.................................................... 118
  Amendment of Bylaws...................................................... 119

                                                                            Page
                                                                            ----
INFORMATION ABOUT THE PEPCO ANNUAL MEETING................................. 121
  Election of Directors.................................................... 121
  Shareholder Proposal..................................................... 137
INFORMATION ABOUT THE CONECTIV ANNUAL MEETING.............................. 138
  Election of Directors.................................................... 138
OTHER MATTERS.............................................................. 155
  Stockholder Proposals.................................................... 155
WHERE YOU CAN FIND MORE INFORMATION........................................ 156
WHAT INFORMATION YOU SHOULD RELY ON........................................ 158
EXPERTS.................................................................... 158
LEGAL MATTERS.............................................................. 158

 Annex A Agreement and Plan of Merger, dated as of February 9, 2001 among
         Potomac
         Electric Power Company, New RC, Inc. and Conectiv
 Annex B Form of HoldCo Amended and Restated Certificate of Incorporation
 Annex C Form of HoldCo Amended and Restated Bylaws
 Annex D Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated
 Annex E Opinion of Credit Suisse First Boston Corporation
 Annex F Dissenters' Rights provisions of District of Columbia law
 Annex G Dissenters' Rights provisions of Virginia law
 Annex H Dissenters' Rights provisions of Delaware law
 Annex I HoldCo Long-Term Incentive Plan
 Annex J Pepco Audit Committee Charter
 Annex K Conectiv Audit Committee Charter

          QUESTIONS AND ANSWERS ABOUT THE TRANSACTION AND THE MEETINGS
                                     Pepco

Q: When and where will the Pepco meeting be held?

A: The Pepco meeting will be held at 10:00 a.m. on     ,     , 2001, at
            . Admission to the meeting will be limited to Pepco stockholders or their authorized proxies. Admission tickets are not required.

Q: What are Pepco stockholders being asked to vote on?

A: Pepco's common stockholders are being asked to vote on the merger agreement among Pepco, Conectiv and HoldCo; the HoldCo Long-Term Incentive Plan; the election to the Pepco Board of three directors for three-year terms, one director for a two-year term and one director for a one-year term and a stockholder proposal relating to the election of directors.

  Pepco's preferred stockholders are being asked to vote on the merger agreement between Pepco, Conectiv and HoldCo.

Q: How does the Pepco Board recommend I vote on the proposals?

A: The Pepco Board recommends that you vote "FOR" each proposal other than the stockholder proposal relating to the election of directors, on which you are recommended to vote "AGAINST."

Q: How do I vote?

A: Pepco stockholders may vote in person at the meeting or by returning a completed proxy card(s) in the enclosed postage-paid envelope. Your signed proxy card(s) will be voted in accordance with your instructions on your proxy card(s), or if you return your signed proxy card(s) but do not mark the boxes showing how you wish to vote, your shares will be voted "FOR" each proposal other than the stockholder proposal and "AGAINST" the stockholder proposal. If your shares are held in the name of a bank or broker, you will be able to grant voting instructions by telephone or on the Internet by following the directions on the proxy form you receive from your bank or broker.

Q: What shares are included on the enclosed proxy card for Pepco?

A: The number of shares indicated on the enclosed white proxy card consists of the number of shares of Pepco common stock that, as of the close of business
   on      , 2001 (which we refer to as the Pepco Record Date), you held of record and, if you are a participant in the Potomac Electric Power Company Dividend Reinvestment Plan, the number of shares held for your account under that plan. The number of shares indicated on the enclosed yellow proxy card consists of the total number of shares of preferred stock that, as of the Pepco Record Date, you held of record in all series of preferred stock. If you do not execute and return the proxy card(s), your shares will not be voted unless you attend the meeting and vote in person.

Q: What does it mean if I get more than one proxy card for the Pepco meeting?

A: You will receive one proxy card for each way in which your common and/or preferred shares are registered. If you receive more than one proxy card (other than because you both hold shares of record and are a participant in Pepco's 401(k) savings plan), it is because your shares are registered in different names or with different addresses or are held in different accounts. Please sign and return each proxy card that you receive to ensure that all your shares are voted. To enable us to provide better stockholder service, we encourage stockholders to have all their shares registered in the same name with the same address.

Q: How is stock in Pepco 401(k) plans for employees voted?

A: If you are an employee or former employee of Pepco who is a participant in Pepco's 401(k) savings plan, you will receive a proxy card indicating the number of shares held for your account under the savings plan. If you do not vote these shares, Fidelity Management Trust Company, the trustee for the plan, will vote the shares in your account in proportion to the vote of all of the 401(k) participants who vote their shares.

Q: Can I change my vote after I have returned my proxy card?

A: You may revoke your proxy by sending a written statement to that effect to the Corporate Secretary of Pepco before your proxy is voted; submitting a properly signed proxy with a later date; or by voting in person at the Pepco meeting.

Q: My shares of Pepco stock are held in "street name." Will my broker vote my shares at the Pepco meeting?

A: Under NYSE rules, a broker is permitted to vote your shares on the merger agreement and on the HoldCo Long-Term Incentive Plan only if you provide the broker with instructions on how to vote.

   On the other hand, a broker is permitted to vote your shares on the election of directors and the stockholder proposal whether or not you provide voting instructions to the broker. You should follow the directions provided by your broker(s) regarding how to provide voting instructions for your shares held in street name.

Q: Should I send in my Pepco common stock certificates now?

A: No. All common stockholders of Pepco will receive instructions at a later time as to how and when to send in their stock certificates.

Q: How can I get more information about Pepco?

A: Additional information about Pepco is contained in Pepco's 2000 Annual
   Report, which was mailed to you prior to, or at the same time as, this proxy solicitation. Please also see "Where You Can Find More Information" on page 156 for additional sources of information on Pepco.

Q: Who can help answer my questions?

A: If you are a Pepco stockholder and have any questions about the transaction or if you need additional copies of this joint proxy statement/prospectus or the enclosed proxy, you should contact:

   Ernest Bourscheid
   Manager, Investor Relations
   Pepco
   1900 Pennsylvania Ave., NW
   Washington, DC 20068
   202-872-2797

                                    Conectiv

Q: When and where will the Conectiv meeting be held?

A: The Annual Meeting of Stockholders of Conectiv is scheduled to be held on
     ,   , 2001 at  :   .m., local time, at      . It may be adjourned to
   another date and/or place for proper purposes.

Q: What are Conectiv stockholders being asked to vote on?

A: Holders of Conectiv common stock and Conectiv Class A common stock are being asked to vote on the following proposals: the merger agreement among Pepco, Conectiv and HoldCo; the HoldCo Long-Term Incentive Plan; and the election to the Conectiv Board of three directors for three-year terms.

Q: How does the Conectiv Board recommend I vote on the proposals?

A: The Conectiv Board recommends that you vote "FOR" each proposal.

Q: How do I vote?

A: Conectiv stockholders may vote in person at the meeting or by returning your completed proxy card(s) in the enclosed postage-paid envelope. You also may grant a proxy by telephone or on the Internet by following the instructions on the proxy form you receive. If you return your signed proxy card or grant a proxy through the telephone or Internet procedures, your shares will be voted in accordance with your instructions. If you return your signed proxy card or grant a proxy through the telephone or Internet procedures, but do not designate how you wish to vote, your shares will be voted "FOR" each proposal.

Q: What shares are included on the enclosed proxy card for Conectiv?

A: The number of shares indicated on the enclosed white proxy card consists of the number of shares of Conectiv common stock or Class A common stock that
   our records show you owned at the close of business on     , 2001 (which we
   refer to as the Conectiv Record Date). This includes shares owned in the ConectivDirectTM Stock Purchase Plan, Conectiv Savings and Investment Plan and stock-based executive compensation plans. A total of approximately
      ,   ,    shares are entitled to vote. This includes approximately
      ,   ,    shares of common stock and approximately    ,    ,    shares of
   Class A common stock. Common stock and Class A common stock are considered one class for voting purposes, with each share having one vote.

Q: What does it mean if I get more than one proxy card for the Conectiv meeting?

A: Conectiv has mailed this material to all stockholders of record as of the Conectiv Record Date. In most cases, you will receive one proxy card for all shares registered in the same name. If you receive more than one proxy card (other than because you are a participant in the Conectiv Savings and Investment Plan), it is because your shares are registered in different names or with different addresses or are held in different accounts. Please sign and return each proxy card that you receive (or, grant a proxy by telephone or on the Internet) to ensure that all your shares are voted. To enable us to provide better stockholder service, we encourage stockholders to have all their shares registered in the same name with the same address.

Q: How are shares held in Conectiv's employee benefit plans voted?

A: Employees can vote these shares by proxy by following the proxy voting instructions. Shares held in the Conectiv Savings and Investment Plan that are not voted by the employee or other beneficial owner will be voted by the trustee administering the Plan.

Q: Can I change my vote after I have returned my proxy card?

A: You may revoke your proxy at any time before it is exercised by submitting a later-dated notice of revocation in writing to the Secretary of Conectiv or by telephone or Internet; by submitting a later-dated proxy in writing (that is properly signed) or by telephone or Internet, or by voting in person at the meeting.

Q: My shares of Conectiv stock are held in "street name." Will my broker vote my shares at the Conectiv meeting?

A: Under NYSE rules, a broker is permitted to vote your shares on the merger agreement and the HoldCo Long-Term Incentive Plan only if you provide the broker with instructions on how to vote.

   On the other hand, a broker is permitted to vote your shares on the election of directors whether or not you provide voting instructions to the broker. You should follow the directions provided by your broker(s) regarding how to provide voting instructions for your shares held in street name.

Q: Should I send in my stock certificates now?

A: No. All stockholders of Conectiv will receive instructions at a later time as to how and when to send in their stock certificates.

Q: How can I get more information about Conectiv?

A: Additional information about Conectiv is contained in Conectiv's 2000
   Annual Report on Form 10-K, which was mailed to you prior to, or at the same time as, this proxy solicitation. Please also see "Where You Can Find More Information" on page 156 for additional sources of information on Conectiv.

Q: Who can help answer my questions?

A: If you are a Conectiv stockholder and you have any questions about the transaction or if you need additional copies of this joint proxy statement/prospectus or the enclosed proxy, you should contact:

   Conectiv
   Robert K. Marshall
   Director, Investor Relations
   800 King Street
   P.O. Box 231
   Wilmington, DE 19899
   Tel: (302) 429-3164

                                    SUMMARY

   This summary highlights selected information from this joint proxy statement/prospectus. It does not contain all of the detailed information that may be important to you. To understand the transaction fully and for a more complete description of the legal terms of the transaction, you should read carefully this entire joint proxy statement/prospectus and the other documents to which we refer. For more information about Pepco, Conectiv and HoldCo, see "Where You Can Find More Information" on page 156. Each item in this summary refers to the pages where that subject is discussed more fully.

The Companies

 Pepco (page 104)

Potomac Electric Power Company
1900 Pennsylvania Avenue, N.W.
Washington, D.C. 20068

   Pepco is engaged in three principal lines of business: (1) the provision of regulated electric utility transmission and distribution services in the Washington, D.C. metropolitan area, (2) the supply of telecommunications services including local and long distance telephone, high-speed Internet and cable television, and (3) the supply of energy products and services in competitive retail markets.

 Conectiv (page 106)

Conectiv
800 King Street
Wilmington, DE 19899

   Conectiv is focused on two core energy businesses. Conectiv Power Delivery provides safe, reliable, and affordable energy service to more than one million customers in New Jersey, Delaware, Maryland, and Virginia. Conectiv Energy uses a sophisticated power-trading unit to optimize the value of a growing portfolio of "mid-merit" power plants that can start and stop quickly in response to changes in the demand for power within the Pennsylvania-New Jersey-Maryland (which we refer to as PJM) power pool.

The Transaction (page 27)

   The agreement and plan of merger is attached as Annex A to this joint proxy statement/prospectus. It is the legal document that governs the mergers and related transactions. We encourage you to read this document carefully. In this joint proxy statement/prospectus, we refer to the agreement and plan of merger as the merger agreement.

   The merger agreement provides for transactions by which Pepco and Conectiv will become wholly owned subsidiaries of HoldCo. The merger agreement provides that HoldCo, a newly formed wholly owned subsidiary of Pepco, will form two new subsidiaries which will be wholly owned by HoldCo. At the effective time of the transaction, one of the two new subsidiaries will be merged with and into Pepco, with Pepco as the surviving corporation (which we refer to as the Pepco Merger) and the other new subsidiary will be merged with and into Conectiv, with Conectiv as the surviving corporation (which we refer to as the Conectiv Merger, and, together with the Pepco Merger, as the transaction).

What You will Receive (page 27)

   Pepco Stockholders. In the Pepco Merger, each share of Pepco common stock held by the stockholders of Pepco at the effective time of the transaction will automatically be exchanged into the right to receive one share of common stock of HoldCo.

   If a Pepco common stockholder holds a fractional share of Pepco common stock in the Pepco dividend reinvestment plan or through the Pepco 401(k) plan, that fractional share will be converted into the right to receive an equivalent fractional share of HoldCo common stock.

   Conectiv Stockholders. Each holder of Conectiv stock, subject to certain restrictions described below, may elect to receive in exchange for each of his or her shares of Conectiv stock, either:

 . $25.00 per share in cash ($21.69 for each share of the Class A common stock); or

 . a number of shares of HoldCo common stock determined by the exchange ratio described below, which is designed to provide Conectiv stockholders with HoldCo common stock having a market value of $25.00 ($21.69 for the Class A common stock).

Each holder of Conectiv stock may choose to exchange some or all of his or her shares for cash and some or all of his or her shares for HoldCo common stock. Conectiv stockholders will be asked to choose the form of consideration they wish to receive through an election process occurring between one and two months prior to the closing of the transaction. Pepco will allocate, at its discretion, the form of merger consideration to be received by Conectiv stockholders with respect to shares of Conectiv stock for which a proper and timely election has not been made.

   The exchange ratio will be $25.00 divided by the volume-weighted average (rounded to the nearest $0.0001) of the closing trading price per share of Pepco common stock on the NYSE, as reported in The Wall Street Journal, Eastern Edition, for the 20 trading days randomly selected by lot out of 30 consecutive trading days ending on the fifth business day immediately preceding the closing date of the transaction (which we refer to as the Average Final Price).

   If the Average Final Price is below $19.50, the number of shares of HoldCo common stock that a Conectiv stockholder will have the right to receive for each share of Conectiv common stock that he or she holds will be fixed at
1.28205 (1.11227 for the Class A common stock) and if Average Final Price is above $24.50, the number of shares of HoldCo common stock received for each share of Conectiv common stock will be fixed at 1.02041 (.88528 for the Class A common stock). Therefore, if the Average Final Price is less than $19.50, then each share of Conectiv common stock exchanged for stock consideration will receive stock in the transaction with a value of less than $25.00 (less than $21.69 for the Class A common stock), and if the Average Final Price is more than $24.50, then each share of Conectiv common stock exchanged for stock consideration will receive stock in the transaction with a value of more than $25.00 (more than $21.69 for the Class A common stock). If the Average Final Price is between $19.50 and $24.50, inclusive, then each share of Conectiv common stock exchanged for stock consideration will receive stock in the transaction with a value, at the time of the calculation of the Average Final Price, of $25.00 ($21.69 for the Class A common stock). The actual value of stock consideration received for each share of Conectiv stock will depend on the Average Final Price and the market price of HoldCo common stock upon completion of the transaction will not necessarily be the same as the Average Final Price. The exchange ratio and the actual number of shares of HoldCo common stock Conectiv stockholders will receive will not be determined until after Conectiv stockholders vote on the transaction.

   Additionally, 50% of the consideration payable to Conectiv stockholders will be paid in cash and 50% in HoldCo common stock. In the event that either cash or stock is oversubscribed, the amount of each that a Conectiv stockholder will have the right to receive upon exchange of his or her shares of Conectiv common stock will be determined through an allocation and proration formula.

   After Conectiv stockholder elections have been tabulated, the elected amounts of cash and HoldCo common stock will be subject to allocation and proration to achieve a mix of aggregate exchange consideration to Conectiv stockholders that is 50% cash and 50% HoldCo common stock.

   As a result, Conectiv stockholders may receive a different combination of cash and HoldCo common stock than they elected. See "The Merger Agreement-- Procedures for Stockholder Elections" and "The Merger Agreement--Limits on Cash and Stock Consideration and Allocation Rules" on pages 69 and70 .

Our Boards' Recommendations to Stockholders

   Pepco (page 38)

   The Pepco Board unanimously recommends that the stockholders of Pepco vote "FOR" approval of the merger agreement and the related transactions and "FOR" approval of the HoldCo Long-Term Incentive Plan.

   Conectiv (page 46)

   The Conectiv Board recommends that the stockholders of Conectiv vote "FOR" approval of the merger agreement and the related transactions and "FOR" approval of the HoldCo Long-Term Incentive Plan.

Opinions of the Financial Advisors

   Pepco (page 39)

   The Pepco Board has retained Merrill Lynch, Pierce, Fenner & Smith Incorporated (which we refer to as Merrill Lynch) as its financial advisor in connection with the transaction and to assist the Pepco Board in evaluating the financial terms of the transaction. On February 9, 2001, Merrill Lynch delivered its oral opinion to the Pepco Board that, as of that date and based on the assumptions made, matters considered and limitations reviewed with the Pepco Board, the Pepco exchange ratio was fair from a financial point of view to the holders of Pepco common stock, taking into account the Conectiv Merger, and the consideration to be paid by Pepco in connection with the Conectiv Merger was fair from a financial point of view to Pepco. Merrill Lynch subsequently confirmed its oral opinion by delivery of its written opinion dated February 9, 2001. The Merrill Lynch opinion is for the use and benefit of the Pepco Board and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed transaction.

   The full text of the Merrill Lynch opinion, which states the assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of the review undertaken by Merrill Lynch in rendering its opinion, is included in this joint proxy statement/prospectus as Annex D. We urge you to read this opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken.

   Conectiv (page 48)

   In connection with the Conectiv Merger, Conectiv's financial advisor, Credit Suisse First Boston Corporation (which we refer to as Credit Suisse First Boston), delivered a written opinion to the Conectiv

Board as to the fairness, from a financial point of view, to the holders of Conectiv common stock of the Conectiv common stock consideration and to the holders of Conectiv Class A common stock of the Conectiv Class A common stock consideration.

   The full text of Credit Suisse First Boston's written opinion, dated February 9, 2001, is attached to this document as Annex E. We encourage you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken. Credit Suisse First Boston's opinion is addressed to the Conectiv Board and does not constitute a recommendation to any stockholder as to any matter relating to the transaction.

Dissenters' Appraisal Rights (page 54)

   The stockholders of Pepco have dissenters' appraisal rights under District of Columbia and Virginia laws. The stockholders of Conectiv have dissenters' appraisal rights under Delaware law. These rights are more fully described in "The Transaction--Dissenters' Appraisal Rights." In view of the complexity of these provisions of the District of Columbia, Virginia and Delaware corporate law, any Pepco or Conectiv stockholder who is considering exercising dissenters' appraisal rights may wish to consult a legal advisor.

Regulatory Approvals Required to Complete the Transaction (page 65)

   In order to complete the transaction, we must receive approvals from and/or make filings with various U.S. federal and state governmental agencies. We currently believe that the necessary approvals can be obtained by the first quarter of 2002. At the federal level, these include clearance by the Federal Trade Commission and the Department of Justice and approval of the Securities and Exchange Commission (which we refer to as the SEC), the Federal Energy Regulatory Commission, the Federal Communications Commission and, possibly, the Nuclear Regulatory Commission. At the state level, approval is required from the Delaware Public Service Commission, the Maryland Public Service Commission, the New Jersey Board of Public Utilities, the Pennsylvania Public Utility Commission and the Virginia State Corporation Commission. We do not believe that the District of Columbia Public Service Commission (which we refer to as the DC Commission) has direct jurisdiction over the transaction. However, Pepco intends to work constructively with the DC Commission regarding the transaction as well as its ongoing jurisdiction over Pepco following the transaction, and make any filings with the DC Commission as are deemed appropriate.

   Further, after completion of the transaction HoldCo expects to register with the SEC as a public utility holding company under the Public Utility Holding Company Act of 1935 (which we refer to as the 1935 Act) and, consequently, HoldCo will be subject to a number of restrictions under the 1935 Act.

Conditions to the Transaction (page 79)

   The transaction will not be completed unless customary conditions are satisfied or waived by Pepco and Conectiv, including:

  .   stockholder approval;

  .   receipt of regulatory approvals under specified conditions;

  .   the absence of governmental action to block the transaction;

  .   listing of HoldCo shares on the NYSE;

  .   accuracy of the representations and warranties in the merger agreement;

  .   performance of all material agreements in the merger agreement;

  .   the receipt of tax opinions; and

  .   absence of a material adverse effect on either company.

Termination (page 80)

   Pepco and Conectiv each have the right to terminate the merger agreement:

  .   by mutual written consent;

  . if the transaction has not been completed by August 9, 2002 or, if all closing conditions have been satisfied by August 9, 2002 other than the receipt of required statutory approvals, by February 9, 2003;

  .   if any governmental entity prohibits the transaction;

  . if the stockholders of Pepco or Conectiv do not adopt or approve the merger agreement; or

  . if the other company materially violates any of its representations, warranties or covenants under the merger agreement and that violation has not been corrected as permitted by the merger agreement.

   In addition, Pepco has the right to terminate the merger agreement if the Conectiv Board withdraws, or modifies in any manner adverse to Pepco, its approval of the merger agreement, approves or recommends another acquisition proposal or resolves to take any of those actions.

   In addition, Conectiv has the right to terminate the merger agreement under the following circumstances:

  . if the Conectiv Board approves a superior acquisition proposal; as long as Conectiv first provides Pepco with a reasonable opportunity to make adjustments in the terms and conditions of the merger agreement sufficient to cause the Conectiv Board to determine that the proposal no longer constitutes a superior acquisition proposal;

  . if the Pepco Board withdraws or modifies in any manner adverse to Conectiv, its approval of the merger agreement or resolves to take any of those actions; or

  . if the Average Final Price is less than $16.50, subject to Pepco's right to supplement or "top-up" the value of the stock portion of the merger consideration, using either cash and/or additional HoldCo common stock, to a value of $21.15 per share of Conectiv common stock (and $18.35 per share of Conectiv Class A common stock). See "The Transaction--Conectiv "Walk-Away' Right and Pepco "Top-Up' Right" on page 31.

   With respect to the termination right described in the bullet point directly above, the merger agreement does not provide for a resolicitation of Conectiv stockholders in the event that the Average Final Price is less than $16.50 and Conectiv nevertheless chooses to complete the transaction. Therefore, adoption of the merger agreement by the Conectiv stockholders at the Conectiv annual meeting will give the Conectiv Board the power, to be exercised in accordance with its fiduciary duties, to complete the transaction even if the Average Final Price is less than $16.50 without any further action by, or resolicitation of, the Conectiv stockholders.

Termination Fee (page 81)

   A termination fee must be paid by either Conectiv or Pepco in the following circumstances:

  . If Conectiv terminates the merger agreement due to the Conectiv Board's approval of a superior acquisition proposal, Conectiv will be obligated to pay a termination fee of $60 million to Pepco.

  . If Conectiv or Pepco terminates the merger agreement due to the failure of Conectiv's stockholders to adopt the merger agreement, and if at any time after February 9, 2001 and at or before the time of the Conectiv stockholders' meeting a bona fide acquisition proposal has been made public and has not been withdrawn and, within 12 months of the termination of the merger agreement, Conectiv enters into a definitive agreement with a third party with respect to an acquisition proposal (which is subsequently consummated) or an acquisition proposal is consummated, then Conectiv will be obligated to pay a termination fee of $60 million to Pepco.

  . If Pepco terminates the merger agreement as a result of the Conectiv Board's withdrawing or modifying its approval of the merger agreement and the transaction, approving or recommending another acquisition proposal, or resolving to do any of those things, so long as this action by the Conectiv Board giving rise to Pepco's termination right was not caused by Pepco entering into a definitive agreement with respect to a merger, recapitalization, business combination, sale of substantially all of the assets or similar transaction involving Pepco (which we refer to as a Pepco Transaction) that could reasonably be expected to materially delay or impede the consummation of the transaction, then Conectiv will be obligated to pay a termination fee of $60 million to Pepco.

  . If Conectiv or Pepco terminates the merger agreement due to the failure of Pepco's stockholders to adopt the merger agreement and at or before the time of the Pepco stockholders' meeting a bona fide proposal with respect to a Pepco Transaction has been made public and not withdrawn and, within 12 months of the termination of merger agreement, Pepco enters into a definitive agreement with a third party with respect to a Pepco Transaction (which is subsequently consummated) or a Pepco Transaction is consummated, then Pepco will be obligated to pay a termination fee of $60 million to Conectiv.

  . If Conectiv terminates the merger agreement as a result of the Pepco Board's withdrawing or modifying its approval of the merger agreement and the transaction, or resolving to do any of those things, then Pepco will be obligated to pay a termination fee of $60 million to Conectiv.

Management and Operations Following the Transaction (page 108)

   Pepco and Conectiv agreed in the merger agreement that, at the effective time of the transaction, the board of directors of HoldCo (which we refer to as the HoldCo Board) will consist of 12 persons, at least two of whom will come from the current Conectiv Board. At the effective time, it is expected that John M. Derrick, Jr., chairman and chief executive officer of Pepco, will be chairman and chief executive officer of HoldCo.

   At the effective time of the transaction, HoldCo will operate from and have its headquarters in Washington, D.C.; Pepco will continue its operations from its headquarters in Washington D.C. substantially as currently operated; and Conectiv will continue to maintain its headquarters in Wilmington, Delaware and will continue to have significant operations in New Jersey and on the Delmarva Peninsula.

Dividends (page 108)

   HoldCo will adopt Pepco's dividend policy. The annual dividend at the effective time is expected to be $1.00 per share of HoldCo common stock. However, no assurance can be given that such dividend rate will be in effect or will remain unchanged, and HoldCo reserves the right to increase or decrease the dividend on HoldCo common stock as may be required by law or contract or as may be determined by the HoldCo Board, in its discretion, as advisable.

Important Federal Income Tax Consequences (page 59)

  The U.S. federal income tax consequences to you will depend on the form of consideration you receive in the transaction.

   If you are a U.S. Holder of Pepco common stock you will not recognize gain or loss on the receipt of HoldCo common stock in the Pepco Merger.

   If you are a U.S. Holder of Conectiv stock and you receive solely HoldCo common stock pursuant to the Conectiv Merger you will not recognize gain or loss (except with respect to cash received instead of a fractional share of HoldCo common stock). If you are a U.S. Holder of Conectiv stock and you receive solely cash pursuant to the Conectiv Merger you will recognize gain or a loss in an amount equal to the difference between the amount of cash received and your adjusted tax basis in those shares of Conectiv stock. If you are a U.S. Holder of Conectiv stock and you receive a combination of cash and HoldCo common stock pursuant to the Conectiv Merger you will recognize gain (but not loss) equal to the difference between
  . the sum of the cash (excluding any cash received instead of fractional shares) and the fair market value of the HoldCo common stock received (including any fractional shares deemed received and exchanged for cash), and
  . your adjusted tax basis in those shares of Conectiv stock, but not in excess of the amount of cash received.

Accounting Treatment (page 59)

   The transaction will be accounted for by HoldCo as an acquisition of Conectiv by Pepco using the purchase method of accounting for a business combination in accordance with generally accepted accounting principles. Under this method of accounting, the assets and liabilities of Conectiv will be recorded at their fair values and, if necessary, any excess of the merger consideration over those amounts will be recorded as goodwill. The results of operations and cash flows of Conectiv will be included in HoldCo's financial statements prospectively as of the effective time of the transaction.

Interests of Certain Persons in the Transaction (page 63)

   In considering the recommendation of your company's board of directors that you vote for the merger agreement, you should be aware that certain of your company's directors and officers may be deemed to have interests in the transaction that are or may be different from, or in addition to, their interests as stockholders.

Approval of the Long-Term Incentive Plan (page 83)

   In connection with the transaction, the HoldCo Board has adopted the HoldCo Long-Term Incentive Plan. The objective of the HoldCo Long-Term Incentive Plan is to increase stockholder value by providing a long-term incentive to reward officers, key employees, and directors of HoldCo and its subsidiaries for the profitable performance of HoldCo and its subsidiaries, and to increase the ownership of HoldCo common stock by such individuals. The HoldCo Long-Term Incentive Plan is being submitted for approval to the stockholders of both Pepco and Conectiv. If the transaction is completed and the HoldCo Long-Term Incentive Plan is approved by the stockholders of both Pepco and Conectiv, the HoldCo Long-Term Incentive Plan will become effective on the closing date of the transaction.

Comparison of Stockholder Rights (page 110)

   When the transaction is completed, both Pepco and Conectiv stockholders will become stockholders of HoldCo and their rights will be governed by Delaware law, the HoldCo certificate of incorporation and the HoldCo bylaws. There are material differences between the rights of a Pepco stockholder under the Pepco articles of incorporation, the Pepco bylaws and District of Columbia and Virginia laws, or the rights of a Conectiv stockholder under the Conectiv certificate of incorporation and the Conectiv bylaws and Delaware law, on the one hand, and the rights of a holder of HoldCo common stock under the HoldCo certificate of incorporation, the HoldCo bylaws and Delaware law, on the other hand.

                              CORPORATE STRUCTURE

   The following charts show, in simplified form, the current corporate structure of Pepco and Conectiv and their direct subsidiaries, and the corporate structure of HoldCo and its direct subsidiaries following the completion of the proposed transaction.

               Current Corporate Structure of Pepco and Conectiv

                                     Pepco

                                     Pepco


                              Pepco Holdings, Inc.


                              --------------------


                    Potomac Capital          Pepco
                       Investment       Energy Services,
                      Corporation             Inc.


                                    Conectiv

                                    Conectiv


                       ----------------------------------


                Delmarva       Atlantic City        Other
              Power & Light      Electric       Subsidiaries
                 Company          Company


          Corporate Structure of HoldCo After the Proposed Transaction

                                     HoldCo


                  --------------------------------------------


           Pepco                  Conectiv         Other Subsidiaries



        Subsidiaries            Subsidiaries

                        MARKET PRICES AND DIVIDENDS PAID

   Pepco common stock is listed and trades on the NYSE under the symbol "POM" and Conectiv common stock and Conectiv Class A common stock are listed and trade on the NYSE under the symbols "CIV" and "CIV.A" respectively. We refer to the Conectiv common stock and the Conectiv Class A common stock, collectively,
as the Conectiv stock. As of      , 2001, Pepco common stock was held of record
by approximately    persons, Conectiv common stock was held of record by
approximately    persons and Conectiv Class A common stock was held of record
by approximately    persons. This table shows for the indicated periods the
high and low sales prices per share for Pepco common stock and Conectiv common stock and Conectiv Class A common stock, as reported as composite transactions in The Wall Street Journal as New York Stock Exchange Composite Transactions, and dividends declared per share.

                                                  Conectiv - Common
                          Pepco - Common Stock          Stock          Conectiv - Class A C/S
                         ---------------------- ---------------------- ----------------------
                             Price                  Price                  Price
                         ------------- Dividend ------------- Dividend ------------- Dividend
                          High   Low   Declared  High   Low   Declared  High   Low   Declared
                         ------ ------ -------- ------ ------ -------- ------ ------ -------- ---
1999
 First Quarter.......... $26.50 $23.00  $0.415  $24.38 $19.38  $0.385  $40.00 $34.88  $0.800
 Second Quarter......... $31.75 $23.13  $0.415  $25.50 $19.38  $0.220  $42.25 $34.38  $0.800
 Third Quarter.......... $31.31 $25.06  $0.415  $25.25 $19.00  $0.220  $43.00 $37.31  $0.800
 Fourth Quarter......... $28.06 $21.25  $0.415  $20.75 $16.25  $0.220  $40.81 $26.50  $0.800
2000
 First Quarter.......... $27.69 $19.06  $0.415  $18.25 $13.44  $0.220  $21.75 $23.13  $0.800
 Second Quarter......... $27.88 $20.94  $0.415  $18.81 $15.00  $0.220  $24.63 $19.38  $0.800
 Third Quarter.......... $27.44 $23.63  $0.415  $19.19 $15.50  $0.220  $25.56 $17.75  $0.800
 Fourth Quarter......... $25.56 $21.50  $0.415  $20.75 $15.81  $0.220  $20.25 $ 8.50  $0.800
2001
 First Quarter (through
    )................... $      $       $       $      $       $       $      $       $

   On February 9, 2001, the last full trading day before the public
announcement of execution of the merger agreement, and on    , 2001, the last
full trading day for which information was available before the date of this joint proxy statement/prospectus, the high, low and closing sales prices, as reported in The Wall Street Journal as New York Stock Exchange Composite Transactions, for Pepco common stock, Conectiv common stock and Conectiv Class A common stock were as follows:

                                      February 9, 2001             , 2001
                                    --------------------- ---------------------
                                     High   Low   Closing  High   Low   Closing
                                    ------ ------ ------- ------ ------ -------
   Pepco common stock.............. $21.39 $20.60 $21.35
   Conectiv common stock........... $21.34 $20.92 $21.00
   Conectiv Class A common stock... $22.05 $20.50 $22.00

The market prices of Pepco common stock, Conectiv common stock and Conectiv Class A common stock are subject to fluctuation. As a result, Pepco and Conectiv stockholders are urged to obtain current market quotations for Pepco and Conectiv shares.

                   SELECTED HISTORICAL FINANCIAL INFORMATION

   The following table contains the selected historical consolidated financial data, including certain historical per share data, for Pepco and Conectiv. The selected historical consolidated financial data for Pepco and Conectiv for each year in the five-year period ended December 31, 2000 have been derived from the audited financial statements of Pepco and Conectiv, respectively, except that the Conectiv historical consolidated financial data at December 31, 2000 and for the year then ended is derived from Conectiv's unaudited financial information. The selected historical financial data should be read in conjunction with the historical consolidated financial statements and related notes thereto of Pepco and Conectiv as presented in their respective Forms 10-K, which are incorporated by reference herein.

Selected Historical Financial Data


                         POTOMAC ELECTRIC POWER COMPANY
                  (Millions of Dollars, Except Per Share Data)

                                         Year Ended December 31,
                                 ----------------------------------------------
                                   2000        1999     1998     1997    1996
                                 --------     -------  -------  ------- -------
Statement of Earnings Data:
 Total Operating Revenue (a).... $3,047.7 (a) 2,476.0  2,220.8  1,997.1 2,141.2
 Total Operating Expenses....... $2,328.2     2,095.6  1,858.0  1,751.7 1,826.5
 (Loss) Income from Equity
  Investments, Principally
  Telecommunication Entities.... $  (17.1)       (9.6)    (8.5)     2.0     2.7
 Operating Income............... $  702.4 (a)   370.8    354.3    247.4   317.4
 Net Income..................... $  352.0 (a)   247.1    226.3    181.8   237.0
 Earnings Available for Common
  Stock......................... $  346.5 (a)   238.2    208.3    165.3   220.4
 Earnings Per Share of Common
  Stock:
  Basic......................... $   3.02        2.01     1.76     1.39    1.86
  Diluted....................... $   2.96        1.98     1.73     1.38    1.82
                                             At December 31,
                                 ----------------------------------------------
                                   2000        1999     1998     1997    1996
                                 --------     -------  -------  ------- -------
Balance Sheet Data:
 Total Assets................... $7,027.3     6,910.6  6,574.1  6,683.2 6,852.4
 Capitalization
  Long-term debt and capital
   lease obligations............ $1,859.6     2,867.0  2,563.5  2,892.4 2,926.7
  Company obligated mandatorily
   redeemable preferred
   securities of subsidiary
   trust which holds solely
   parent junior subordinated
   debentures................... $  125.0       125.0    125.0      --      --
  Preferred stock............... $   90.3       100.0    150.0    266.3   267.8
  Shareholders' equity.......... $1,862.5     1,910.3  1,877.4  1,863.0 1,889.2
                                 --------     -------  -------  ------- -------
 Total Capitalization........... $3,937.4     5,002.3  4,715.9  5,021.7 5,083.7
 Book Value per Share of Common
  Stock......................... $  16.82       16.12    15.84    15.72   15.94
 Cash Dividends Declared Per
  Share of Common Stock......... $   1.66        1.66     1.66     1.66    1.66

--------
(a) In December 2000, Pepco divested substantially all of its generation assets. This divestiture resulted in the recognition of a pre-tax gain of approximately $423.8 million ($182 million net of income taxes)

                                    CONECTIV
                  (Millions of Dollars, Except Per Share Data)

                                        Year Ended December 31,
                                -----------------------------------------------
                                 2000*    1999        1998    1997       1996
                                -------- -------     ------- -------    -------
Statement of Earnings Data:
 Total Operating Revenue....... $5,029.1 3,744.9     3,071.6 1,415.4    1,168.7
 Operating Income.............. $  487.8   345.6       386.9   226.3      250.4
 Income before Extraordinary
  Item......................... $  170.8   113.6       153.2   101.2(c)   107.3
 Extraordinary Item............ $    --   (311.7)(b)     --      --         --
 Net Income (Loss)............. $  170.8  (198.1)      153.2   101.2(c)   107.3
 Earnings per common stock
  share before extraordinary
  item
  Basic and diluted............ $   1.97    1.14        1.50    1.66       1.77
 Earnings per Class A common
  stock share before
  extraordinary item
  Basic and diluted............ $   1.06    1.14        1.82     --         --
                                            At December 31,
                                -----------------------------------------------
                                 2000*    1999        1998    1997       1996
                                -------- -------     ------- -------    -------
Balance Sheet Data:
 Total Assets.................. $6,478.0 6,138.5     6,087.7 3,015.5    2,931.9
 Capitalization
  Long-term debt and capital
   lease obligations........... $2,035.5 2,155.3     1,783.2 1,003.6      924.6
  Company obligated mandatorily
   redeemable preferred
   securities of subsidiary
   trust which holds solely
   parent junior subordinated
   debentures.................. $  189.0   189.0       189.0    70.0       70.0
  Preferred stock.............. $   95.9    95.9        95.9    89.7       89.7
  Shareholders' equity......... $1,160.3 1,138.2     1,843.2   954.5      934.9
                                -------- -------     ------- -------    -------
 Total Capitalization.......... $3,480.7 3,578.4     3,911.3 2,117.8    2,019.2
 Book Value per Share of Common
  Stock........................ $  13.10   12.38       17.21   15.59      15.41
 Cash Dividends Declared Per
  Share:
  Common Stock................. $   0.88   1.045        1.54    1.54       1.54
  Class A Common Stock......... $   3.20    3.20        3.20     --         --

--------
(a) Delmarva Power & Light Company and Atlantic City Electric Company became wholly owned subsidiaries of Conectiv on March 1, 1998. This transaction was accounted for under the purchase method of accounting, with Delmarva Power & Light Company as the acquirer.
(b) This item, net of $188.3 in taxes, resulted from the restructuring of the electric utility industry and discontinuing the application of SFAS 71.
(c) The gain on sale of a landfill and waste-hauling company increased income before extraordinary item, net of income and earnings per share by $13.7 million.
 * Unaudited

                          UNAUDITED SELECTED PRO FORMA
                         COMBINED FINANCIAL INFORMATION

   The following selected unaudited pro forma combined financial data combines the historical consolidated balance sheets and statements of earnings of Pepco and historical unaudited consolidated balance sheets and statements of earnings of Conectiv, giving effect to the transaction which is recorded using the purchase method of accounting. The selected unaudited pro forma combined financial data are not necessarily indicative of the actual operating outcomes or financial position that would have resulted had the transaction been consummated on the dates indicated and should not be construed as necessarily indicative of future operating results or financial position. The following information is based on, and should be read in conjunction with, the unaudited pro forma combined statements of income and balance sheet presented elsewhere in this joint proxy statement/prospectus.

                                     HOLDCO
                  (Millions of Dollars, Except Per Share Data)

                                                                   Year Ended
                                                                  December 31,
                                                                 ---------------
                                                                      2000
                                                                 ---------------
Statement of Earnings Data:
 Total Operating Revenue........................................    $ 8,083.3
 Total Operating Expenses.......................................    $ 7,101.6
 (Loss) Income from Equity Investments,
  Principally Telecommunication Entities........................    $    16.1
 Operating Income...............................................    $   997.8
 Net Income.....................................................    $   499.5
 Earnings Available for Common Stock............................    $   494.0
                                                                 At December 31,
                                                                      2000
                                                                 ---------------
Balance Sheet Data:
 Total Assets...................................................    $13,763.7
 Capitalization
  Long-term debt and capital lease obligations..................    $ 3,892.2
  Company obligated mandatorily redeemable preferred
   securities of subsidiary trust which holds solely parent
   junior subordinated debentures...............................    $   290.0
  Preferred stock...............................................    $   208.5
  Shareholders' equity..........................................    $ 2,960.5
                                                                    ---------
 Total Capitalization...........................................    $ 7,351.2
 Book Value per Share of Common Stock...........................    $   18.26
 Cash Dividends Declared Per Share of Common Stock..............    $    1.73

                    RISK FACTORS RELATING TO THE TRANSACTION

   In addition to the other information included and incorporated by reference in this joint proxy statement/prospectus, you should carefully read and consider the following factors in evaluating the proposals to be voted on at your company's meeting.

   Although Conectiv stockholders will receive fixed value in terms of any cash consideration that they receive in the transaction, we cannot assure Conectiv stockholders of the value of any HoldCo common stock they receive in the transaction.

   The cash price to be paid for shares of Conectiv common stock in the transaction is fixed at $25.00 per share of Conectiv common stock and $21.69 per share of Conectiv Class A common stock. This price will not be adjusted based on changes in market prices or any other factor. However, the number of shares of HoldCo common stock delivered to Conectiv stockholders is based upon the average closing price of Pepco common stock during a specified period shortly before closing. Thus, Conectiv stockholders will not know the value of the share consideration they will receive in the transaction at the time they vote. The merger agreement requires that 50% of the consideration paid to Conectiv stockholders will be paid in shares of HoldCo common stock. The exchange ratio for the stock consideration is designed to provide Conectiv common stockholders with HoldCo common stock with a value of $25.00 ($21.69 for the Class A common stock) if the average closing price of Pepco common stock is not less than $19.50 nor more than $24.50. However, the market value of Pepco common stock may fluctuate outside this range as a result of changes in the businesses, operations, results and prospects of both companies, market expectations of the likelihood that the transaction will be completed and the timing of completion, the effect of any conditions or restrictions imposed on or proposed with respect to the combined company by regulatory agencies, general market and economic conditions, and other factors. If the average closing price of Pepco common stock is less than $19.50, the value of the HoldCo stock delivered to holders of Conectiv common stock would be less than $25.00 (less than $21.69 for the Class A common stock).

   Conectiv has the option, but is not required, to terminate the merger agreement if the average closing price of Pepco common stock is below $16.50, subject to Pepco's right to increase the value of the stock portion of the merger consideration using either cash or additional Holdco common stock or a combination of cash and Holdco common stock, to $21.15 per share of Conectiv common stock (and $18.35 per share of Conectiv Class A common stock), which is approximately equal to the value Conectiv stockholders would receive if Pepco's average closing price were $16.50. It is not possible to know until the fifth business day before the closing of the transaction if the average closing price of Pepco common stock will be less than $16.50. Conectiv cannot predict now whether or not the Conectiv Board would exercise its right to terminate the merger agreement if the average closing price were less than $16.50. The merger agreement does not provide for a resolicitation of Conectiv stockholders in the event that the average closing price is less than $16.50 and the Conectiv Board nevertheless chooses, in the exercise of its fiduciary duties, to complete the transaction.

   Pepco stockholders will receive one share of HoldCo common stock for each share of Pepco common stock that they hold and, thus, at the effective time of the transaction, one share of HoldCo common stock should, although it may not, have the same value of one share of Pepco common stock immediately prior to the effective time of the transaction.

   Failure to manage and coordinate the operations of our two companies may have an adverse effect on the financial condition and results of future operations of the combined company.

   After the transaction, we will need to manage and coordinate the operations of our two companies, including their electric utility operations and potentially several diversified operations. Failure to successfully manage and coordinate our operations could have a material adverse effect on our business, or, results of operations. Managing and coordinating two companies like Pepco and Conectiv involves a number of risks, including:

  .   the diversion of management's attention away from ongoing operations;

  .   difficulties in the combining of operations and systems;

  .   difficulties in the assimilation and retention of employees;

  .   challenges in keeping customers; and

  .   potential adverse short-term effects on operating results.

   As a result, we may not be able to achieve revenue enhancements and other size-related benefits of the transaction at all or in a timely manner because of unexpected costs or difficulties in managing and coordinating these operations.

   We may not be able to obtain regulatory approvals in a timely manner or on satisfactory terms.

   Obtaining these approvals will likely delay the transaction for several months after the stockholder meetings. These approvals may impose conditions on the operations of HoldCo, Pepco, and Conectiv, and possibly on the operations of HoldCo's other subsidiaries, which could have a material adverse effect on the business and/or results of operations of HoldCo.

   Pepco's stockholders will be exchanging shares of an operating company for shares of a holding company which will be subject to certain restrictions with respect to the payment of dividends in addition to those currently applicable to Pepco and which will be more highly leveraged than Pepco is currently.

   Unlike Pepco, HoldCo will not have any operating income of its own. Thus, the ability of HoldCo to pay dividends to its common stockholders will depend on dividends received from its subsidiaries. In addition to their future financial performance, the ability of the subsidiaries to pay dividends to HoldCo will be subject to the limits imposed by:

  .   state corporate and regulatory law;

  .   the 1935 Act;

  .   the provisions of their respective charters and bylaws;

  .   the prior rights of holders of existing and any future preferred stock;

  .   the prior rights of holders of existing and any future mortgage bonds;
      and

  . the prior rights of holders of existing and future long-term debt, and other restrictions in connection with other liabilities.

Conectiv is currently a holding company registered under the 1935 Act and is subject to similar restrictions.

   In addition, Pepco currently anticipates that the amount necessary to fund a portion of the total cash consideration to be paid to Conectiv stockholders will be financed through external borrowings or other obligations of Holdco. As a result of this financing and the combination of Pepco and Conectiv in the transaction, HoldCo will be more highly leveraged than Pepco is currently, which may result in HoldCo having a lower securities rating than Pepco has currently.

                   A CAUTION ABOUT FORWARD-LOOKING STATEMENTS

   The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements to encourage such disclosures without the threat of litigation, provided those statements are identified as forward-looking and are accompanied by meaningful, cautionary statements identifying important factors that could cause the actual results to differ materially from those projected in the statement. Forward-looking statements have been made in this joint proxy statement/prospectus. The matters discussed throughout this joint proxy statement/prospectus that are not historical facts are forward-looking. Such statements are based on management's beliefs as well as assumptions made by, and information currently available to, management. When used herein, the words "will," "anticipate," "estimate," "expect," "believe" and similar expressions are intended to identify forward-looking statements that involve estimates, projections, goals, forecasts, assumptions and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements.

   Examples of factors that should be considered with respect to any forward-looking statements made throughout this joint proxy statement/prospectus include, but are not limited to, the following:

  . prevailing governmental policies, regulatory actions, laws, and legal or public policy doctrines, and changes or developments in the foregoing;

  . risks and uncertainties relating to delays in obtaining or adverse conditions contained in, related regulatory approvals;

  .   availability and cost of capital;

  .   changes in weather patterns;

  .   changes in economic conditions;

  . changes in and compliance with environmental and safety laws and policies;

  .   population growth rates and demographic patterns;

  .   competition for customers;

  .   growth in demand, sales and capacity to fulfill demand;

  .   changes in tax rates or policies or in rates of inflation;

  .   unanticipated changes in operating expenses and capital expenditures;

  . competition for new energy delivery business opportunities and other opportunities;

  . legal and administrative proceedings (whether civil or criminal) and settlements that influence the business and profitability of the companies;

  .   success in marketing services;

  .   possible development of alternative technologies;

  . the ability to secure electric and natural gas supply to fulfill sales commitments at favorable prices; and

  .   the cost of fuel.

   The effects of these factors are difficult to predict. New factors emerge from time to time and we can not assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements speak only as of the date of this joint proxy statement/prospectus, and neither Pepco nor Conectiv undertakes any obligation to update any forward-looking statement to reflect events or circumstances after the date of such statement or to reflect the occurrence of unanticipated events.

   These forward-looking statements are found at various places throughout this joint proxy statement/prospectus and the other documents incorporated by reference in this joint proxy statement/prospectus, including, but not limited to, the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000 and the Annual Reports on Form 10-K for the year ended December 31, 1999 for each of Pepco and Conectiv (including any amendments to the Quarterly Reports or the Annual Reports) and the Current Report of Pepco on Form 8-K filed on January 25, 2001.

                               THE PEPCO MEETING

Date and Purpose of the Annual and Special Meetings

   Pepco is jointly holding an annual meeting for holders of Pepco common stock and a special meeting for holders of Pepco preferred stock. We refer to these meetings collectively as the Pepco meeting. This information is furnished by the Pepco Board in connection with its solicitation of proxies to vote on the matters being submitted to a vote at the meeting.

   The Pepco annual meeting is scheduled to be held on    , at    , local time,
at      . It may be adjourned to another date and/or place for proper purposes.
The purpose of the annual meeting is to consider and vote upon a proposal to approve the merger agreement and the related transactions, to vote upon a proposal to approve the HoldCo Long-Term Incentive Plan proposed for HoldCo, to vote on the election to the Pepco Board three directors to serve for three years, one director to serve for two years and one director to serve for one year, to vote on a stockholder proposal if it is properly brought before the meeting, and to conduct any other business that may properly come before the annual meeting.

   The Pepco special meeting is scheduled to be held, jointly with the annual
meeting, on    , at    , local time, at      . It may be adjourned to another
date and/or place for proper purposes. The purpose of the special meeting is to consider and vote upon a proposal to approve the merger agreement and the related transactions.

   The Pepco Board has approved and adopted the merger agreement, believes that the terms of the transaction are advisable and are fair to Pepco's stockholders, and recommends that the stockholders of Pepco vote "FOR" approval of the merger agreement and the related transactions, "FOR" approval of the HoldCo Long-Term Incentive Plan, "FOR" the election of the directors and "AGAINST" the stockholder proposal relating to the election of directors, if such proposal is brought before the meeting. The completion of the transactions contemplated by the merger agreement is conditioned upon, among other things, the approval of the merger agreement and the related transactions by Pepco's stockholders.

Record Date for the Pepco Meeting and Who is Entitled to Vote at the Pepco
Meeting

   Pepco Record Date. The Pepco Board has fixed the close of business on      ,
2001 as the record date for the determination of the Pepco stockholders
entitled to receive notice of and to vote at the Pepco meeting. As of      ,
2001, the most recent practicable date prior to the printing of this joint
proxy statement/prospectus,     shares of Pepco common stock and     shares of
Pepco preferred stock were outstanding and entitled to be voted at the meeting.

   Voting Rights. Each share of Pepco common stock and each share of Pepco preferred stock entitles its holder to one vote for each share held on the Pepco Record Date on each matter that may properly come before the meeting.

   Quorum Requirements. In order to hold the meeting, (1) the holders of a majority of the outstanding shares of Pepco common stock entitled to be voted at the meeting must be present in person or by proxy and (2) the holders of a majority of the outstanding shares of Pepco common stock and preferred stock entitled to be voted at the meeting, taken together, must be present in person or by proxy. Abstentions and broker non-votes are counted as present for the purposes of establishing a quorum. If a quorum is not present at the meeting, management may adjourn or postpone the Pepco meeting in order to solicit additional proxies.

   Vote Required. The affirmative votes of (1) the holders of two-thirds of the outstanding shares of Pepco common stock voting separately as a class and (2) the holders of a majority of all the outstanding shares of Pepco common stock and Pepco preferred stock voting together as a single class are required to approve the merger agreement and related transactions. The affirmative vote of the holders of a majority of the shares of Pepco common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to approve the HoldCo Long-Term Incentive Plan. Nominees for election as directors will be elected by a plurality of the votes cast, meaning the number of nominees for each respective class receiving the largest number of votes will be elected to the directorships being voted upon. Adoption of the stockholder proposal relating to election of directors requires the affirmative vote of the holders of a majority of the shares of Pepco common stock present in person or represented by proxy and entitled to vote at the annual meeting.

   Abstentions, Failures to Vote, and Broker Non-Votes. Pepco intends to count shares of Pepco common and preferred stock held by persons who are present in person at the annual or special meeting but not voting, and shares of Pepco common and preferred stock for which it has received proxies but with respect to which holders of those shares have abstained with respect to one or more matters, as present at the annual or special meeting, as the case may be, for purposes of determining the presence or absence of a quorum for the transaction of business. Under applicable NYSE rules, brokers who hold Pepco common or preferred stock in nominee or "street name" for customers who are the beneficial owners of those shares are prohibited from giving a proxy to vote shares held for those customers with respect to the merger agreement and the HoldCo Long-Term Incentive Plan without specific instructions from those customers. These unvoted shares are called "broker non-votes." Brokers who hold Pepco common or preferred stock as nominees, however, are permitted to vote any such shares on the other matters being submitted to a vote at the meeting.

   Because approval of the merger agreement requires the affirmative votes of
(1) the holders of two-thirds of the outstanding shares of Pepco common stock voting separately as a class and (2) the holders of a majority of all the outstanding shares of Pepco common stock and Pepco preferred stock voting together as a single class, abstentions and broker non-votes will have the same effect as negative votes. Also, the failure to vote your shares will also have the same effect as a negative vote. Accordingly, the Pepco Board urges you to complete, date and sign the accompanying proxy and return it promptly in the enclosed, postage-paid envelope.

   Approval of the HoldCo Long-Term Incentive Plan requires the affirmative vote of the holders of a majority of the shares of Pepco common stock present in person or represented by proxy and entitled to vote at the annual meeting. Abstentions will be deemed present and entitled to vote, but will not be counted as votes either for or against the HoldCo Long-Term Incentive Plan, and therefore will have the same effect as votes against the approval of the plan. Shares that are the subject of broker non-votes will be counted as shares not entitled to vote.

   Abstentions will be deemed present and entitled to vote, but will not be counted as a vote either for or against the approval of the stockholder proposal, and therefore will have the same effect as a vote against the approval of the stockholder proposal.

   The failure to vote your shares will have no effect on the election of directors to the Pepco Board.

   As of February 28, 2001, the directors and executive officers of Pepco, together with their affiliates, collectively owned beneficially approximately shares of Pepco common stock and no shares of Pepco preferred stock, or approximately % of the shares entitled to vote at the annual meeting. It is currently expected that each director or executive officer will vote the shares of Pepco common stock beneficially owned by him or her for approval of the merger agreement.

   Additional information with respect to beneficial ownership of Pepco common and preferred stock by persons and entities owning more than 5% of the outstanding shares of Pepco common and/or preferred stock and more detailed information with respect to beneficial ownership of Pepco common and preferred stock by directors and executive officers of Pepco is set forth under "Security Ownership of Certain Beneficial Owners and Management" beginning on page 127, of this joint proxy statement/prospectus.

Voting by Proxy and How to Revoke Your Proxy

   You may vote shares either in person or by duly authorized proxy. You may use the proxy accompanying this joint proxy statement/prospectus if you are unable to attend the meeting in person or you wish to have your shares voted by proxy even if you do attend the meeting. You may revoke your proxy at any time before the proxy is exercised (1) by delivering a written notice of revocation, (2) by filing with the corporate secretary of Pepco a subsequently dated, properly executed proxy, or (3) by attending the meeting and voting in person. Your attendance at the meeting, by itself, will not constitute a revocation of a proxy. You should address any written notices of proxy revocation to: Potomac Electric Power Company, 1900 Pennsylvania Avenue, N.W., Washington, D.C. 20068,
Attention: Corporate Secretary. If your shares are held in nominee or street name by a bank or broker, you should follow the directions on the instruction form you receive from your bank or broker as to how to vote, change your vote, or revoke your proxy.

   All shares of Pepco common stock represented by effective proxies on the accompanying white form of Pepco proxy received by Pepco at or before the Pepco meeting, and not revoked before they are exercised, will be voted at the applicable meeting in accordance with their terms. If no instructions are given, the Pepco proxies will be voted "FOR" the approval of the merger agreement and the related transactions, "FOR" the approval of the HoldCo Long-Term Incentive Plan, "FOR" the election of directors, and "AGAINST" the stockholder proposal relating to the election of directors, if such proposal is brought before the meeting; and at the discretion of the proxy holders on any other matters that properly come before the applicable meeting.

   If you are a participant in the Pepco Shareholder Dividend Reinvestment Plan, the white proxy card includes the shares held for your account under the plan. Those shares will be voted, along with the other shares represented by the proxy card, in accordance with the instructions given or, if no instructions are indicated on a properly signed and returned proxy, in the same manner as the other shares represented on the proxy card. If a participant in the plan does not return a duly executed proxy card, the participant's shares will not be voted.

   All shares of Pepco preferred stock represented by effective proxies on the accompanying yellow form of Pepco proxy received by Pepco at or before the Pepco meeting, and not revoked before they are exercised, will be voted at the meeting in accordance with their terms. If no instructions are given, the Pepco proxies will be voted "FOR" the approval of the merger agreement and the related transactions.

   The Pepco Board is not aware of any other matters to be presented at the Pepco annual meeting other than matters incidental to the conduct of the Pepco annual meeting.

   If an adjournment occurs, it will have no effect on the ability of Pepco stockholders of record as of the Pepco Record Date to exercise their voting rights or to revoke any previously delivered proxies.

Solicitation of Proxies

   Pepco will bear the entire cost of the solicitation of proxies for the Pepco meeting and will split with Conectiv the cost of printing and filing this joint proxy statement/prospectus. In addition to the solicitation of proxies by mail, officers, directors, employees and agents of Pepco may solicit proxies by correspondence, telephone or other electronic means, or in person, but without
extra compensation. Pepco has retained     to assist it in the solicitation of
proxies for the Pepco meetings at a cost of approximately $    plus
reimbursement of reasonable out-of-pocket expenses. Pepco will request banks and brokers to send proxies and proxy materials to the beneficial owners of Pepco common and preferred stock and secure their voting instructions, and will reimburse these banks and brokers for their reasonable charges and expenses incurred in forwarding the proxies and proxy materials.

                          THE CONECTIV ANNUAL MEETING

Date and Purpose of Annual Meeting

   The annual meeting of stockholders of Conectiv is scheduled to be held on
    , 2001, at  :  .m., local time, at                  . It may be adjourned
to another date and/or place for proper purposes. The purpose of the annual meeting is to consider and vote upon a proposal to adopt the merger agreement and the related transactions, to vote upon a proposal to approve the HoldCo Long-Term Incentive Plan, to vote on the election of three members of the Conectiv Board to serve for three years, and to conduct any other business that may properly come before the annual meeting.

   The Conectiv Board has approved the merger agreement, believes that the terms of the transaction are advisable and are fair to and in the best interests of Conectiv's stockholders, and recommends that the holders of Conectiv stock vote "FOR" adoption of the merger agreement and the related transactions, "FOR" approval of the HoldCo Long-Term Incentive Plan, and "FOR" the election of the directors. The completion of the transactions contemplated by the merger agreement is conditioned upon, among other things, the adoption of the merger agreement and the related transactions by holders of Conectiv stock.

Record Date for the Conectiv Meeting and Who is Entitled to Vote at the Conectiv Meeting

   Conectiv Record Date. The Conectiv Board has fixed the close of business on
    , 2001, as the record date for the determination of the holders of Conectiv stock entitled to receive notice of and to vote at the Conectiv meeting. A complete list of stockholders entitled to vote at the meeting will be open to examination by the stockholders, during regular business hours, for a period of ten days before the annual meeting at the principal executive offices of Conectiv, 800 King Street, Wilmington, Delaware 19801. As of the Conectiv
Record Date, a total of approximately  ,  ,   shares are entitled to vote. This
includes approximately  ,   ,     shares of Conectiv common stock and
approximately  ,   ,    shares of Conectiv Class A common stock. Conectiv
common stock and Conectiv Class A common stock are one class for voting purposes, with each share having one vote.

   Voting Rights. Each share of Conectiv common stock and each share of Conectiv Class A common stock entitles its holder to one vote for each share held on the Conectiv Record Date on each matter that may properly come before the meeting.

   Quorum Requirements. A majority of the shares issued and outstanding and entitled to vote at the Conectiv meeting, present in person or represented at the meeting, by telephone or Internet proxy, or by signed proxy cards, will constitute a quorum for the transaction of business at the Conectiv meeting. Telephone and Internet proxies and signed and dated proxy cards count toward a quorum, even if the stockholder abstains or does not vote on some or all of the proposals. Abstentions and broker non-votes are counted as present for the purposes of establishing a quorum. If a quorum is not present at the meeting, management may adjourn or postpone the Conectiv meeting in order to solicit additional proxies.

   Vote Required. The affirmative votes of the holders of a majority of all the outstanding shares of Conectiv common stock and Conectiv Class A common stock, voting together as a single class, are required to adopt the merger agreement and related transactions. The affirmative votes of the holders of a majority of the shares of Conectiv common stock and Conectiv Class A common stock, voting together as a single class, present in person or represented, by telephone or Internet proxy, or by signed proxy cards, and entitled to vote at the annual meeting, are required to approve the HoldCo Long-Term Incentive Plan. Nominees for election as directors will be elected by a plurality of the votes cast, meaning the nominees receiving the largest number of votes will be elected for the director positions being voted upon.

   Abstentions, Failures to Vote, and Broker Non-Votes. Conectiv intends to count shares of Conectiv stock present in person at the annual meeting but not voting, and shares of Conectiv stock for which it has received proxies (by telephone, by Internet, or by signed proxy cards), but with respect to which holders of those shares have abstained, as present at the annual meeting for purposes of determining the presence or absence of a quorum for the transaction of business. Under applicable NYSE rules, brokers who hold Conectiv stock in nominee or "street name" for customers who are the beneficial owners of those shares are prohibited from giving a proxy to vote shares held for those customers with respect to the merger agreement or the HoldCo Long-Term Incentive Plan without specific instructions from those customers. These unvoted shares are called "broker non-votes." Brokers who hold Conectiv stock as nominees or in "street name", however, will have discretionary authority to vote any such shares on any other matters that properly come before the meeting.

   Because approval of the merger agreement requires the affirmative votes of the holders of a majority of all the outstanding shares of Conectiv common stock and Conectiv Class A common stock, voting together as a single class, abstentions and broker non-votes will have the same effect as negative votes. Accordingly, the Conectiv Board urges you to complete, date and sign the accompanying proxy and return it promptly in the enclosed, postage-paid envelope, or to take advantage of the telephone or Internet proxy procedures available to you.

   Approval of the HoldCo Long-Term Incentive Plan requires the affirmative vote of the holders of a majority of the shares of Conectiv stock present in person or represented by proxy and entitled to vote at the annual meeting. Abstentions will be deemed present and entitled to vote, but will not be counted as votes for or against the HoldCo Long-Term Incentive Plan, and therefore will have the same effect as votes against the approval of the plan. Shares that are the subject of broker-non votes will be counted as shares not entitled to vote.

   The failure to vote your shares will have no effect on the election of directors to the Conectiv Board.

   As of the Conectiv Record Date, the directors and executive officers of Conectiv, together with their affiliates, collectively beneficially owned
approximately      shares of Conectiv common stock and      shares of Conectiv
Class A common stock, or approximately % of the shares entitled to vote at the annual meeting. It is currently expected that each director or executive officer will vote the shares of Conectiv stock beneficially owned by him or her for approval of the merger agreement.

   Additional information with respect to beneficial ownership of Conectiv stock by persons and entities owning more than 5% of the outstanding shares of Conectiv stock and more detailed information with respect to beneficial ownership of Conectiv stock by directors and executive officers of Conectiv is included under the heading "Information About the Conectiv Annual Meeting" on page 138.

Voting by Proxy and How to Revoke Your Proxy

   You may grant your Conectiv proxy in one of three ways:

  1.   by telephone; or

  2.   over the Internet, as described on the proxy card; or

  3. mark your instructions on the enclosed proxy card, sign and date it, and return it in the postage-paid envelope.

   Your instructions are given to the proxyholders identified on the card, who will vote as you instruct. If you sign and date the card, but do NOT give an instruction on a proposal, the proxyholders will vote for you on that proposal.

   You may vote by proxy if you are unable to attend the Conectiv meeting in person or you wish to have your shares voted by proxy even if you do attend the annual meeting. You may revoke any proxy given by you in response to this solicitation at any time before the proxy is exercised (1) by delivering a written notice of revocation, (2) by filing with Conectiv a subsequently dated, properly executed proxy, or (3) by attending the annual meeting and electing to vote in person. If you granted a proxy by telephone or through the Internet, you can also revoke your vote by any of these methods or you can change your vote by voting again by telephone or through the Internet. Finally, if you decide to vote by completing and mailing the enclosed proxy card, you should retain a copy of the voter control number found on the proxy card in the event that you decide later to change or revoke your proxy by accessing the Internet or by telephone. Your attendance at the annual meeting, by itself, will not constitute a revocation of a proxy. You should address any written notices of proxy revocation to: Conectiv, 800 King Street, Wilmington, Delaware 19801, Attention: Secretary.

   All shares represented by effective proxies, whether on the accompanying form of Conectiv proxy received by Conectiv at or before the Conectiv meeting, or through telephone or Internet proxy procedures as described on the proxy card, and not revoked before they are exercised, will be voted at the meeting in accordance with their terms. If no instructions are given, the Conectiv proxies will be voted "FOR" the adoption of the merger agreement and the related transactions, "FOR" the approval of the HoldCo Long-Term Incentive Plan, "FOR" the election of directors and at the discretion of the proxyholders on any other matters that properly come before the meeting. The Conectiv Board is not aware of any other matters to be presented at the Conectiv meeting other than matters incidental to the conduct of the Conectiv meeting.

   If a Conectiv stockholder is a participant in the ConectivDirect(TM) Stock Purchase Plan, the proxy card received by the participant will include the shares held in the participant's account under the plan, and those shares will be voted, along with the other shares represented by the proxy card, in accordance with the instructions given. If no instructions are indicated on an effective proxy, such shares will be voted "FOR" the adoption of the merger agreement and the related transactions, "FOR" the approval of the HoldCo Long-Term Incentive Plan, "FOR" the election of directors and at the discretion of the proxyholders on any other matters that properly come before the applicable meeting. If a participant in the plan does not vote by an effective proxy, the participant's shares will not be voted.

   Conectiv does not expect to adjourn the Conectiv meeting for a period of time long enough to require the setting of a new record date for the Conectiv meeting. If an adjournment occurs, it will have no effect on the ability of Conectiv stockholders of record as of the Conectiv Record Date to exercise their voting rights or to revoke any previously delivered proxies.

Solicitation of Proxies

   Conectiv will bear the entire cost of the solicitation of proxies for the Conectiv meeting and will split with Pepco the cost of printing and filing this joint proxy statement/prospectus. In addition to the solicitation of proxies by mail, officers, directors, employees and agents of Conectiv may solicit proxies by correspondence, telephone, telegraph, telecopy or other electronic means, or
in person, but without extra compensation. Conectiv has retained      to assist
it in the solicitation of proxies for the Conectiv meeting at a cost of
approximately $    plus reimbursement of reasonable out-of-pocket expenses.
Conectiv will request banks, brokers and other record holders to send proxies and proxy materials to the beneficial owners of Conectiv stock and secure their voting instructions, and will reimburse these banks, brokers and other record holders for their reasonable charges and expenses incurred in forwarding the proxies and proxy materials. Further solicitation of proxies may be made by telephone or oral communication with some Conectiv stockholders following the original solicitation. All further solicitation will be made by officers and regular employees of Conectiv who will not be additionally compensated for their activities.

                                THE TRANSACTION

   This section of the joint proxy statement/prospectus describes certain aspects of the proposed transaction, but may not include all the information that a stockholder would like to know. The merger agreement is attached as Annex A to this joint proxy statement/prospectus. We urge stockholders to read the merger agreement in its entirety.

General

   The merger agreement provides for a transaction by which Pepco and Conectiv will become wholly owned subsidiaries of HoldCo. The merger agreement provides that HoldCo, a newly formed wholly owned subsidiary of Pepco, will form the new subsidiaries which will be wholly owned by HoldCo. At the effective time of the transaction, one of two new subsidiaries will be merged with and into Pepco, with Pepco as the surviving corporation in the Pepco Merger and the other new subsidiary will be merged with and into Conectiv, with Conectiv as the surviving corporation in the Conectiv Merger. In the transaction, each share of Pepco common stock (or fractions of Pepco common stock held in Pepco's dividend reinvestment plan or a 401(k) plan) will be converted into the right to receive one share of HoldCo common stock (or an equivalent fraction of HoldCo common stock, as applicable), and shares of Conectiv common stock and Conectiv Class A common stock will be converted into the right to receive HoldCo common stock and cash. Cash payments will be made to all Conectiv stockholders for any fractional shares due. After the transaction, the common stockholders of Pepco and Conectiv will together own all of the outstanding shares of common stock of HoldCo, and each share of each other class of capital stock of Pepco will be unaffected and remain outstanding. Following the transaction, HoldCo will register with the SEC as a public utility holding company under the 1935 Act.

   Although the exact exchange ratio and value of the HoldCo common stock that the Conectiv stockholders will receive in the transaction will not be determined until after the stockholders have voted and shortly before the date on which the transaction is completed, we currently estimate, based on the number of common shares of Pepco and Conectiv currently outstanding on a fully diluted basis, that Conectiv stockholders will own approximately 33% and Pepco stockholders will own approximately 67% of the outstanding HoldCo common stock immediately after the transaction. The transaction is expected to be tax-free to the extent that stockholders receive HoldCo common stock in exchange for their shares of Pepco common stock or Conectiv stock as the case may be.

What Stockholders will Receive

   Pepco Stockholders. In the Pepco Merger, each share of Pepco common stock held by the stockholders of Pepco immediately prior to the effective time of the transaction will automatically be exchanged into the right to receive one share of common stock of HoldCo.

   If a Pepco common stockholder holds a fractional share of Pepco common stock in the Pepco dividend reinvestment plan or through the Pepco 401(k) plan, that fractional share will be converted to an equivalent fractional share of HoldCo common stock.

   Conectiv Stockholders. In the Conectiv Merger, shares of Conectiv stock held by stockholders of Conectiv immediately prior to the effective time of the transaction will automatically be exchanged into the right to receive the common stock and cash merger consideration to be paid by HoldCo. With respect to the merger consideration, Conectiv stockholders will be mailed a form of election, after the Conectiv annual meeting and the Pepco annual meeting but before the completion of the transaction, in order to make their elections. Each holder of Conectiv stock, subject to certain restrictions described below, may elect to receive in exchange for each of his or her shares of Conectiv stock, either:

  .   $25.00 in cash ($21.69 for the Class A common stock) or

  . a number of shares of HoldCo common stock determined by the exchange ratio described below, which is designed to provide Conectiv stockholders with HoldCo common stock having a market value of $25.00 ($21.69 for the Class A common stock), subject to the limitations described below.

Each holder of Conectiv stock may choose to exchange some or all of his or her shares for cash and some or all for HoldCo common stock.

   The exchange ratio will be $25.00 divided by the volume-weighted average (rounded to the nearest $0.0001) of the closing trading prices of Pepco common stock on the NYSE, as reported in The Wall Street Journal, Eastern Edition, for the 20 trading days randomly selected by lot out of 30 consecutive trading days ending on the fifth business day immediately preceding the closing date of the transaction (which we refer to as the Average Final Price).

   If the Average Final Price is below $19.50, the number of shares of HoldCo common stock that a Conectiv stockholder will have the right to receive for each share of Conectiv common stock that he or she holds will be fixed at
1.28205 (1.11227 for the Class A common stock) and if the Average Final Price is above $24.50, the number of shares of HoldCo common stock received for each share of Conectiv common stock will be fixed at 1.02041 (.88528 for the Class A common stock). Therefore, if the Average Final Price is less than $19.50, then each share of Conectiv common stock exchanged for stock consideration will receive stock in the transaction with a value of less than $25.00 (less than $21.69 for the Class A common stock), and if the Average Final Price is more than $24.50, then each share of Conectiv common stock exchanged for stock consideration will receive stock in the transaction with a value of more than $25.00 (more than $21.69 for the Class A common stock). The actual value of stock consideration received for each share of Conectiv stock will depend on the Average Final Price and the market price of HoldCo common stock upon completion of the transaction will not necessarily be the same as the Average Final Price. The exchange ratio and the actual number of shares of HoldCo common stock Conectiv stockholders will receive will not be determined until after Conectiv stockholders vote on the transaction.

   Additionally, 50% of the consideration payable to Conectiv stockholders will be paid in cash and 50% in HoldCo common stock. In the event that either cash or stock is oversubscribed, the amount of each that a Conectiv stockholder will have the right to receive upon exchange of his or her shares of Conectiv stock will be determined through an allocation and proration formula.

   After Conectiv stockholder elections have been tabulated, the elected amounts of cash and HoldCo common stock will be subject to allocation and proration to achieve a mix of aggregate exchange consideration to Conectiv stockholders that is 50% cash and 50% HoldCo common stock. As a result, Conectiv stockholders may receive a different combination of cash and HoldCo common stock than they elected. See "The Merger Agreement--Procedure for Stockholder Elections" and "The Merger Agreement--Limits on Cash and Stock Consideration and Allocation Rules" on pages 69 and 70.

   In addition, no fractional shares of HoldCo common stock will be issued to Conectiv stockholders. If a Conectiv stockholder is otherwise entitled to receive a fractional share of HoldCo common stock under the exchange procedure described above, for that fractional share the stockholder will instead have the right to receive cash, in an amount equal to the product of (i) the fraction of a share that would otherwise be due to the stockholder and (ii) the last sales price per share of Pepco common stock reported on the NYSE Composite Tape as reported in The Wall Street Journal, Eastern Edition, on the closing date of the transaction.

How the Merger Consideration for the Conectiv Class A Common Stock Was
Determined

   The merger consideration for the Conectiv Class A common stock was determined pursuant to the provisions of Conectiv's certificate of incorporation. The certificate of incorporation provides that, in the event of a merger to which Conectiv is a party, holders of Conectiv Class A common stock will be entitled to receive the same consideration per share as the holders of Conectiv common stock multiplied by a ratio of the time-weighted average market values of the Conectiv Class A common stock to the Conectiv common stock.

   As applied to the transaction, this ratio equals a fraction:

 .  the numerator of which is the sum of:

   .Four times $18.3660, the average market value of one share of Conectiv
    Class A common stock over the period of five consecutive trading days ending on February 9, 2001, the date immediately preceding the announcement date of the transaction;

   .three times $16.8670, the average market value of one share of Conectiv
    Class A common stock over the period of five consecutive trading days ending on the fifth trading day prior to February 9, 2001;

   .two times $15.1563, the average market value of one share of Conectiv
    Class A common stock over the period of five consecutive trading days ending on the tenth trading day prior to February 9, 2001; and

   .$13.1813, the average market value of one share of Conectiv Class A common stock over the period of five consecutive trading days ending on the fifteenth trading day prior to February 9, 2001; and

 .  the denominator of which is the sum of:

   .four times $19.7450, the average market value of one share of Conectiv common stock over the first period referred to above;

   .three times $19.2100, the average market value of one share of Conectiv common stock over the second period referred to above;

   .two times $19.1063, the average market value of one share of Conectiv common stock over the third period referred to above; and

   .$18.3125, the average market value of one share of Conectiv common stock over the fourth period referred to above.

   Accordingly, a ratio of 0.86757 was determined by applying this time-weighted formula, and the merger consideration for the Conectiv Class A common stock was determined by multiplying the merger consideration for the Conectiv common stock by 0.86757.

Illustrations of Exchange Ratio Application and Value to Be Received

   The market price of Pepco common stock will fluctuate, and the number of outstanding shares of Conectiv stock will change, between the date of this joint proxy statement/prospectus and the effective time of the transaction. Therefore, while the number of shares of HoldCo common stock to be issued in the transaction can be estimated, the precise number cannot be determined at this time.

   The following tables contain examples of the exchange ratio and cash and stock consideration to be received by Conectiv stockholders in the transaction, based on various hypothetical Average Final Prices of Pepco common stock and assuming that a Conectiv stockholder who owns 100 shares of Conectiv common stock or 100 shares of Conectiv Class A common stock elected to receive 50% cash and 50% shares of HoldCo common stock as consideration and no proration occurred. The examples provided assume that the market price of a share of HoldCo common stock on the day the transaction is completed is equal to the Average Final Price of Pepco common stock. For each hypothetical Average Final Price, the table indicates:

  .   the corresponding exchange ratio;

  . the number and dollar value of whole shares of HoldCo common stock that a Conectiv stockholder would receive;

  . the amount of cash a Conectiv stockholder would receive for any fractional share;

  . the amount of cash consideration that a Conectiv stockholder would receive; and

  . the total value of the cash and stock consideration that a Conectiv stockholder would receive.

       Illustrations of Exchange Ratio Application and the Value of Cash and Stock Consideration to Be Received for 100 Shares of Conectiv Common Stock

                                         Number of     Value of      Cash         Cash
                     Assumed               HoldCo       HoldCo    Payment for Consideration  Total Value
                      Pepco    Exchange Shares to be Shares to be Fractional      to be     to be Received
                   Share Price  Ratio     Received     Received      Share      Received    per 100 Shares
                   ----------- -------- ------------ ------------ ----------- ------------- --------------
                     $15.00    0.64103       64       $  960.00     $ 1.54      $1,250.00     $2,211.54
                     $16.00    0.64103       64       $1,024.00     $ 1.64      $1,250.00     $2,275.64
 walk-away right     $16.50    0.64103       64       $1,056.00     $ 1.69      $1,250.00     $2,307.69
                     $17.00    0.64103       64       $1,088.00     $ 1.74      $1,250.00     $2,339.74
                     $18.00    0.64103       64       $1,152.00     $ 1.84      $1,250.00     $2,403.85
                     $19.00    0.64103       64       $1,216.00     $ 1.95      $1,250.00     $2,467.95
 collar              $19.50    0.64103       64       $1,248.00     $ 2.00      $1,250.00     $2,500.00
                     $20.00    0.62500       62       $1,240.00     $10.00      $1,250.00     $2,500.00
                     $21.00    0.59524       59       $1,239.00     $11.00      $1,250.00     $2,500.00
                     $21.50    0.58140       58       $1,247.00     $ 3.00      $1,250.00     $2,500.00
                     $22.00    0.56818       56       $1,232.00     $18.00      $1,250.00     $2,500.00
                     $23.00    0.54348       54       $1,242.00     $ 8.00      $1,250.00     $2,500.00
                     $24.00    0.52084       52       $1,248.00     $ 2.00      $1,250.00     $2,500.00
 collar              $24.50    0.51021       51       $1,249.50     $ 0.50      $1,250.00     $2,500.00
                     $25.00    0.51021       51       $1,275.00     $ 0.51      $1,250.00     $2,525.51
                     $26.00    0.51021       51       $1,326.00     $ 0.53      $1,250.00     $2,576.53
                     $27.00    0.51021       51       $1,377.00     $ 0.55      $1,250.00     $2,627.55
                     $28.00    0.51021       51       $1,428.00     $ 0.57      $1,250.00     $2,678.57
                     $29.00    0.51021       51       $1,479.00     $ 0.59      $1,250.00     $2,729.59
                     $30.00    0.51021       51       $1,530.00     $ 0.61      $1,250.00     $2,780.62
                     $     *                          $             $           $             $

--------
*   On      , 2001, the last full trading day before the date of this joint proxy statement/prospectus, the closing price of Pepco common stock was
    $   .

       Illustrations of Exchange Ratio Application and the Value of Cash
            and Stock Consideration to Be Received for 100 Shares of
                         Conectiv Class A Common Stock

                                         Number of     Value of      Cash         Cash
                     Assumed               HoldCo       HoldCo    Payment for Consideration  Total Value
                      Pepco    Exchange Shares to be Shares to be Fractional      to Be     to be Received
                   Share Price  Ratio     Received     Received      Share      Received    per 100 Shares
                   ----------- -------- ------------ ------------ ----------- ------------- --------------
                     $15.00    0.55614       55       $  825.00     $ 9.20      $1,084.46      $1,918.67
                     $16.00    0.55614       55       $  880.00     $ 9.82      $1,084.46      $1,974.28
 walk-away right     $16.50    0.55614       55       $  907.50     $10.12      $1,084.46      $2,002.09
                     $17.00    0.55614       55       $  935.00     $10.43      $1,084.46      $2,029.89
                     $18.00    0.55614       55       $  990.00     $11.04      $1,084.46      $2,085.51
                     $19.00    0.55614       54       $1,026.00     $ 4.24      $1,084.46      $2,114.70
 collar              $19.50    0.55614       55       $1,072.50     $11.96      $1,084.46      $2,168.93
                     $20.00    0.54223       54       $1,080.00     $ 4.46      $1,084.46      $2,168.92
                     $21.00    0.51641       51       $1,071.00     $13.46      $1,084.46      $2,168.92
                     $21.50    0.50440       50       $1,075.00     $ 9.46      $1,084.46      $2,168.92
                     $22.00    0.49294       49       $1,078.00     $ 6.47      $1,084.46      $2,168.93
                     $23.00    0.47151       47       $1,081.00     $ 3.46      $1,084.46      $2,168.92
                     $24.00    0.45186       45       $1,080.00     $ 4.46      $1,084.46      $2,168.93
 collar              $24.50    0.44264       44       $1,078.00     $ 6.47      $1,084.46      $2,168.93
                     $25.00    0.44264       44       $1,100.00     $ 6.60      $1,084.46      $2,191.06
                     $26.00    0.44264       44       $1,144.00     $ 6.86      $1,084.46      $2,235.33
                     $27.00    0.44264       44       $1,188.00     $ 7.13      $1,084.46      $2,279.59
                     $28.00    0.44264       44       $1,232.00     $ 7.39      $1,084.46      $2,323.85
                     $29.00    0.44264       44       $1,276.00     $ 7.66      $1,084.46      $2,368.12
                     $30.00    0.44264       44       $1,320.00     $ 7.92      $1,084.46      $2,412.38
                     $     *                          $             $           $              $

--------
*   On      , 2001, the last full trading day before the date of this joint proxy statement/prospectus, the closing price of Pepco common stock was
    $   .

Conectiv "Walk-Away" Right and Pepco "Top-Up" Right

   Subject to certain rights of Pepco, as described below, Conectiv has the right to terminate the transaction if the Average Final Price is less than $16.50, which is approximately 22.56% lower than the 20-day average closing price of Pepco common stock on February 8, 2001, the last trading day before the execution of the merger agreement on February 9, 2001, and is % lower than
the closing price of Pepco common stock on      , 2001. If the Average Final
Price is $16.50, Conectiv common stock would receive HoldCo common stock with a market value of approximately $21.15 per share ($18.35 per share for the Conectiv Class A common stock). The $16.50 threshold for the walk-away right will be appropriately adjusted for any adjustments to the number of shares of Pepco common stock outstanding that may occur between February 9, 2001 and the closing of the transaction, such as in a stock split.

   Notwithstanding Conectiv's right to terminate the merger agreement if the Average Final Price is less than $16.50, before Conectiv may terminate the merger agreement for that reason, it must give written notice to Pepco of its intention to terminate, and the termination will be effective at the close of business on the second business day following the delivery of the notice, unless Pepco, at its option, chooses to increase the consideration that will be paid to Conectiv's stockholders for their shares of Conectiv stock. Pepco has the option of supplementing (or "topping up") the stock portion of the merger consideration by (i) adjusting the exchange ratio so as to provide Conectiv's stockholders with HoldCo common stock having a value of $21.15 for each share of Conectiv common stock and $18.35 for each share of Conectiv Class A common stock, (ii) maintaining the exchange ratio and paying additional cash to the stockholders entitled to receive HoldCo common stock so that they receive a total value of $21.15 for each share of Conectiv common stock and $18.35 for each share of Conectiv Class A common stock, or (iii) undertaking a combination of (i) and (ii), provided that any such combination must be in the same proportion with respect to the Conectiv common stock and the Conectiv Class A common stock.

   It is not possible to know until the fifth trading day before the closing of the transaction if the Average Final Price of Pepco common stock will be less than $16.50. Neither Pepco nor Conectiv can predict whether or not the Conectiv Board would exercise its right to give notice to Pepco that Conectiv wished to terminate the transaction, or whether Pepco would exercise its top-up right, if the Average Final Price were less than $16.50. In making any such decisions, the Pepco Board and the Conectiv Board would carefully consider, among other factors, the interests of the respective companies and their respective stockholders, and may consider such other information as they are each legally permitted to consider.

   The merger agreement does not provide for a resolicitation of Conectiv stockholders in the event that the Average Final Price is less than $16.50 and the Conectiv Board nevertheless chooses to complete the transaction. Therefore, adoption of the merger agreement by the Conectiv stockholders at the Conectiv annual meeting will give the Conectiv Board the ability, to be exercised in accordance with its fiduciary duties, to complete the transaction even if the Average Final Price is less than $16.50 without any further action by, or resolicitation of, the Conectiv stockholders.

Background of the Transaction

   Over the past several years, Pepco has carefully monitored market and regulatory developments in the electric utility industry that have substantially increased competition in all sectors of the industry and analyzed how best to position itself in this changing environment. In 1999, Pepco announced a strategy of being an electricity delivery company with growing energy and telecommunications retail businesses. Pepco determined that it was not big enough to achieve the economies of scale that would be needed in the long term to compete effectively in the rapidly consolidating nationwide generation business. As a result, Pepco decided to sell the bulk of the generation facilities it then owned in an auction process, which was completed in late 2000 and early 2001. The strategy announced by Pepco involves the continued operation and expansion of an electric distribution system in the mid-Atlantic region as well as the development of energy and telecommunications retail operations, in each case through both internal growth and acquisitions.

   Since the commencement of operations of Conectiv in 1998, the Conectiv Board has carefully followed the developments in the electric and natural gas industries. The Conectiv Board, with the assistance of management, has regularly reviewed the on-going restructuring of the energy industry and has evaluated Conectiv's strategy in this context. After much consideration and review, and taking into account the legislative developments in Delaware, Maryland and New Jersey, the Conectiv Board adopted a strategy of disposing of Conectiv's interests in nuclear generating plants and baseload fossil fuel-fired generating plants and developing new mid-merit generation plants in the PJM Interconnection region.

   Between January and July 2000, in the course of several meetings, the Conectiv Board, together with Conectiv's management and financial advisor, Credit Suisse First Boston, continued to evaluate the potential impact of the mid-merit strategy, including its significant capital requirements, on Conectiv and possible alternatives to implementing this strategy. As the Conectiv Board weighed the potential risks and benefits of the mid-merit strategy, the Conectiv Board determined that it should begin to consider the risks and benefits of potential strategic alternatives, including a possible business combination involving Conectiv. In this regard, Credit Suisse First Boston outlined for the Conectiv Board the process for soliciting proposals from potentially interested parties if the Conectiv Board decided to explore a possible business combination, and management and Credit Suisse First Boston discussed with the Conectiv Board potential strategic and financial parties who might have an interest in such a transaction. During these months, the Conectiv Board did not take any formal action relating to any potential strategic alternatives and determined that remaining independent and continuing to pursue the mid-merit strategy and existing long-term plans remained an alternative that was available depending on the results of further evaluation.

   During the spring of 2000, an ad hoc committee consisting of independent outside directors met several times to review in greater detail the possible acceleration of the mid-merit strategy. In June 2000, based on the recommendation of this ad hoc committee, the Conectiv Board instructed management to preserve the option of accelerating the implementation of the mid-merit strategy. At that time, the Conectiv Board also appointed another ad hoc committee of three independent outside directors to evaluate other strategic alternatives and authorized the retention by the ad hoc committee of outside advisors to assist in this evaluation. This second committee selected Credit Suisse First Boston as financial advisor and Simpson Thacher & Bartlett as special legal counsel on behalf of the Conectiv Board in connection with the evaluation of potential strategic alternatives.

   In August 2000, following several meetings with Credit Suisse First Boston and Simpson Thacher & Bartlett, the second ad hoc committee authorized Credit Suisse First Boston, with the consent of the Conectiv Board, to make preliminary contact with likely possible transaction candidates. In August, Credit Suisse First Boston contacted 10 potential domestic bidders, including Pepco, and 5 potential foreign bidders. Thereafter, several additional parties were contacted.

   When contacted in August 2000 in connection with the process established by Conectiv, Pepco's management determined that a business combination with Conectiv was consistent with Pepco's announced regionally-based strategy and, in October 2000, entered into a confidentiality agreement with Conectiv in order to participate in the process. At that time, Pepco engaged LeBoeuf, Lamb, Greene & MacRae, L.L.P. to act as its legal counsel and Merrill Lynch to act as its financial advisor in the process.

   On September 8, 2000, the Conectiv Board convened to review, among other matters, a report of the ad hoc committee relating to its evaluation of potential strategic alternatives. Representatives of Credit Suisse First Boston reviewed for the Conectiv Board the recent performance of utility stocks and recent mergers and acquisitions activity in the utility industry and reported that 10 parties had expressed interest in participating in a business combination with Conectiv. Credit Suisse First Boston also reviewed a potential timeline for the process of soliciting transaction bids. Representatives of Simpson Thacher & Bartlett then reviewed for the Conectiv Board its fiduciary duties in the context of commencing a process which could lead to a merger or acquisition transaction. After discussion, the Conectiv Board approved the recommendation of the ad hoc committee to commence a process for soliciting transaction proposals.

   Beginning in October 2000, with the assistance of Simpson Thacher & Bartlett and Potter Anderson & Corroon LLP, Conectiv's legal counsel, Conectiv negotiated and entered into confidentiality and standstill agreements with 13 parties, including Pepco, for the purpose of facilitating the delivery of confidential information regarding Conectiv to the parties who expressed an interest in receiving such information. Beginning on October 14, 2000, each party that had entered into a confidentiality and standstill agreement received a confidential information memorandum relating to Conectiv and a letter inviting submission of preliminary indications of interest by November 13, 2000.

   On October 26, 2000, the Pepco Board met to review the potential transaction. John M. Derrick, Jr., Chairman and Chief Executive Officer, Dennis
R. Wraase, at that time President and Chief Financial Officer and William T. Torgerson, at that time Senior Vice President, External Affairs and General Counsel, together with representatives from Merrill Lynch and LeBoeuf, Lamb, Greene & MacRae, L.L.P. reported to the Pepco Board on the process established by Conectiv and the status of due diligence review of Conectiv's operations. The Pepco Board discussed the terms of a potential indication of interest to be submitted by Pepco to Conectiv and authorized management to proceed with the indication of interest, with the understanding that any final offer would be subject to satisfactory completion of due diligence, negotiation of a definitive merger agreement and approval by the Pepco Board.

   On November 13, 2000, Conectiv received preliminary indications of interest from six parties for the acquisition of Conectiv. Among the parties expressing an interest was Pepco.

   On November 17, 2000, at a regularly scheduled meeting of the Conectiv Board, representatives of Credit Suisse First Boston discussed with the Conectiv Board the preliminary indications of interest received. The Conectiv Board decided to continue discussions with five of the initial bidders whose preliminary proposals offered the highest consideration for the Conectiv stockholders. The Conectiv Board authorized the process to continue but noted that it was preserving the option to remain independent, including the option to continue to implement the mid-merit business plan on an accelerated basis.

   On November 27, 2000, additional confidential materials were distributed to the five bidders who were invited to continue participating in the process. Thereafter, in December 2000 and January 2001, Conectiv's management made presentations to such parties concerning Conectiv and its business operations and responded to detailed due diligence inquiries.

   On December 5, 2000, the Conectiv Board, at its regularly scheduled meeting, continued its strategic review process and discussed with management and representatives of Credit Suisse First Boston the bidders remaining in the process. Since many of the remaining bidders, including Pepco, had indicated a desire to pay for the transaction at least partly in stock, Credit Suisse First Boston also gave an overview of potential "collar" structures and related issues. Simpson Thacher & Bartlett informed the directors of the material terms of the draft merger agreement which would be distributed to bidders. Simpson Thacher & Bartlett explained to the Conectiv Board that the draft merger agreement would provide for a part cash and part stock consideration and a fixed value formula without a collar for determining the amount of stock consideration. Simpson Thacher & Bartlett also explained that the draft merger agreement would provide that the merger consideration payable to the holders of the Conectiv Class A common stock would be determined in accordance with Conectiv's certificate of incorporation.

   On separate occasions between December 2000 and the time the merger agreement was executed, the Audit Committee of the Conectiv Board met to consult with Conectiv's legal and financial advisors and to discuss the Conectiv Board's fiduciary duties, the provisions of Conectiv's certificate of incorporation and the anticipated terms of the merger agreement, the financial implications of a business combination and other matters, in each case as they related to the Conectiv Class A common stock.

   On January 12, 2001, the remaining transaction candidates were sent a letter outlining the procedures for submitting a final bid for Conectiv, accompanied by a draft merger agreement prepared by Simpson Thacher & Bartlett.

   On January 23, 2001, a meeting of the Conectiv Board was convened to update the Conectiv Board on the process for soliciting transaction proposals. Representatives of Credit Suisse First Boston informed the Conectiv Board that two of the five parties invited to continue in the process had elected to withdraw from the process. Credit Suisse First Boston then provided the Conectiv Board with additional information relating to the three parties, including Pepco, remaining in the process. Credit Suisse First Boston reported that one of the three remaining bidders had indicated that it was not prepared to bid for the entire company alone and accordingly was exploring an on-sale disposition of Conectiv's generation assets to another party in order to make a bid. Representatives of Simpson Thacher & Bartlett then provided a review of the material legal issues that might arise in negotiations with any of the three remaining bidders, including potential proposals containing collars. Howard Cosgrove, Chairman of the Board and Chief Executive Officer of Conectiv, and other members of management provided the Conectiv Board with a regulatory assessment of a potential transaction with each of the remaining parties. Potter, Anderson & Corroon and Simpson Thacher & Bartlett further informed the Conectiv Board of its fiduciary duties in the context of this process and discussed with the Conectiv Board the provisions of the certificate of incorporation regarding the treatment of Conectiv Class A common stock.

   On January 24, 2001, Conectiv received an unsolicited letter from a party expressing interest in acquiring Conectiv. On January 26, 2001, Conectiv's legal and financial advisors met with this party and its financial and legal advisors to explore whether a transaction was feasible and the potential timing of any such transaction. The preliminary price level expressed by this party was in the high range of the remaining three parties' indications of interest. This party, however, had not performed due diligence and informed Conectiv's advisors that it had not yet obtained commitments for the equity or debt financing required to complete a transaction. This party further advised that it would require at least another month to complete due diligence and be in a position to make a definitive proposal and begin to negotiate a definitive agreement.

   At the Pepco Board's regularly scheduled meeting on January 25, 2001, following conclusion of the Pepco Board's regularly scheduled business, representatives of LeBoeuf, Lamb, Greene & MacRae, L.L.P. discussed the duties of the Pepco Board in considering the submission of a bid to Conectiv as well as the terms of the proposed merger agreement to be included as part of the bid package. Representatives of Merrill Lynch discussed the proposed bid to be submitted to Conectiv. In addition, Messrs. Derrick and Wraase (who in the interim had been promoted to President and Chief Operating Officer), discussed the financial and strategic benefits and risks of the proposed transaction in the context of Pepco's business plans and the results of Pepco's due diligence review. After considering these discussions as well as the recommendation of Pepco's management, the Pepco Board authorized management to submit a bid and, if successful, to enter into a transaction with Conectiv substantially in the form provided in the bid. The Pepco Board authorized management to negotiate final terms for a transaction with Conectiv, but required further consultation with the Pepco Board regarding any material changes from the bid proposal. The Pepco Board also discussed the rationale behind a potential common stock dividend reduction and share repurchase program which was then under consideration and its relationship to the proposed acquisition of Conectiv should the bid be successful.

   On January 29, 2001, the deadline for all proposals under Conectiv's process, Pepco submitted a final bid to acquire Conectiv at a price of $24.00 per share of Conectiv common stock. Under Pepco's proposal, half of the consideration would consist of cash and the other half would consist of stock, with the stock consideration subject to a collar. The Pepco bid also stated that Pepco would, simultaneously with the execution of the merger agreement, announce a reduction of its dividend and a share repurchase program.

   Conectiv did not receive final proposals from the two other remaining participants in the process. One such participant indicated that its efforts to collaborate on a bid with a third party purchaser of generation assets were not successful and thus it would be prepared, with additional due diligence, to make an offer to purchase only Conectiv's transmission and distribution assets. The proposed third party purchaser of the generation assets also submitted a separate letter expressing interest in acquiring the generation assets with an indicated pricing level that was not considered attractive. The other participant in this process, a foreign utility company, indicated that it was not yet prepared to make a final bid because aspects of the transaction were continuing to be reviewed by its senior executives and that it could not provide a definitive timeframe for submitting a proposal.

   On January 31, 2001, a telephonic meeting of the Conectiv Board was convened. At this meeting, the Conectiv Board was briefed by Conectiv's management and legal and financial advisors on the material aspects of Pepco's bid, the status of the other two participants and the recent unsolicited inquiry. After this discussion, the Conectiv Board determined that, in light of the unattractiveness of selling only a portion of Conectiv and the preliminary and conditional nature of the unsolicited inquiry, the time and resources it would take to explore a transaction with either of such parties would delay or hinder Conectiv's ability to negotiate with Pepco and could jeopardize negotiation of a transaction with Pepco. The Conectiv Board authorized management and its advisors to commence negotiations with Pepco, particularly with respect to increasing the consideration for Conectiv's stockholders, and also directed Credit Suisse First Boston to ascertain whether a definitive bid would be forthcoming from the potential foreign bidder. The Conectiv Board requested that it be kept informed of these negotiations as well as developments with respect to any other potential bidders.

   On February 2, 2001, at the direction of the Conectiv Board, representatives of Credit Suisse First Boston contacted representatives of Merrill Lynch, to convey that a price of $24.00 per share of Conectiv common stock was not sufficient and to identify other aspects of Pepco's proposal that raised material issues for Conectiv. Later that day, Merrill Lynch indicated that Pepco was prepared to pay $24.50 per share of Conectiv common stock in cash and stock. Over the next few days, representatives of Credit Suisse First Boston and Merrill Lynch continued to hold discussions on price, the proposed collar and other material business and financial terms of the proposed transaction.

   Prior to the end of that week, in accordance with the instructions of the Conectiv Board, Credit Suisse First Boston attempted to ascertain from the potential foreign bidder and its financial advisors whether it would eventually submit a definitive bid, but was unable to obtain any assurances as to the timing or likelihood of any such bid being made.

   On February 5, 2001, Mr. Cosgrove contacted Mr. Derrick, and stated that Conectiv was not prepared to negotiate and execute a merger agreement with Pepco at a price below $25.00 per share of Conectiv common stock. Mr. Cosgrove and Mr. Derrick also discussed, among other matters, the status of negotiations, regulatory risks and the number of directors from the Conectiv Board that should serve on HoldCo's Board to increase representation by directors resident in or otherwise familiar with the service territories of Conectiv's utility subsidiaries. Later that evening, Mr. Derrick called Mr. Cosgrove to convey that Pepco would agree to the $25.00 per share price requested by Conectiv subject to satisfactory resolution of the other remaining open issues.

   On February 6, 2001, Simpson Thacher & Bartlett sent to LeBoeuf, Lamb, Greene & MacRae, L.L.P. a revised draft of the merger agreement reflecting the prior conversations between the chief executive officers and financial advisors as well as revisions reflecting Conectiv's response to certain aspects of Pepco's proposal. Between the evenings of February 6 and February 9, 2001, representatives of Simpson Thacher & Bartlett, Potter Anderson & Corroon and LeBoeuf, Lamb, Greene & MacRae, L.L.P., along with Conectiv's and Pepco's management and financial advisors, met at the offices of Simpson Thacher & Bartlett to negotiate the merger agreement. During the same period, Conectiv's management and financial advisors received additional information with respect to Pepco's dividend reduction and share repurchase program and completed their due diligence of Pepco.

   On February 8, 2001, the Conectiv Board met to consider and review the terms of the proposed transaction with Pepco. Representatives of Simpson Thacher & Bartlett and Potter Anderson & Corroon reviewed for the Conectiv Board its fiduciary and other legal duties, including duties with respect to the Conectiv Class A common stock. Mr. Cosgrove reviewed the status of discussions with Pepco and made a presentation with respect to management's recommendation that the Conectiv Board approve the proposed transaction with Pepco if the remaining issues could be resolved in a manner satisfactory to Conectiv. Management then provided a regulatory assessment of the proposed transaction. Credit Suisse First Boston then reviewed with the Conectiv Board its financial analysis of the merger consideration payable in the transaction. Management and Credit Suisse First Boston also reported on the due diligence that had been conducted on Pepco. Credit Suisse First Boston also reported that there were no further developments with respect to other potential bidders. Representatives of Simpson Thacher & Bartlett then reviewed in detail for the Conectiv Board the terms of the proposed merger agreement and the other legal aspects of the Pepco transaction.

   At this meeting, the Conectiv Board discussed, among other matters, the risks and benefits of the Pepco proposal, taking into account the matters described above. The Conectiv Board also considered the alternative of remaining independent and implementing the mid-merit strategy in that context, along with the execution risks relating to such strategy in light of the significant investments required by Conectiv going forward in the deregulated energy markets. After additional discussion and deliberation, the Conectiv Board authorized management and the advisors to complete the negotiation of the merger agreement.

   On February 9, 2001, the parties reached agreement on all of the remaining terms of the merger agreement.

   On February 9, 2001, the Pepco Board held a special meeting by telephone at which the board was provided updates by management, LeBoeuf, Lamb, Greene & MacRae, L.L.P. and Merrill Lynch on the final terms of the proposed transaction with Conectiv. Management also discussed with the board the terms of the proposed dividend cut and share repurchase program. At that time, Merrill Lynch delivered its oral opinion to the Pepco Board (which was subsequently confirmed in writing) that, as of that date and based on the assumptions made, matters considered and limitations reviewed with the Pepco Board, the Pepco exchange ratio was fair from a financial point of view to the holders of Pepco common stock, taking into account the Conectiv Merger, and the consideration to be paid by Pepco in connection with the Conectiv Merger was fair from a financial point of view to Pepco. After considering and discussing these matters as well as the recommendation of management, the Pepco Board, by a unanimous vote, approved the merger agreement and the transactions contemplated thereby and authorized the execution of the merger agreement. The Pepco Board also approved a dividend cut, effective with the June 30 dividend to a rate of $1.00 annually and a share repurchase program not to exceed $450 million in the aggregate. On February 9, 2001, Pepco caused HoldCo to be formed in the State of Delaware and the HoldCo Board approved the merger agreement.

   On the evening of February 9, 2001, a telephonic meeting of the Conectiv Board was convened. Mr. Cosgrove reported on the progress of the final negotiations with Pepco and reaffirmed management's recommendation of the proposed transaction on the terms that had been negotiated. At this meeting, Credit Suisse First Boston rendered to the Conectiv Board an oral opinion, which opinion was confirmed by delivery of a written opinion dated February 9, 2001, to the effect that, as of that date and based on and subject to the matters described in the opinion, the Conectiv common stock consideration was fair, from a financial point of view, to the holders of Conectiv common stock and the Conectiv Class A common stock consideration was fair, from a financial point of view, to the holders of Conectiv Class A common stock. The Audit Committee reported to the Conectiv Board that, at a telephonic meeting convened earlier that evening, it had determined that the consideration for the Conectiv Class A common stock under the merger agreement was determined in accordance with Conectiv's certificate of incorporation and decided to recommend the transaction to the Conectiv Board. After additional discussion and deliberation, the Conectiv Board approved the merger and the merger agreement and decided to recommend to Conectiv stockholders that they adopt the merger agreement. One of the nine directors, citing concerns over the number of Conectiv directors to be appointed to the HoldCo Board, voted against approval of the transaction.

   Later that evening, the merger agreement was executed by Pepco, Conectiv and HoldCo.

Pepco Reasons for the Transaction

   The Pepco Board believes that the transaction will result in the following significant benefits to Pepco:

   Strategically Attractive Opportunity Consistent with Pepco's Stated Strategy. Conectiv's substantial transmission and distribution services, including those located in the growing New Jersey market, provide an attractive opportunity for Pepco to further its stated strategy of increasing its transmission and distribution business in the Mid-Atlantic region.

   Stronger Competitive Regional Position. The combined company will serve more than approximately 1.8 million electricity customers in Delaware, the District of Columbia, Maryland, New Jersey and Virginia and will be the largest electricity delivery company in the PJM Interconnection. The combined company's greater transmission and distribution capabilities should provide the combined company with the size and scope to compete more effectively, including in the related retail services market.

 Increased Financial Strength

  . The financial strength of the combined company's balance sheet, which is expected to have a solid investment grade, should provide an opportunity to increase earnings while supporting the growth objectives established for both regulated and nonregulated businesses.

  . Since the base over which the cost of various initiatives will be spread will be increased with the combined company, future initiatives, such as new technology improvements, undertaken by the combined company should be achieved more cost efficiently than if the same initiatives were implemented by each of the companies separately, and should result in a higher level of service, reliability and responsiveness to utility customers. In addition, these cost efficiencies should enable the combined company to keep customer rates in the regulated businesses lower than they would otherwise be.

Recommendation of the Pepco Board

   At a special meeting held on February 9, 2001, the Pepco Board unanimously approved and adopted the merger agreement after determining that the transaction was fair to and in the best interests of Pepco and its stockholders.

   During the course of their deliberations relating to the merger agreement, the Pepco Board consulted with their management and legal and financial advisors and considered the following factors in addition to the expected benefits described above:

  . Terms and Conditions of the Merger Agreement. The terms and conditions of the merger agreement, the terms of the termination provisions and the amount and circumstances in which a termination fee and expenses could become payable by Pepco and Conectiv and the course of negotiations resulting in the execution of the merger agreement.

  . Operating and Financial Condition. The business, operations, financial condition, operating results and prospects of Pepco and Conectiv.

  . Fit and Compatibility. The strategic fit, compatible corporate cultures and visions of the future of the energy business of Pepco and Conectiv, including the regionally based operations of Pepco and Conectiv and each company's emphasis on the energy delivery business.

  . Industry Restructuring. The possible effects of the changing regulatory environment in the utility industry and the trend by energy and utility companies towards consolidations that create larger and stronger companies better able to face increased competition in the industry.

  . Fairness Opinion. The analysis of Merrill Lynch presented to the Pepco Board on January 25, 2001 and the written opinion dated as of February 9, 2001 from Merrill Lynch to the Pepco Board to the effect that, as of that date and based upon the assumptions made, matters considered and limitations reviewed with the Pepco Board, the Pepco exchange ratio was fair from a financial point of view to the holders of Pepco common stock, taking into account the Conectiv Merger, and the consideration to be paid by Pepco in connection with the Conectiv Merger was fair from a financial point of view to Pepco.

  . Timing and Achievability; Regulatory Issues. The anticipated timing required to complete the transaction including, in particular, the expected timing to obtain required regulatory approvals and management's view as to the likelihood of obtaining the required approvals without the imposition of conditions that would materially adversely affect Pepco or Conectiv; and the impact on Pepco and Conectiv of operating as subsidiaries of a holding company registered as such under the 1935 Act, including financial, operational, and structural implications of that registration.

  . Transactional Factors. The costs of undertaking and completing the transaction, including the expense, devotion of management's time to the exploration of the transaction, to the preparation of the merger agreement and to the tasks required to complete the transaction; the risks of fluctuation to Pepco's stock price prior to consummation of the transaction; the potential effects of the public announcement of the transaction on Pepco's stock price and the results of the due diligence review of Conectiv's operations.

  . Interests of Certain Persons. The potential interests of certain persons in the transaction that are or may be different from, or in addition to, the interests of Pepco's stockholders, as described in "The Transaction--Interests of Certain Persons in the Transaction" beginning on page 63.

   The discussion above of the material factors considered by the Pepco Board in its consideration of the merger agreement is not intended to be all-inclusive. In view of the variety of factors and the amount of information considered, the Pepco Board did not find it practicable to, and did not, make specific assessments of, quantify, or otherwise assign relative weights to the specific factors considered in reaching its determination. The determination to approve the merger agreement was made after consideration of all the factors taken as a whole, though individual members of the Pepco Board may have given different weights to different factors.

   The Pepco Board unanimously recommends that its stockholders vote "FOR" approval of the merger agreement and related transactions.

Opinion of the Financial Advisor to Pepco

   On February 9, 2001, at a special meeting of the Pepco Board, Merrill Lynch delivered its oral opinion that, as of that date and based on the assumptions made, matters considered and limitations reviewed with the Pepco Board, the Pepco exchange ratio was fair from a financial point of view to the holders of Pepco common stock, taking into account the Conectiv Merger, and the consideration to be paid by Pepco in connection with the Conectiv Merger was fair from a financial point of view to Pepco. Merrill Lynch subsequently confirmed its oral opinion by delivery of its written opinion dated February 9, 2001.

   The full text of the Merrill Lynch opinion, which states the assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of the review undertaken by Merrill
Lynch in rendering its opinion, is included in this joint proxy statement/prospectus as Annex D. The Merrill Lynch opinion is for the use and benefit of the Pepco Board and addresses only the fairness, from a financial point of view, to the holders of Pepco common stock of the Pepco exchange ratio, taking into account the Conectiv Merger, and to Pepco of the consideration to be paid by Pepco in connection with the Conectiv Merger. The Merrill Lynch opinion does not address the merits of the underlying decision by Pepco to engage in the transaction and does not constitute a recommendation to any holder of Pepco common stock or Pepco preferred stock as to how such stockholder should vote on the proposed transaction. The Merrill Lynch opinion does not express any opinion as to the price at which the shares of common stock of Pepco or HoldCo will trade following the announcement or consummation of the transaction. The description of Merrill Lynch opinion is qualified in its entirety by reference to the full text of the Merrill Lynch opinion. Holders of Pepco stock are urged to, and should, read the Merrill Lynch opinion carefully in its entirety.

   In arriving at its opinion, Merrill Lynch, among other things:

  . reviewed certain publicly available business and financial information relating to Conectiv and Pepco that Merrill Lynch deemed to be relevant;

  . reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of Conectiv and Pepco, furnished to Merrill Lynch by Conectiv and Pepco, respectively;

  . conducted discussions with members of senior management and representatives of Conectiv and Pepco concerning the matters described in the two bullet points above, as well as their respective businesses and prospects before and after giving effect to the transaction;

  . reviewed the market prices and valuation multiples for shares of Conectiv common stock and Pepco common stock and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant;

  . reviewed the results of operations of Conectiv and Pepco and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant;

  . compared the proposed financial terms of the transaction with the financial terms of certain other transactions that Merrill Lynch deemed to be relevant;

  . participated in certain discussions and negotiations among representatives of Conectiv and Pepco and their financial and legal advisors;

  .   reviewed the potential pro forma impact of the transaction;

  .   reviewed a draft dated February 8, 2001 of the merger agreement; and

  . reviewed such other financial studies and analyses and took into account such other matters as Merrill Lynch deemed necessary, including Merrill Lynch's assessment of general economic, market and monetary conditions.

   In preparing its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to it, discussed with or reviewed by or for it, or publicly available, and Merrill Lynch did not assume any responsibility for independently verifying such information or undertake an independent evaluation or appraisal of any of the assets or liabilities of Conectiv or Pepco. In addition, Merrill Lynch did not assume any obligation to conduct any physical inspection of the properties or facilities of Conectiv or Pepco. With respect to the financial forecast information furnished to or discussed with Merrill Lynch by Conectiv or Pepco, Merrill Lynch assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of Conectiv's or Pepco's management as to the expected future financial performance of Conectiv or Pepco, as the case may be. Merrill Lynch further assumed that the transaction will be accounted for as a purchase under generally accepted accounting principles and that it will qualify as a tax-free reorganization for U.S. federal income tax purposes. Merrill Lynch also assumed that the final form of the merger agreement would be substantially similar to the last draft reviewed by it.

   The Merrill Lynch opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to Merrill Lynch as of, the date of its opinion. Merrill Lynch assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the transaction, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the transaction.

   Set below is a summary of the analyses performed by Merrill Lynch in connection with the preparation of its opinion and reviewed with the Pepco Board. These descriptions include information presented in tabular format. In order to fully understand the financial analyses performed by Merrill Lynch, the tables must be read together with the text of each description. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Merrill Lynch.

 Conectiv

   Historical Stock Trading Analysis. Merrill Lynch reviewed the historical trading prices of Conectiv common stock during the fifty-two week period preceding January 22, 2001. The price of Conectiv common stock ranged from a low of $13.44 on March 6, 2000 to a high of $20.75 on December 4, 2000.

   Public Comparable Companies Analysis. Merrill Lynch compared financial data relating to Conectiv to seven publicly traded transmission and distribution companies and to six publicly traded regional utility companies:

            Transmission and
         Distribution Companies             Regional Utility Companies
         ----------------------             --------------------------
        Consolidated Edison, Inc.  Allegheny Energy, Inc.
        Energy East Corporation    Constellation Energy Group, Inc.
        GPU, Inc.                  GPU, Inc.
        NSTAR                      Public Service Enterprise Group Incorporated
        Pepco                      Pepco
        Puget Sound Energy, Inc.   PP&L Corporation
        Sierra Pacific Resources

   These comparable companies were chosen because they are publicly traded companies with operations that for purposes of this analysis may be considered reasonably similar to the operations of Conectiv. For each of these comparable companies and Conectiv, Merrill Lynch calculated market value, firm value (which Merrill Lynch defined, for purposes of this analysis, as market value plus short and long-term debt plus preferred stock less cash and temporary investments), price per share of common stock as a multiple of estimated 2001 earnings and firm value as a multiple of latest twelve months or "LTM", EBITDA, and earnings before interest and taxes (referred to as "EBIT").

   For purposes of calculating the price per share of common stock as a multiple of estimated 2001 earnings, Merrill Lynch used the closing price per share of each of the comparable companies' common stock on January 22, 2001 and each of the comparable companies' estimated 2001 earnings per share or "EPS" as reported by I/B/E/S as of January 22, 2001. The following tables set forth information concerning the range of price per share of common stock as a multiple of estimated earnings for 2001 and firm value as a multiple of EBITDA and EBIT (excluding Sierra Pacific Resources with respect to Merrill Lynch's calculations of firm value as a multiple of EBITDA and EBIT).

   Transmission and Distribution Publicly Traded Comparable Companies

                                                           Price/   Firm Value/
                                                          --------- -----------
                                                          2001E EPS EBITDA EBIT
                                                          --------- ------ ----
   Maximum...............................................   11.6x    7.4x  10.6x
   Median................................................   10.7     6.6    9.8
   Mean..................................................   10.0     6.6    9.5
   Minimum...............................................    8.2     5.9    8.3

   Regional Publicly Traded Comparable Companies

                                                           Price/   Firm Value/
                                                          --------- -----------
                                                          2001E EPS EBITDA EBIT
                                                          --------- ------ ----
   Maximum...............................................   12.6x    9.5x  11.3x
   Median................................................   11.2     7.4   10.2
   Mean..................................................   11.1     7.5   10.0
   Minimum...............................................    9.1     5.9    8.3

   Merrill Lynch calculated implied equity values per share of the comparable companies by applying the above multiples to Conectiv EBITDA and EPS for the year ended December 31, 2000. The following table presents the range of equity values based on these analyses:

                                                                      Implied
                                                                      Equity
                                                                     Value per
                                                                       Share
                                                                   -------------
                                                                    Low    High
                                                                   ------ ------
        LTM EBITDA................................................ $23.00 $31.25
        LTM EPS...................................................  17.00  20.50

   Comparable Acquisition Transactions. Using publicly available information, Merrill Lynch analyzed information relating to the following selected transmission and distribution industry acquisitions and integrated electric industry acquisitions. The transactions used in the analysis were selected because they involved the acquisition of companies that are engaged in businesses that are reasonably similar to that of Conectiv and because such companies have operating profiles and financial statistics that are similar to those of Conectiv, or are valued in the public markets on a basis similar to that of Conectiv.

   Transmission and Distribution Industry Acquisitions

Announcement Date            Acquiror                        Target
-----------------            --------                        ------
September 5, 2000   National Grid Group plc       Niagara Mohawk Holdings, Inc.
August 8, 2000      First Energy Corp.            GPU, Inc.
October 13, 1999    Consolidated Edison, Inc.     Northeast Utilities
February 1, 1999    New England Electric System   Eastern Utilities Associates
December 14, 1998   National Grid Group plc       New England Electric System
December 7, 1998    BEC Energy                    Commonwealth Energy System

   For the selected comparable transmission and distribution industry acquisitions, Merrill Lynch calculated premium paid to market price on the date prior to the announcement of the transaction, the ratio of offer value to LTM EPS (as reported by I/B/E/S at the time of the announcement of each transaction) and the ratio of transaction value to LTM EBITDA. For purposes of calculating the mean of the ratio of offer value to LTM EPS, the National Grid acquisition of Niagara Mohawk transaction was excluded. The following table sets forth information concerning those analyses:

                                                 Offer Value/ Transaction Value/
                                    Premium Paid   LTM EPS        LTM EBITDA
                                    ------------ ------------ ------------------
   Maximum.........................    47.4%         17.5x           8.5x
   Mean............................    30.3%         15.9            7.1
   Median..........................    27.6%         17.1            7.1
   Minimum.........................    16.6%         11.4            5.4

   Integrated Electric Industry Acquisitions

Announcement
    Date                    Acquiror                              Target
------------                --------                              ------
July 17,
 2000         The AES Corporation                   IPALCO Enterprises
February
 28,
 2000         PowerGen plc                          LG&E Energy Corp.
August
 23,
 1999         Carolina Power & Light Company        Florida Progress Corporation
June 30,
 1999         Energy East Corporation               CTG Resources, Inc.
June 15,
 1999         Energy East Corporation               CMP Group Inc.
June 14,
 1999         Dynegy Inc.                           Illinova Corporation
March 5,
 1999         UtiliCorp United Inc.                 St. Joseph Light & Power Company
December
 7, 1998      Scottish Power plc                    PacifiCorp
August
 12,
 1998         CalEnergy Company, Inc.               MidAmerican Energy Holdings Company
December
 22,
 1997         American Electric Power Company, Inc. Central and South West Corporation
May 21,
 1997         LG&E Energy Corp.                     KU Energy Corporation

   For the selected comparable integrated electric industry acquisitions, Merrill Lynch calculated premium paid to the market price on the date prior to the announcement of the transaction, the ratio of offer value to LTM EPS (as reported by I/B/E/S at the time of the announcement of each transaction) and the ratio of transaction value to LTM EBITDA. The following table sets forth information concerning those analyses:

                                                 Offer Value/ Transaction Value/
                                    Premium Paid     EPS            EBITDA
                                    ------------ ------------ ------------------
   Maximum.........................    60.4%         22.1x           10.7x
   Mean............................    34.2%         18.2             8.3
   Median..........................    35.2%         17.9             7.9
   Minimum.........................     0.0%         14.1             6.8

   Merrill Lynch calculated implied equity values per share of the selected comparable acquisitions by applying the above multiples to EBITDA and EPS for the year ended December 31, 2000 to the price of Conectiv common stock on the announcement of the transaction and comparing the premiums paid to the price of Conectiv common stock on the announcement of the transaction. The following table presents the range of equity values based on these analyses:

                                                                      Implied
                                                                      Equity
                                                                     Value per
                                                                       Share
                                                                   -------------
                                                                    Low    High
                                                                   ------ ------
        LTM EBITDA................................................ $23.00 $31.25
        LTM EPS...................................................  25.50  29.50
        Premium Paid..............................................  24.50  26.50

   Discounted Cash Flow Analysis. Merrill Lynch also performed a discounted cash flow analysis of Conectiv, both on a consolidated basis and for each of its business segments. A discounted cash flow analysis is generally used to calculate a valuation range for a company by calculating the present value of the expected cash flows that will be generated by the company, discounted at a rate that reflects the uncertainty of such estimated future cash flows. Merrill Lynch utilized discount rates of 7.0% to 8.0%, 7.5% to 8.5% and 8.0% to 9.0% for different business segments of Conectiv and on a consolidated basis and terminal multiples of fiscal year 2005 EBITDA of 6.5x to 7.5x and 7.0x to 8.0x for different business segments of Conectiv and on a consolidated basis.

   Merrill Lynch calculated the following implied equity values per share of Conectiv based on the discounted cash flow analysis:

                                                                     Implied
                                                                     Equity
                                                                    Value per
                                                                      Share
                                                                  -------------
                                                                   Low    High
                                                                  ------ ------
        Sum of Business Segments................................. $20.50 $27.25
        Consolidated Basis.......................................  19.50  26.00

 Pepco

   Historical Stock Trading Analysis. Merrill Lynch reviewed the historical trading prices of Pepco common stock during the fifty-two week period preceding January 22, 2001. The price of Pepco common stock ranged from a low of $19.06 on March 9, 2000 to a high of $27.88 on June 29, 2000.

   Public Comparable Companies Analysis. Merrill Lynch compared certain financial data relating to Conectiv to seven publicly traded transmission and distribution companies and to six publicly traded regional utility companies:

            Transmission and
         Distribution Companies    Regional Utility Companies
         ----------------------    --------------------------
        Consolidated Edison, Inc.  Allegheny Energy, Inc.
        Energy East Corporation    Constellation Energy Group, Inc.
        GPU, Inc.                  GPU, Inc.
        NSTAR                      Public Service Enterprise Group Incorporated
        Conectiv                   Conectiv
        Puget Sound Energy, Inc.   PP&L Corporation
        Sierra Pacific Resources

   These comparable companies were chosen because they are publicly traded companies with operations that for purposes of this analysis may be considered reasonably similar to the operations of Pepco. Merrill Lynch calculated implied equity values per share of the comparable companies by applying the above multiples to EBITDA and EPS for the year ended December 31, 2000. The following table presents the range of equity values based on these analyses:

                                                                 Implied Equity
                                                                 Value per Share
                                                                 ----------------
                                                                   Low    High
                                                                 ------- --------
        LTM EBITDA.............................................. $ 26.50 $ 34.50
        LTM EPS.................................................   18.75   22.75

   Discounted Cash Flow Analysis. Merrill Lynch calculated the implied equity value per share of Pepco to range from $21.50 to $28.75, based on its discounted cash flow analysis of Pepco on a consolidated basis, utilizing terminal multiples of fiscal year 2005 EBITDA of 7.0x to 8.0x and discount rates of 8.0% to 9.0%.

 Exchange Ratio Analysis

   Merrill Lynch calculated implied exchange ratios from various analyses performed by it, including the high and low trading prices of Conectiv and Pepco common stock, implied equity value per share of public comparable companies based on Conectiv and Pepco EBITDA and EPS for the year ended December 31, 2000, and the discounted cash flow analysis of Conectiv on a consolidated basis. The following table presents the ranges of implied exchange ratios based upon these analyses:

                                                                   Omplied
                                                                Exchange Ratio
                                                              ------------------
        52-Week High/Low..................................... 0.4821x to 1.0887x
        LTM EBITDA........................................... 0.6667x to 1.1792x
        LTM EPS.............................................. 0.7473x to 1.0933x
        Consolidated DCF Analysis............................ 0.6783x to 1.2093x

   Merrill Lynch also calculated implied exchange ratios based on the historical trading price of Conectiv common stock. The following table presents the ranges of implied exchange ratios based on that analysis:

   Ending 1/22/01                                            High   Low  Average
   --------------                                            ----- ----- -------
   3 Years.................................................. 0.97x 0.60x  0.80x
   2 Years.................................................. 0.97x 0.60x  0.77x
   2 Year................................................... 0.90x 0.60x  0.74x
   5 Months................................................. 0.90x 0.60x  0.76x
   3 Months................................................. 0.90x 0.71x  0.83x

 General

   The summary set forth above of the analyses performed by Merrill Lynch in connection with its opinion does not purport to be a complete description of such analyses. The preparation of a fairness opinion is a complex process and is not susceptible to partial analysis or summary description. Merrill Lynch believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or selecting part or all of the above summary, without considering all factors and analyses, would create an incomplete view of the process underlying Merrill Lynch's opinion.

 Compensation Arrangements

   Merrill Lynch acted as financial advisor to the Pepco Board in connection with the transaction. Pursuant to a letter agreement dated September 20, 2000 between Pepco and Merrill Lynch, Merrill Lynch will receive a fee from Pepco for its services, $100,000 of which was payable upon execution of the letter agreement, $2,250,000 of which was payable upon execution of the merger agreement, $2,250,000 of which is contingent upon the approval of the transaction by the holders of Pepco common stock and $4,500,000 of which is contingent upon the completion of the transaction. Assuming completion of the transaction, Merrill Lynch's total fee will be $9,100,000. In addition, Pepco has agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses incurred in connection with rendering financial advisory services, including the reasonable fees and disbursements of its legal counsel. Pepco has agreed to indemnify Merrill Lynch and its directors, officers, agents, employees and controlling persons, for all losses, claims, damages and liabilities related to or arising out of its rendering of services under its engagement as financial advisor, including liabilities incurred under the federal securities laws.

   Merrill Lynch has, in the past, provided financial advisory and financing services to Pepco and Conectiv and/or its affiliates and may continue to do so and has received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of its business, Merrill Lynch may actively trade shares of Conectiv stock and other securities of Conectiv, as well as shares of Pepco common stock and other securities of Pepco, for its own account and for accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

Conectiv Reasons for the Transaction

   The Conectiv Board believes that the transaction will join two companies with complementary operations in the mid-Atlantic region of the United States. With on-going utility deregulation and the increasing competitive pressures faced by utility companies, the Conectiv Board believes that Conectiv must have a larger customer base with increased economies of scale in order to succeed in such a market and continue to be an efficient, low cost energy delivery company and supplier of energy and related services. The transaction is expected to allow Conectiv to achieve these goals and to provide substantial financial and strategic benefits to the stockholders of Conectiv. The Conectiv Board believes that these benefits include:

 Premium Over Market Price

  . The consideration of $25.00 in value, subject to adjustment, for each share of Conectiv common stock, which represents a premium of over 30% over the closing sale price of $19.14 on the NYSE on February 7, 2001 (the trading day immediately prior to the date on which the Wall Street Journal reported details of the negotiations between Pepco and Conectiv) and a premium of over 41% over the closing sale price of $17.69 on the NYSE on August 7, 2000 (the date which is six months prior to February 7, 2001).

  . The consideration of $21.69 in value, subject to adjustment, for each share of Conectiv Class A common stock, which represents a premium of over 17% over the closing sale price of $18.41 on the NYSE on February 7, 2001, and was determined in accordance with Conectiv's certificate of incorporation.

 Improved Strategic Position

  . The combination of Conectiv and Pepco will create the largest electricity delivery company in the PJM Interconnection.

  . The combined company will have a broader customer base than Conectiv as an independent entity and should have the size and scope to be an effective participant in the increasingly competitive electric and natural gas utility markets.

  . Based on the 2000 results for Conectiv and Pepco, the total annual revenues and total annual delivered megawatts for the combined company will be more than $8.1 billion and 46,000 GWh, respectively. In addition, the combined company will serve approximately 1.8 million electricity and gas customers in a 10,000-square-mile service area.

  . The combined company will have a secure energy supply with Conectiv's mid-merit generation capabilities and Pepco's favorable supply contracts.

 Financial Strength

 . The transaction is expected to be immediately accretive to HoldCo's earnings.

 . Pepco's dividend reduction will reduce the payout ratio to a similar level to that of Conectiv and other comparable companies, while permitting Conectiv stockholders to receive a higher dividend on a per share basis after the merger from HoldCo.

 . Pepco will be able to internally fund its $450 million share repurchase program and a large portion of the cash merger consideration without significantly increasing the debt of the combined company.

 . The combined company is expected to have a solid investment grade balance sheet, which will facilitate future growth through acquisitions or internal investment.

Recommendation of the Conectiv Board

   At a special meeting held on February 9, 2001, the Conectiv Board approved the merger agreement and the transaction and determined that both are advisable and in the best interests of Conectiv and its stockholders. Accordingly, the Conectiv Board recommends that its stockholders vote "FOR" the adoption of the merger agreement and the transaction.

   In approving the merger agreement and the transactions contemplated by the merger agreement and in reaching its recommendation at the special meeting on February 9, 2001, the Conectiv Board consulted with Conectiv's management and legal and financial advisors. The following are the material factors considered by the Conectiv Board, some of which contain both positive and negative elements:

  . the consideration of $25.00 in value, subject to adjustment, for each share of Conectiv common stock, which represents a premium of over 30% over the closing sale price on February 7, 2001 and over 41% over the closing sale price on August 7, 2000;

  . the consideration of $21.69 in value, subject to adjustment, for each share of Conectiv Class A common stock, which represents a premium of over 17% over the closing sale price on February 7, 2001, and the fact that such consideration was determined in accordance with Conectiv's certificate of incorporation and that the Audit Committee recommended the transaction;

  . the fact that Conectiv stockholders have the right to elect to receive either cash, combined company common stock or a combination of both, subject to proration, such that the aggregate consideration paid to all Conectiv stockholders will consist of 50% cash and 50% stock;

  . the fact that the value of the stock consideration is subject to adjustment in the event that the Average Final Price is greater than $24.50 or less than $19.50;

  . Conectiv's right to terminate the merger agreement if the Average Final Price is less than $16.50, unless Pepco elects to increase the value of the stock consideration to $21.15 per share of Conectiv common stock and $18.35 per share of Conectiv Class A common stock (and thereby increase the average value of the total consideration to $23.08 per share of Conectiv common stock and $20.02 per share of Conectiv Class A common stock);

  . based on the number of shares currently outstanding on a fully diluted basis, Pepco stockholders will own approximately 67% of the common equity of the combined company and Conectiv stockholders will own approximately 33% of the common equity;

  . Pepco's dividend reduction to $1.00 per share from $1.66 per share in conjunction with its authorization of a $450 million share repurchase program;

  . the federal income tax consequences of the transaction to Conectiv stockholders;

  . information concerning the financial condition, results of operations, prospects and businesses of Conectiv and Pepco, including the revenues of the companies and the recent stock price performance of Conectiv shares and Pepco shares;

  . the effects of the changing regulatory environment and increased competition in the energy industry;

  . the trend in the utility industry toward consolidation and strategic partnerships that create larger, stronger companies to face an increasingly competitive environment;

  . other strategic options potentially available to Conectiv, including the prospects of positioning Conectiv for the future and enhancing long-term stockholder value by remaining an independent company or by effecting a strategic business combination with another party, and the impact of Conectiv's geographic location upon the availability of strategic partners;

  . the recent evaluation by the Conectiv Board of the risks and benefits of an accelerated mid-merit strategy, which the Conectiv Board determined not to pursue independently in light of its belief that the Pepco transaction maximized stockholder value and represented the best transaction reasonably available to stockholders;

  . the fact that an extensive process for reviewing strategic alternatives was conducted which involved contacting over 20 parties potentially interested in a business combination with Conectiv;

  .   the financial and business prospects for the combined company;

  . the fact that Pepco stockholder approval is required to consummate the merger and the requisite vote for obtaining such approval;

  . the likelihood of obtaining regulatory approvals for the merger in the current regulatory environment, including the potential impact on such approval of the following:

   .that Conectiv will maintain its headquarters in Wilmington, Delaware, and will continue to have significant operations in New Jersey and the Delmarva peninsula and that the combined company will have its headquarters in Washington, D.C.;

   .that the transaction is not expected to result in significant workforce reductions and that union contracts will be honored;

   .that Conectiv will continue to provide charitable contributions and community support in Conectiv's service territory comparable to the current level; and

   .that at least two members of the board of the combined company will come from the current Conectiv Board;

  . the interests of certain persons in the transaction, including Mr. Cosgrove and other key members of Conectiv's management;

  . the terms of the merger agreement, including the "fiduciary-out" and termination provisions, would not prevent the Conectiv Board from accepting a superior acquisition proposal, subject to paying Pepco a $60 million termination fee;

  . the Conectiv Board's conclusion that the size of the termination fee, and the circumstances when such fee is payable, were reasonable in light of the benefits of the merger and the process that was conducted;

  . the fact that Pepco would be obligated to pay Conectiv a termination fee of $60 million under certain circumstances;

  . the other terms of the merger agreement, which provide for representations, warranties, covenants and closing conditions that are substantially similar to those in similar transactions;

  . the opinion to the Conectiv Board of Credit Suisse First Boston, dated February 9, 2001, as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of Conectiv common stock of the Conectiv common stock consideration and to the holders of Conectiv Class A common stock of the Conectiv Class A common stock consideration, as described below under the caption "Opinion of the Financial Advisor to Conectiv"; and

  . the other advice from management and Conectiv's legal and financial advisors over an extended period, and the discussions of the Conectiv Board concerning the proposed merger agreement and the transactions contemplated thereby.

   The Conectiv Board has also considered:

  . the risk that the benefits sought in the transaction would not be obtained;

  .   the risk that the transaction would not be consummated;

  .   the risk that the value of Pepco shares will decline;

  . the effect of the public announcement of the merger on Conectiv's sales, customer and supplier relationships, operating results and ability to retain employees, and on the trading price of Conectiv common stock and Conectiv Class A common stock;

  . the substantial time and effort of management that will be required to consummate the transaction and integrate some of the operations of the two companies;

  .   the impact of the transaction on Conectiv employees;

  . the possibility that provisions of the merger agreement might have the effect of discouraging other persons potentially interested in a business combination with Conectiv from pursuing such an opportunity; and

  . other matters described under "Risk Factors Relating to the Transaction" and "A Caution About Forward-Looking Statements."

   In the judgment of the Conectiv Board, the potential benefits of the transaction outweigh the potential negative elements of the above-listed considerations.

   This discussion of the information and factors considered by the Conectiv Board is not intended to be all-inclusive. In view of the wide variety of factors considered, the Conectiv Board did not quantify or otherwise attempt to assign relative weights to the factors discussed above or determine that any factor was of particular importance. Rather the Conectiv Board viewed its position and recommendations as being based on the totality of the information presented to and considered by it. In addition, the Conectiv Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, supported or did not support the Conectiv Board's ultimate determination to approve the transaction. Moreover, individual members of the Conectiv Board may have given different weight to different factors.

Opinion of the Financial Advisor to Conectiv

   Credit Suisse First Boston has acted as Conectiv's financial advisor in connection with the transaction. Conectiv selected Credit Suisse First Boston based on Credit Suisse First Boston's experience, expertise and reputation. Credit Suisse First Boston is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

   In connection with Credit Suisse First Boston's engagement, Conectiv requested that Credit Suisse First Boston evaluate the fairness, from a financial point of view, to the holders of Conectiv common stock and Conectiv Class A common stock of the consideration payable to such holders in the Conectiv Merger. On February 9, 2001, at a meeting of the Conectiv Board held to evaluate the transaction, Credit Suisse First Boston rendered to the Conectiv Board an oral opinion, which opinion was confirmed by delivery of a written opinion dated February 9, 2001, to the effect that, as of that date and based on and subject to the matters described in its opinion, the Conectiv common stock consideration was fair, from a financial point of view, to the holders of Conectiv common stock and the Conectiv Class A common stock consideration was fair, from a financial point of view, to the holders of Conectiv Class A common stock.

   The full text of Credit Suisse First Boston's written opinion, dated February 9, 2001, to the Conectiv Board, which sets forth, among other things, the procedures followed, assumptions made, matters considered and limitations on the review undertaken, is attached as Annex E and is incorporated into this document by reference. Holders of Conectiv common stock and Conectiv Class A common stock are urged to, and should, read this opinion carefully and in its entirety. Credit Suisse First Boston's opinion is addressed to the Conectiv Board and relates only to the fairness, from a financial point of view, of the Conectiv common stock consideration and the Conectiv Class A common stock consideration, and does not address any other aspect of the proposed transaction or any related transaction and does not constitute a recommendation to any stockholder as to any matter relating to the transaction. The summary of Credit Suisse First Boston's opinion in this document is qualified in its entirety by reference to the full text of the opinion.

   In arriving at its opinion, Credit Suisse First Boston reviewed the merger agreement, the restated certificate of incorporation, dated March 2, 1998, of Conectiv, and publicly available business and financial information relating to Conectiv and Pepco. Credit Suisse First Boston also reviewed other information relating to Conectiv and Pepco, including financial forecasts, provided to or discussed with Credit Suisse First Boston by Conectiv and Pepco, and met with the management of Conectiv and Pepco to discuss the businesses and prospects of Conectiv and Pepco. Credit Suisse First Boston also considered financial and stock market data of Conectiv and Pepco, and compared those data with similar data for other publicly held companies in businesses similar to Conectiv and Pepco and considered, to the extent publicly available, the financial terms of other business combinations and transactions which have been effected or announced. Credit Suisse First Boston also considered other information, financial studies, analyses and investigations and financial, economic and market criteria that it deemed relevant. In connection with its engagement, Credit Suisse First Boston was requested to approach third parties to solicit indications of interest in a possible acquisition of Conectiv and held preliminary discussions with some of these parties prior to the date of the merger agreement.

   In connection with its review, Credit Suisse First Boston did not assume any responsibility for independent verification of any of the information that it reviewed or considered and relied on that information being complete and accurate in all material respects. With respect to the financial forecasts relating to Conectiv and Pepco, Credit Suisse First Boston was advised, and assumed, that the forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Conectiv and Pepco as to the future financial performance of Conectiv and Pepco and the other matters covered by the forecasts. Credit Suisse First Boston also assumed, with Conectiv's consent, that the transaction would be treated as a tax-free reorganization for federal income tax purposes. In addition, Credit Suisse First Boston assumed, with Conectiv's consent, that in the course of obtaining the necessary regulatory and third party approvals and consents for the proposed transaction, no modification, delay, limitation, restriction or condition will be imposed that would have a material adverse effect on Conectiv or Pepco or the contemplated benefits to Conectiv of the proposed transaction. Credit Suisse First Boston also assumed, with Conectiv's consent, that the transaction will be consummated in all material respects in accordance with the terms of the merger agreement without waiver, modification or amendment. Credit Suisse First Boston was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of Conectiv or Pepco, and Credit Suisse First Boston was not furnished with any evaluations or appraisals.

   Credit Suisse First Boston's opinion was necessarily based on information available to it, and financial, economic, market and other conditions as they existed and could be evaluated, on the date of Credit Suisse First Boston's opinion. Credit Suisse First Boston did not express any opinion as to what the value of HoldCo common stock actually will be when issued in the transaction or the prices at which HoldCo common stock would trade at any time after the transaction. Credit Suisse First Boston was advised, and assumed, that the

Conectiv Class A common stock consideration was determined in accordance with the terms of Conectiv's restated certificate of incorporation governing the Conectiv Class A common stock. In addition, Credit Suisse First Boston expressed no opinion as to the allocation of the merger consideration between the holders of Conectiv common stock and Conectiv Class A common stock. Although Credit Suisse First Boston evaluated the Conectiv common stock consideration and the Conectiv Class A common stock consideration from a financial point of view, Credit Suisse First Boston was not requested to, and did not, recommend the specific consideration payable in the Conectiv Merger, which consideration was determined between Conectiv and Pepco. Credit Suisse First Boston's opinion did not address the relative merits of the transaction as compared to other business strategies that might have been available to Conectiv, and also did not address the underlying business decision of Conectiv to proceed with the transaction. Except as described above, Conectiv imposed no other limitations on Credit Suisse First Boston with respect to the investigations made or procedures followed in rendering its opinion.

   In preparing its opinion to the Conectiv Board, Credit Suisse First Boston performed a variety of financial and comparative analyses, including those described below. The summary of Credit Suisse First Boston's analyses described below is not a complete description of the analyses underlying Credit Suisse First Boston's opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Credit Suisse First Boston made qualitative judgments as to the significance and relevance of each analysis and factor that it considered. Accordingly, Credit Suisse First Boston believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

   In its analyses, Credit Suisse First Boston considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Conectiv and Pepco. No company, transaction or business used in Credit Suisse First Boston's analyses as a comparison is identical to Conectiv, Pepco or the proposed transaction, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. The estimates contained in Credit Suisse First Boston's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Credit Suisse First Boston's analyses and estimates are inherently subject to substantial uncertainty.

   Credit Suisse First Boston's opinion and financial analyses were only one of many factors considered by the Conectiv Board in its evaluation of the proposed transaction and should not be viewed as determinative of the views of the Conectiv Board or management with respect to the transaction or the merger consideration.

   The following is a summary of the material financial analyses underlying Credit Suisse First Boston's opinion dated February 9, 2001 delivered to the Conectiv Board in connection with the transaction. The financial analyses summarized below include information presented in tabular format. In order to fully understand Credit Suisse First Boston's financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Credit Suisse First Boston's financial analyses.

 Introduction

   Credit Suisse First Boston performed a "Discounted Cash Flow Analysis," "Selected Companies Analysis" and "Selected Transactions Analysis" for each of Conectiv and Pepco as described below. Based on these valuation methodologies, Credit Suisse First Boston derived the following aggregate implied per share equity reference ranges for Conectiv common stock and Conectiv Class A common stock, as compared to the merger consideration based on the closing price of Pepco common stock on February 9, 2001:

                                               Aggregate    Merger Consideration
                                              Implied Per     Based on Closing
                                             Share Equity     Stock Prices on
                                            Reference Range   February 9, 2001
                                            --------------- --------------------
      Conectiv common stock................ $19.94 - $26.85        $25.00
      Conectiv Class A common stock........ $13.06 - $20.03        $21.69

   Based on these valuation methodologies, Credit Suisse First Boston also derived the following aggregate implied per share equity reference range for Pepco common stock, as compared to the closing price of Pepco common stock on February 9, 2001:

                                               Aggregate
                                              Implied Per      Pepco Closing
                                             Share Equity      Stock Price on
                                            Reference Range   February 9, 2001
                                            --------------- --------------------
      Pepco common stock................... $18.96 - $24.38        $21.35

 Conectiv

   Discounted Cash Flow Analysis. Credit Suisse First Boston estimated the present value of the stand-alone, unlevered, after-tax free cash flows that Conectiv could produce over 10 years. Credit Suisse First Boston performed this analysis based on two scenarios, management case I and management case II. Management case I and management case II were based on internal estimates of Conectiv's management. Management case II included adjustments to management case I to reflect, among other things, increased capital spending on generation plants and lower capital spending on Conectiv's transmission system.

   Credit Suisse First Boston calculated a range of estimated terminal values for Conectiv by multiplying a range of selected EBITDA multiples to Conectiv's estimated calendar year 2011 earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA. The estimated free cash flows and terminal values were then discounted to present value using a range of selected discount rates depending on the business analyzed.

   This analysis indicated an aggregate implied equity reference range for Conectiv of approximately $1,785 million to $2,385 million, based on management case I, and approximately $1,810 million to $2,585 million, based on management case II. Using these aggregate equity reference ranges, Credit Suisse First Boston then derived implied per share equity reference ranges for Conectiv common stock and Conectiv Class A common stock under both management case I and management case II. Under management case I, this analysis indicated implied per share equity reference ranges for Conectiv common stock of approximately $20.34 to $27.24 and for Conectiv Class A common stock of approximately $16.02 to $17.76. Under management case II, this analysis indicated implied per share equity reference ranges for Conectiv common stock of approximately $20.54 to $29.48 and for Conectiv Class A common stock of approximately $17.76 to $19.50.

   Selected Companies Analysis. Credit Suisse First Boston compared financial and stock market data of Conectiv to corresponding financial and stock market data for the following six publicly traded companies in the utilities industry, specializing in energy delivery or energy generation:

  .   Public Service Enterprise Group Incorporated

  .   PPL Corporation

  .   Consolidated Edison, Inc.

  .   Constellation Energy Group, Inc.

  .   Allegheny Energy, Inc.

  .   Potomac Electric Power Company

   Credit Suisse First Boston reviewed enterprise values, calculated as equity value, plus debt and preferred stock, less cash, as multiples of estimated calendar year 2001 EBITDA and earnings before interest and taxes, commonly known as EBIT. Credit Suisse First Boston also reviewed equity values as multiples of estimated calendar year 2001 net income and book value. Credit Suisse First Boston then applied a range of selected multiples derived from the selected companies of estimated calendar year 2001 EBITDA, EBIT, net income and book value to corresponding financial data of Conectiv. All multiples were based on closing stock prices on February 7, 2001. Estimated financial data for Conectiv were based on internal estimates of Conectiv's management and estimated financial data for the selected companies were based on publicly available research analysts' estimates and public filings of the selected companies. This analysis indicated an aggregate implied equity reference range for Conectiv of approximately $1,500 million to $2,000 million. Using this aggregate equity reference range, Credit Suisse First Boston then derived implied per share equity reference ranges for Conectiv common stock of approximately $17.17 to $22.62 and for Conectiv Class A common stock of approximately $13.06 to $20.03.

   Selected Transactions Analysis. Credit Suisse First Boston reviewed the purchase prices and implied transaction multiples in the following 12 selected merger and acquisition transactions in the utilities industry:

        Acquiror                                 Target
        --------                                 ------
        .  National Grid plc                     Niagara Mohawk Holdings
        .  FirstEnergy Corp.                     GPU, Inc.
        .  The AES Corporation                   IPALCO Enterprises, Inc.
        .  PowerGen plc                          LG&E Energy Corp.
        .  Private investor group                MidAmerican Energy Company
        .  Consolidated Edison, Inc.             Northeast Utilities
        .  Carolina Power & Light Company        Florida Progress Corporation
        .  Energy East Corporation               CMP Group, Inc.
        .  Private investor group                TNP Enterprises, Inc.
        .  New England Electric Resources, Inc.  Eastern Utilities Associates
        .  The AES Corporation                   CILCORP Inc.
        .  Consolidated Edison, Inc.             Orange & Rockland Utilities, Inc.

   Credit Suisse First Boston compared enterprise values in the selected transactions as multiples of latest 12 months EBITDA and EBIT. Credit Suisse First Boston also compared equity values in the selected transactions as multiples of latest 12 months net income and book value. Credit Suisse First Boston then applied a range of selected multiples derived from the selected transactions of latest 12 months EBITDA, EBIT, net income and book value to corresponding financial data of Conectiv. All multiples for the selected transactions were based on publicly available information at the time of announcement of the relevant transaction. Financial data for Conectiv were based on 2000 actual results provided by Conectiv's management. This analysis indicated an aggregate implied equity reference range for Conectiv of approximately $1,900 million to $2,400 million. Using this aggregate equity reference range, Credit Suisse First Boston then derived implied per share equity reference ranges for Conectiv common stock of approximately $22.08 to $27.45 and for Conectiv Class A common stock of approximately $10.45 to $17.41.

 Pepco

   Discounted Cash Flow Analysis. Credit Suisse First Boston estimated the present value of the stand-alone, unlevered, after-tax free cash flows that Pepco could produce over five years, based on two scenarios, management case I and management case II. Management case I and management case II were based on internal estimates of Pepco's management. Management case II included adjustments to management case I to reflect, among other things, the potential for reductions in revenue growth in various segments of Pepco's businesses. This analysis excluded Pepco's interest in Potomac Capital Investment Corporation, which consists primarily of financial investments and equity interests in telecommunications businesses, which Credit Suisse First Boston evaluated on a book value multiple basis.

   Credit Suisse First Boston calculated a range of estimated terminal values for Pepco by multiplying a range of selected EBITDA multiples to Pepco's estimated calendar year 2005 EBITDA. The estimated free cash flows and terminal values were then discounted to present value using a range of selected discount rates depending on the business analyzed.

   This analysis indicated an aggregate implied equity reference range for Pepco of approximately $2,480 million to $3,280 million, based on management case I, and approximately $2,040 million to $2,740 million, based on management case II. Using these aggregate equity reference ranges, Credit Suisse First Boston then derived implied per share equity reference ranges for Potomac common stock under both management case I and management case II. Under management case I, this analysis indicated an implied per share equity reference range for Pepco common stock of approximately $22.38 to $29.66. Under management case II, this analysis indicated an implied per share equity reference range for Pepco common stock of approximately $18.41 to $24.78.

   Selected Companies Analysis. Credit Suisse First Boston compared financial and stock market data of Pepco to corresponding data for the following four publicly traded companies in the utilities industry, specializing in energy delivery:

  .  Conectiv

  .  Consolidated Edison, Inc.

  .  NSTAR

  .  DQE, Inc.

   Credit Suisse First Boston reviewed enterprise values as multiples of estimated calendar year 2001 EBITDA and EBIT. Credit Suisse First Boston also reviewed equity values as multiples of estimated calendar year 2001 net income and book value. Credit Suisse First Boston then applied a range of selected multiples derived from the selected companies of estimated calendar year 2001 EBITDA, EBIT, net income and book value to corresponding financial data of Pepco. All multiples were based on closing stock prices on February 7, 2001. Estimated financial data for Pepco were based on internal estimates of Pepco's management and estimated financial data for the selected companies were based on publicly available research analysts' estimates and public filings of the selected companies. This analysis indicated an aggregate implied equity reference range for Pepco of approximately $2,100 million to $2,500 million. Using this aggregate equity reference range, Credit Suisse First Boston then derived a per share equity reference range for Pepco common stock of approximately $18.96 to $22.57.

   Selected Transactions Analysis. Credit Suisse First Boston also performed a selected transactions analysis for Pepco in which Credit Suisse First Boston applied to Pepco's estimated calendar year 2001

EBITDA, EBIT, net income and book value the range of selected multiples of latest 12 months EBITDA, EBIT, net income and book value derived from the selected transactions in the utilities industry which it reviewed for Conectiv. All multiples were based on financial information available at the time of the relevant transaction. Estimated financial data for Pepco were based on internal estimates of Pepco's management. This analysis indicated an aggregate implied equity reference range for Pepco of approximately $2,400 million to $2,900 million. Using this aggregate equity reference range, Credit Suisse First Boston then derived an implied per share equity reference range for Pepco common stock of approximately $21.67 to $26.18.

   Other Factors. In the course of preparing its opinion, Credit Suisse First Boston also reviewed and considered other information and data, including:

  . the 52 week price performance of Conectiv common stock, Conectiv Class A common stock and Pepco common stock;

  . the potential pro forma financial impact of the transaction of Pepco's estimated calendar years 2002 and 2003 earnings per share; and

  . the premiums for Conectiv common stock and Conectiv Class A common stock implied by the Conectiv common stock consideration and the Conectiv Class A common stock consideration over various periods prior to public announcement of the transaction.

   Miscellaneous. Conectiv has agreed to pay Credit Suisse First Boston for its financial advisory services in connection with the transaction an aggregate fee of approximately $19.8 million, a significant portion of which is contingent upon completion of the transaction. Conectiv also has agreed to reimburse Credit Suisse First Boston for its out-of-pocket expenses, including fees and expenses of legal counsel and any other advisor retained by Credit Suisse First Boston, and to indemnify Credit Suisse First Boston and related parties against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

   Credit Suisse First Boston and its affiliates in the past have provided financial services to Conectiv unrelated to the proposed transaction, for which services Credit Suisse First Boston and its affiliates have received compensation. In the ordinary course of business, Credit Suisse First Boston and its affiliates may actively trade the debt and equity securities of Conectiv and Pepco for their own accounts and for the accounts of customers and, accordingly, may at any time hold long or short positions in those securities.

Dissenters' Appraisal Rights

   General. Pepco stockholders have dissenters' appraisal rights under the corporate laws of the District of Columbia and Virginia and Conectiv stockholders have dissenters' appraisal rights under the corporate law of Delaware, as summarized below. In view of the complexity of these provisions of the District of Columbia, Virginia and Delaware corporate law, any Pepco or Conectiv stockholder who is considering exercising dissenters' appraisal rights may wish to consult a legal advisor.

   Appraisal Rights of Dissenting Stockholders of Pepco. Dissenters' appraisal rights are available to holders of Pepco common stock and Pepco preferred stock under applicable District of Columbia and Virginia law, as set forth below. Where applicable, Pepco will recognize dissenters' appraisal rights that are perfected under either District of Columbia or Virginia law.

   District of Columbia. Section 29-373 of the District of Columbia Business Corporation Act provides dissenters' rights for the holders of Pepco common and preferred stock who object to the transaction and meet the statutory requirements contained therein. To perfect this right, a record stockholder must:

     (1) deliver to Pepco written objection to the transaction prior to or at the first of the Pepco meetings before the vote is taken;

     (2) not vote in favor of the transaction; and

     (3) within 20 days after the effective time, make a written demand on HoldCo for payment of the fair value of his or her shares as of the day prior to the date on which the vote was taken approving the transaction.

The written notice of objection to the transaction should be sent or delivered to:

     Potomac Electric Power Company
     Attention: Corporate Secretary
     1900 Pennsylvania Avenue, N.W.
     Washington, D.C. 20068
     Telephone (202) 872-3256

The failure to vote against the transaction will not constitute a waiver of dissenters' appraisal rights and a vote against the transaction will not satisfy the notice requirement. Any stockholder failing to make demand within the 20-day period will be bound by the terms of the merger agreement.

   If within 30 days after the effective time, the value of the shares is agreed upon between the dissenting stockholder and HoldCo, payment will be made upon surrender of the certificate or certificates representing the shares. If within the 30-day period the dissenting stockholder and HoldCo do not agree as to the value of the shares, the dissenting stockholder may, within 60 days after the expiration of the 30-day period, file a petition in any court of competent jurisdiction within the District of Columbia, asking for a finding and determination of the fair value of the shares. The dissenting stockholder will be entitled to judgment against HoldCo for the amount of the fair value as of the day prior to the date on which the vote was taken approving the transaction, together with interest at an annual rate of 5% to the date of the judgment. Unless the dissenting stockholder files the petition within the requisite period, the stockholder will be bound by the terms of the merger agreement.

   The full text of the dissenters' appraisal provisions of District of Columbia law is attached to this joint proxy statement/prospectus as Annex F.

   Virginia. The Virginia Stock Corporation Act (or the VSCA) provides dissenters' appraisal rights of holders of shares of Pepco common stock and Pepco preferred stock who object to the transaction and follow the procedures required to perfect such rights set forth in Article 15 of the VSCA, which governs dissenters' appraisal rights. A beneficial holder of Pepco stock as of the Pepco Record Date may assert dissenters' appraisal rights with respect to shares held on his or her behalf only if he or she submits to Pepco the record holder's written consent to the dissent not later than the time the beneficial holder asserts such rights. A record holder of Pepco stock as of the Pepco Record Date may assert dissenters' appraisal rights with respect to fewer than all shares registered in its name if it notifies Pepco in writing of the name and address of each beneficial owner of shares on whose behalf it is asserting dissenters' appraisal rights and asserts such rights with respect to all shares beneficially owned by such person.

   In order to assert dissenters' rights, a stockholder must:

     (1) deliver to Pepco prior to the vote on the transaction written notice of his intent to demand payment for his shares if the transaction is effectuated; and

     (2) not vote in favor of the transaction.

Such notice of intent should be sent or delivered to:

     Potomac Electric Power Company
     Attention: Corporate Secretary
     1900 Pennsylvania Avenue, N.W.
     Washington, D.C. 20068
     Telephone (202) 872-3256

   A stockholder who votes for the transaction or who does not satisfy each of these requirements is not entitled to payment for his shares under the dissenters' appraisal rights provisions of the VSCA. The failure to vote against the transaction will not constitute a waiver of dissenters' appraisal rights, and a vote against the transaction will not satisfy the notice requirement.

   Within 10 days after the consummation of the transaction, HoldCo is required to deliver to each stockholder who has asserted dissenters' appraisal rights a notice that:

     (1) states where the stockholder's demand for payment should be sent and where certificates for shares should be deposited;

     (2) supplies a form for demanding payment that includes the date of the first announcement to the news media of the terms of the transaction and requires the stockholder to certify whether he acquired beneficial ownership of the shares before or after that date; and

     (3) sets a date by which HoldCo must receive the demand for payment, which may not be more than 60 nor fewer than 30 days after the date of delivery of the notice.

   Upon receipt of the notice, a stockholder must demand payment, certify that he acquired his shares before or after the announcement date, and deposit his shares in accordance with the terms of the notice. A stockholder who does not satisfy each of these requirements is not entitled to payment for his shares under the dissenters' rights provisions of the VSCA.

   Section 13.1-737 of the VSCA provides that, except in the case of shares acquired after the announcement date, within 30 days after the receipt of a valid payment demand, HoldCo is obligated to pay the dissenter the amount HoldCo estimates to be the fair value of his shares, plus accrued interest from the effective time to the date of payment. "Fair value" means the value of a dissenter's shares immediately before the effectuation of the transaction, excluding any appreciation or depreciation in anticipation of the transaction unless such exclusion would be inequitable. Interest is calculated generally at the average rate then currently paid by HoldCo on its principal bank loans. This payment obligation may be enforced by the circuit court in the city or county where HoldCo's registered office is located or, at the election of any dissenter residing or having its principal office in Virginia, by the circuit court in the city or county where the dissenter resides or has its principal office.

   HoldCo may elect to withhold payment on after-acquired shares. To the extent that HoldCo elects to withhold this payment, after consummating the transaction, HoldCo is required to estimate the fair value of the shares, plus accrued interest, and offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand.

   Section 13.1-738 of the VSCA provides that a dissenter may notify HoldCo in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate less any payment made by HoldCo under Section 13.1-737 or reject HoldCo's offer under Section 13.1-738 and demand payment of the fair value of his shares and interest due, if the dissenter believes that the amount paid under Section 13.1-737 or offered under
Section 13.1-738 is less than the fair value of his shares or that the interest due is incorrectly calculated. A dissenter waives his right to demand payment under Section 13.1-739 unless he notifies HoldCo of his demand in writing within 30 days after HoldCo made or offered payment for his shares. If any such demand for payment remains unsettled, HoldCo is required to commence a proceeding within 60 days after receiving the payment demand in the circuit court to determine the fair value of the shares and accrued interest. If HoldCo does not commence the proceeding within the 60-day period, it is required to pay each dissenter whose demand remains unsettled the amount demanded. In this proceeding, the dissenter is entitled to judgment for:

     (1) the amount, if any, by which the court finds that the fair value of his shares plus interest, exceeds the amount paid by HoldCo under Section 13.1-737 of the VSCA; or

     (2) the fair value, plus accrued interest, of his after-acquired shares for which HoldCo elected to withhold payment under Section 13.1-738 of the VSCA.

   The full text of the dissenters' appraisal provisions of Virginia law is attached to this joint proxy statement/prospectus as Annex G.

   Appraisal Rights of Dissenting Stockholders of Conectiv. Appraisal rights are available to dissenting holders of Conectiv common stock and Conectiv Class A common stock under the laws of the State of Delaware.

   If the transaction is consummated, a holder of record of Conectiv stock on the date of making a demand for appraisal, as described below, will be entitled to have those shares appraised by the Delaware Court of Chancery under Section 262 of the Delaware General Corporation Law (or the DGCL) and to receive payment for the "fair value" of those shares instead of the consideration provided for in the merger agreement. In order to be eligible to receive this payment, however, a Conectiv stockholder must:

     (1) continue to hold his or her shares through the time of the transaction;

     (2) strictly comply with the procedures discussed under Section 262 of the DGCL; and

     (3) not vote in favor of the transaction.

   This joint proxy statement/prospectus is being sent to all holders of record of Conectiv stock on the record date for the Conectiv meeting and constitutes notice of the appraisal rights available to those holders under Section 262.

   The following summary is not a complete statement of Section 262 of the DGCL, and is qualified in its entirety by reference to Section 262 of the DGCL, which is incorporated herein by reference, together with any amendments to the laws that may be adopted after the date of this joint proxy statement/prospectus.

   A holder of Conectiv stock who elects to exercise appraisal rights under
Section 262 of the DGCL must deliver a written demand for appraisal of its shares of Conectiv stock prior to the vote on the transaction. The written demand must identify the stockholder of record and state the stockholder's intention to demand appraisal of his or her shares. All demands should be delivered to:

     Conectiv
     Attention: Secretary
     800 King Street
     Wilmington, Delaware 19801
     Telephone (302) 429-3069

   Only a holder of shares of Conectiv stock on the date of making a written demand for appraisal who continuously holds those shares through the time of the transaction is entitled to seek appraisal. Demand for appraisal must be executed by or for the holder of record, fully and correctly, as that holder's name appears on the holder's stock certificates representing shares of Conectiv stock. If Conectiv stock is owned of record in a fiduciary capacity by a trustee, guardian or custodian, the demand should be made in that capacity. If Conectiv stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be made by or for all owners of record. An authorized agent, including one or more joint owners, may execute the demand for appraisal for a holder of record; however, that agent must identify the record owner or owners and expressly disclose in the demand that the agent is acting as agent for the record owner or owners of the shares.

   A record holder such as a broker who holds shares of Conectiv stock as a nominee for beneficial owners, some of whom desire to demand appraisal, must exercise appraisal rights on behalf of those beneficial owners with respect to the shares of Conectiv stock, held for those beneficial owners. In that case, the written demand for appraisal should state the number of shares of Conectiv stock covered by it. Unless a demand for appraisal specifies a number of shares, the demand will be presumed to cover all shares of Conectiv stock held in the name of the record owner.

   Beneficial owners who are not record owners and who intend to exercise appraisal rights should instruct the record owner to comply with the statutory requirements with respect to the exercise of appraisal rights before the date of the Conectiv meeting.

   Within 10 days after the effective time, the surviving or resulting corporation is required to send notice of the effectiveness of the transaction to each stockholder who prior to the time of the transaction complies with the requirements of Section 262 of the DGCL.

   Within 120 days after the effective date, the surviving or resulting corporation or any stockholder who has complied with the requirements of
Section 262 of the DGCL may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Conectiv stock held by all stockholders seeking appraisal. A dissenting stockholder must serve a copy of the petition on the surviving or resulting corporation. If no petition is filed by the surviving corporation, the resulting corporation or any dissenting stockholder within the 120-day period, the rights of all dissenting stockholders to appraisal will cease. Stockholders seeking to exercise appraisal rights should not assume that the surviving or resulting corporation will file a petition with respect to the appraisal of the fair value of their shares or that the surviving or resulting corporation will initiate any negotiations with respect to the fair value of those shares. Conectiv (as the surviving corporation in the Conectiv Merger) has no obligation, and has no present intention, to take any action in this regard. Accordingly, stockholders who wish to seek appraisal of their shares should initiate all necessary action with respect to the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL. Failure to file the petition on a timely basis will cause the stockholder's right to an appraisal to cease.

   Within 120 days after the effective time, any stockholder who has complied with subsections (a) and (d) of Section 262 of the DGCL is entitled, upon written request, to receive from the surviving or resulting corporation a statement setting forth the total number of shares of Conectiv stock not voted in favor of the transaction with respect to which demands for appraisal have been received by Conectiv and the number of holders of those shares. The statement must be mailed within 10 days after Conectiv has received the written request or within 10 days after the time for delivery of demands for appraisal under subsection (d) of Section 262 has expired, whichever is later.

   If a petition for an appraisal is filed in a timely manner, at the hearing on the petition, the Delaware Court of Chancery will determine which stockholders are entitled to appraisal rights and will appraise the shares of Conectiv stock owned by those stockholders. The court will determine the fair value of those shares, exclusive of any element of value arising from the accomplishment or expectation of the transaction, together with a fair rate of interest, to be paid, if any, upon the fair value.

   Stockholders who consider seeking appraisal should consider that the fair value of their shares under Section 262 of the DGCL could be more than, the same as, or less than, the value of the consideration provided for in the merger agreement without the exercise of appraisal rights. The Court of Chancery may determine the cost of the appraisal proceeding and assess it against the parties as the Court deems equitable. Upon application of a dissenting stockholder, the Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding (including, without limitation, reasonable attorneys' fees and the fees and expenses of experts) be charged pro rata against the value of all shares of Conectiv stock entitled to appraisal. In the absence of a court determination or assessment, each party bears its own expenses.

   Any stockholder who has demanded appraisal for his or her stock in compliance with Section 262 of the DGCL will not, after the transaction, be entitled to vote that stock for any purpose or receive payment of dividends or other distributions, if any, on that stock, except for payment of dividends or distributions, if any,

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

payable to stockholders of record at a date prior to the transaction. A stockholder may withdraw a demand for appraisal and accept the HoldCo common stock at any time within 60 days after the effective time. If an appraisal proceeding is properly instituted, it may not be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and any such approval may be conditioned on the Court of Chancery's deeming the terms to be just. If, after the transaction, a holder of Conectiv stock who had demanded appraisal for his shares fails to perfect or loses his right to appraisal, those shares will be treated under the merger agreement as if they were converted into HoldCo common stock at the time of the transaction.

   The full text of the dissenters' appraisal provisions of Delaware law is attached to this joint proxy statement/prospectus as Annex H.

Accounting Treatment of the Transaction

   The transaction will be accounted for by HoldCo using the purchase method of accounting for a business combination in accordance with generally accepted accounting principles. Under this method of accounting, the assets and liabilities of Conectiv will be recorded at their fair values and if necessary, any excess of the merger consideration over those amounts will be recorded as goodwill. The results of operations and cash flows of Conectiv will be included in HoldCo's financial statements prospectively as of the completion of the transaction.

Restrictions on Resales by Pepco and Conectiv Affiliates

   HoldCo has registered under the Securities Act of 1933, as amended (or the Securities Act) the shares of HoldCo common stock to be received by Pepco's and Conectiv's stockholders in connection with the transaction. When HoldCo shares are issued to Pepco's and Conectiv's stockholders, these stockholders may trade them without restriction unless they are deemed to be an "affiliate" of Pepco or Conectiv, as defined in the rules promulgated under the Securities Act.

   The shares of HoldCo common stock received by persons who are deemed to be affiliates of either Pepco or Conectiv before the transaction may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act. Shares of HoldCo common stock received by persons who are deemed to be affiliates of HoldCo after the transaction may be sold by them only in transactions permitted under the provisions of Rule 144 under the Securities Act, or as otherwise permitted under the Securities Act.

   For purposes of Rule 145 under the Securities Act, Pepco and Conectiv have agreed to use their commercially reasonable efforts to cause each person who is an affiliate of either Pepco or Conectiv to deliver to HoldCo a written agreement intended to ensure compliance with the Securities Act.

Material U.S. Federal Income Tax Consequences

   The following summary discusses the material U.S. federal income tax consequences of the transaction to U.S. Holders of Pepco stock and Conectiv stock.

   For purposes of this discussion, a U.S. Holder means:

 .  a citizen or resident of the United States;

 . a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any of its political subdivisions;

 . a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust; or

 . an estate that is subject to U.S. federal income tax on its income regardless of its source.

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

   This discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations, administrative rulings and judicial decisions currently in effect, all of which are subject to change, possibly with retroactive effect. The discussion assumes that Pepco stockholders hold their Pepco stock and will hold their HoldCo common stock, and Conectiv stockholders hold their Conectiv stock and will hold their HoldCo common stock, as a capital asset within the meaning of Section 1221 of the Internal Revenue Code. Further, the discussion addresses only the material U.S. federal income tax consequences of the transaction and does not consider the effect of any foreign, state, local or other tax law. Nor does the discussion address all aspects of U.S. federal income taxation that may be relevant to a particular stockholder in light of that stockholder's personal investment circumstances, or to stockholders subject to special treatment under the U.S. federal income tax laws, including:

 .  insurance companies;

 .  tax-exempt organizations;

 .  financial institutions;

 .  broker-dealers;

 . persons who have elected to use the mark-to-market method of accounting with respect to their securities holdings;

 . persons that hold their Pepco stock or Conectiv stock as part of a straddle, a hedge against currency risk or a constructive sale or conversion transaction;

 .  persons that have a functional currency other than the U.S. dollar;

 .  investors in pass-through entities;

 . persons who acquired their Pepco stock or Conectiv stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan; or

 .  holders of options granted under any Pepco or Conectiv benefit plan.

   Holders of Pepco stock and Conectiv stock should consult their own tax advisors regarding the specific tax consequences to them of the transaction, including the applicability and effect of federal, state, local and foreign income and other tax laws in their particular circumstances.

   In connection with the filing of this joint proxy statement/prospectus, Simpson Thacher & Bartlett, counsel to Conectiv, and LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel to Pepco, have delivered their opinions to Pepco and Conectiv, respectively, to the effect that the statements made under the heading "The Transaction--Material U.S. Federal Income Tax Consequences-- Consequences of the Transaction to U.S. Holders," to the extent they constitute statements of law or legal conclusions, are correct in all material respects.

   The tax opinions are subject to qualifications and are based on currently applicable law, certain factual representations made by HoldCo, Pepco and Conectiv and certain customary assumptions. The tax opinions are not binding on the Internal Revenue Service or any courts and there can be no assurance that the Internal Revenue Service or a court will agree with any of the conclusions described below. Moreover, any change in currently applicable law, which may or may not be retroactive, or failure of any of such factual representations or assumptions to be true, correct and complete in all material respects, could affect the continuing validity of the tax opinions.

 Consequences of the Transaction to U.S. Holders

   The material U.S. federal income tax consequences of the transaction to the U.S. Holders of Pepco stock and Conectiv stock are summarized as follows:

 . the Pepco Merger and the Conectiv Merger, taken together, will be treated for U.S. federal income tax purposes as transactions described in Section 351 of the Internal Revenue Code;

 .  with respect to U.S. Holders of Pepco common stock:

  . no gain or loss will be recognized on the exchange of Pepco common stock solely for HoldCo common stock pursuant to the Pepco Merger;

  . the aggregate adjusted basis of the HoldCo common stock received in the Pepco Merger will be equal to the aggregate adjusted tax basis of the Pepco common stock exchanged for that HoldCo common stock, reduced by any amount allocable to the fractional share interests in HoldCo common stock for which cash is received;

  . the holding period of the HoldCo common stock received in the Pepco Merger will include the holding period of the Pepco common stock exchanged for that HoldCo common stock;

 .  with respect to U.S. Holders of Conectiv stock:

  . no gain or loss will be recognized on the exchange of Conectiv stock solely for HoldCo common stock pursuant to the Conectiv Merger, except with respect to cash received instead of fractional shares of HoldCo common stock;

  . gain or loss will be recognized on the exchange of Conectiv stock solely for cash pursuant to the Conectiv Merger in an amount equal to the difference between the amount of cash received and the U.S. Holder's adjusted tax basis in those shares of Conectiv stock;

  . gain (but not loss) will be recognized on the exchange of Conectiv stock for a combination of cash and HoldCo common stock pursuant to the Conectiv Merger equal to the difference between:

    . the sum of the cash (excluding any cash received instead of fractional shares of HoldCo common stock) and the fair market value of the HoldCo common stock received (including any fractional shares of HoldCo common stock deemed received and exchanged for cash), and

    . the U.S. Holder's adjusted tax basis in those shares of Conectiv stock,

     but not in excess of the cash received by such U.S. Holder in the Conectiv Merger;

  . the aggregate adjusted basis of the HoldCo common stock received in the Conectiv Merger (including any fractional shares of HoldCo common stock deemed received and exchanged for cash) will be equal to the aggregate adjusted tax basis of the Conectiv stock exchanged in the Conectiv Merger, increased by the amount of gain, if any, recognized by such U.S. Holder and decreased by the amount of cash received;

  . the holding period of the HoldCo common stock received in the Conectiv Merger will include the holding period of the Conectiv stock exchanged for that HoldCo common stock; and

 . with respect to U.S. Holders of Pepco preferred stock, no gain or loss will be recognized by a U.S. Holder who retains Pepco preferred stock in connection with the Pepco Merger.

 Cash Instead of Fractional Shares

   The receipt of cash instead of a fractional share of HoldCo common stock by a U.S. Holder of Conectiv stock will result in taxable gain or loss to such U.S. Holder for U.S. federal income tax purposes based upon the difference between the amount of cash received by such U.S. Holder and the U.S. Holder's adjusted tax basis in the fractional share (determined as described above).

 Dissenters' Appraisal Rights

   A U.S. Holder of Pepco stock or Conectiv stock who exercises dissenters' appraisal rights as described above under "The Transaction--Dissenters' Appraisal Rights", generally will be treated as if the shares of stock subject to such rights were redeemed by Pepco or Conectiv, as applicable. In that case, the U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the tax basis of the stock with respect to which such rights are exercised and the amount received through the exercise of such rights, provided that such U.S. Holder does not own directly or constructively any Pepco stock following the Pepco Merger or any Conectiv stock following the Conectiv Merger. For this purpose, a U.S. Holder of Pepco stock or Conectiv stock may be treated as owning stock owned by certain related individuals and entities and stock which such U.S. Holder has the right to acquire by exercise of an option.

   U.S. Holders of Pepco stock or Conectiv stock who actually or constructively own Pepco stock or Conectiv stock following the Pepco Merger or the Conectiv Merger, respectively, should consult their tax advisors to determine the tax consequences to them resulting from the exercise of their dissenters' appraisal rights.

 Taxation of Capital Gain

   Gain or loss recognized by a U.S. Holder in connection with the mergers will constitute capital gain or loss and will constitute long-term capital gain or loss if the U.S. Holder's holding period is greater than one year as of the date of the mergers. For non-corporate U.S. Holders, this long-term capital gain generally will be taxed at a maximum U.S. federal income tax rate of 20%. The deductibility of capital losses is subject to limits.

 Backup Withholding

   Payments to certain non-corporate U.S. Holders may be subject to backup withholding at a 31% rate on cash payments received in connection with the mergers (including cash paid instead of fractional shares of HoldCo common stock). Backup withholding will not apply, however, to a U.S. Holder who:

 . furnishes a correct taxpayer identification number and certifies as to not being subject to backup withholding on IRS Form W- 9 or a substitute or successor form; or

 .  is otherwise exempt from backup withholding.

   If a U.S. Holder does not provide a correct taxpayer identification number, such U.S. Holder may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding does not constitute an additional tax and will be creditable against such U.S. Holder's U.S. federal income tax liability. U.S. Holders should consult with their own tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

   A U.S. Holder may avoid backup withholding by completing IRS Form W- 9 or a substitute or successor form and submitting it to the paying agent for the transaction when submitting such U.S. Holder's stock certificates.

 Reporting Requirements

   U.S. Holders of Pepco common stock or Conectiv stock receiving HoldCo common stock as a result of the mergers will be required to attach to their income tax returns for the taxable year in which the closing of the transaction occurs, and maintain a permanent record of, a complete statement of all the facts relating to the exchange of stock in connection with the transaction. The facts to be disclosed by a U.S. Holder include the U.S. Holder's basis in the Pepco common stock or the Conectiv stock, as the case may be, transferred to HoldCo and the number of shares of HoldCo common stock received in the transaction.

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

Interests of Certain Persons in the Transaction

   Pepco

   In considering the recommendation of the Pepco Board, you should be aware that certain of Pepco's directors and officers may be deemed to have interests in the transaction that are or may be different from, or in addition to, your interests as a stockholder. The Pepco Board was aware of these interests and considered them, among other matters, in approving the merger agreement and recommending it for your approval.

   Severance Agreements. Pepco has entered into severance agreements with Mr. Andrew W. Williams, Senior Vice President and Chief Financial Officer, Mr. William J. Sim, Senior Vice President, Power Delivery, and several other officers and general managers of Pepco, each of which contains change in control provisions. Completion of the transaction would constitute a change in control under each of these agreements. The agreements provide for the payment of severance benefits if, within two years following a change in control, an employee's employment is terminated by Pepco other than for cause, death, or disability, an employee terminates employment for "good reason," a successor company does not assume Pepco's obligations under the agreements, or Pepco or a successor materially breaches the agreement. Severance benefits are also made under the agreements if, in contemplation of, but prior to, a change in control, Pepco terminates an employee's employment without cause or an employee terminates for "good reason." Good reason is defined as the assignment of duties materially inconsistent with the employee's duties before a change in control or a material reduction in the employee's duties or responsibilities, a reduction in base salary, or a relocation of the employee's office by more than 50 miles.

   Severance payments consist of (1) twenty-four equal monthly payments that together equal two times the employee's annual base salary in effect at the time of the termination of employment and two times the average target annual bonuses received by the employee during the three years prior to the change in control, and (2) the continuation of welfare benefits for a three-year period after the date of termination. The agreements also provide for additional payments, if required, to make the employees whole for any excise tax imposed under Section 4999 of the Internal Revenue Code.

   Long-Term Incentive Plan. Pepco's long-term incentive plan, under which stock options, restricted stock and other forms of stock-based awards may be granted to officers, key employees, and directors of Pepco, including Pepco's directors and Messrs. Derrick, Wraase, Torgerson, Williams, and Sim, contains change in control provisions. Stockholder approval of the transaction would constitute a change in control for purposes of the plan. Under the plan's change in control provisions, participants are entitled to accelerated vesting or payout of awards if their employment or service on the Pepco Board is terminated or if they suffer a diminution of responsibility, authority, position or salary following a change in control. In addition, each "incentive stock option agreement" awarded under the plan allows the Pepco Board to accelerate vesting following a proposal to merge or consolidate Pepco with another company if such merger or consolidation is submitted to Pepco's stockholders for a vote.

   Other Arrangements Affected by the Transaction. Under various employee plans of Pepco, the transaction will constitute a change in control, which will entitle participating employees, including those executives named above, to benefits if their employment is terminated following the transaction. Under Pepco's supplemental executive retirement plan and Pepco's executive performance supplemental retirement plan, officers will be entitled to accelerated payment of retirement benefits. Under Pepco's executive split-dollar program, executive officers and other employees will be entitled to continuation of premium payments.

   In addition, the transaction will require Pepco to fund a trust established for the payment of benefits that are payable under Pepco's supplemental executive retirement plan and Pepco's director and executive deferred compensation plan, and a payment default following the transaction will require the funding of a second trust established for the payment of benefits payable under Pepco's supplemental benefit program, Pepco's executive

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performance supplemental retirement plan, and Pepco's executive split-dollar insurance program. Finally, under Pepco's director and executive deferred compensation plan, in the event of a change in control, which would include stockholder approval of the transaction, and termination of a participant's employment, a lump sum payment will be made equal to the net present value of the expected payments at age 65 discounted using the Pension Benefit Guaranty Corporation immediate payment interest rate plus one-half of one percent.

   Conectiv

   In considering the recommendation of the Conectiv Board, you should be aware that certain of Conectiv's directors and officers may be deemed to have interests in the transaction that are or may be different from, or in addition to, your interests as a stockholder. The Conectiv Board was aware of these interests and considered them, along with other matters, in approving the merger agreement and recommending it for your adoption.

   HoldCo Board of Directors. The merger agreement provides that, at the effective time, the HoldCo board of directors will consist of at least two directors who were members of the Conectiv Board, chosen by the mutual agreement of Pepco and Conectiv.

   Change in Control Severance Agreements and Plans. Conectiv has change-in-control severance agreements with Messrs. Cosgrove, Shaw, van Roden, Spence and Mrs. Graham and two other senior executives. The agreements are intended to encourage the continued dedication of Conectiv's senior management team. The agreements provide benefits for these executives upon actual or constructive termination of employment (other than for cause, or by reason of death or disability) within the two-year period (one-year period for Mr. Cosgrove) immediately following a change in control of Conectiv, which definition includes the closing of the transaction. Upon such a termination, an affected executive would receive, subject to such executive providing Conectiv with a general release of claims:

  .  a prorated bonus (based on target) for the year of termination;

  . a payment equal to three times the sum of base salary and target bonus for the year of termination (or, if higher in either case, as in effect at the change in control);

  . for three years following termination, continuation of medical, dental, vision, group life and disability benefits at least at a level (and cost to the executive) that is substantially similar in the aggregate to the level of such benefits available to the executive immediately prior to the change in control (with limited exceptions); and

  . a payment equal to the actuarial equivalent of the additional benefit under Conectiv's qualified cash balance pension plan and supplemental retirement plan had the executive remained employed for an additional 36 months.

   Conectiv also maintains two change-in-control severance plans for executive employees and other select employees. The plans are substantially similar to the change in control severance agreements described above, except that:

  . the plans provide for two or one and one-half times, respectively, the sum of base salary and bonus, rather than three;

  . the plans provide for continuation of welfare benefits for 24 or 18 months, rather than 36 months; and

  . the payment of additional pension benefits is calculated as if the employee remained employed for an additional 24 or 18 months, rather than 36 months.

   In addition, Conectiv has a Gross-Up and Legal Fee Plan, the terms of which apply to employees covered by these change-in-control severance agreements and plans, which provides that (1) Conectiv will pay a gross-up payment in the event that a covered employee is subject to excise taxes pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, and (2) Conectiv will pay all legal fees and expenses incurred in a

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legal proceeding by a covered employee in seeking to obtain or enforce any right or benefit under the Gross-Up and Legal Fee Plan or a Conectiv change-in-control severance agreement or plan.

   Incentive Compensation Plan. Conectiv maintains an incentive plan that provides for the grant of annual incentive awards (performance-based cash or stock awards), restricted stock, stock options, performance units, stock appreciation rights, dividend equivalents and other awards as the administrative committee determines. The plan provides that in the event of a change in control of Conectiv, such as the transaction, unless the committee in its sole discretion specifies otherwise:

  . all outstanding options and stock appreciation rights will become exercisable;

  . all outstanding performance units will be cashed out pro rata, based on the number of full and partial months that have elapsed with respect to a performance period;

  .  the restrictions on restricted stock will lapse; and

  .  annual incentive awards will be treated as the committee determines.

   In the event that the committee determines that any dividend, recapitalization, merger, consolidation, or similar event or transaction affects Conectiv's common stock such that an adjustment is appropriate to prevent dilution or enlargement of participants' rights, the committee may make such an adjustment or may terminate any award and make an equitable cash payment for its value, as determined by the committee.

   With respect to stock options, the merger agreement provides that option holders will be able to elect to either (1) receive a cash payment equal to the excess, if any, of the merger consideration over the exercise price or (2) have their options converted into options to purchase HoldCo common stock.

   Deferred Compensation and Supplemental Retirement Plans. Conectiv maintains a Deferred Compensation Plan and a Supplemental Retirement Plan, pursuant to which and pursuant to the terms of the merger agreement, the Personnel and Compensation Committee, prior to the closing of the transaction and in consultation with participants under the plans, will determine whether to (1) distribute all deferrals in cash immediately (including the value of the restricted stock units provided as a match under the management stock purchase program and director stock purchase program in the Conectiv Deferred Compensation Plan) or (2) distribute all deferrals in accordance with the distribution elections previously selected by each participant, in which case, Conectiv, HoldCo and/or Pepco will contribute cash to a grantor trust (maintained by an institutional trustee independent of the parties) in an amount not less than the value, as of the closing of the transaction, of all participants' benefits under each of the plans, as determined by the plans' actuary.

   Directors' and Officers' Indemnification and Insurance. The merger agreement provides that, for a period of six years following the effective time, the directors and officers of Conectiv will continue to be indemnified to the fullest extent permitted by applicable law. In addition, during this period, HoldCo has agreed to cause Conectiv to continue to provide these individuals with directors' and officers' liability insurance and fiduciary liability insurance coverage.

Regulatory Approvals Required to Complete the Transaction

   Certain federal and state regulatory requirements must be complied with before we can complete the transaction. While we can not give any assurances as to if and when any of the consents or approvals required for the transaction will be obtained or the conditions that may be contained therein, we currently believe that the necessary approvals can be obtained by the first quarter of 2002.

   State Approvals

              Delaware. Delmarva Power & Light Company (which we refer to as Delmarva) is subject to the jurisdiction of the Delaware Commission as a public utility. The approval of the Delaware Commission is

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required before a Delaware public utility may directly or indirectly merge or consolidate with any other person or company. Delaware Commission approval is also required before any person may directly or indirectly acquire control of a Delaware public utility. To grant its approval, the Delaware Commission must find that the transaction is to be made in accordance with law, for a proper purpose and is consistent with the public interest. HoldCo and Delmarva intend to seek the approval of the Delaware Commission consistent with these requirements.

              Maryland. The Maryland Public Service Commission is granted general authority to supervise and regulate public utilities with operations in the State of Maryland. Both Pepco and Delmarva have utility operations in the State of Maryland. Pepco and Conectiv intend to make any necessary filings with the Maryland Commission under the Commission's general authority to determine whether the transaction will have an adverse effect on the relevant Maryland franchises.

              New Jersey. Atlantic City Electric Company (which we refer to as Atlantic City Electric) is subject to the jurisdiction of the New Jersey Board of Public Utilities as a public utility. The approval of the New Jersey Commission is required before any person may directly or indirectly acquire control of a New Jersey public utility. In considering a request to acquire control of a public utility, the New Jersey Commission evaluates the impact of the acquisition on competition, on the ratepayers affected by the acquisition of control, on the employees of the affected public utility or utilities, and on the provision of safe and adequate utility service at just and reasonable rates. HoldCo and Atlantic City Electric intend to seek the approval of the New Jersey Commission consistent with these requirements.

   Atlantic City Electric has operations that are considered "industrial establishments" under New Jersey's Industrial Site Recovery Act. Under that Act, filings with and clearances from the New Jersey Department of Environmental Protection are required for any direct or indirect change of ownership of an industrial establishment. However, if a transaction involves only the indirect owner of an industrial establishment with another owner and the indirect owner's assets would have been unavailable for remediation under the Industrial Site Recovery Act, the transaction is not subject to the requirements of that Act. While we do not believe that any filings or clearances are required for the transaction, HoldCo, Conectiv and Atlantic City Electric may make filings with the New Jersey Department of Environmental Protection as deemed appropriate, including seeking a letter of non-applicability for the transaction with respect to the Industrial Site Recovery Act.

              Pennsylvania. Delmarva and Atlantic City Electric each own minority interests in electric generating stations and related transmission lines located in Pennsylvania and thus are considered Pennsylvania public utilities. The approval of the Pennsylvania Public Utility Commission is required for a Pennsylvania public utility to directly or indirectly transfer any public utility property located in Pennsylvania. To grant its approval, the Pennsylvania Commission must find that the transaction is necessary or proper for the service, accommodation, convenience or safety of the public. HoldCo, Delmarva and Atlantic City Electric intend to seek the approval of the Pennsylvania Commission consistent with these requirements.

              Virginia. Delmarva provides utility service in Virginia and is subject to the jurisdiction of the Virginia State Corporation Commission as a public service company and a public utility. Because of its ownership of transmission lines in Virginia, Pepco is subject to the jurisdiction of the Virginia Commission as a public utility for limited purposes. The Virginia Commission must approve the acquisition of any Virginia public utility and the disposition of any utility assets located in Virginia. The applicants must show that the provision of adequate service at just and reasonable rates will not be threatened or impaired by the transaction. Delmarva and Pepco will seek the approvals of the Virginia Commission consistent with these requirements.

              District of Columbia. Pepco is subject to the jurisdiction of the DC Commission. Because Pepco currently has all necessary authority to issue the securities required to complete the transaction and is not itself directly or indirectly acquiring another public utility, and HoldCo will not become a public utility as a result of the transaction, we do not believe that the DC Commission has direct jurisdiction over the transaction. However, it is possible that the DC Commission will assert such jurisdiction under its plenary authority over

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the operations of Pepco. Pepco intends to work constructively with the DC
Commission regarding the transaction as well as its ongoing jurisdiction over Pepco following the transaction, and make any filings with the DC Commission as are deemed appropriate.

   Federal Approvals

       Antitrust. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (which we refer to as the HSR Act), and the rules promulgated thereunder by the Federal Trade Commission, the transaction may not be consummated until HoldCo, Pepco and Conectiv file notifications and provide certain information to the Federal Trade Commission and the Antitrust Division of the Department of Justice and specified waiting period requirements are satisfied. Even after the HSR Act waiting period expires or terminates, the Federal Trade Commission or the Antitrust Division of the Department of Justice may later challenge the transaction on antitrust grounds. If the transaction is not completed within 12 months after the expiration or earlier termination of the initial HSR Act waiting period, the parties would be required to submit new information under the HSR Act and a new waiting period would begin. The parties intend to file notification and report forms under the HSR Act with the Federal Trade Commission and the Antitrust Division of the Department of Justice so that the waiting period will expire or terminate within 12 months before the anticipated closing of the transaction.

       Public Utility Holding Company Act. In connection with the transaction, HoldCo must obtain SEC approval under Sections 9(a)(2) and 10 of the 1935 Act.
Section 9(a)(2) requires that a person who owns, or will by virtue of a transaction come to own, directly or indirectly, 5% or more of the outstanding voting securities of a public utility company, obtain the approval of the SEC under Section 10 before acquiring a direct or indirect interest in 5% or more of the voting securities of any additional public utility company in the same or a separate transaction. The transaction will result in HoldCo acquiring 5% or more of the voting securities of the following five public utility companies: Pepco, Delmarva, Atlantic City Electric, Conectiv Delmarva Generation, Inc. and Conectiv Atlantic Generation, LLC. Under the applicable standards of the 1935 Act, the SEC must determine whether:

  . the transaction would tend towards detrimental interlocking relations or a detrimental concentration of control of public utility companies;

  . the consideration to be paid in connection with the transaction is reasonable;

  . the transaction would unduly complicate the capital structure or be detrimental to the proper functioning of HoldCo's holding company system; or

  .  the transaction would violate applicable state law.

   In addition, under Section 10 of the 1935 Act, to approve the transaction, the SEC must also find that the transaction would serve the public interest because it would tend toward the economical and efficient development of a single integrated public utility system (in this case consisting of Pepco's and Conectiv's combined electric utility properties). With respect to Delmarva's gas utility operations, we believe that based on recent orders issued by the SEC under the 1935 Act, the parties will be permitted to retain such gas operations. HoldCo intends to file an application with the SEC requesting approval of the transaction under the 1935 Act.

   HoldCo expects that after the completion of the transaction, it will have to register with the SEC as a public utility holding company under the 1935 Act. The 1935 Act imposes a number of restrictions on the operations of registered holding company systems. These restrictions include a requirement that the SEC approve, in advance, securities issuances, sales and acquisitions of utility assets or of securities of utility companies and acquisitions of interests in other businesses. The 1935 Act also limits the ability of registered holding companies to engage in non-utility ventures and regulates transactions between various affiliates within the holding company system, including the provision of services by holding company affiliates to the system's utilities. Although under the 1935 Act the SEC may require the divestiture of any business of the combined

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companies that is not functionally related to its core utility businesses as a condition to approval of the transaction, HoldCo believes that all of its material non-utility activities after completion of the acquisition will meet the requirements for retention by a registered holding company. In addition, we plan to seek any SEC approvals which we believe are necessary to allow the continued growth of these businesses.

       Federal Power Act. The Federal Energy Regulatory Commission must approve the transaction. Under Section 203 of the Federal Power Act, the Federal Energy Regulatory Commission is directed to approve a merger if it finds such merger consistent with the public interest. In reviewing a merger, the Federal Energy Regulatory Commission generally evaluates:

  .  whether the merger will adversely affect competition;

  .  whether the merger will adversely affect rates; and

  .  whether the merger will impair the effectiveness of regulation.

The parties intend to file an application with the Federal Energy Regulatory Commission requesting approval of the transaction under the Federal Power Act in the first half of 2001.

       Atomic Energy Act. Atlantic City Electric holds licenses issued by the Nuclear Regulatory Commission in connection with its 7.41% ownership interest in the Salem Nuclear Generating Station, its 7.51% ownership interest in the Peach Bottom Atomic Generating Station, and its 5% ownership interest in the Hope Creek Nuclear Generating Station. The Atomic Energy Act of 1954 requires that any direct or indirect transfer of a license must be approved by the Nuclear Regulatory Commission. Although Atlantic City Electric has entered into agreements to sell its interests in these nuclear facilities, and the related license transfers have been approved by the Nuclear Regulatory Commission, the sale of the facilities is not a condition to completing the transaction. As a result, if the sale of the nuclear facilities has not been completed, the transaction will constitute an indirect change of control of Atlantic City Electric and therefore an indirect transfer of its nuclear licenses. Atlantic City Electric intends to file an application with the Nuclear Regulatory Commission in connection with the transaction as appropriate.

       The Communications Act. The Communications Act of 1934 prohibits the transfer, assignment or disposal in any manner of any construction permit or station license or any related rights, to any person without approval from the Federal Communications Commission. The Federal Communications Commission will approve a transfer of control if it serves the public convenience, interest and necessity. We will seek the necessary approval from the Federal Communications Commission for the transfer of control of licenses held by Pepco, Starpower, Delmarva, Atlantic City Electric, and Conectiv Communications, Inc.

   Other. We are not aware of any material governmental consents or approvals that are required prior to the parties' consummation of the transaction other that those described above. Under the terms of the merger agreement, HoldCo, Pepco and Conectiv have each agreed to use their reasonable best efforts to obtain all regulatory approvals, consents and clearances required for the transaction.

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                              THE MERGER AGREEMENT

   The description of the merger agreement set forth below highlights important terms of the merger agreement, a copy of which is attached to this joint proxy statement/prospectus as Annex A. This description does not purport to be complete and it may not include all the information that interests you. We urge you to read the merger agreement carefully and in its entirety.

Effects of the Transaction

   On the fifth business day after the satisfaction or waiver of the conditions to the transaction as set forth in the merger agreement, the closing of the transaction will occur. The time of the closing of the mergers in the transaction is referred to as the effective time. At the effective time, the Pepco Merger will occur, in which Merger Sub A will be merged with and into Pepco in accordance with the applicable provisions of the laws of the Commonwealth of Virginia and the District of Columbia, and Pepco will be the surviving corporation and will continue its corporate existence under the laws of the District of Columbia and the Commonwealth of Virginia. In the Pepco Merger, holders of Pepco common stock will receive one share of HoldCo common stock for each share of Pepco common stock that they hold. No shares of Pepco preferred stock will be exchanged in the Pepco Merger and any shares of Pepco preferred stock that were issued and outstanding before the Pepco Merger will remain issued and outstanding following the Pepco Merger. As a result of the Pepco Merger, Pepco will become a subsidiary of HoldCo. See "The Transaction-- What Stockholders Will Receive" on page 27.

   Also at the effective time, the Conectiv Merger will occur, in which Merger Sub B will be merged with and into Conectiv in accordance with the laws of the State of Delaware, and Conectiv will be the surviving corporation and will continue its existence under the laws of the State of Delaware. In the Conectiv Merger, stockholders of Conectiv will receive shares of HoldCo or cash for each share of Conectiv stock that they own. As a result of the Conectiv Merger, Conectiv will become a subsidiary of HoldCo. See "The Transaction--What Stockholders Will Receive" on page 27.

   At the effective time, all shares of Pepco common stock and Conectiv stock that are held by any of Pepco, Conectiv or their subsidiaries will be cancelled and will cease to exist, and no consideration will be paid for any of these shares. In addition, all shares of HoldCo common stock that are issued and outstanding immediately prior to the effective time will also be canceled, and no consideration will be delivered in exchange for them.

   As part of the closing of the transaction, the merger agreement provides that the parties will file articles of merger with the State Corporation Commission of Virginia and the Mayor of the District of Columbia with respect to the Pepco Merger, and a certificate of merger with the Secretary of State of the State of Delaware with respect to the Conectiv Merger, as prescribed by the laws of Virginia, District of Columbia and Delaware, respectively. The mergers will become effective simultaneously and at the time that Pepco and Conectiv specify in the certificate of merger and articles of merger.

Procedure for Stockholder Elections

   Stockholders of Pepco do not need to make any election regarding the consideration payable to them, as they will automatically be entitled to receive one share of HoldCo common stock for each share of Pepco common stock which they own.

   Holders of shares of Conectiv stock (other than shares held by Pepco, Conectiv or any of their subsidiaries, which will be canceled in the transaction) issued and outstanding immediately prior to the election date (as described below) will be entitled, subject to the limitations described below, to choose one of the consideration options listed below, on their form of election:

  . to receive HoldCo common stock as consideration for each share of Conectiv stock that they own;

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

  . to receive cash as consideration for each share of Conectiv stock that they own; or

  . to receive cash for some of the shares of Conectiv stock that they own and to receive HoldCo common stock for some of the shares of Conectiv stock that they own.

   A form of election and complete instructions for properly making an election to receive cash, stock or a combination of cash and stock will be mailed to stockholders under separate cover not more than 60 and not less than 20 business days before the election date. If a stockholder does not make any election as to the form of consideration he or she wishes to receive, or if Pepco or the exchange agent determines, in its discretion, that an election has not been properly made, then those shares may receive cash or stock consideration, as Pepco may determine.

Limits on Cash and Stock Consideration and Allocation Rules

   The aggregate total number of shares of Conectiv stock to be converted into the right to receive cash consideration in the transaction will be equal to 50% (which we refer to as the Required Cash Number), and the aggregate total number of shares of Conectiv stock to be converted into the right to receive consideration of HoldCo common stock in the transaction will be equal to 50% (which we refer to as the Required Stock Number), in each case of the total number of shares of Conectiv stock issued and outstanding immediately before the effective time of the transaction. Pepco stockholders will receive one share of HoldCo common stock for each share of Pepco common stock they own without regard to any allocation or proration procedures.

   For the purpose of calculation under these allocation rules, one share of Conectiv Class A common stock will be counted as equal to 0.86757 shares of Conectiv common stock. (See "How the Merger Consideration for the Conectiv Class A Common Stock Was Determined" on page 28.)

   Because of the limitations on the number of shares of Conectiv stock to be exchanged for the right to receive cash consideration and stock consideration under the election and allocation procedures described in this joint proxy statement/prospectus, no assurance can be given that holders of Conectiv stock will receive the form of cash or stock consideration they have elected to receive.

   Allocation of Cash Available for Election. In the event that the aggregate number of shares of Conectiv stock in respect of which cash elections are received is greater than 50% of the aggregate number of shares of Conectiv stock issued and outstanding immediately before the effective time of the transaction, then:

  (1) all shares of Conectiv stock as to which stockholders elect to receive HoldCo common stock as consideration, and all shares of Conectiv stock as to which no election is made, will be exchanged for HoldCo common stock and cash in lieu of fractional shares;

  (2) a proration factor will be determined by dividing the aggregate number of shares of Conectiv stock for which cash elections were made by the Required Cash Number, and then the number of shares of Conectiv stock covered by each form of election as to which a cash election was made will be multiplied by this proration factor, with the resulting number of these shares receiving cash consideration; and

  (3) the remaining shares of Conectiv stock not exchanged for cash under number (2) above will be exchanged for HoldCo common stock and cash in lieu of fractional shares.

   Allocation of HoldCo Common Stock Available for Election. The merger agreement provides that 50% of the aggregate number of shares of Conectiv stock issued and outstanding immediately before the effective time of the transaction will be converted into HoldCo common stock consideration. In the event that the aggregate number of shares of Conectiv stock in respect of which stock elections are received is greater than 50% of the aggregate number of shares of Conectiv stock issued and outstanding immediately before the effective time of the transaction, then:

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  (1)  all shares of Conectiv stock as to which stockholders elect to receive cash as consideration, and all shares of Conectiv stock as to which no election is made, will be exchanged for cash consideration;

  (2) a proration factor will be determined by dividing the aggregate number of shares of Conectiv stock for which stock elections were made by the Required Stock Number, and then the number of shares of Conectiv stock covered by each form of election as to which a stock election was made will be multiplied by this proration factor, with the resulting number of these shares receiving stock consideration; and

  (3) the remaining shares of Conectiv stock not exchanged for HoldCo common stock under number (2) above will be exchanged for cash consideration.

   As a result of the above-described proration, the amount of cash and stock received by Conectiv stockholders may differ from their actual elections, and no assurance can be given that holders of Conectiv stock will receive the amount of cash or stock consideration they have elected to receive. Therefore, if HoldCo common stock is oversubscribed, a stockholder of Conectiv who elected to receive some or all of his or her consideration in HoldCo common stock will receive less HoldCo common stock than he or she elected. If cash is oversubscribed, a stockholder of Conectiv who elected to receive some or all of his or her consideration in cash will receive less cash than he or she elected.

Exchange of Stock Certificates and Payment of Cash

   Exchange Agent. Prior to the effective time, Pepco will appoint a bank or trust company as the exchange and paying agent in connection with the transaction. The exchange agent will handle the exchange of certificates and the payment of all consideration in connection with the transaction. At or prior to the effective time, Pepco and HoldCo will deposit with the exchange agent sufficient cash and certificates representing HoldCo common stock to make all payments and deliveries under the merger agreement.

   Exchange Procedures. Prior to the effective time, Pepco will prepare a form of election which will be mailed by the exchange agent to the record holders of Conectiv common stock and Conectiv Class A common stock not more than 60 nor less than 20 business days prior to the election date (as described below). The exchange agent will use reasonable efforts to make a form of election available to all persons who become stockholders of Conectiv between the record date and the date that is two business days before the effective date (which we refer to as the election date). The form of election will be used by each of these stockholders to indicate the form of consideration which he or she wishes to receive for the shares of Conectiv common stock and Conectiv Class A common stock which he or she holds. Stockholders may indicate that they wish to receive cash, shares of HoldCo common stock or a combination of cash and stock. Shares as to which no valid form of election is received, or shares as to which the stockholder indicates no preference as to the type of consideration, will be deemed to have elected cash or shares of HoldCo common stock as determined by Pepco.

   Conectiv stockholders will have until the election date to return the completed and signed form of election, together with the certificates that represent the stock of Conectiv to which the form of election relates, to the exchange agent. To be effective, a form of election must be:

  .  properly completed and signed by the stockholder of record;

  . accompanied by certificates for the Conectiv stock for which the election is being made (duly endorsed in blank or otherwise in form acceptable for transfer on the books of Conectiv, or by an appropriate guarantee of delivery); and

  . delivered to the exchange agent before 5:00 p.m., New York City time, on the date specified in the form of election.

   Stockholders may revoke their elections by sending written notice to the exchange agent before the deadline for submitting elections. Upon any such revocation, the certificates (or delivery guarantees) covered by

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the election will be promptly returned. Pepco (and, at Pepco's option, the exchange agent) will have the discretion to determine whether forms of election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in forms of election.

   Within five days of the effective time, the exchange agent will mail to all holders of Pepco common stock and to those holders of Conectiv common stock and Conectiv Class A common stock who did not return a properly executed and complete form of election:

  . a letter of transmittal for use in submitting shares to the exchange agent for exchange; and

  . instructions explaining what the stockholder must do to effect the surrender of Pepco and/or Conectiv certificates in exchange for consideration to be issued in the transaction.

   Pepco stockholders, and any Conectiv stockholder who has not already submitted all of his or her certificates accompanied by a form of election, should complete and sign the letter of transmittal and return it to the exchange agent together with such certificates in accordance with the instructions. Stockholders who hold shares through a nominee (for example, if their shares of common stock are held by a broker as nominee) will not need to request that certificates be issued. Those stockholders will need to make their elections in the same time period and will receive separate instructions at that time.

   Lost, Stolen or Destroyed Certificates. If certificates for any Pepco or Conectiv stock have been lost, stolen or destroyed, the stockholder must submit an affidavit to that effect to the exchange agent. HoldCo may also require the stockholder to deliver a bond to the exchange agent in an amount reasonably required to indemnify the exchange agent against claims with respect to lost certificates.

   Transfer of Ownership. The exchange agent will issue a certificate for shares of HoldCo common stock in a name other than that in which the Pepco or Conectiv certificate surrendered in exchange therefor was registered only if the certificate surrendered is properly endorsed and otherwise in proper form for transfer. The person requesting the exchange must also have paid any required transfer or other taxes or established to the satisfaction of the exchange agent that no tax is payable.

   Payments Following Surrender. After the effective time, each stockholder who has surrendered his or her certificates to the exchange agent with the letter of transmittal, or, in the case of Conectiv stockholders, possibly with the form of election, will be entitled to receive the merger consideration, which will consist of a certificate representing, in the aggregate, the whole number of shares of HoldCo common stock that that stockholder has the right to receive under the merger agreement and/or a check in an amount equal to any cash that such holder has the right to receive as consideration for his or her shares of Conectiv stock plus, in the case of Conectiv stockholders, any cash that such holder has the right to receive as payment for fractional shares of HoldCo common stock. Also upon such surrender of certificates, the stockholder will be entitled to receive payment for the amount of dividends or other distributions with a record date before the effective time that have already been paid with respect to whole shares of HoldCo common stock. These stockholders will also be paid, on the appropriate payment date the amount of dividends or other distributions with a record date after the effective time but prior to surrender, and a payment date subsequent to surrender, payable with respect to such whole shares of HoldCo common stock. No interest will be paid or will accrue on any cash payable under the merger agreement.

   Stockholders should not forward certificates to Pepco or Conectiv at any time. Stockholders should not forward certificates to the exchange agent until they have received a form of election or letter of transmittal. Stockholders should not return certificates with the enclosed proxy. A form of election and complete instructions for properly making an election to receive cash, HoldCo common stock or a combination of cash and stock will be mailed to Conectiv stockholders under separate cover not more than 60 days nor less than 20 days before the anticipated election date (which is two business days before the anticipated effective time), and a letter of transmittal will be mailed to Pepco stockholders and to Conectiv stockholders who did not return a

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properly executed and complete form of election, within five days of the effective time. The effective time is currently anticipated to be in the first quarter of 2002.

Representations and Warranties of Pepco and Conectiv

   In the merger agreement, each of Pepco and Conectiv makes representations and warranties about itself and its business in favor of the other party. These representations and warranties relate to such matters as:

  . the organization of the parties and their subsidiaries and similar corporate matters;

  .  the parties' capital structures;

  . authorization, execution, delivery, performance and enforceability of the merger agreement and related matters;

  . absence of breach or conflict and compliance with applicable laws, regulations, organizational documents, agreements and other existing obligations;

  .  regulatory approvals, licenses and permits;

  . reports and financial statements filed with the SEC and accuracy of the information contained therein;

  . absence of material adverse changes and the non-occurrence of certain events;

  . approval of the transaction by the respective party's board of directors;

  .  rights plans;

  .  votes required to adopt the merger agreement;

  .  non-applicability of certain takeover provisions to the transaction;

  .  brokers' and finders' fees incurred in connection with the transaction;

  .  opinions of Credit Suisse First Boston and Merrill Lynch;

  .  regulation as a utility and regulation under the 1935 Act;

  .  tax matters;

  . retirement and other employee benefit plans, and matters relating to the Employee Retirement Income Security Act of 1974, as amended;

  .  litigation;

  .  environmental compliance and liability;

  . beneficial ownership or holding by either Pepco or Conectiv of common shares, or rights to acquire common shares, issued by the other party;

  .  intellectual property;

  .  insurance;

  . with respect to Conectiv, nuclear operation and Nuclear Regulatory Commission actions;

  .  with respect to Conectiv, commodity matters;

  .  with respect to Pepco, matters related to HoldCo; and

  .  with respect to Pepco, sufficiency of funds to complete the transaction.

Covenants Relating to the Conduct of Business Before the Effective Time

   Ordinary Course of Business. In the merger agreement, each of Pepco and Conectiv has agreed that, pending the completion of the transaction, each of them and their subsidiaries will carry on their businesses in

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the usual, regular and ordinary course consistent with past practice and will use all commercially reasonable efforts to preserve intact their present business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers and others having business dealings with them and (subject to prudent management of their workforces and on-going programs currently in force) keep available the services of their present officers and employees, to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the effective time.

   Conectiv Covenants. Under the merger agreement, during the period from February 9, 2001 until the effective time, Conectiv has agreed as to itself and its subsidiaries that, except as contemplated or permitted by the merger agreement or as required by a governmental entity or by applicable law, rule or regulation, or to the extent that Pepco consents in writing (which consent is not to be unreasonably delayed or withheld), Conectiv and each of its subsidiaries will be subject to customary restrictions for the conduct of its business as to, among other things:

  .  changes in lines of business;

  .  investments;

  .  dividends and distributions;

  .  changes in capital structure;

  .  issuances of securities;

  .  organizational documents;

  .  acquisitions;

  .  dispositions of assets;

  .  incurrence of guarantees or indebtedness;

  .  material contracts;

  .  capital expenditures;

  .  employee benefit plans and similar matters;

  .  accounting matters;

  .  rate matters and 1935 Act matters;

  .  insurance;

  .  actions with respect to the tax treatment of the transaction;

  .  Conectiv's rights plan;

  .  affiliate agreements;

  .  third-party standstill agreements;

  .  environmental matters;

  .  tax matters and tax rulings; and

  . actions that would reasonably be expected to result in the closing conditions not being satisfied.

Conectiv also agrees, if requested by Pepco, to use its reasonable best efforts to obtain certain third-party consents.

   Pepco Covenants. Under the merger agreement, during the period from February 9, 2001 until the effective time, Pepco has agreed as to itself and its subsidiaries that, except as contemplated or permitted by the

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merger agreement or as required by a governmental entity or by applicable law, rule or regulation, or to the extent that Conectiv consents in writing (which consent is not to be unreasonably delayed or withheld), Pepco and each of its subsidiaries will be subject to customary restrictions for the conduct of its business as to, among other things:

  .  dividends and distributions;

  .  changes in capital structure;

  .  issuances of securities;

  .  organizational documents;

  .  acquisitions;

  .  dispositions of assets;

  .  incurrence of guarantees or indebtedness;

  .  accounting matters;

  .  1935 Act matters;

  .  insurance;

  .  actions with respect to the tax treatment of the transaction;

  .  acquisition of other entities;

  .  activities of HoldCo, Merger Sub A and Merger Sub B;

  . actions that would reasonably be expected to result in the closing conditions not being satisfied; and

  . actions that could reasonably be expected to materially delay or impede the transaction.

   Additional Covenants. Conectiv and Pepco have also agreed to several other covenants for the conduct of their actions prior to the effective time. Among these are that, subject to applicable laws and regulations:

  .  Conectiv will confer with, and report to, Pepco on operational matters;

  . Conectiv and Pepco will file all reports required to be filed by each of them with the SEC and other governmental entities between February 9, 2001 and the effective time and will deliver to the other party copies of all these documents;

  . each party will have the right to review in advance, and will consult with the other with respect to, all the information relating to the other party and each of their respective subsidiaries, which appears in any filings, announcements or publications made with, or written materials submitted to, any third party or any governmental entity in connection with the transaction;

  . Conectiv and Pepco will each appoint one or more representatives to a committee that will be responsible for coordinating transition planning and implementation relating to the transaction; and

  . Conectiv, HoldCo and Pepco will coordinate with each other the declaration, setting of record dates and payment of dividends on capital stock of Conectiv or any of Conectiv's subsidiaries so that holders of capital stock of Conectiv or any of Conectiv's subsidiaries do not receive dividends on either both or none of the capital stock of Conectiv or any of Conectiv's subsidiaries and HoldCo common stock received in the transaction in respect of any calendar quarter.

   In addition, each of Pepco and Conectiv may, with respect to the quarter in which the effective time occurs, pay a special dividend with respect to each class of its common stock in an amount consisting of the pro rata portion of the dividend which it would be permitted to pay had the effective time not occurred in that quarter, payable for the period from and including the first day of such quarter through, but not including, the day of the effective time.

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Acquisition Proposals

   Negotiations and Provision of Information. Under the merger agreement, Conectiv has agreed that it will immediately cease any existing discussions or negotiations, if any, with any parties with respect to any proposal for Conectiv to engage in any merger, recapitalization, consolidation, business combination, sale of 15% or more of the consolidated assets of Conectiv and its subsidiaries, taken as a whole, sale of 15% or more of the shares of capital stock of Conectiv or any of its subsidiaries whose assets constitute 15% or more of the consolidated assets of Conectiv and its subsidiaries, taken as a whole, or similar or comparable transactions involving Conectiv or any of its subsidiaries, other than the transactions contemplated in the merger agreement. We refer to any such proposal as an Acquisition Proposal. Conectiv agrees not to solicit, initiate, knowingly encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to an Acquisition Proposal, and not to engage in negotiations or discussions concerning, or provide any non-public information to any entity relating to any Acquisition Proposal.

   The Conectiv Board may, however, furnish information to, or engage in discussions or negotiations with, any person in response to an unsolicited bona fide written Acquisition Proposal of that person if, and only to the extent that, the Conectiv Board determines in good faith, after consultation with outside legal counsel, that such action is reasonably necessary for the Conectiv Board to act in a manner consistent with its fiduciary duties under applicable law.

   Superior Proposal. If a third party makes a bona fide written proposal for Conectiv to engage in any merger, recapitalization, consolidation, business combination, sale of a majority of the consolidated assets of Conectiv and its subsidiaries, taken as a whole, sale of a majority of the shares of capital stock of Conectiv or any of its subsidiaries whose assets constitute a majority of the consolidated assets of Conectiv and its subsidiaries, taken as a whole, or similar or comparable transactions involving Conectiv or any of its subsidiaries, that the Conectiv Board concludes in good faith (after consultation with its financial advisor and legal counsel), taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, would, if consummated, result in a transaction that is more favorable to Conectiv's stockholders (in their capacities as stockholders), from a financial point of view, than the transactions contemplated by the merger agreement and is reasonably capable of being completed (which we refer to as a Superior Proposal), then the Conectiv Board may approve the Superior Proposal and terminate the merger agreement, but only if:

  . Conectiv first provides Pepco with a reasonable opportunity (not to exceed three business days) to make adjustments in the terms and conditions of the merger agreement sufficient to cause the Conectiv Board to determine that the Superior Proposal at issue no longer constitutes a Superior Proposal; and

  .  Conectiv pays to Pepco a termination fee of $60 million.

Stock Options

   Under the merger agreement, Conectiv agrees to take all action reasonably necessary so that, immediately prior to the effective time, the outstanding stock options issued under its stock option plan will become vested and exercisable as of the effective time and will, at the election of the holder thereof, be either:

  . canceled, in which case the holder will be entitled to receive cash in an amount equal to the excess, if any, of $25 per share over the exercise price per share of the stock option, or

  . converted into an option to purchase a number of shares of HoldCo common stock that the stockholder would have received in the transaction had the stock option been exercised prior to the effective time.

   The exercise price of each converted option will be adjusted to retain the ratio between the exercise price of the option and the value of the underlying shares of stock. Otherwise, the terms and conditions of the converted options will not change. HoldCo will use its best efforts to register, and maintain the registration of, the HoldCo common stock subject to the converted options.


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Employment Related Obligations; Employee Benefits

   Following the effective time of the transaction, and subject to the other terms of the merger agreement, HoldCo will, or will cause the appropriate subsidiary to:

  . assume and honor all employment-related obligations, agreements and benefits plans covering current and former employees, directors and consultants of Conectiv or any of its subsidiaries;

  . for at least two years after the effective time, provide each Conectiv employee with a base salary or wages at least equal to that provided to the employee immediately prior to the effective time, and provide benefits to these employees that are no less favorable in the aggregate than the benefits provided to them immediately prior to the effective time;

  . for that two-year (or, if applicable, such longer) period, provide each Conectiv employee with severance payments and benefits no less favorable than those provided under the Conectiv severance plans and policies in effect immediately prior to the effective time; and

  . for the two-year period following the effective time, not amend (other than to provide for the substitution of stock in connection with the transaction) or terminate Conectiv's supplemental retirement plan or deferred compensation plan.

   Although HoldCo, Conectiv or the appropriate subsidiary will assume the obligations described above, except for Conectiv's supplemental retirement plan and deferred compensation plan, HoldCo, Conectiv or the appropriate subsidiary may terminate or amend any benefit plan if such amendment or termination is allowed under the plan, subject to satisfaction of any legal duty to bargain with the collective bargaining representatives with respect to these matters.

   In addition, if Conectiv's Personnel and Compensation committee decides to distribute benefits to participants according to the participants' previous elections in its supplemental retirement plan and deferred compensation plan upon termination of employment or service following the effective time, Pepco, HoldCo or Conectiv will, to the extent Conectiv has not already done so, contribute cash to a grantor trust or trusts maintained by an independent institutional trustee, as soon as practicable after the effective time of the transaction, in an amount not less than the value, as of the effective time, of all participants' benefits under the supplemental retirement plan and the deferred compensation plan, as determined by Conectiv's actuary.

   With respect to any Conectiv benefit plans in which Conectiv employees participate after the effective time, HoldCo will, or will cause Conectiv or the appropriate subsidiary to:

  . if either satisfied or inapplicable under Conectiv's benefit plans immediately before the effective time, waive limitations as to pre-existing conditions, exclusions and waiting periods related to participation and coverage of Conectiv's employees under any benefit plan in which these employees may participate after the effective time;

  . provide each Conectiv employee with credit for any co-payments and deductibles paid prior to the effective time; and

  . if recognized under a comparable Conectiv benefit plan immediately before the effective time, recognize Conectiv's employees' service with Conectiv and its current and former affiliates for all purposes in benefit plans in which these employees may be eligible to participate after the effective time, unless it would result in a duplication of benefits that is neither contemplated in a HoldCo plan, agreement or arrangement nor approved by HoldCo.

Directors' and Officers' Indemnification and Insurance

   With certain limitations and restrictions, the merger agreement provides that, for a period of six years following the effective time, HoldCo and Conectiv (as the surviving corporation in the Conectiv Merger) will,

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jointly and severally, indemnify and hold harmless, to the fullest extent permitted under applicable law, any person who was an officer, director or employee of Conectiv and its subsidiaries at the effective time against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses (including attorneys' fees and expenses) incurred in connection with any claim, action, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the person is or was an officer, director or employee of Conectiv or any of its subsidiaries or matters existing or occurring at or prior to the effective time, whenever these claims, actions, etc. were asserted or claimed.

   The persons who receive this indemnification may not settle any claim without the prior approval of HoldCo, and will be entitled to advancement of expenses incurred in the defense of any claim, action, proceeding or investigation; provided that any person to whom these expenses are advanced must provide an undertaking, to the extent required by the Delaware General Corporation Law, to repay these advances if it is ultimately determined that this person is not entitled to indemnification.

   In addition, HoldCo has agreed to cause Conectiv (as the surviving corporation in the Conectiv Merger):

  . to maintain in effect, for a period of six years after the effective time, in its certificate of incorporation and bylaws the current provisions regarding elimination of liability of directors and indemnification of, and advancement of expenses to, officers, directors and employees contained in the certificate of incorporation and bylaws of Conectiv; and

  . at the election of HoldCo, for a period of six years after the effective time, either:

   . to maintain in effect the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Conectiv, or

   . to provide tail coverage for persons covered by current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Conectiv which will provide coverage for a period of six years for acts prior to the effective time on terms no less favorable than the terms of such current insurance coverage.

Additional Agreements

   Reasonable Best Efforts. The parties have agreed as to themselves and their subsidiaries that, subject to the terms and conditions of the merger agreement, they will use their reasonable best efforts to take all actions and do all things necessary, proper or advisable under applicable laws and regulations to consummate the transaction as soon as practicable, including the obtaining of regulatory approvals.

   Pepco's Stock Buyback Program. Prior to the effective time, Pepco will not rescind, or modify in a manner adverse to Conectiv, its program to repurchase up to $450 million of Pepco common stock. In addition, Pepco agrees to implement such program in good faith consistent with past practices and subject to its reasonable business judgment.

   The HoldCo Board. At or prior to the effective time, the HoldCo Board will elect, effective immediately following the effective time, at least two persons who were members of the Conectiv Board prior to the effective time. Those directors will be chosen by the mutual agreement of Pepco and Conectiv.

   Significant Presence and Community Support. The merger agreement provides that Pepco intends that Conectiv, after the effective time, will maintain a significant presence in Wilmington, Delaware. In addition, after the effective time, Conectiv will provide charitable contributions and community support at comparable levels as have been provided before the effective time within Conectiv's and its subsidiaries' service areas.

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Conditions to the Transaction

   Conditions to Each Party's Obligation to Effect the Transaction. Unless waived in writing, the obligations of the parties to complete the transaction are subject to the satisfaction of the following conditions:

  . the stockholders of each of Conectiv and Pepco have, respectively, adopted and approved the merger agreement and the related transactions;

  . no federal, state, local or foreign, if any, law, statute, regulation, code, ordinance or decree has been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other governmental entity of competent jurisdiction is in effect, and has the effect of making the transaction illegal or otherwise prohibiting consummation of the transaction;

  . the parties have obtained the required statutory approvals, which have become final orders, and no final order imposes terms or conditions that would reasonably be expected to result in a material adverse effect (as defined below) on HoldCo (giving effect to the transaction);

  . the applicable waiting period under the HSR Act has been terminated or has expired;

  . the shares of HoldCo common stock to be issued or reserved for issuance in, or in connection with, the transaction have been approved upon official notice of issuance for listing on NYSE; and

  . this joint proxy statement/registration statement has been declared effective and the SEC has not threatened, initiated or taken any action suspending the effectiveness of this joint proxy statement/registration statement.

   Under the merger agreement, "material adverse effect" means, with respect to any entity, any change or effect that would be materially adverse to the business, financial condition or results of operations of such entity and its subsidiaries taken as a whole, other than any change or effect resulting from the following:

  .  changes in economic conditions;

  . the announcement and performance of the merger agreement and compliance with its covenants;

  . changes or developments in the industries in which such entity and its subsidiaries operate;

  . any failure to consummate the transactions contemplated by any of the agreements specified by Conectiv; or

  .  certain other specified items.

   Additional Conditions to the Obligations of Pepco. The obligations of Pepco to complete the transaction are also subject to the satisfaction or waiver of the following additional conditions:

  . the representations and warranties of Conectiv in the merger agreement are correct as of the closing date or at the earlier date to which they relate, as applicable, unless the failure of all the representations and warranties that are not qualified as to having a material adverse effect have not had or would not reasonably be expected to have a material adverse effect;

  . Conectiv has performed or complied in all material respects with all material agreements and covenants required to be performed by it under the merger agreement prior to the closing date;

  . Pepco has received from LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel to Pepco, a written opinion dated as of the closing date that the transaction will be treated for federal income tax purposes as transactions described in Section 351 of the Code;

  . no material adverse effect on Conectiv has occurred and no fact or circumstance exists which would reasonably be expected to have a material adverse effect on Conectiv; and

  . with respect to certain of the statutory approvals required for the transaction from the state commissions where only Conectiv has regulated operations, these approvals shall have become final orders and no

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   final order has imposed terms and conditions that would reasonably be expected to result in a material adverse effect on Conectiv.

   Additional Conditions to the Obligations of Conectiv. The obligations of Conectiv to complete the transaction are also subject to the satisfaction or waiver of the following additional conditions:

  . the representations and warranties of Pepco in the merger agreement are correct as of the closing date or at the earlier date to which they relate, as applicable, unless the failure of all the representations and warranties that are not qualified as to having a material adverse effect have not had or would not reasonably be expected to have a material adverse effect;

  . Pepco has performed or complied in all material respects with all material agreements and covenants required to be performed by it under the merger agreement prior to the closing date;

  . Conectiv has received from Simpson Thacher & Bartlett, counsel to Conectiv, a written opinion dated as of the closing date that the transaction, will be treated for federal income tax purposes as transactions described in Section 351 of the Code; and

  . no material adverse effect has occurred on Pepco and no fact or circumstance exists which would reasonably be expected to have a material adverse effect on Pepco.

Termination

   Pepco and Conectiv each have the right to terminate the merger agreement, whether before or after the stockholders have adopted the merger agreement, under the following circumstances:

  .  by mutual written consent;

  . if the transaction has not been completed by August 9, 2002, so long as the delay has not been caused by a failure of the party seeking termination to fulfill its obligations under the merger agreement. If all closing conditions are satisfied or able to be satisfied on August 9, 2002, other than the receipt of the required statutory approvals, but the receipt of these approvals is being pursued diligently and in good faith, then the date for termination will be extended to February 9, 2003;

  . if any governmental entity has issued an order, decree or ruling or has taken any other action permanently restraining, enjoining or otherwise prohibiting the transaction, and this order, decree, ruling or other action has become final and nonappealable, unless this action by the governmental entity was to any extent caused by the failure of the party seeking termination to fulfill its obligations in the merger agreement to work with these governmental entities to permit the transaction to be completed; or

  . if the stockholders of either party do not adopt or approve the merger agreement at their duly held meetings of stockholders.

   In addition, Pepco has the right to terminate the merger agreement under the following circumstances:

  . if the Conectiv Board withdraws, or modifies in any manner adverse to Pepco, its approval of the merger agreement, approves or recommends an Acquisition Proposal or resolves to take any of those actions; or

  . if a material breach of Conectiv's representations, warranties, covenants or agreements in the merger agreement has occurred such that Conectiv would not satisfy its closing conditions under the merger agreement before August 9, 2002 (or, if applicable, February 9, 2003) and this breach has not been remedied within 30 business days after Conectiv receives notice in writing from Pepco specifying the nature of such breach and requesting that it be remedied, as long as at that time Pepco, HoldCo, Merger Sub A and Merger Sub B are not in material breach of any of Pepco's representations, warranties, covenants or agreements contained in the merger agreement.

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   In addition, Conectiv has the right to terminate the merger agreement under the following circumstances:

  . if the Conectiv Board approves a Superior Proposal, as long as Conectiv first provides Pepco with a reasonable opportunity to make adjustments in the terms and conditions of the merger agreement sufficient to cause the Conectiv Board to determine that the Superior Proposal no longer constitutes a Superior Proposal and Conectiv pays Pepco the termination fee described below;

  . if a material breach of Pepco's, HoldCo's, Merger Sub A's and Merger Sub B's representations, warranties, covenants or agreements in the merger agreement has occurred such that the Pepco would not satisfy its closing conditions under the merger agreement before August 9, 2002 (or, if applicable, February 9, 2003) and this breach has not been remedied within 30 business days after Pepco receives notice in writing from Conectiv specifying the nature of such breach and requesting that it be remedied, as long as at that time Conectiv is not in material breach of any of its representations, warranties, covenants or agreements contained in the merger agreement;

  . if the Pepco Board withdraws, or modifies in any manner adverse to Conectiv, its approval of the merger agreement or resolves to take any of those actions; or

  . if the Average Final Price is less than $16.50, as long as Conectiv first gives Pepco written notice of Conectiv's intent to terminate for this reason at any time during the three-business day period starting on the date on which the Average Final Price was determined, following which Pepco has two business days to, at its option, supplement the stock portion of the merger consideration by either (i) adjusting the exchange ratio so as to provide holders of Conectiv stock with a value of $21.15 per share of Conectiv common stock and $18.35 per share of Conectiv Class A common stock or (ii) maintaining the exchange ratio and paying additional cash consideration to Conectiv stockholders entitled to receive HoldCo common stock so that they receive a total value of $21.15 per share of Conectiv common stock and $18.35 per share of Conectiv Class A common stock, or (iii) doing a combination of (i) and
     (ii), provided that any such combination must be in the same proportion with respect to the Conectiv common stock and the Conectiv Class A common stock. See "The Transaction--Conectiv "Walk-Away' Right and Pepco "Top-Up' Right" on page 31.

   Effect of Termination. If the merger agreement is terminated, there will be no liability or obligation on the part of Pepco or Conectiv or any of their officers or directors, except as otherwise provided in the merger agreement and as described below under "--Termination Fees." Nothing, however, will relieve any party from liability for a willful breach of the merger agreement.

   Termination Fees. Under the merger agreement, termination fees are payable in the following circumstances:

  . If Conectiv terminates the merger agreement due to the Conectiv Board's approval of a Superior Proposal, Conectiv will be obligated to pay a termination fee of $60 million to Pepco.

  . If Conectiv or Pepco terminate the merger agreement due to the failure of Conectiv's stockholders to adopt the merger agreement, at any time after February 9, 2001 and at or before the time of the Conectiv stockholders' meeting, a bona fide Acquisition Proposal (with the replacement of "15%" with "35%" in the definition of Acquisition Proposal) has been made public and has not been withdrawn and, within 12 months of the termination of the merger agreement, Conectiv enters into a definitive agreement with a third party with respect to an Acquisition Proposal (which is subsequently consummated) or an Acquisition Proposal is consummated, then Conectiv will be obligated to pay a termination fee of $60 million to Pepco.

  . If Pepco terminates the merger agreement as a result of the Conectiv Board withdrawing or modifying its approval of the merger agreement and the transaction, approving or recommending an Acquisition Proposal, or resolving to do any of those things, so long as this action by the Conectiv Board giving rise to Pepco's termination right was not caused by Pepco entering into a definitive agreement with respect to a Pepco Transaction that could reasonably be expected to materially delay or impede the consummation of the transaction, then Conectiv will be obligated to pay a termination fee of $60 million to Pepco.

  . If Conectiv or Pepco terminate the merger agreement due to the failure of Pepco's stockholders to adopt the merger agreement, at any time after February 9, 2001 and at or before the time of the Pepco stockholders' meeting a bona fide proposal with respect to a Pepco Transaction has been made public and not withdrawn and, within 12 months of the termination of merger agreement, Pepco enters into a definitive agreement with a third party with respect to a Pepco Transaction (which is subsequently consummated) or a Pepco Transaction is consummated, then Pepco will be obligated to pay a termination fee of $60 million to Conectiv.

  . If Conectiv terminates the merger agreement as a result of the Pepco Board withdrawing or modifying its approval of the merger agreement and the transaction, or resolving to do any of those things, then Pepco will be obligated to pay a termination fee of $60 million to Conectiv.

Amendment and Waiver

   Amendment. The merger agreement may be amended by Pepco, Conectiv and HoldCo at any time before or after the stockholders of Pepco and Conectiv adopt the merger agreement. However, after these stockholder approvals, if any laws or rules of any relevant stock exchange require additional stockholder approval for an amendment, then such an amendment may not be made without that approval.

   Extension; Waiver. At any time prior to the effective time, the parties may:

  . extend the time for the performance of any of the obligations or other acts of the other parties;

  . waive any inaccuracies in the representations and warranties of the other parties; and

  . waive compliance with any of the agreements or conditions contained in the merger agreement.

   The failure of any party to the merger agreement to assert any of its rights under the merger agreement will not constitute a waiver of those rights.

                APPROVAL OF THE HOLDCO LONG-TERM INCENTIVE PLAN

   In connection with the transaction, the HoldCo Board has adopted the HoldCo Long-Term Incentive Plan (which we refer to in this section as the Plan). The Plan is being submitted for approval to the stockholders of Pepco and the stockholders of Conectiv at their respective annual meetings. If the transaction is completed and the Plan is approved by the stockholders of both Pepco and Conectiv, the Plan will become effective on the closing date of the transaction.

Description of the Plan

   The continuing growth and development and financial success of HoldCo and its subsidiaries will be dependent upon ensuring the best possible management. The HoldCo Board believes that the Plan will be an important aid to HoldCo in attracting and retaining individuals of outstanding abilities and in rewarding them for the continued profitable performance of HoldCo and its subsidiaries. A summary of the material provisions of the Plan is set forth below. Please read this information in conjunction with the full text of the Plan, which is attached as Annex I to this joint proxy statement/prospectus.

   Objective. The objective of the Plan is to increase stockholder value by providing a long-term incentive to reward officers, key employees, and directors of HoldCo and its subsidiaries for the profitable performance of HoldCo and its subsidiaries, and to increase the ownership of HoldCo common stock by such individuals.

   Term of the Plan. The Plan has a term of ten years, commencing at the effective time, but may be terminated earlier by the HoldCo Board.

   Shares Available under the Plan. The total number of shares of HoldCo common stock for which awards may be granted to participants under the Plan is 10,000,000. If an award lapses or the participant's rights with respect to an award otherwise terminate, the shares of HoldCo common stock subject to the award will again be available for future awards under the Plan. The shares of HoldCo common stock available for awards under the plan may consist of authorized and unissued shares, shares held in treasury, or shares purchased in the open market (including private purchases).

   Administration. The Plan provides that it will be administered by a committee of the HoldCo Board (which we refer to as the Committee), but generally allows the HoldCo Board in its entirety, in its discretion, to assume responsibility for any of the functions for which the Committee is responsible under the terms of the Plan, except in the case of awards that are intended to satisfy the requirements of section 162(m) of the Internal Revenue Code. In addition, the HoldCo Board has retained the sole authority and discretion to modify the provision of the Plan that provides for an annual grant to the non-employee directors of HoldCo of an option to purchase 1,000 shares of HoldCo common stock. Subject to these qualifications, the Plan gives the Committee broad authority to determine the persons to whom, and the times at which, awards will be granted, expire, or lapse, the types of awards to be granted, the number of shares of HoldCo common stock to be covered by each award, and all other terms and conditions for awards granted under the Plan. After awards are made, the Committee also is responsible for all questions of interpretation and application of the Plan.

Eligible Participants

   Under the Plan, the Committee from time to time, in its sole discretion, may make awards to officers or key employees of HoldCo and its subsidiaries selected by the Committee and may grant awards in the form of nonqualified stock options to the non-employee directors of HoldCo. In addition, in accordance with the terms of the Plan, each non-employee director of HoldCo will receive annually, on or about May 1 of each year, a nonqualified stock option to purchase 1,000 shares of HoldCo common stock. The Pepco Board anticipates that immediately following the effectiveness of the Plan
approximately     officers and key employees of HoldCo and approximately
non-employee directors of HoldCo would be eligible to participate in the Plan.

   Awards. The Plan provides for the granting of the following types of awards:

   Restricted Stock. An award of restricted stock consists of shares of HoldCo common stock that the grantee is prohibited from transferring until the lapse of a restriction period and that are subject to forfeiture if the condition to the vesting of the shares is not satisfied. Receipt of a restricted stock award does not require a payment by the grantee. The Committee establishes the terms and conditions of each grant, including the restriction period (which will be not less than one and not more than ten years), whether dividends will be paid currently or accumulated, and the form of any dividend payment.

   The vesting of a restricted stock award may be conditioned on the completion of a specified period of service (which we refer to as a service-based award) or on the attainment, during a performance period, of one or more performance objectives (which we refer to as a performance-based award). The performance objectives for performance-based awards, which may vary from participant to participant, will be based on such performance criteria or combination of factors, as the Committee deems appropriate. In the case of a performance-based restricted stock award that is intended to satisfy the requirements of section 162(m) of the Internal Revenue Code, the vesting of the award may be based, in the sole discretion of the Committee, on one or more business criteria that relate to the individual grantee, groups of individuals, a product or service line, a business unit, a division, or a subsidiary of HoldCo or HoldCo as a whole, individually or in any combination. The performance goals will consist of any one or more of the following:

  .  gross, operating or net earnings before or after income taxes;

  .  earnings per share;

  .  book value per share;

  .  cash flow per share;

  .  return on equity;

  .  return on investment;

  .  return on assets, employed assets or net assets;

  .  total stockholder return (expressed on a dollar or percentage basis);

  .  return on cash flow;

  .  internal rate of return;

  .  cash flow return on investment;

  .  improvements in capital structure;

  .  residual income;

  .  gross income, profitability or net income;

  .  price of any HoldCo security;

  .  sales to customers (expressed on a dollar or percentage basis);

  .  retention of customers (expressed on a dollar or percentage basis);

  . increase in HoldCo's or a subsidiary's customer satisfaction ratings (based on a survey conducted by an independent third party);

  . economic value added (defined to mean net operating profit minus the cost of capital);

  . market value added (defined to mean the difference between the market value of debt and equity, and economic book value);

  .  market share;

  .  level of expenses;

  .  combined ratio;

  .  payback period on investment; and

  .  net present value of investment.

On completion of the restriction period and attainment of any performance objectives, the restrictions will expire with respect to one or more shares of restricted stock. If target performance objectives are exceeded, the Committee may award additional shares of HoldCo common stock to a participant.

   Options. An option entitles the holder to purchase shares of HoldCo common stock at an exercise price determined at the time of the grant. Options granted under the Plan may be either incentive stock options that are qualified under section 422 of the Internal Revenue Code (or ISOs) or options that are intended not to qualify under that provision (or Nonqualified Options). The grant of an option does not require a payment by the grantee. Options may not be granted with an exercise price per share that is less than 100% of the fair market value of a share of HoldCo common stock on the grant date. The term of an option may not exceed ten years. In the Committee's discretion, the exercise price may be paid in cash, shares of HoldCo common stock, or combination of the cash and stock.

   Performance Units. Performance units are the right to receive a payment in cash, HoldCo common stock, or both, upon the attainment during a performance period of one or more performance objectives. Receipt of a performance unit does not require a payment by the grantee. The performance objectives, which may vary from participant to participant, will be based on such performance criteria of combination of factors as the Committee deems appropriate. In the case of a performance unit that is intended to satisfy the requirements of section 162(m) of the Internal Revenue Code, the performance goals are the same as those that are set forth above for performance-based awards of restricted stock.

   Stock Appreciation Rights. Stock appreciation rights (or SARs) are the right to receive a payment equal in amount to the difference between, depending on the terms of the SAR, either the fair market value of a share of HoldCo common stock or the book value of a share of HoldCo common stock on the date of the award and the date of exercise. SARs may be awarded in conjunction with an option or as a separate award. Receipt of an SAR does not require a payment by the grantee. If an SAR is awarded in conjunction with a stock option, the exercise of the SAR will extinguish the corresponding stock option, and vice versa. The term of an SAR may not exceed ten years. The payment upon the exercise of SARs may be made in cash, in shares of HoldCo common stock, or both, in the Committee's discretion.

   Dividend Equivalents. A dividend equivalent entitles the recipient to receive a payment in an amount equal to the dividends paid on shares of HoldCo common stock from the date of grant until the dividend equivalent lapses. Dividend equivalents may be granted in conjunction with an option, a separately awarded stock appreciation right, restricted stock, performance units, or awards of additional HoldCo common stock if performance-based restricted stock target performance objectives are exceeded. Receipt of dividend equivalents does not require a payment by the grantee. Dividend equivalents lapse no later than the date that the corresponding award lapses or is exercised.

Limitations on Performance-Based Awards to Certain Executives

   No award of performance-based restricted stock or performance units made to a person who is, or in the opinion of the HoldCo Board or the Committee is likely to be, a "covered employee" within the meaning of section 162(m) of the Internal Revenue Code (whom we refer to as a covered executive) is permitted to exceed $3,000,000, either in cash or in fair market value of HoldCo common stock, for any performance period. In addition, no covered executive is permitted to receive more than 5,000,000 in the aggregate of options, stock appreciation rights, and shares of performance-based restricted stock over the ten-year term of the Plan.

Consequences of a Change in Control of HoldCo

   If a participant in the Plan is terminated as an employee or director or suffers a diminution of responsibility, authority, position, or salary following a change in control of HoldCo, any outstanding awards held by the participant will be affected in the following manner:

  . All outstanding restricted stock awards will be entitled to an accelerated payout that is prorated based on the number of months of the restricted period that have elapsed when the change in control occurs. In determining the amount of the payment, the maximum performance achievement will be assumed.

  . All outstanding options or stock appreciation rights will become immediately exercisable.

  . All outstanding performance unit awards will be entitled to an accelerated payout that is prorated based on the number of months of the performance period that have elapsed when the change in control occurs, and assuming that the maximum performance was achieved.

   The term "change in control" as defined by the Plan means:

  . the purchase or acquisition by any person, entity, or group of persons of beneficial ownership of 30% or more of the combined voting power of HoldCo's then outstanding shares of voting securities;

  . the approval by the stockholders of HoldCo of a merger or consolidation with respect to which persons who were stockholders of HoldCo immediately prior to such merger or consolidation do not, immediately thereafter, own more than 70% of the combined voting power of the merged or consolidated entity's then outstanding securities;

  .  a liquidation of HoldCo or the sale of substantially all of its assets;
     or

  . within a 24-month period, a change of more than one-half of the members of the HoldCo Board whose election by the HoldCo Board or nomination for election by HoldCo's stockholders was approved by a vote of at least 2/3 of the directors who were directors at the beginning of the period or whose election or nomination was previously so approved.

Tax Withholding

   HoldCo or its subsidiaries may withhold any applicable federal, state, or local taxes upon payment under an award. Subject to any applicable law, if payment under an award is to be made in HoldCo common stock, the HoldCo Board may in its discretion permit or require a participant to satisfy any withholding or other taxes payable through:

  .  the payment of cash by the participant to HoldCo or its subsidiaries;

  . the retention by HoldCo or its subsidiaries of shares of HoldCo common stock; or

  . the delivery by the participant to HoldCo or its subsidiaries of shares of HoldCo common stock owned by the participant.

Amendment or Termination of the Plan

   The HoldCo Board may at any time and from time to time alter, amend, suspend, or terminate the Plan, in whole or in part, as it determines in its sole discretion. However, no such action may, without the consent of the participant to whom any award was previously granted, adversely affect the rights of such participant concerning the award, except to the extent that such termination, suspension, or amendment of the Plan or award (1) is required by law or (2) is deemed by the HoldCo Board necessary in order to comply with the requirements of section 162(m) of the Internal Revenue Code or Rule 16b-3 under the Securities Exchange Act of 1934.

Federal Income Tax Consequences

   The following is a discussion of the material federal income tax consequences of the various types of awards under the Plan:

   Restricted Stock. The grant of restricted stock generally does not result in taxable income to a participant or a tax deduction for HoldCo. At the time the restrictions expire, however, a participant will realize ordinary taxable income in an amount equal to the fair market value of the HoldCo common stock on the date the restrictions expire, and HoldCo will be entitled to a corresponding deduction. In addition, during or after the restriction period (depending on whether the dividends are paid to the individuals or accumulated), a participant will be taxed on the dividends paid with respect to restricted stock as compensation, and HoldCo will be entitled to a corresponding deduction.

   Incentive Stock Options. ISOs are intended to meet the requirements of section 422 of the Internal Revenue Code. The grant of an ISO does not result in taxable income to the participant or a tax deduction for HoldCo. The exercise of an ISO will not result in ordinary taxable income to the participant (although the difference between the exercise price and the fair market value of the HoldCo common stock subject to the option may result in alternative minimum tax liability to the participant) and HoldCo will not be allowed a deduction at any time in connection with such award, if the following conditions are met:

  . at all times during the period beginning with the date of grant and ending on the day three months before the date of exercise, the participant is an employee of HoldCo or of a subsidiary; and

  . the participant makes no disposition of HoldCo common stock within two years from the date of grant nor within one year after the HoldCo common stock is transferred to the participant.

The three-month period is extended to one year in the event of disability and is waived in the event of death of the participant. If the HoldCo common stock is sold by the participant after meeting these conditions, any gain realized over the exercise price ordinarily will be treated as long-term capital gain, and any loss will be treated as long-term capital loss, in the year of the sale.

   If the participant fails to comply with the employment or holding period requirements discussed above, the participant will recognize ordinary taxable income in an amount equal to the lesser of:

  . the excess of the fair market value of the HoldCo common stock on the date of exercise over the exercise price; or

  . the excess of the amount realized upon such disposition over the exercise price. If the participant realizes ordinary taxable income on account of such a disqualifying disposition (described above), a corresponding deduction will be allowed to HoldCo for the same year.

   Nonqualified Stock Options. The grant of a Nonqualified Option does not result in taxable income to the participant or a tax deduction for HoldCo. Upon exercise of a nonqualified stock option, the participant will realize compensation taxable as ordinary income in an amount equal to the difference between the exercise price and the fair market value of the HoldCo common stock on the date of exercise, and HoldCo will be entitled to a corresponding deduction for the same year. The participant's basis in such shares will be the fair market value on the date income is realized, and when the participant disposes of the shares he or she will recognize capital gain or loss, either long-term or short-term, depending on the holding period of the shares.

   Stock Appreciation Rights. The grant of an SAR does not result in taxable income to the participant or a tax deduction for HoldCo. Upon exercise of an SAR, the participant will realize ordinary taxable income in an amount equal to the excess of the fair market value of the HoldCo common stock or cash received over any amount paid by the participant upon exercise, and HoldCo will be entitled to a corresponding deduction for the same year.

   Performance Units. The grant of a performance unit does not result in taxable income to the participant or a tax deduction for HoldCo. Upon the expiration of the applicable award cycle and receipt of the HoldCo common stock distributed in payment of the award or an equivalent amount of cash, the participant will realize ordinary taxable income equal to the full fair market value of the shares delivered or the amount of cash paid. At that time, HoldCo generally will be allowed a corresponding tax deduction equal to the compensation taxable to participant.

   Dividend Equivalents. Dividend equivalents generally are taxed as compensation when they are paid to the participant, and HoldCo receives a corresponding deduction. If a participant elects (with the Committee's consent) to be taxed on the value of a restricted stock award when the award is granted, however, dividend equivalents paid with respect to the award will be taxed as dividends and will not be deductible by HoldCo.

   Deduction Limit. Compensation paid to HoldCo's chief executive officer and its four other most highly compensated officers generally will not be deductible to the extent it exceeds $1 million. Certain performance-based awards granted under a stockholder-approved plan are exempt from this deduction limit, however. The Plan permits the Committee to make performance-based awards to participants who otherwise might be subject to the deduction limit.

New Plan Benefits

   The benefits that may be received under the Plan by any participant or group of participants are not determinable, except for the annual grant to each non-employee director of an option to purchase 1,000 shares. All other awards to eligible participants will depend on future determinations made by the HoldCo Board or the Committee.

Vote Required

   Approval of the Plan requires the affirmative vote of the holders of a majority of the shares of Pepco common stock present in person or represented by proxy and entitled to vote at the meeting. Abstentions will be deemed present and entitled to vote, but will not be counted as a vote either for or against this proposal, and therefore will have the same effect as a vote against the approval of the Plan. Shares that are the subject of broker non-votes will be counted as shares not entitled to vote.

   Likewise, approval of the Plan requires the affirmative vote of the holders of a majority of the shares of Conectiv stock present in person or represented by proxy and entitled to vote at the annual meeting. Abstentions will be deemed present and entitled to vote, but will not be counted as a vote either for or against this proposal, and therefore will have the same effect as a vote against the approval of the Plan. Shares that are the subject of broker non-votes will be counted as shares not entitled to vote.

   The Pepco Board and the Conectiv Board each recommend a vote "FOR" the adoption of the Plan.

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

   The unaudited pro forma combined financial information have been prepared to give effect to the merger of Pepco and Conectiv resulting in both becoming wholly owned subsidiaries of New RC, Inc. (HoldCo), a company recently formed by Pepco (the transaction). The transaction will be accounted for as an acquisition of Conectiv by Pepco under the purchase method of accounting. The unaudited pro forma financial information is derived from the December 31, 2000 historical financial statements of Pepco and the unaudited December 31, 2000 historical financial statements of Conectiv. The Conectiv historical financial statements have been reclassified to conform to the presentation in Pepco's financial statements. The unaudited pro forma balance sheet assumes the transaction was consummated as of December 31, 2000. The unaudited pro forma income statement assumes the transaction was consummated as of the beginning of the year ended December 31, 2000.

   Under the purchase method of accounting, the assets and liabilities of Conectiv and liabilities assumed will be recorded at fair value and any excess of the merger consideration, including direct acquisition costs, over such amounts will be recorded as goodwill. The unaudited pro forma financial information does not give effect to possible acquisition financing in connection with this transaction as no specific conclusions have been reached as to the amount or type of borrowing.

   The fair value of Conectiv's regulated assets equal their unaudited historical net book value since such assets are recognized for ratemaking purposes at their book value in determining regulated revenue requirements. Conectiv maintains a portfolio of non-regulated generating assets and has entered into agreements to sell certain assets included in that portfolio. The unaudited pro forma financial information does not give effect to the sale of these assets since such agreements are subject to regulatory approval. For purposes of the unaudited pro forma combined financial information, the fair values have been determined based on Conectiv's sales agreements in place for assets to be sold and valuations performed during 2000 for retained non-regulated generating assets.

   This unaudited pro forma combined financial information should be read in conjunction with the separate historical financial statements and accompanying notes of Pepco and Conectiv. The unaudited pro forma combined financial information are not necessarily indicative of the results of operations or financial position that would have been achieved had the transactions reflected therein been consummated as of the dates indicated, or of the results of operations or financial position for any future periods or dates.

                                     HOLDCO

               UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 2000

                                                            Pro Forma
                                                           Adjustments
                                                           ---------------
                              Pepco          Conectiv                          HoldCo
                          (As Reported)  (As Reclassified) Debit    Credit   (Pro Forma)
                          -------------  ----------------- -----    ------   -----------
                              (Millions of Dollars, Except Per Share Amounts)
Operating Revenue
  Utility...............    $2,237.5         $2,112.6                         $4,350.1
  Competitive
   operations...........       386.4          2,931.6                          3,318.0
  Gain (loss) on
   divestitures of
   generation and other
   assets...............       423.8             (8.6)                           415.2
                            --------         --------                         --------
    Total Operating
     Revenue............     3,047.7          5,035.6                          8,083.3
                            --------         --------                         --------
Operating Expenses
  Fuel and purchased
   energy...............     1,206.2          3,393.5                          4,599.7
  Other operation and
   maintenance..........       409.8            798.2                          1,208.0
  Depreciation and
   amortization.........       247.6            260.1      29.3(e)               537.0
  Other taxes...........       207.4             80.9                            288.3
  Interest..............       211.5            211.4                            422.9
  Impairment loss.......        45.7              --                              45.7
                            --------         --------                         --------
    Total Operating
     Expenses...........     2,328.2          4,744.1                          7,101.6
                            --------         --------                         --------
Loss from Equity
 Investments,
 Principally
 Telecommunication
 Entities...............       (17.1)            33.2                             16.1
                            --------         --------                         --------
Operating Income........       702.4            324.7                            997.8
Distributions on
 Preferred Securities of
 Subsidiary Trust.......         9.2             20.4                             29.6
Income Tax Expense......       341.2            133.5                 6.0(e)     468.7
                            --------         --------                         --------
Net Income..............       352.0            170.8                            499.5
                            --------         --------                         --------
Dividends and Redemption
 Premium/Expenses on
 Preferred Stock........         5.5              --                               5.5
                            --------         --------                         --------
Earnings Available for
 Common Stock...........    $  346.5         $  170.8                         $  494.0
                            ========         ========                         ========
Weighted Average Shares
 Outstanding
 (in millions)
  Common stock..........       114.9             83.7       --       38.1(f)     166.2
  Class A Common Stock..         --               5.7       --        --           --
Earnings Per Share of
 Common Stock
  Common Stock, Basic...    $   3.02(a)      $   1.97       --        --      $   2.97
  Common Stock,
   Diluted..............    $   2.96              --        --        --      $   2.91
  Class A Common Stock..         --          $   1.06       --        --           --
Dividends Declared Per
 Share
  Common Stock..........    $   1.66         $   0.88       --        --      $   1.73
  Class A Common Stock..         --          $   3.20       --        --           --

                                     HOLDCO

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                               DECEMBER 31, 2000

                                                            Pro Forma
                                                           Adjustments
                             Pepco         Conectiv      ---------------------        HoldCo
                         (As Reported) (As Reclassified)  Debit        Credit       (Pro Forma)
                         ------------- ----------------- --------      -------      -----------
                                            (Millions of Dollars)
ASSETS
CURRENT ASSETS
 Cash and cash
  equivalents...........   $ 1,864.6       $   123.6                   1,098.0(a)        890.2
 Marketable securities..       231.4             1.4                                     232.8
 Accounts receivable,
  net...................       478.4           792.8                                   1,271.2
 Fuel, materials and
  supplies--at average
  cost..................        36.4           117.3                                     153.7
 Prepaid expenses and
  other.................       413.6            36.5                                     450.1
                           ---------       ---------                                 ---------
   Total Current
    Assets..............     3,024.4         1,071.6                                   2,998.0
                           ---------       ---------                                 ---------
INVESTMENTS AND OTHER
 ASSETS
 Investment in finance
  leases................       589.5            53.7                                     643.2
 Operating lease
  equipment, net........        54.6             --                                       54.6
 Goodwill...............         --            344.5        575.4(d)                     919.9
 Regulatory assets,
  net...................         --          1,188.9                                   1,188.9
 Other..................       637.0           356.1        283.3(d.2)                 1,276.4
                           ---------       ---------                                 ---------
   Total Investments and
    Other Assets........     1,281.1         1,943.2                                   4,083.0
                           ---------       ---------                                 ---------
PROPERTY, PLANT AND
 EQUIPMENT
 Property, plant and
  equipment.............     4,284.7         5,643.2        497.7(d.1) 2,180.0(h)      8,245.6
 Accumulated
  depreciation..........    (1,562.9)       (2,180.0)     2,180.0(h)                  (1,562.9)
                           ---------       ---------                                 ---------
 Net Property, Plant
  and Equipment.........     2,721.8         3,463.2                                   6,682.7
                           ---------       ---------                                 ---------
   TOTAL ASSETS.........   $ 7,027.3       $ 6,478.0                                 $13,763.7
                           =========       =========                                 =========
LIABILITIES AND
 SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
 Short-term debt........   $ 1,150.1       $   968.6                                   2,118.7
 Accounts payable and
  accrued payroll.......       273.8           490.9                      24.0(d.3)      814.7
                                                                          16.0(d)
                                                                          10.0(d.3)
 Capital lease
  obligations due within
  one year..............        15.2             --                                       15.2
 Interest and taxes
  accrued...............       814.4            56.2                                     870.6
 Other..................       181.9           208.3                      11.1(d.3)      401.3
                           ---------       ---------                                 ---------
   Total current
    liabilities.........     2,435.4         1,724.0                                   4,220.5
                           ---------       ---------                                 ---------
DEFERRED CREDITS
 Regulatory liabilities,
  net...................       186.1            49.3                                     235.4
 Income taxes...........       418.7           823.1                     299.6(d.6)    1,541.4
 Investment tax credits
  and other.............        28.3            64.3         26.8(d.5)                    65.8
 Other..................        21.4           336.6          8.6(d.5)                   349.4
                           ---------       ---------                                 ---------
   Total Deferred
    Credits.............       654.5         1,273.3                                   2,192.0
                           ---------       ---------                                 ---------
LONG-TERM DEBT AND
 CAPITAL LEASE
 OBLIGATIONS............     1,859.6         2,035.5          2.9(d.4)                 3,892.2
                           ---------       ---------                                 ---------
COMPANY OBLIGATED
 MANDATORILY REDEEMABLE
 PREFERRED SECURITIES OF
 SUBSIDIARY TRUST WHICH
 HOLDS SOLELY PARENT
 JUNIOR SUBORDINATED
 DEBENTURES.............       125.0           165.0                                     290.0
                           ---------       ---------                                 ---------
PREFERRED STOCK.........        90.3           119.9          1.7(d.4)                   208.5
                           ---------       ---------                                 ---------
SHAREHOLDERS' EQUITY
 Common stock, $.01 par
  value for HoldCo......       118.5             0.9        117.8(a)                       1.6
 Additional paid in
  capital...............     1,014.3         1,122.5         60.1(c)      84.7(b)      2,161.4
 Unearned compensation..         --             (1.2)                      1.2(c)
 Accumulated other
  comprehensive loss....        (7.5)           (2.0)                      2.0(c)         (7.5)
 Retained income........       937.2            42.8         42.8(c)                     805.0
                                                         132.2(c)                        805.0
                           ---------       ---------                                 ---------
                             2,062.5         1,163.0                                   2,960.5
 Less cost of shares of
  common stock in
  treasury..............      (200.0)           (2.7)                    200.0(c)
                                                                           2.7(c)
                           ---------       ---------                                 ---------
                             1,862.5         1,160.3                                   2,960.5
                           ---------       ---------                                 ---------
TOTAL LIABILITIES AND
 SHAREHOLDERS' EQUITY...   $ 7,027.3       $ 6,478.0                                 $13,763.7
                           =========       =========                                 =========

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

    (a) The following pro forma adjustment is used to record the estimated par value of HoldCo common stock ($.01) to be issued to existing Pepco and Conectiv stockholders and to eliminate each company's existing par value common stock balance. The number of shares of HoldCo common stock to be issued was estimated using the number of Pepco common stock and Conectiv common stock and Class A common stock shares outstanding as of December 31, 2000. Each outstanding share of Pepco common stock was converted into one share of HoldCo common stock and each outstanding share of Conectiv common stock and Class A common stock was converted into HoldCo common stock on the basis outlined in the merger agreement, as shown below:

                                                          As of December 31,
                                                                 2000
                                                         ---------------------
                                                         (Amounts in Millions,
                                                           except per share
                                                               amounts)
Adjustment to Record HoldCo Par Value
Total consideration to be paid to Conectiv's
 stockholders
 [see Adjustment (g)]...................................       $2,196.0
Portion to be paid in cash--(50%).......................        1,098.0
                                                               --------
HoldCo stock to be issued as consideration to Conectiv
 stockholders--(50%)....................................       $1,098.0
Price per share based upon average Pepco share price
 immediately before and after announcement of merger
 agreement [see Adjustment (g)].........................       $  21.40
Number of HoldCo shares to be issued to Conectiv
 stockholders, net of treasury shares...................           51.3
Number of HoldCo shares to be issued to Pepco
 stockholders, net of treasury shares...................          110.8
Total number of HoldCo shares to be issued..............          162.1
Par value per share.....................................       $   0.01
                                                               --------
Adjusted par value of HoldCo shares to be issued........       $    1.6
                                                               ========
Elimination of Pepco's common stock (par value), as
 reported...............................................       $(118.5)
Elimination of Conectiv's common stock and Class A
 common stock (par value), as reclassified..............       $    (.9)
                                                               --------
Adjustment to common stock..............................       $ (117.8)
                                                               ========

   The par value calculation above assumes that at the consummation of the transaction the Average Final Price equals $21.40. The merger agreement defines boundaries (the "collar") for the Average Final Price. If the Average Final Price does not fall within the established collar of $19.50 to $24.50 then the effect of the Average Final Price and the Conectiv common stock exchange ratio, as defined in the merger agreement, will impact the pro forma financial information including total goodwill, goodwill amortization, and paid in capital. The impact of Pepco's closing share price being above $24.50 or below $19.50 will be as follows:

  . If the Average Final Price price falls below $19.50, the total number of HoldCo common stock shares issued to Conectiv common stockholders will increase by approximately 5.0 million shares. For each $1.00 decrease in the Average Final Price below $19.50, the total merger consideration would decrease by approximately $56.3 million primarily resulting in a decrease to additional paid in capital and goodwill relating to the unaudited pro forma Combined Balance Sheet and a reduction of $1.4 million to goodwill amortization included in net income on the unaudited pro forma Combined Statement of Earnings.

  . If the Average Final Price price rises above $24.50, the total number of HoldCo common stock shares issued to Conectiv common stockholders will decrease by approximately 6.5 million shares. For each $1.00 increase in the Average Final Price above $24.50, the total merger consideration would increase by approximately $44.8 million primarily resulting in a increase to additional paid in capital and goodwill relating to the unaudited pro forma Combined Balance Sheet and an additional $1.1 million in goodwill amortization included in net income on the unaudited pro forma Combined Statement of Earnings.
    (b) Adjustment to reflect HoldCo's additional paid-in capital:

                                                            As of December 31,
                                                                   2000
                                                           ---------------------
                                                           (Amounts in millions)
     Change in par value of Pepco common stock ($1 par
      value) upon conversion to 110.8 million shares of
      HoldCo common stock ($.01 par value)...............        $   109.7
     Stock consideration to Conectiv's stockholders in
      excess of HoldCo common stock par value............          1,097.5
     Elimination of Conectiv's historical additional paid
      in capital.........................................         (1,122.5)
                                                                 ---------
     Adjustment to additional paid-in capital............             84.7
                                                                 ---------

    (c) Under the terms of the merger agreement, Pepco's and Conectiv's common stock held in treasury at December 31, 2000 will be canceled. The pro forma entry eliminates Pepco's treasury stock related to the excess of cost over par value of common stock (see Adjustment (a)--elimination of common stock) to additional paid in capital and retained earnings on a pro rata basis. Conectiv's unaudited historical amounts eliminate treasury stock, unearned compensation, accumulated other comprehensive loss and retained income.

    (d) The table below presents the estimated total cost of acquiring Conectiv and the allocation of that cost to Conectiv's identifiable tangible and intangible assets and liabilities. Although this calculation is preliminary, it represents all supportable adjustments known to Conectiv's and Pepco's management.

                                                                   Required
                                         Conectiv,     Fair Value  Pro Forma
                                     (As Reclassified)   Amount   Adjustments
                                     ----------------- ---------- -----------
                                              (Amounts in millions)
Consideration to be paid to
 Conectiv's stockholders [see
 Adjustment (a)]....................                    $2,196.0       --
Add: Estimated direct acquisition
      costs to be incurred by
      Pepco.........................                        16.0       --
                                                        --------
   Total acquisition costs..........                    $2,212.0
                                                        --------
Less assets acquired:
  Property, plant and equipment,
   net..............................     $3,463.2        3,960.9     497.7 (1)
  Investments and other assets,
   excluding Conectiv's existing
   goodwill.........................      1,598.7        1,882.0     283.3 (2)
  Current assets....................      1,071.6        1,071.6       --
                                         --------       --------
  Total assets acquired.............     $6,133.5        6,914.5
Add liabilities acquired:
  Preferred stock and securities of
   subsidiaries.....................     $  284.9          283.2      (1.7)(4)
  Long-term debt....................      2,035.5        2,032.6      (2.9)(4)
  Current liabilities...............      1,724.0        1,724.0       --
  Deferred credits and other
   liabilities......................      1,273.3        1,237.9     (35.4)(5)
                                         --------       --------
  Total liabilities acquired........     $5,317.7        5,277.7       --
  Liabilities assumed...............          --            45.1      45.1 (3)
  Deferred income tax liability.....          --             --      299.6 (6)
  Goodwill..........................                       919.9
                                                        --------
  Eliminate Conectiv's historical
   goodwill.........................                      (344.5)
                                                        --------
Adjustment to goodwill..............                       575.4
                                                        ========

   In addition to the stock consideration paid by HoldCo for Conectiv [see Adjustments (a) and (b)], cash consideration of $1,098 million will be paid [see Adjustment (a)].

   (1) This amount includes a $306.7 million adjustment to record non-regulated generating assets adjusted to fair value based on existing agreements to divest in 2001 and a $191.0 million adjustment to other generating assets based on independent valuations performed in 2000. The unaudited pro forma financial information does not give effect to the sale of these assets since such agreements are subject to regulatory approval. The fair value of Conectiv's regulated assets reflect their book value due to the jurisdictional ratemaking process, as regulated assets are recognized for ratemaking purposes at their book values in determining regulated revenue requirements. Accordingly, the economic substance is that the fair value of regulated assets is their book value.

   (2) This amount consists of adjustments of $183.4 million for additional prepaid pension assets based on the excess of plan assets over the projected benefit obligation after eliminating unrecognized actuarial gains, prior services costs and net transaction assets, $97 million to record the fair value of energy contracts as determined by comparing contractual costs to quoted market prices for equivalent purchase energy contracts and $2.9 million to record the market value of contracts under FAS 133.

   (3) This amount consists of adjustments for the assumption of liabilities related to $24.0 million of estimated merger costs for Conectiv, $10 million for the estimated compensation that Conectiv will incur due to the change in control and $11.1 million adjustment to record an estimated liability associated with Conectiv's settlement of stock options held by certain Conectiv officers and management. The Unaudited Pro Forma Combined Statement of Earnings for the year ended December 31, 2000 does not reflect these amounts, as they are nonrecurring charges.

   (4) Adjustment to record $2.9 million and $1.7 million fair value adjustments to Conectiv's long-term debt and preferred stock.

   (5) Adjustment to eliminate $26.8 million of Conectiv deferred investment tax credits (which we refer to as ITC); and a liability reduction of $8.6 million relating to other post retirement benefits projected plan obligations over plan assets after eliminating unrecognized actuarial gains, prior service costs and net trust or obligations for the excess of the fair value of the plan assets over the accumulated postretirement benefit obligation.

   (6) Represents the net deferred tax liability for the estimated income tax effect of the pro forma adjustments, other than the elimination of Conectiv ITCs included in (5) above, using an estimated effective tax rate of 40%.

   (e) Adjustment to reflect the amortization of the adjustment to goodwill over a 40-year period of $14.4 million and $14.9 million in depreciation based on the pro forma adjustments to property plant and equipment using an estimated depreciation rate of 3% and the effect of $6.0 million for the unaudited pro forma adjustment excluding non-deductible goodwill to based on an effective tax rate of 40%.

   (f) Adjustment to reflect the weighted average number of common stock shares outstanding giving effect to the common stock shares issued to the Conectiv common stockholders.

   (g) The following details the calculation for the total consideration to be paid to Conectiv stockholders:

   Total Conectiv common stock shares.................      82.9 million
   Purchase price per share of Conectiv common stock..            $25.00(1)
                                                        ----------------
   Consideration paid for Conectiv common stock.......  $2,072.4 million

   Total Conectiv Class A common stock shares.........       5.7 million
   Purchase price per share of Conectiv Class A common
    stock.............................................            $21.69(1)
                                                        ----------------
   Consideration paid for Conectiv common stock and
    Class A common stock..............................    $123.6 million

   Total Consideration Paid to Conectiv stockholders..  $2,196.0 million
                                                        ================

   50% allocation between cash and HoldCo common
    stock.............................................          $1,098.0(1)
   Conversion price ..................................            $21.40(1),(2)
                                                        ----------------
   Total shares of HoldCo common stock to be issued to
    Conectiv stockholders.............................      51.3 million
   Pepco common stock shares (less treasury stock)....     110.8 million
                                                        ----------------
   Total HoldCo common stock shares to be issued......     162.1 million
                                                        ================

--------

(1) Purchase price per share of Conectiv common stock and Class A common stock and purchase price cash and common stock allocation is determined in the merger agreement.

(2) Conversion price is based on the five-day average closing price of Pepco common stock for the period beginning two days before and ending two days subsequent to the transaction announcement (February 12, 2001).

   (h) Adjustment to eliminate Conectiv's accumulated depreciation on property plant and equipment.

                                    CONECTIV

                RECLASSIFYING CONSOLIDATED STATEMENT OF EARNINGS

                      FOR THE YEAR ENDED DECEMBER 31, 2000
                                  (UNAUDITED)

                                    Conectiv      Conectiv        Conectiv
                                  (Historical) (Reclasses)(a) (As Reclassified)
                                  ------------ -------------- -----------------
                                              (Millions of Dollars)
OPERATING REVENUES
  Utility........................   $    --      $ 2,112.6        $2,112.6
  Competitive operations.........        --        2,931.6         2,931.6
  Gain/loss on divestiture of
   generation and other assets...        --           (8.6)           (8.6)
  Electric.......................    2,906.3      (2,906.3)            --
  Gas............................    1,529.8      (1,529.8)            --
  Other services.................      593.0        (593.0)            --
                                    --------     ---------        --------
                                     5,029.1           6.5         5,035.6
                                    --------     ---------        --------
OPERATING EXPENSES
  Fuel and purchased energy......        --        3,393.5         3,393.5
  Electric fuel and purchased
   energy and capacity...........    1,613.5      (1,613.5)            --
  Gas purchased..................    1,445.9      (1,445.9)            --
  Other services' cost of sales..      504.6        (504.6)            --
  Special charges (Loss on sale
   of businesses)................       25.2         (25.2)            --
  Gain on sale of interest in
   nuclear plants................      (16.6)         16.6             --
  Operation and maintenance......      627.7         170.5           798.2
  Depreciation and amortization..      260.1           --            260.1
  Taxes other than income taxes..       80.9           --             80.9
  Interest.......................        --          211.4           211.4
                                    --------     ---------        --------
                                     4,541.3         202.8         4,744.1
                                    --------     ---------        --------
Earnings from equity
 investments.....................        --           33.2            33.2
                                    --------     ---------        --------
OPERATING INCOME.................      487.8        (163.1)          324.7
OTHER INCOME.....................       49.5         (49.5)            --
                                    --------     ---------        --------
INTEREST EXPENSE
  Interest charges...............      223.4        (223.4)            --
  Allowance for borrowed funds
   used during construction and
   capitalized interest..........      (10.8)         10.8             --
                                    --------     ---------        --------
                                       212.6        (212.6)            --
                                    --------     ---------        --------
PREFERRED STOCK DIVIDEND
 REQUIREMENTS OF SUBSIDIARIES....       20.4           --             20.4
INCOME BEFORE INCOME TAXES.......      304.3        (304.3)            --
INCOME TAXES.....................      133.5           --            133.5
                                    --------     ---------        --------
NET INCOME.......................      170.8           --            170.8
                                    ========     =========        ========
EARNINGS APPLICABLE TO:
  Common stock...................      164.7           --            164.7
  Class A common stock...........        6.1           --              6.1
                                    --------     ---------        --------
    Total........................      170.8           --            170.8
                                    ========     =========        ========

--------
(a) These reclassifying entries are necessary to reflect Conectiv's statement of earnings amounts for the year ended December 31, 2000 on a consistent basis with Pepco's presentation. The effects of accounting policy differences between Pepco and Conectiv are not material and therefore have not been reflected.

                                    CONECTIV

                    RECLASSIFYING CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 2000
                                  (UNAUDITED)

                                     Conectiv      Conectiv        Conectiv
                                   (Historical) (Reclasses)(a) (As Reclassified)
                                   ------------ -------------- -----------------
                                               (Millions of Dollars)
             ASSETS
Current Assets
  Cash and cash equivalents......    $  123.6           --         $  123.6
  Marketable securities..........         --            1.4             1.4
  Accounts receivable, net.......       792.8           --            792.8
  Inventories, at average cost...         --          117.3           117.3
    Fuel (coal, oil and gas).....        54.6         (54.6)            --
    Materials and supplies.......        62.7         (62.7)            --
  Deferred energy supply costs...        22.1         (22.1)            --
  Prepayments....................        23.4           --             23.4
  Deferred income taxes, net.....        13.1           --             13.1
                                     --------      --------        --------
                                      1,092.3         (20.7)        1,071.6
                                     --------      --------        --------
Investments and Other Assets
  Investment in leveraged
   leases........................        53.7           --             53.7
  Goodwill, net..................         --          344.5           344.5
  Regulatory assets..............         --        1,188.9         1,188.9
  Other..........................         --          356.1           356.1
  Funds held by trustee..........       122.4        (122.4)            --
  Other investments..............        70.8         (70.8)            --
                                     --------      --------        --------
                                        246.9       1,696.3         1,943.2
                                     --------      --------        --------
Property, Plant and Equipment
  Electric generation............     1,576.5           --              --
  Electric transmission and
   distribution..................     2,711.9           --              --
  Gas transmission and
   distribution..................       277.7           --              --
  Other electric and gas
   facilities....................       390.3           --              --
  Telecommunications, thermal
   systems, and other property,
   plant, and equipment..........       251.6           --              --
                                     --------      --------        --------
  Property, Plant and Equipment..     5,208.0         435.2         5,643.2
  Less: Accumulated
   depreciation..................     2,180.0           --          2,180.0
                                     --------      --------        --------
  Net plant in service...........     3,028.0         435.2         3,463.2
  Construction work-in-progress..       406.9        (406.9)            --
  Leased nuclear fuel, at
   amortized cost................        28.4         (28.4)            --
  Goodwill, net..................       344.5        (344.5)            --
                                     --------      --------        --------
                                      3,807.8        (344.6)        3,463.2
                                     --------      --------        --------
Deferred Charges and Other Assets
  Recoverable stranded costs,
   net...........................       988.1        (988.1)            --
  Deferred recoverable income
   taxes.........................        84.6         (84.6)            --
  Unrecovered purchased power
   costs.........................        14.5         (14.5)            --
  Unrecovered New Jersey state
   excise tax....................        10.4         (10.4)            --
  Deferred debt refinancing
   costs.........................        20.7         (20.7)            --
  Deferred other postretirement
   benefit costs.................        30.0         (30.0)            --
  Prepaid pension costs..........        70.0         (70.0)            --
  Unamortized debt expense.......        25.6         (25.6)            --
  License fees...................        22.0         (22.0)            --
  Other..........................        65.1         (65.1)            --
                                     --------      --------        --------
                                      1,331.0      (1,331.0)            --
                                     --------      --------        --------
Total Assets.....................     6,478.0           --          6,478.0
                                     ========      ========        ========

--------
(a) These reclassifying entries are necessary to reflect Conectiv's balance sheet amounts at December 31, 2000 on a consistent basis with Pepco's presentation. The effects of accounting policy differences between Pepco and Conectiv are not material and therefore have not been reflected.

                                    CONECTIV

                    RECLASSIFYING CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 2000
                                  (UNAUDITED)

                                    Conectiv      Conectiv        Conectiv
                                  (Historical) (Reclasses)(a) (As Reclassified)
                                  ------------ -------------- -----------------
                                              (Millions of Dollars)
 CAPITALIZATION AND LIABILITIES
Current Liabilities
  Short-term debt................   $  709.5           --         $  709.5
  Long-term debt due within one
   year..........................      100.7           --            100.7
  Variable rate demand bonds.....      158.4           --            158.4
  Accounts payable and accrued
   payroll.......................      490.9           --            490.9
  Interest and taxes accrued.....        0.0          56.2            56.2
  Taxes accrued..................       10.9         (10.9)            --
  Interest accrued...............       45.3         (45.3)            --
  Dividends payable..............       27.1         (27.1)            --
  Deferred energy supply costs
   (reg liability)...............       34.7         (34.7)            --
  Current capital lease
   obligation....................       15.6         (15.6)            --
  Above-market purchased energy
   contracts.....................       23.9         (23.9)            --
  Other..........................      107.0         101.3           208.3
                                    --------      --------        --------
                                     1,724.0           --          1,724.0
                                    --------      --------        --------
Deferred Credits and Other
 Liabilities
  Other postretirement benefits
   obligation....................       90.3         (90.3)            --
  Deferred income taxes, net.....      823.1           --            823.1
  Deferred investment tax
   credits.......................       64.3           --             64.3
  Regulatory liability for New
   Jersey income tax benefit.....       49.3           --             49.3
  Above-market purchased energy
   contracts.....................      103.6        (103.6)            --
  Deferred gain on termination of
   purchased energy contract.....       75.0         (75.0)            --
  Long-term capital lease
   obligation....................       13.7         (13.7)            --
  Other..........................       67.8         268.8           336.6
                                    --------      --------        --------
                                     1,287.1         (13.8)        1,273.3
                                    --------      --------        --------
Long-term debt and capital lease
 obligations.....................        --        2,035.5         2,035.5
                                    --------      --------        --------
Company obligated mandatorily
 redeem preferred securities.....        --          165.0           165.0
                                    --------      --------        --------
Preferred Stock
  Not subject to mandatory
   redemption....................        --           95.9            95.9
  Subject to mandatory
   redemption....................        --           24.0            24.0
                                    --------      --------        --------
                                         --          119.9           119.9
                                    --------      --------        --------
Capitalization
  Common stock: $0.01 per share
   par value;....................        0.8           --              0.8
  Class A common stock, $0.01 per
   share par value;..............        0.1           --              0.1
  Additional paid-in capital--
   common stock..................    1,028.8           --          1,028.8
  Additional paid-in capital--
   Class A common stock..........       93.7           --             93.7
  Retained earnings..............       42.8           --             42.8
  Treasury shares, at cost.......       (2.7)          2.7             --
  Unearned compensation..........       (1.2)          --             (1.2)
  Accumulated other comprehensive
   income........................       (2.0)          --             (2.0)
                                    --------      --------        --------
                                     1,160.3           2.7         1,163.0
  Treasury shares, at cost.......        --           (2.7)           (2.7)
                                    --------      --------        --------
    Common stockholders' equity..    1,160.3           --          1,160.3
                                    --------      --------        --------
  Preferred stock and securities
   of subsidiaries:
    Not subject to mandatory
     redemption..................       95.9         (95.9)            --
    Subject to mandatory
     redemption..................      189.0        (189.0)            --
  Long-term debt.................    2,021.7      (2,021.7)            --
                                    --------      --------        --------
                                     3,466.9      (2,306.6)            --
                                    --------      --------        --------
Total Capitalization and
 Liabilities.....................    6,478.0           --          6,478.0
                                    ========      ========        ========

--------
(a) These reclassifying entries are necessary to reflect Conectiv's balance sheet amounts at December 31, 2000 on a consistent basis with Pepco's presentation. The effects of accounting policy differences between Pepco and Conectiv are not material and therefore have not been reflected.

           HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF CONECTIV

                HISTORICAL CONSOLIDATED STATEMENT OF CASH FLOWS
                   Year ended December 31, 2000  (UNAUDITED)
                             (Millions of Dollars)

Cash Flows From Operating Activities
 Net income (loss)..................................................... $170.8
 Adjustments to reconcile net income (loss) to net cash provided by
  operating activities.................................................     --
  Deferred recoverable purchased power contract termination payment....     --
  Distribution from partnership in excess of recognized earnings.......     --
  Extraordinary item, net of income taxes..............................     --
  Special charges......................................................   25.2
  Depreciation and amortization........................................  283.1
  Investment tax credit adjustments, net...............................  (10.1)
  Deferred income taxes, net...........................................  114.3
  Net change in:
   Accounts receivable................................................. (267.5)
   Inventories.........................................................    5.8
   Accounts payable....................................................  182.1
   Accrued/prepaid taxes...............................................   24.3
   Other current assets & liabilities(1)...............................  (25.9)
  Other, net...........................................................  (36.7)
                                                                        ------
Net cash provided by operating activities..............................  465.4
                                                                        ======
Cash Flows From Investing Activities
 Acquisition of businesses, net of cash acquired.......................     (1)
 Capital expenditures.................................................. (390.5)
 Investments in partnerships...........................................  (11.8)
 Proceeds from assets sold.............................................  114.6
 Deposits to nuclear decommissioning trust funds.......................    (.7)
 (Increase)/Decrease in bond proceeds held in trust funds..............     --
 Leveraged leases, net.................................................    9.6
 Other, net............................................................    1.3
                                                                        ------
Net cash used by Investing activities.................................. (278.5)
                                                                        ======
Cash Flows From Financing Activities
 Common stock dividends paid...........................................    (92)
 Common stock issued...................................................     .2
 Common stock redeemed.................................................  (54.7)
 Preferred securities issued...........................................     --
 Preferred securities redeemed.........................................     --
 Long-term debt issued.................................................   70.1
 Long-term debt redeemed............................................... (121.1)
 Variable rate demand bonds issued.....................................     --
 Principal portion of capital lease payments...........................  (48.5)
 Net change in short-term debt.........................................  129.8
 Cost of Issuances and refinancings....................................   (3.3)
                                                                        ------
Net cash provided (used) by financing activities....................... (119.5)
                                                                        ------
Net change in cash and cash equivalents................................   67.3
                                                                        ------
Beginning of year cash and cash equivalents............................   56.2
                                                                        ------
End of year cash and cash equivalents.................................. $123.5
                                                                        ======

--------
(1)Other than debt and deferred income taxes classified as current.

                                   CONECTIV
  HISTORICAL CONSOLIDATED STATEMENT OF CHANGES IN COMMON STOCKHOLDERS' EQUITY
                                  (UNAUDITED)

                                                               Additional
                                                Par Value    Paid-in Capital
                                             --------------- ----------------
                                                      Class            Class    Retained                          Accumulated
                     Common    Total Common             A                A      Earnings                             Other
                     Shares    Stockholders'  Common  Common  Common   Common (Accumulated Treasury   Unearned   Comprehensive
                   Outstanding    Equity     Stock(1) Stock   Stock    Stock    Deficit)    Stock   Compensation Income/(Loss)
                   ----------- ------------- -------- ------ --------  ------ ------------ -------- ------------ -------------
                                                                    (Dollars in millions)
                                                                    ---------------------
Balance as of
December 31,
1999(6)..........   91,915.5      1,138.2        .9      0    1,085.1   93.7     (36.5)      (3.4)      (1.6)
Net Income.......                   170.8                                        170.8
Unrealized net
loss marketable
securities, net
of $890 of income
taxes............                    (1.7)                                                                            (1.7)
Reclassification
adjustment for
realized gain on
marketable
securities net of
$211 of income
taxes............                     (.4)                                                                             (.4)
Comprehensive
income...........
Cash dividends
declared
 Common stock
 ($0.68 per
 share)..........                   (73.2)                                       (73.2)
 Class A common
 stock ($3.20 per
 share)..........                   (18.4)                                       (18.4)
Issuance of
common stock
CICP(2)..........        147           .2         0                .5                         1.1       (1.4)
Reacquired common
stock(7).........   (3,411.5)       (54.7)        0             (54.6)                          0
Incentive
compensation.....
 Expense
 recognition.....                     (.6)                       (1.4)                                    .8
 Forfeited common
 shares..........      (48.9)         --                          (.8)                        (.3)         1
                    --------     --------      ----    ---   --------  -----     -----      -----      -----         -----
Balance as of
December 31,
2000(8)..........   88,602.1     $1,160.2      $ .9    $ 0   $1,028.8  $93.7     $42.7      $(2.6)     $(1.2)        $(2.1)
                    ========     ========      ====    ===   ========  =====     =====      =====      =====         =====
                   Comprehensive
                   Income/(Loss)
                   -------------
Balance as of
December 31,
1999(6)..........
Net Income.......      170.8
Unrealized net
loss marketable
securities, net
of $890 of income
taxes............       (1.7)
Reclassification
adjustment for
realized gain on
marketable
securities net of
$211 of income
taxes............        (.4)
                   -------------
Comprehensive
income...........      168.7
                   =============
Cash dividends
declared
 Common stock
 ($0.68 per
 share)..........
 Class A common
 stock ($3.20 per
 share)..........
Issuance of
common stock
CICP(2)..........
Reacquired common
stock(7).........
Incentive
compensation.....
 Expense
 recognition.....
 Forfeited common
 shares..........
Balance as of
December 31,
2000(8)..........

----
(1) There are 150,000,000 and 10,000,000 shares of Conectiv common stock and Conectiv Class A common stock, respectively, which are authorized. The common stock had a par value of $2.25 per share prior to the merger on March 1, 1998, between Delmarva and Atlantic Energy (which we refer to as the 1998 Merger) and $0.01 per share after the 1998 Merger.
(2) Includes restricted common shares granted and stock options exercised under the Conectiv Incentive Compensation Plan (CICP), and under the incentive plan of Delmarva in 1998.
(3) Conectiv common stock and Conectiv Class A common stock were issued to former Atlantic Energy common stockholders, and Conectiv common stock was issued to former Delmarva common stockholders, pursuant to the 1998 Merger discussed in Note 4 to the Conectiv Consolidated Financial Statements.
(4) Includes 5,560,612 shares of Conectiv Class A common stock; all other shares are Conectiv common stock.
(5) Includes 12,768,215 shares of Conectiv common stock and 818,297 shares of Conectiv Class A common stock, and costs associated with the tender offer discussed in Note 17 to the Conectiv Consolidated Financial Statements.
(6) Includes 66,173,159 shares of Conectiv common stock and 5,742,315 shares of Conectiv Class A common stock.
(7) As of December 31, 2000, 2,780,700 shares of common stock remained authorized for purchase under a stock purchase program.
(8) Includes 62,859,779 shares of Conectiv common stock and 5,742,315 shares of Conectiv Class A common stock.

                       Report of Independent Accountants

To the Board of Directors and Shareholder of New RC, Inc.:

   In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of New RC, Inc. (HoldCo) at March 13, 2001 in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of HoldCo's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
Washington, D.C.
March 14, 2001

                                  NEW RC, INC.

                                 BALANCE SHEET

                                 MARCH 13, 2001

                                  ASSETS
Cash...................................................................... $200
                                                                           ----
  Total assets............................................................ $200
                                                                           ====
                   LIABILITIES AND SHAREHOLDER'S EQUITY
Liabilities............................................................... $--
Shareholder's equity
  Common stock, $0.01 par value (Note 1):
    100 shares authorized, issued, and outstanding........................    1
  Additional paid-in capital..............................................  199
                                                                           ----
      Total liabilities and shareholder's equity.......................... $200
                                                                           ====


        The accompanying note is an integral part of this balance sheet.

                                  NEW RC, INC.
                          NOTE TO FINANCIAL STATEMENT
                                 MARCH 13, 2001

1. Formation and Organization

   New RC, Inc. (HoldCo) was incorporated under the laws of the Delaware on February 9, 2001, as a wholly owned subsidiary of Potomac Electric Power Company (Pepco). HoldCo has issued 100 shares of common stock (with a par value of $.01), all of which is owned by Pepco. HoldCo will be a holding company registered under the Public Utility Holding Company Act of 1935, as amended.

   Pepco, HoldCo, and Conectiv (a Delaware corporation), entered into an Agreement and Plan of Merger (Agreement) on February 9, 2001, providing for a reorganization in which two wholly owned and newly formed subsidiaries of HoldCo will merge with and into Pepco and Conectiv, respectively. As a result of these mergers, Pepco and Conectiv will be wholly owned subsidiaries of HoldCo and existing Pepco and Conectiv shareholders will own all outstanding shares of HoldCo. The Agreement is expected to close shortly after all of the conditions to the consummation of the Agreement, including obtaining applicable regulatory approvals, are met or waived. The regulatory approval process is expected to take approximately 12 to 18 months from the date of the Agreement.

                             ACQUISITION FINANCING

   Before completing the transaction, the management of Pepco and HoldCo will evaluate various sources and methods of financing the amount necessary to fund a portion of the cash consideration to be paid in the transaction (the total amount of approximately $1.098 billion). We currently anticipate that a portion of the cash consideration will be financed at the HoldCo level through external sources. Sources of financing that we are considering include commercial and investment banks, institutional lenders and public securities markets. Methods of financing that we may consider include commercial paper, bank lines of credit, debt and preferred securities of various maturities and types. The management of Pepco and HoldCo believe that HoldCo will have access to many sources and types of short-term and long-term capital sources at reasonable rates.

                            INFORMATION ABOUT PEPCO

Potomac Electric Power Company
1900 Pennsylvania Avenue, N.W.
Washington, D.C. 20068

   Pepco is engaged in three principal lines of business: (1) the provision of regulated electric utility transmission and distribution services in the Washington, D.C. metropolitan area, (2) the supply of telecommunications services including local and long distance telephone, high-speed Internet and cable television, and (3) the supply of energy products and services in competitive retail markets. Pepco's regulated electric utility activities are referred to herein as the "Utility" or "Utility Operations," and its telecommunications services and competitive energy activities are referred to herein as its "Competitive Operations."

   Utility Operations. In 2000, the generating segment of the electric utility industry continued to transition from a regulatory to a competitive environment, and in response to this transition, the Utility executed its business plan to exit the electricity generating business by completing the divestiture of substantially all of its generation assets in early 2001. Additionally, Pepco's comprehensive plans to implement customer choice were completed as Maryland and D.C. customers began to have their choice of electricity suppliers on July 1, 2000, and January 1, 2001, respectively.

   In accordance with the terms of agreements approved by the Maryland Commission in 1999, retail access to a competitive market for generation services was made available to all Maryland customers on July 1, 2000. Also under these agreements, Maryland customers who are unable to receive generation services from another supplier, or who do not select another supplier, are entitled to receive services (default services) from Pepco until July 1, 2004, at a rate for the applicable customer class that is no higher than the bundled rate in effect on June 30, 2000, but subject to adjustment for tax law changes enacted by the Maryland General Assembly relating to its authorization of electric industry restructuring. Thereafter, Pepco will provide default services using power obtained through a competitive bidding process at regulated tariff rates determined on a pass-through basis and including an allowance for the costs incurred by Pepco in providing the services. In D.C., customers began to have their choice of electricity suppliers on January 1, 2001. Pepco has a full requirements contract with Mirant Corp. to fulfill these obligations.

   Competitive Operations. Over the past few years, with the passage of the Telecommunications Act of 1996, and the deregulation of the natural gas and electric industries also under way, the focus of Pepco's Competitive Operations has been expanded to include telecommunications and energy businesses. To facilitate this expansion, in May 1999, Pepco created a new unregulated company, Pepco Holdings, Inc. (PHI), as the parent company of two wholly owned subsidiaries, Potomac Capital Investment Corporation (PCI) and Pepco

Energy Services. Pepco's telecommunications services are provided by PCI and its competitive energy products and services are provided by Pepco Energy Services. Additional information about Pepco's competitive telecommunications services and financial investments, and its competitive energy products and services, is provided below.

   Competitive Telecommunications Services and Financial Investments. Pepco supplies bundled residential telecommunications products and services through PCI's operations in the D.C. and Northern Virginia metropolitan areas. PCI also manages a financial investments portfolio intended to provide additional earnings and cash flow. PCI's telecommunications products and services are provided through Starpower Communications (Starpower), which was formed in 1997 by wholly owned subsidiaries of PCI and RCN Corporation (RCN). Starpower is currently the only regional company providing cable television, local and long distance telephone, dial-up and high-speed Internet services in a competitively priced, bundled package for residential consumers, over an advanced fiber-optic network.

   Beginning in the mid-1990s, PCI began redirecting its business operations by reducing its involvement in investments that are not related to the energy or telecommunications industries. Significant progress has been made in reducing PCI's previous concentration of investments in the aircraft industry and recent investments have expanded PCI's portfolio of electric generating and natural gas transmission and distribution equipment leases.

   PCI's utility industry products and services are provided through various operating interests. Its underground cable services company, W. A. Chester, provides construction, installation and maintenance services to utilities and to other customers throughout the United States. During 2000, PCI acquired Severn Cable, a growing telecommunications contractor in the Washington, D.C. metropolitan area that specializes in the installation of strand, fiber-optic and coaxial cable. Additionally, in 1999, PCI launched Pepco Technologies, Inc., a new business strategy that is focused on bringing new technologies to the electric utility industry as it deregulates.

   Competitive Energy Products and Services. Pepco Energy Services currently provides nonregulated energy and energy-related products and services in the mid-Atlantic region. Its products include electricity, natural gas, energy-efficiency contracting, equipment operation and maintenance, fuel management, and appliance warranties. These products and services are sold either in bundles or individually to commercial, industrial, and residential customers. In addition, with the transfer of the Benning Road and Buzzard Point generating plants from the Utility to Pepco Energy Services in December 2000, its operations now also include the generation and sale of electricity in the wholesale market.

                           INFORMATION ABOUT CONECTIV

Conectiv
800 King Street
Wilmington, DE 19801

   Conectiv began operations on March 1, 1998, upon completion of a series of merger transactions involving Delmarva and Atlantic Energy, Inc. (the former parent of Atlantic City Electric and which we refer to as Atlantic Energy). Conectiv's primary businesses are: the supply and delivery of electricity and gas in markets subject to price regulation (we refer to these as regulated businesses), trading under the name "Conectiv Power Delivery;" and the supply and trading of electricity and gas in markets not subject to price regulation (we refer to these as non-regulated businesses), trading under the name "Conectiv Energy." These businesses, particularly the regulated businesses, are weather sensitive and seasonal because sales of electricity are usually higher during the summer months, due to air conditioning usage, and natural gas sales are usually higher in the winter when gas is used for space-heating. Conectiv also has a telecommunications business.

   Business Segments. Conectiv currently has the following business segments:

  . "Power Delivery" includes activities related to delivery of electricity and gas to customers at regulated prices over transmission and distribution systems. The Power Delivery business is conducted by Delmarva and Atlantic City Electric. Rates charged to Delmarva's customers for delivery services are subject to regulation primarily by the Delaware Public Service Commission, Maryland Public Service Commission, and Virginia State Corporation Commission. Rates charged to Atlantic City Electric's customers for electric delivery service are subject to regulation primarily by the New Jersey Board of Public Utilities.

  . "Energy" includes the following businesses, trading under the name "Conectiv Energy": (a) the generation, purchase, trading and sale of electricity, including the obligations of Delmarva and Atlantic City Electric to supply electricity to customers who do not choose an alternative electricity supplier; (b) gas and other energy supply and trading activities, (c) power plant operation services, and (d) district heating and cooling systems operation and construction services provided by an additional Conectiv subsidiary, Conectiv Thermal Systems, Inc.

  . "Telecommunications" represents services provided by another Conectiv subsidiary, Conectiv Communications, Inc., including local and long-distance telephone service and Internet services. Conectiv initiated a process in 2000 to identify a strategic partner for CCI. Due to weaknesses in the valuations of telecommunications businesses, Conectiv continues to evaluate its partnering or other options.

   Electric Utility Industry Restructuring. The electric utility businesses of Delmarva and Atlantic City Electric were restructured in 1999 pursuant to legislation enacted in Delaware, Maryland, and New Jersey and orders issued by the Delaware Public Service Commission, Maryland Public Service Commission, and New Jersey Board of Public Utilities. Among other things, the electric restructuring orders provided for the choice of alternative electricity suppliers by customers, decreases in customer electric rates, recovery of stranded costs (which are the uneconomic portion of assets and long-term contracts that resulted from electric utility industry restructuring), securitization of Atlantic City Electric's stranded costs, and the regulatory treatment of any gain or loss arising from the divestiture of electric power plants. All customers in Atlantic City Electric's service area could choose an alternative electricity supplier, effective August 1, 1999. All of Delmarva's Delaware and Maryland customers, or about 95% of Delmarva's customers, could choose an alternative electricity supplier by October 1, 2000.

   Mid-merit Electric Generation. Conectiv is changing the types of electric generating plants it owns in conjunction with implementing its asset-backed, "merchant" strategy focusing on "mid-merit" electric generating plants. Mid-merit electric generating plants can quickly increase or decrease their kilowatt-hour (or kWh) output level on an economic basis. Mid-merit plants typically have relatively low fixed operating and maintenance costs and also can use different types of fuel. These plants are generally operated during times when demand for electricity rises and prices are higher. In contrast, baseload electric generating plants run almost continuously to supply the base level of demand for electricity, or the minimum demand level which generally always exists on an electrical system. Conectiv management expects that mid-merit electric generating plants will be more profitable and provide higher returns on invested capital than baseload electric generating plants. Delmarva sold its ownership interests in baseload nuclear electric generating plants on December 29, 2000, and the ownership interests of Conectiv subsidiaries in other baseload electric generating plants are expected to be sold during 2001, pursuant to existing agreements.

   Conectiv plans to add to its mid-merit electric generating plants by building combined cycle units, which include combustion turbines, waste heat recovery boilers and a steam turbine. On September 21, 2000, Conectiv announced that it had ordered 21 combustion turbines, which, with additional equipment, could be constructed into 8 combined cycle units. Each combined cycle unit would represent approximately 500 MW, allowing Conectiv to add up to 4,000 MW of electric generating capacity or about $2.5 billion to $3.0 billion of plant. Under an accelerated schedule, construction would occur in phases and would be completed by the end of 2004.

   Conectiv is actively working on developing sites for combined cycle units within the PJM Interconnection region. The three new combustion turbines planned for the Hay Road site are expected to be installed during the summer of 2001 (adding 330 MW of capacity) and the waste heat recovery boiler and steam turbine needed for combined cycle operation are expected to be installed by the third quarter of 2002 (resulting in 550 MW of total capacity for the combined cycle unit). The expected installation dates of the combined cycle units could change depending on whether suitable financing is obtained, construction proceeds on schedule, permits and licenses are obtained as planned, and other factors.

                        HOLDCO FOLLOWING THE TRANSACTION

Management of HoldCo

   Pepco and Conectiv agreed in the merger agreement that at the effective time the HoldCo Board will consist of 12 persons, at least two of whom will come from the current Conectiv Board and the remainder of whom will come from the Pepco Board. At the effective time, it is expected that John M. Derrick, Jr., chairman and chief executive officer of Pepco, will be chairman and chief executive officer of HoldCo.

Operations and Headquarters of HoldCo

   At the effective time, HoldCo will operate from and have its headquarters in Washington, D.C.

Operations of Pepco

   At the effective time, Pepco will continue its operations from its headquarters in Washington, D.C. substantially as currently operated.

Operations of Conectiv

   At the effective time, Conectiv will continue to maintain its headquarters in Wilmington, Delaware and will continue to have significant operations in New Jersey and on the Delmarva Peninsula.

Dividends

   HoldCo will adopt Pepco's dividend policy. The annual dividend at the expected effective time is anticipated to be $1.00 per share of HoldCo common stock. However, no assurance can be given that such dividend rate will be in effect or will remain unchanged, and HoldCo reserves the right to increase or decrease the dividend on HoldCo common stock as may be required by law or contract or as may be determined by the HoldCo Board, in its discretion, to be advisable.

                      DESCRIPTION OF HOLDCO CAPITAL STOCK

   At or prior to the effective time of the transaction, HoldCo's current certificate of incorporation and bylaws will be replaced with the amended and restated certificate of incorporation (which we refer to as the HoldCo certificate) and the amended and restated bylaws (which we refer to as the HoldCo bylaws), the material provisions of which are described below and which are attached to this joint proxy statement/prospectus as Annexes B and C, respectively. This summary of the characteristics of HoldCo's capital stock and the rights of HoldCo stockholders under the HoldCo certificate and the HoldCo bylaws at the effective time are qualified in all respects by reference to the HoldCo certificate and the HoldCo bylaws.

HoldCo's Capitalization

   As of the date of this joint proxy statement/prospectus, HoldCo's total authorized equity capitalization consists of 100 shares of common stock, par value $0.01 per share. These 100 shares are currently owned by Pepco, and will be canceled, without any consideration, at the effective time.

   At the effective time, the authorized equity capitalization of HoldCo will
be     shares of common stock, par value $.01 per share, and     shares of
preferred stock, $  par value per share.

HoldCo Preferred Stock

   The HoldCo Board has the authority under the HoldCo certificate to issue, without any vote or action by the HoldCo stockholders, shares of HoldCo preferred stock in one or more series and to fix the designations, preferences, rights, qualifications, limitations and restrictions of the stock, including the dividend rights, conversion rights, terms of redemption, including sinking fund provisions, liquidation preferences and the number of shares constituting any series. The HoldCo Board may also fix the voting rights, if any, of a series.

   There are no shares of HoldCo preferred stock designated or outstanding as of the date of this joint proxy statement/prospectus, and there are no existing agreements or understandings for the designation of any series of preferred stock or the issuance of preferred shares.

HoldCo Common Stock

   This description of the HoldCo common stock assumes that no HoldCo preferred stock is issued and outstanding and that the HoldCo Board has not determined the rights and preferences of any shares of HoldCo preferred stock. The rights and preferences of the HoldCo common stock, as generally described below, may change in relation to any shares of HoldCo preferred stock that might be issued in the future.

   Par Value. The HoldCo common stock has a par value of $.01 per share.

   Dividend Rights. Subject to the prior rights, if any, of holders of HoldCo preferred stock, holders of HoldCo common stock are entitled to any dividends that might be declared by the HoldCo Board. The HoldCo Board may pay these dividends from any funds, property or shares legally available for this purpose.

   Voting Rights and Cumulative Voting. Each share of HoldCo common stock is entitled to one vote on all matters on which holders of common stock are entitled to vote. Holders of HoldCo common stock do not have cumulative voting rights for the election of directors.

   Preemptive Rights. The holders of HoldCo common stock have no preemptive rights to purchase additional shares of HoldCo common stock or other securities of HoldCo.

   Liquidation Rights. In the event of any liquidation, dissolution or winding up of HoldCo, after payment (or making provision for payment) of the debts and liabilities of HoldCo and payment of the full preferential amounts to which the holders of any series of preferred stock are entitled, unless otherwise provided by the terms of any series of preferred stock, the holders of HoldCo common stock are entitled to receive the net balance of any of HoldCo's remaining assets.

                       COMPARATIVE RIGHTS OF STOCKHOLDERS

Controlling Law and Documents

   The rights of Pepco common and preferred stockholders are governed by the corporate laws of the District of Columbia and Virginia, the Pepco restated articles of incorporation and articles of restatement (which we refer to as the Pepco articles), and the Pepco bylaws, as amended (which we refer to as the Pepco bylaws). The rights of Conectiv stockholders are governed by the corporate law of the State of Delaware, the Conectiv restated certificate of incorporation (which we refer to as the Conectiv certificate) and the Conectiv bylaws. In the transaction, holders of Pepco common stock and Conectiv stock will become holders of HoldCo common stock. The rights of HoldCo stockholders will be governed by the corporate law of the state of Delaware, the HoldCo certificate and the HoldCo bylaws. The Pepco preferred stock will remain outstanding after the transaction and the rights of holders of Pepco preferred stock will remain unchanged.

   The material differences between the rights of a Pepco common stockholder under the Pepco articles, the Pepco bylaws and District of Columbia and Virginia laws, or the rights of a Conectiv stockholder under the Conectiv certificate and the Conectiv bylaws and Delaware law as of the date of this joint proxy statement/prospectus, on the one hand, and the rights of a holder of HoldCo common stock under the HoldCo certificate, the HoldCo bylaws and Delaware law as of the effective time, on the other hand, are summarized below.

   This summary does not purport to be a complete statement of all differences, and is qualified in its entirety by reference to the relevant provisions of the laws and the documents discussed below. Also, this summary does not reflect any rules of the NYSE that may apply to HoldCo, Pepco or Conectiv in connection with the matters discussed.

Authorized Capital

   Pepco: Pepco's authorized equity capitalization consists of 216,550,000 shares of stock, of which 7,750,000 shares are designated as serial preferred stock, par value $50 per share; 8,800,000 shares are designated as preference stock, par value $25 per share; and 200,000,000 shares are designated as common stock, par value $1 per share.

   Conectiv: Conectiv's authorized equity capitalization consists of 150,000,000 shares of common stock, par value $.01 per share; 10,000,000 shares of Class A common stock, par value $.01 per share; and 20,000,000 shares of preferred stock, par value $.01 per share. Under the Conectiv certificate, the Conectiv Board has the power to issue preferred stock and to designate its rights and preferences, which might be superior to the Conectiv common stock and Conectiv Class A common stock. The Conectiv Board has designated 1,200,000 shares of preferred stock as Series One Junior Preferred Stock and 65,606 shares of preferred stock as Series Two Junior Preferred Stock and in each case reserved such shares for issuance upon exercise of Conectiv's Preferred Stock Purchase Rights distributed to holders of Conectiv stock in connection with Conectiv's stockholder rights agreement.

   HoldCo: HoldCo's authorized equity capitalization consists of     shares of
HoldCo common stock, par value $.01 per share, and     shares of preferred
stock, par value $    per share. Under the HoldCo certificate, the HoldCo Board
has the power to issue preferred stock and to designate its rights and preferences, which might be superior to the rights of the HoldCo common stock.

Stockholder Action Without a Meeting

   Pepco: Under District of Columbia law, any action required or permitted to be taken at a stockholders meeting may be taken without a meeting if a consent in writing setting forth the action is signed by all stockholders entitled to vote on that action, and such written consent is filed with the minutes of the stockholders' meetings.

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   Under Virginia law, any action required or permitted to be taken at a stockholders meeting of a corporation with 300 or more stockholders may be taken without a meeting and without action by the board of directors if the action is taken by all the stockholders entitled to vote on that action, and is evidenced by a writing describing the action taken, signed by all the stockholders and delivered to the secretary of the corporation for inclusion in the minutes of the stockholders' meetings.

   Conectiv and HoldCo: Under Delaware law, unless a corporation's certificate of incorporation provides otherwise, any action required to be taken at any annual or special stockholders' meeting may be taken without a meeting, without prior notice and without a vote if approved by written consent of stockholders with not less than the minimum number of votes necessary to take the action at a meeting at which all shares entitled to vote on the action were present and voted. Both the Conectiv certificate and the HoldCo certificate require stockholder action to be effected at a meeting of stockholders and prohibit stockholder action by written consent.

Stockholder Inspection Rights

   Pepco: The laws of the District of Columbia provide that any stockholder of record of at least 5% of all the outstanding shares of a corporation will have the right to examine, in person, or by agent or attorney, at any reasonable time or times, for any proper purpose, its record of stockholders and to make extracts from that record.

   Under Virginia law, a stockholder of a corporation is entitled to inspect and copy, during regular business hours at the corporation's principal office, minutes of stockholders' and directors' meetings, accounting records and certain other records of the corporation if he gives the corporation written notice of his demand at least 5 business days before the date on which he wishes to inspect and copy. A stockholder may inspect and copy the records only if he has been a stockholder of record for at least 6 months immediately preceding his demand or is the holder of record of at least 5% of all the outstanding shares, his demand is made in good faith and for a proper purpose, he describes with reasonable particularity his purpose and the records he desires to inspect, and the records are directly connected with his purpose.

   Conectiv and HoldCo: Delaware law provides that any stockholder of record, in person or by attorney or other agent, upon a written demand under oath, stating the stockholder's purpose, has the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts from those records. A proper purpose means a purpose reasonably related to the person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath must be accompanied by a power of attorney or another writing that authorizes the attorney or other agent to act on behalf of the stockholder. The demand under oath must be directed to the corporation at its registered office in Delaware or at its principal place of business.

Required Stockholder Votes for Certain Reorganizations

   Pepco: Under the laws of the District of Columbia, unless the articles of incorporation require otherwise, a plan of merger or consolidation requires the affirmative vote of the holders of two-thirds of the outstanding shares of each class of stock of the corporation. The required stockholder vote can not be reduced to less than a majority of the outstanding shares.

   Under Virginia law, a plan of merger must be approved by two-thirds of all the votes entitled to be cast thereon by each voting group, provided that the board of directors may require a greater vote and the articles of incorporation may provide for a greater or lesser vote, so long as the vote provided for is not less than a majority of all votes entitled to be cast by each voting group.

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   Pepco's articles and Pepco's bylaws provide that, to approve an extraordinary transaction, the affirmative vote of (1) the holders of two-thirds of the outstanding shares of Pepco common stock voting separately as a class and (2) a majority of all outstanding shares of Pepco common and preferred stock, voting together as a single class are the only votes required.

   Conectiv and HoldCo: Delaware law requires stockholder approval of certain mergers and consolidations, sales of all or substantially all of a corporation's assets, and dissolution by the holders of a majority of the outstanding stock of the corporation entitled to vote thereon. Such stockholder approval is required for mergers or consolidations to which a Delaware corporation is a constituent corporation, except for certain mergers involving a parent company and its 90% owned subsidiaries, certain mergers where a Delaware corporation's stock remains outstanding in a merger and the corporation issues less than 20% of its stock pursuant to the merger and certain mergers involving a holding company reorganization. Neither the Conectiv certificate nor the HoldCo certificate requires a different vote than that required by Delaware law to approve an extraordinary transaction.

Anti-Takeover Laws and Provisions

   Pepco: The District of Columbia has not enacted any takeover defense provisions.

   Virginia law contains a provision that prohibits a corporation from engaging in an "affiliated transaction" with a 10% stockholder for three years following the acquisition of the 10% stake, unless that transaction is approved by a majority of the corporation's disinterested directors and the holders of two-thirds of the shares not held by the 10% stockholder or the corporation has elected not to be bound by this provision. Virginia law also contains a "control share" provision whereby the voting rights of a stockholder are eliminated with respect to shares, the acquisition of which causes the percentage of shares beneficially owned by such stockholder to exceed one of several percentage thresholds, unless a resolution granting voting power is approved by a majority of all votes which could be cast in a directors' election, excluding certain shares including those of the acquiring stockholder, or the corporation has elected not to be bound by this provision. Virginia law also includes a provision permitting a board of directors to adopt a "poison pill."

   Conectiv and HoldCo: Delaware law generally prohibits a stockholder that owns 15% or more of a Delaware corporation's outstanding voting stock (which we refer to as an interested stockholder) from engaging in certain business combinations involving the corporation during the three years after the time the person became an interested stockholder unless, among other things:

  . prior to such time, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  . upon the consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock outstanding at the time the transaction commenced; or

  . at or subsequent to such time, the business combination is approved by the board of directors and by the stockholders at a meeting by a vote of at least two-thirds of the outstanding voting stock not owned by interested stockholders.

   The business combinations subject to such restriction include, with certain exceptions, mergers, consolidations, sales of assets, issuances of stock and transactions providing a financial benefit with or to the interested stockholder.

   Delaware law does not contain a law such as the Virginia control share provision.

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Stockholder Rights Plans

   Pepco: Pepco does not currently have a stockholder rights plan, commonly known as a "poison pill" plan.

   Conectiv: Each share of Conectiv common stock and Conectiv Class A common stock has attached to it the right to purchase preferred shares issued under a Conectiv stockholder rights agreement. These rights would become exercisable if, without the approval of the Conectiv Board, a person or group becomes the beneficial owner of 15% or more of the total voting power represented by Conectiv's outstanding voting stock (such a person or group being referred to as an Acquiring Person) or after commencement of a tender or exchange offer that would result in any person or group becoming an Acquiring Person. Conectiv has taken all necessary actions to render these rights inapplicable to the transactions under the merger agreement.

   HoldCo: HoldCo does not currently have a stockholder rights plan.

Dissenters' Appraisal Rights

   Pepco: Virginia law allows stockholders to dissent from, and obtain payment for the fair value of their shares in the event of specified corporate actions, including mergers, share exchanges and sales of property. The right to dissent and obtain a fair value payment is not available under Virginia law for holders of shares of any class or series which were listed on a national securities exchange or on NASDAQ or were held by at least 2,000 record stockholders. Notwithstanding the foregoing, the right to dissent is available if:

  .  the articles of incorporation so provide;

  . the transaction is an affiliated transaction, as defined in the Virginia Stock Corporation Act; or

  . in the case of a merger or share exchange, the stockholders are required to accept anything other than cash or shares or membership interests of the surviving corporation or limited liability company or any other corporation or limited liability company that were either listed on a national securities exchange or held of record by at least 2,000 holders at the time of the record date for the stockholders' meeting.

   Under the law of the District of Columbia, if a stockholder files, prior to or at the meeting where the matter is submitted to a vote, written objection to a proposed merger or consolidation, and within 20 days after the merger or consolidation is effected, he or she may make written demand on the surviving corporation for payment of the fair value of his or her shares. A stockholder failing to make the demand within the 20-day period will be bound by the terms of the merger or consolidation.

   Conectiv and HoldCo: Delaware law entitles the holders of a corporation's stock to dissent from and obtain a judicial appraisal of the fair value for their shares in the event of certain corporate actions. Subject to certain exceptions, limitations and conditions, stockholders of corporations incorporated in Delaware may dissent from an agreement of merger. Delaware law provides that shares listed on a national securities exchange or designated as a National Market System security on an interdealer quotation system by the National Association of Securities Dealers and shares that are held of record by more than 2,000 holders do not carry dissenters' appraisal rights unless the holders thereof are required to accept in consideration of their shares anything other than shares of stock of the corporation surviving or resulting from the merger, listed securities or cash in lieu of fractional shares.

   The provisions of the District of Columbia Business Corporation Act, the Virginia Stock Corporation Act and the Delaware General Corporation Law governing dissenter's rights are included as Annexes F, G and H, respectively, to this joint proxy statement/prospectus. For more information regarding dissenters' rights, see also "Dissenters' Appraisal Rights" on page 54.

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Size, Classification and Terms of Board of Directors

   Pepco: Under the Pepco bylaws, the Pepco Board consists of eleven directors, divided into three classes. The directors of each of the three classes serve staggered three-year terms.

   Conectiv: Delaware law provides that a corporation can have one or more directors, as provided in its certificate of incorporation or bylaws. The Conectiv certificate provides for a board of directors consisting of not fewer than nine and not more than eighteen directors, the exact number of directors to be determined from time to time by resolution of the Conectiv Board. The Conectiv certificate provides that directors shall be divided into three classes to provide for staggered terms, with each class consisting, as nearly as may be possible, of one-third of the total number of directors. The directors in each class are elected for three year terms.

   HoldCo: Delaware law provides that a corporation can have one or more directors, as provided in its certificate of incorporation or bylaws. The HoldCo certificate provides for a board of twelve, unless otherwise specified in the certificate, as amended from time to time, or in the bylaws, the HoldCo certificate further provides that the number of directors shall not be less than six nor more than fifteen, and that the number of directors may be increased or decreased from time to time as provided in the HoldCo bylaws. The certificate provides that the directors shall be divided into three classes (designated Class I, Class II, and Class III) to provide for staggered terms, with each class consisting, as nearly as possible of one-third of the total number of directors. The terms of the initial Class I directors will expire at
the     annual meeting, the terms of the initial Class II directors will expire
at the     annual meeting, and the terms of the initial Class III directors
will expire at the     annual meeting, and thereafter each class of directors
will serve a three year term.

Director and Officer Liability; Indemnification

   Pepco: Under District of Columbia law, a corporation may indemnify against expenses any directors or officers made party to a proceeding by reason of his service as such, except in relation to matters as to which any such director or officer shall be adjudged to be liable for negligence or misconduct in the performance of duty. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of shareholders or otherwise.

   Virginia law provides that a corporation may indemnify against certain liabilities and expenses an officer or director made a party to a proceeding by reason of his service in such capacity if the director or officer acted in good faith and (i) he believed, in the case of conduct undertaken in his official capacity, that such conduct was in the best interests of the corporation or, in the case of other conduct, that the other conduct was not opposed to the best interests of the corporation or (ii) in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. However, a corporation may not indemnify a director or officer if he was found liable to a corporation in a proceeding by or in the right of the corporation or for receiving improper personal benefit. Unless limited by its articles of incorporation, a corporation must indemnify against reasonable expenses a director or officer who prevails in defense of any proceeding. In addition, a corporation must indemnify a director or officer if so ordered by a court. A corporation may advance expenses to a director or officer under certain conditions.

   Article II, Section 9 of the Pepco bylaws provides that, to the maximum extent permitted by law, Pepco will indemnify any officer, director or employee of Pepco and may indemnify any other person who was or is a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of Pepco or is or was serving at the request of Pepco as a director, officer, employee or agent of another enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such matter, except in relation to matters as to which such person is finally adjudged to have knowingly violated the criminal law or is liable for willful misconduct in the performance of his duty to Pepco.

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The termination of any action by judgment, order, settlement, conviction or upon a plea of nolo contendere shall not of itself create a presumption that the person was guilty of willful misconduct. The foregoing right of indemnification is not exclusive of any other right to which such persons may be entitled under any agreement, vote of stockholders or otherwise.

   Article II, Section 11 of the Pepco bylaws provides that in any proceeding brought by a stockholder in the right of Pepco or on behalf of Pepco stockholders, no director or officer will be liable for any monetary damages unless the director or officer engaged in willful misconduct or a knowing violation of criminal law.

   Conectiv and HoldCo: Under Delaware law, the certificate of incorporation may include a provision eliminating or limiting the personal liability of directors for monetary damages for breach of fiduciary duty as a director, except for breach of the duty of loyalty, for acts not in good faith or involving intentional misconduct or a knowing violation of law, for acts from which the director derived an improper personal benefit, or for the unlawful declaration of dividends or the unlawful repurchase or redemption of capital stock. The Conectiv certificate provides for the elimination of the personal liability of directors for monetary damages for breach of fiduciary duty, except for acts for which no such elimination of liability is permitted in Delaware law. The HoldCo certificate also provides for the elimination of the personal liability of directors for monetary damages for breach of fiduciary duty, except for such acts enumerated in the DGCL for which no such elimination of liability is permitted.

   Delaware law provides that a corporation may indemnify against certain liabilities and expenses an officer, director, employee or agent of the corporation, or a person serving at the request of the corporation as a director, officer, employee or agent of another entity, who is made a party to certain proceedings by reason of his or her service in such capacity if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. However, under the Delaware law, a corporation may not indemnify any person with respect to any claim or issue as to which such person was found liable to the corporation in a proceeding by or in the right of the corporation, unless indemnification of expenses is ordered by a court. Delaware law provides that a corporation must indemnify against reasonable expenses a present or former director or officer of the corporation who is made a party to any proceeding by reason of his or her service in such capacity and who is successful, on the merits or otherwise, in the defense of any claim, issue or matter therein. Delaware law permits a corporation to advance expenses to a director or officer under certain conditions.

   The Conectiv certificate provides that Conectiv shall indemnify directors or officers of Conectiv, as well as persons serving at the request of Conectiv as directors, officers, agents or employees of any other entity, to the full extent permitted by applicable law in connection with certain actions, suits or proceedings, and that Conectiv may, by action of the Conectiv Board, indemnify employees or agents of Conectiv to the full extent permitted by applicable law in connection with certain actions, suits or proceedings. The Conectiv certificate also requires Conectiv to advance expenses to directors and officers of Conectiv, as well as persons serving at the request of Conectiv as directors, officers, agents or employees of another entity, under certain circumstances.

   The HoldCo certificate provides that HoldCo shall indemnify and advance expenses to directors, officers and employees of HoldCo, and may indemnify or advance expenses to any other persons, who are or were or are threatened to be made parties to certain actions, suits or proceedings by reason of their service as directors, officers, employees, or agents of HoldCo or their service at the request of HoldCo as directors, officers, agents or employees of another entity, to the full extent permitted by applicable law.

Election of Directors

   Pepco: Under the Pepco bylaws, holders of Pepco common stock are entitled to one vote per share in elections of directors. Directors are elected at meetings of stockholders by a plurality of the votes cast at a

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meeting of stockholders present and entitled to vote in the election. Holders of Pepco preferred stock generally have no voting rights, except that during periods when dividends payable to Pepco preferred stock are in default in an amount equal to four full quarter-yearly dividends, the holders of Pepco preferred stock are entitled to elect separately 25% of the Pepco Board, or the smallest number of directors that exceeds 25%, but in no event fewer than two directors. The Pepco articles do not allow for cumulative voting for directors.

   Conectiv: Under the Conectiv certificate and the Conectiv bylaws, holders of Conectiv common stock and Conectiv Class A common stock are entitled to one vote per share in elections of directors. Directors are elected by a plurality of the votes of the shares of Conectiv stock that are present, in person or by proxy, and entitled to vote in the election. Under Delaware law, stockholders of a Delaware corporation do not have the right to cumulate their votes in the election of directors, unless such right is granted in the certificate of incorporation of the corporation. The Conectiv certificate does not allow for cumulative voting.

   HoldCo: Under the HoldCo bylaws, holders of HoldCo common stock are entitled to one vote per share in elections of directors. Directors are elected by a plurality of the votes cast at a meeting of stockholders by the stockholders entitled to vote in the election. Under Delaware law, stockholders of a Delaware corporation do not have the right to cumulate their votes in the election of directors, unless such right is granted in the certificate of incorporation of the corporation. The HoldCo certificate does not allow for cumulative voting.

Removal of Directors

   Pepco: Under Article IX of the Pepco articles and Article II, Section 8 of Pepco's bylaws, a director elected by the holders of Pepco common stock may be removed only for cause, by a majority vote of the holders of Pepco common stock at a special meeting called for that purpose. Any director elected by the holders of Pepco preferred stock may be removed only for cause by a vote of the holders of a majority of the Pepco preferred stock, at a special meeting called for that purpose.

   Conectiv: The Conectiv certificate provides that a member of the Conectiv Board may be removed only for cause, at an annual meeting or a special meeting of the stockholders called for that purpose, by a vote of not less than a majority of votes entitled to be cast by the holders of all the then outstanding shares of capital stock entitled to vote in the election of directors generally.

   HoldCo: Under the HoldCo certificate, directors of HoldCo may be removed only for cause and only upon the affirmative vote of the holders of a majority of the outstanding shares of HoldCo capital stock entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose.

Vacancies on the Board and Newly Created Directorships

   Pepco: The Pepco bylaws provide that any vacancy, from any cause other than an increase in the number of directors, occurring among the directors must be filled without undue delay by a majority of the remaining directors who were elected, by the same class of stockholders as the class that elected the last incumbent of the vacant directorship. The term of any director elected by the remaining directors to fill a vacancy (other than one caused by an increase in the number of directors) expires at the next stockholders' meeting at which directors are elected. Vacancies created by an increase in directors are filled by the stockholders.

   Conectiv: The Conectiv certificate provides that newly created directorships and vacancies in the Conectiv Board shall be filled by a majority of the directors then in office, even if less than a quorum, or by the sole remaining director.

   HoldCo: The HoldCo certificate provides that any vacancy on the HoldCo Board that results from an increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the entire HoldCo Board. The HoldCo certificate provides that all

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other vacancies in the HoldCo Board may be filled by a majority of the directors then in office, even if less than a quorum, or by the sole remaining director.

Loans to Directors and Officers

   Pepco: District of Columbia law prohibits loans by a corporation to its directors or officers. The directors of a corporation who vote for the making of a loan to a director, and any officer participating in the making of such loan, shall be jointly and severally liable to the corporation for the amount of such loan until repayment.

   There is no provision of Virginia law addressing this topic. The Pepco articles and the Pepco bylaws are likewise silent as to loans to directors.

   Conectiv and HoldCo: Delaware law permits a corporation to lend money to, guarantee an obligation of or otherwise assist an officer or employee (including an officer or employee who is a director) if, in the judgment of the board of directors, the action may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured or secured, as the board approves, including by a pledge of shares of the stock of the corporation. The Conectiv certificate and the Conectiv bylaws are also silent as to this topic. The HoldCo certificate and the HoldCo bylaws are silent as to this topic.

Dividend and Distribution Rights

   Pepco: District of Columbia law allows the board of directors of a corporation, subject to any restrictions contained in the corporation's articles of incorporation, to declare and pay dividends on its outstanding shares in cash, property or its own shares, provided that no dividend may be declared or paid if after such payment the corporation would be insolvent as its remaining assets would be less than its stated capital.

   Under Virginia law, a board of directors may authorize and the corporation may make distributions to its stockholders, subject to restriction by the articles of incorporation, provided that no distribution may be made if, after giving it effect, the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation's assets would be less than the sum of its total liabilities plus the amount needed, if the corporation were dissolved at the time of the distributor, to satisfy preferential rights, upon dissolution, of stockholders whose preferential rights are superior to those receiving the distribution.

   Conectiv and HoldCo: Delaware law provides that, subject to any restrictions contained in a corporation's certificate of incorporation, the directors may declare and pay dividends either:

  .  out of the corporation's surplus; or

  . if there is no surplus, out of the corporation's net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, unless the corporation's capital is diminished by depreciation to an amount less than the aggregate capital represented by the corporation's issued and outstanding stock having a distribution preference.

   The Conectiv certificate further generally limits:

  . dividends on the Conectiv common stock to the amount that would be legally available for the payment of common stock dividends under Delaware law if Conectiv's Residual Group were a separate Delaware corporation; and

  . dividends on the Conectiv Class A common stock to the amount that would be legally available for the payment of common stock dividends under Delaware law if Conectiv's Atlantic Utility Group were a separate Delaware corporation.


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There are no restrictions in HoldCo's certificate regarding dividend distribution rights. The dividends of HoldCo common stock, however, are subject to the rights of the holders of HoldCo preferred stock.

   In addition, the 1935 Act prohibits Conectiv and HoldCo from paying dividends out of capital or unearned surplus without the prior approval of the SEC.

Calling Special Stockholder Meetings

   Pepco: Pepco's bylaws provide that the Pepco Board, the executive committee or holders of record of not less than one-fifth of all the outstanding shares entitled to vote at a meeting may call a special meeting of stockholders.

   Conectiv: Conectiv's certificate provides that special meetings of the stockholders may be called only by the Chairman of the Conectiv Board or by the Conectiv Board pursuant to a resolution approved by a majority of the entire Conectiv Board.

   HoldCo: HoldCo's certificate provides that special meetings may be called only by resolution adopted by a majority of the entire HoldCo Board.

Stockholder Proposal and Nomination Procedures

   Pepco: Under the Pepco bylaws, a stockholder proposal or nomination will be considered at an annual meeting if the stockholder has given timely notice to the Secretary not less than 60 days nor more than 85 days prior to the meeting; provided, however, that in the event that less than sixty-five days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the fifteenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs.

   Conectiv: The Conectiv certificate provides that any stockholder proposal or nomination for election to the Conectiv Board brought before Conectiv's annual meeting must be received by Conectiv not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. If the date of such annual meeting is advanced by more than 30 days or delayed by more than 60 days, notice by the stockholder to be timely must be received not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of (1) the sixtieth day prior to such annual meeting or (2) the tenth day following the date on which notice of the date of the annual meeting was given. The Conectiv certificate of incorporation also provides that no business may be brought before a special meeting by stockholders.

   HoldCo: Under the HoldCo bylaws, a stockholder proposal or nomination will be considered at an annual meeting if the stockholder has given timely notice to the Secretary not less than 85 days nor more than 115 days prior to the meeting; provided, however, that in the event that less than 85 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the fifteenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs.

Amendment of Articles

   Pepco: District of Columbia law provides that unless the articles of incorporation provide otherwise, an amendment must be adopted by the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote as a class in respect thereof and the total outstanding shares entitled to vote. In no event may approval be reduced to lower than a majority of the shares entitled to vote.

   Virginia law provides that the board of directors may condition its submission of a proposed charter amendment to the shareholders on any basis. To be adopted, the amendment must be approved by a two-thirds vote of each voting group entitled to vote thereon, provided that the directors may require a greater vote or the articles of incorporation may provide for a greater or lesser vote, so long as the vote provided for is not less than a majority.

   Under the Pepco articles, as long as any shares of Pepco preferred stock are outstanding, no amendments to the Pepco articles may be effected which would
(1) create, change junior stock into, or increase the rights and preferences of any senior or parity stock, (2) increase the authorized amount of Pepco preferred stock or any senior or parity stock, or (3) change the express terms of outstanding Pepco preferred stock in a manner substantially prejudicial to the holders thereof, without the affirmative consent of the holders of more than two-thirds of the aggregate shares of preferred stock then outstanding (or of any particular series thereof that is disproportionately prejudiced by such amendment).

   The Pepco articles also provide that the affirmative vote of the holders of four-fifths of all the capital stock entitled to vote shall be required to amend, alter or repeal the provisions of the Pepco articles relating to the establishment of the classified board and removal of directors, and the provisions of the Pepco bylaws relating to the bringing of stockholder business before meetings and the calling of special stockholder meetings.

   Conectiv and HoldCo: Delaware law provides that the board of directors may propose amendments to a corporation's certificate of incorporation. Proposed amendments must be approved by the affirmative vote of the holders of a majority of the shares entitled to vote, and a majority of each class entitled to vote thereon as a separate class, unless the corporation's certificate of incorporation requires a larger percentage. Additionally, Delaware law requires that certain amendments must be approved by a separate vote of a class or series of stock whether or not entitled to vote thereon by the articles of incorporation, if, among other things, the amendment would adversely affect the rights or preferences of such class or series.

   Although Conectiv's certificate provides generally that amendments to the Conectiv certificate may be approved by a majority vote of the aggregate vote that the holders of the Conectiv's capital stock are entitled to cast on the amendment, a vote of at least 80% of the aggregate vote that the holders of the Conectiv's capital stock are entitled to cast on amendment is required for: (1) amendments to the provisions authorizing the Conectiv Board to issue and fix the rights of preferred stock; (2) amendments to the provisions dividing the Conectiv Board into classes or providing that directors may be removed only for cause; (3) amendments to the provisions limiting who may call special stockholder meetings, and the ability of stockholders to act without a meeting and providing time requirements for the submission of stockholders' proposals; and (4) amendments that modify these supermajority voting requirements.

   Under the HoldCo certificate, any provision within Article V (Directors) of the HoldCo certificate may be amended or repealed only upon the affirmative vote of the holders of two-thirds of the outstanding shares of HoldCo capital stock entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose.

Amendment of Bylaws

   Pepco: Virginia law provides that a corporation's board of directors may amend or repeal bylaws except to the extent that (1) such right is reserved exclusively to the stockholders in the articles of incorporation or by statute or (2) the stockholders, in adopting or amending a particular bylaw, provide expressly that the board of directors may not amend or repeal that bylaw. Under the VSCA, stockholders may amend or repeal bylaws even though the bylaws also may be amended or repealed by the board of directors. District of Columbia law provides that the power to adopt, alter and repeal bylaws as vested in the stockholders except to the extent that the charter or bylaws vests such power in the board of directors. Under the Pepco bylaws, the Pepco Board may amend or repeal the Pepco bylaws at any meeting of the Pepco Board, by the affirmative vote of not less than the number of directors necessary to constitute a quorum.

   Conectiv and HoldCo: Delaware law provides that the power to adopt, amend, and repeal bylaws shall be in the stockholders entitled to vote; provided that any corporation may in its certificate of incorporation, confer upon the directors, in addition to the stockholders, the power to adopt, amend, and repeal bylaws.

   The Conectiv certificate authorizes the Conectiv Board to make, alter, amend or repeal the Conectiv bylaws. The Conectiv certificate also provides that stockholders shall have the power to amend the Conectiv bylaws only by the affirmative vote of 80% or more of the aggregate number of votes that the holders of the then outstanding shares of Conectiv stock are entitled to cast on the amendment.

   The HoldCo certificate authorizes the HoldCo Board to make, alter, amend or repeal the HoldCo bylaws. Under the HoldCo certificate, Article II of the HoldCo bylaws (Directors) may be amended, altered or repealed by action of the stockholders only upon the affirmative vote of the holders of two-thirds of the outstanding shares of HoldCo capital stock entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose.

                   INFORMATION ABOUT THE PEPCO ANNUAL MEETING

   In addition to the vote on the proposals to approve the merger agreement and the HoldCo Long-Term Incentive Plan, the following matters will, or may, in the case of the stockholder proposal described below, be brought before the Pepco annual meeting:

Election of Directors

   At the Pepco meeting, three directors are to be elected to the Pepco Board by the holders of the common stock to hold office for three-year terms that expire in 2004, and until their respective successors shall have been elected and qualified. In addition, one director is to be elected to hold office for a two-year term that expires in 2003 and one director is to be elected to hold office for a one-year term that expires in 2002. Eleven directors constitute the entire Pepco Board.

 Can a stockholder nominate someone for election as a director of Pepco?

   Under Pepco's bylaws, a stockholder may nominate an individual for election as a director at a future Annual Meeting by giving written notice of the stockholder's intention to Pepco's Secretary at 1900 Pennsylvania Avenue, N.W., Washington, D.C. 20068, not less than 60 days nor more than 85 days prior to the meeting (or if Pepco gives less than 65 days public notice of the meeting, then the written notice must be received no later than the close of business on the fifteenth day following the date of public notice of the meeting). The notice provided to the Secretary must set forth the name, residence and record address of the nominating stockholder and the class and number of shares of capital stock of Pepco beneficially owned by such stockholder; and, for each nominee, the name, age, business address, residence address, principal occupation or employment, the class and number of shares of the capital stock of Pepco that are beneficially owned by the nominee, and any other information concerning the nominee that would be required to be included in a proxy statement. Pepco will publicly announce the date of its 2002 Annual Meeting at a later date.

   Any stockholder also may recommend for the consideration of the Nominating Committee one or more candidates who would serve as a Pepco nominee for election as a director. Recommendations for the 2002 Annual Meeting must be received by Pepco by November 6, 2001, and must be accompanied by the information described in the preceding paragraph.

 What vote is required to elect the directors?

   Nominees for each of respective classes will be elected by a plurality of the votes cast.

 How will proxies be voted?

   The persons named in the enclosed proxy card will vote the shares in accordance with the instructions given or, if no instructions are given, the named persons will vote the shares for the election of each of the nominees of the Pepco Board. Each nominee has confirmed that he or she is willing to serve as a director. Should any of the nominees, prior to the annual meeting, become unavailable to serve as a director for any reason, another nominee may be selected by the Pepco Board, in which case the proxies will be voted for the replacement nominee.

 Who are the nominees for director?

                       NOMINEES FOR ELECTION AS DIRECTORS

                           For Terms Expiring in 2004

                     JOHN M. DERRICK, JR., age 60, has been Chairman of the Board of Pepco since May 1999 and Chief Executive Officer since October 1997. From 1992 to May 2000, he also served as President and from 1992 to October 1997, he also served as Chief Operating Officer of Pepco. Mr. Derrick has been a director of Pepco since 1994. Mr. Derrick is a director of Washington Real Estate Investment Trust.
[Photo of John
Derrick]


                     PETER F. O'MALLEY, age 61, is Of Counsel to O'Malley, Miles, Nylen & Gilmore, P.A., a law firm headquartered in Calverton, Maryland. Mr. O'Malley currently serves as the President of Aberdeen Creek Corp., a privately held company engaged in investment, business consulting and development activities. He has been a director of Pepco since 1982. Mr. O'Malley is a director of Legg Mason, Inc. and FTI Consulting.
[Photo of Peter
O'Malley]


                     DENNIS R. WRAASE, age 56, has been President and Chief Operating Officer of Pepco since January 2001. He was President and Chief Financial Officer of Pepco from May 2000 until January 2001. From 1999 to 2000, he was Executive Vice President and Chief Financial Officer, and from 1996 until 1999, he was Senior Vice President and Chief Financial Officer of Pepco. Mr. Wraase has been a director of Pepco since 1998.
[Photo of
Dennis Wraase]


                           For Term Expiring in 2002

                     PAULINE A. SCHNEIDER, age 57, joined the Washington office of the law firm of Hunton & Williams in 1985 and has been a partner there since 1987. In October 2000, Ms. Schneider was elected Chair of the Board of MedStar Health, Inc., a community-based healthcare organization that includes seven major hospitals in the Washington, D.C./Baltimore area. Also, since, 1998, she has chaired the Board of The Access Group, Inc., a not for profit student loan provider headquartered in Wilmington, Delaware. Ms. Schneider was elected as a director by the Pepco Board in April 2001 to fill a vacancy on the Pepco Board. In accordance with Pepco's bylaws, the term of any director elected by the Pepco Board expires at the next Annual Meeting. To continue to serve until 2002, Ms. Schneider must be elected by action of the stockholders at the 2001 Annual Meeting.

[Photo of
Pauline A.
Schneider]

                           For Term Expiring in 2003

                     LAWRENCE C. NUSSDORF, age 54, since 1998 has been President and Chief Operating Officer of Clark Enterprises, Inc., a holding company based in Bethesda, Maryland, which includes The Clark Construction Group, a general contracting company, of which Mr. Nussdorf has been Vice President and Treasurer since 1977. Mr. Nussdorf was elected as a director by the Pepco Board in April 2001 to fill a vacancy on the Pepco Board. In accordance with Pepco's bylaws, the term of any director elected by the Pepco Board expires at the next Annual Meeting. To continue to serve until 2003, Mr. Nussdorf must be elected by action of the stockholders at the 2001 Annual Meeting.
[Photo of
Lawrence
Nussdorf]


                         DIRECTORS CONTINUING IN OFFICE

                              Terms Expire in 2002

                     EDMUND B. CRONIN, Jr., age 63, is Chairman of the Board, President and Chief Executive Officer of Washington Real Estate Investment Trust, based in Rockville, Maryland, which owns income-producing real estate in the mid-Atlantic Region. Mr. Cronin has been a director of Pepco since 1998.
[Photo of
Edmund Cronin]


                     JUDITH A. McHALE, age 54, is President and Chief Operating Officer of Discovery Communications, Inc.
                     (DCI), parent company of cable television's Discovery Channel, which is based in Bethesda, Maryland. Ms. McHale has been a director of Pepco since 1998. She is a director of John Hancock Financial Services, Inc. and Polo Ralph Lauren Corporation.
[Photo of
Judith McHale]


                     A. THOMAS YOUNG, age 62, is retired Executive Vice President of Lockheed Martin Corporation. From 1990 until 1995, he was President and Chief Operating Officer of Martin Marietta Corporation. Mr. Young has been a director of Pepco since 1995. He is a director of the B.F. Goodrich Company and Science Applications International Corporation.
[Photo of A.
Thomas Young]

                         DIRECTORS CONTINUING IN OFFICE

                              Terms Expire in 2003

                     TERENCE C. GOLDEN, age 56, is Chairman of Bailey Capital Corporation in Washington, D.C. Bailey Capital Corporation is a private investment company. From 1995 until 2000, Mr. Golden was President, Chief Executive Officer and a director of Host Marriott Corporation. He continues to serve as a director of Host Marriott Corporation. Mr. Golden has been a director of Pepco since 1998. He is also a director of Cousins Properties, Inc., American Classic Voyages, Inc. and the Morris & Gwendolyn Cafritz Foundation.
[Photo of
Terence C.
Golden]


                     FLORETTA D. McKENZIE, age 65, is the Chairwoman and Chief Executive Officer of The McKenzie Group, Inc., a District of Columbia based educational consulting firm. Dr. McKenzie has been a director of Pepco since 1988.
                     Dr. McKenzie is a director of Marriott International, Inc.
[Photo of
Floretta D.
McKenzie]


                     EDWARD F. MITCHELL, age 69, is retired Chairman of the Board of Pepco, a position he held from 1992-1999. He was Chief Executive Officer from 1989-1997. He has been a director of Pepco since 1980.
[Photo of
Edward F.
Mitchell]


 What are the Committees of the Pepco Board? How often did the Pepco Board and each Committee of the Pepco Board meet in 2000?

   The Pepco Board held ten meetings in 2000. There are six Committees of the Pepco Board. With the exception of the Executive Committee, the members of each committee are independent, non-employee directors. In 2000, each director attended more than 75% of the aggregate number of Pepco Board and Committee meetings of which he or she was a member that were held during the period of his or her service.

   The Audit Committee held four meetings in 2000. The Audit Committee represents and assists the Pepco Board in discharging its responsibility of oversight, but the existence of the Committee does not alter the traditional roles and responsibilities of Pepco's management and the independent accountant with respect to the accounting and control functions and financial statement presentation. For a more detailed description of the Audit Committee's duties and responsibilities see the Audit Committee Report on page 135 of this joint proxy statement/prospectus and the Audit Committee Charter included as Annex J to this joint proxy statement/prospectus. Committee members are Directors Blunt (Chairman), Cronin, Golden, McHale, McKenzie and Young.

   The Corporate Governance Committee held two meetings in 2000. The Committee's duties and responsibilities include making recommendations to the Pepco Board regarding the governance of Pepco and of the Pepco Board, helping to ensure that Pepco is properly managed to protect and enhance stockholder value and to meet Pepco's obligations to stockholders, to the industry and to the law. The Committee also recommends amendments to Pepco's articles and bylaws, makes recommendations regarding the structure, charter, practices and policies of the Pepco Board, ensures processes are in place and reports to the Pepco Board regarding annual CEO performance appraisal, succession planning and management development. Committee members are Directors Cronin, Maxwell, McHale, McKenzie, O'Malley (Chairman) and Young.

   The Executive Committee did not meet in 2000. The Committee has, and may exercise when the Pepco Board is not in session, all the powers of the Pepco Board in the management of the property, business and affairs of Pepco except as otherwise provided by law. The Committee does not hold regularly scheduled meetings. Committee members are Directors Blunt, Derrick, McKenzie, Mitchell (Chairman) and Wraase.

   The Finance Committee held two meetings in 2000. The Committee is responsible for reviewing, approving or ratifying and recommending to the Pepco Board, as appropriate, Pepco's financial planning, financing program and investment programs, and for reviewing activities, progress and results with respect to such planning and programs. The Committee also reviews the capital allocation and structure of Pepco. Committee members are Directors Cronin, Golden, Maxwell, Mitchell, O'Malley and Young.

   The Nominating Committee held one meeting in 2000. The Committee reviews and recommends to the Pepco Board candidates for nomination for election as directors. Committee members are Directors Cronin, Golden, McKenzie (Chairman), McHale and Young.

   The Human Resources Committee held three meetings in 2000. The Committee exercises the powers of the Pepco Board with respect to Pepco's annual salary administration program for all exempt employees. The Committee makes specific salary recommendations for senior officers and employees and administers Pepco's executive compensation plans. The Committee also makes recommendations to the Pepco Board with respect to Pepco's General Retirement Plan and other benefit plans. Committee members are Directors Blunt, Golden, Maxwell (Chairman), McHale, Mitchell and O'Malley.

 What are the directors paid for their services?

   Each of Pepco's non-employee directors is paid an annual retainer of $26,000, plus a fee of $1,250 for each Pepco Board and Committee meeting attended. Each director who is a Chairman of a Committee is paid an additional retainer of $3,500.

   The Stock Compensation Plan for Directors requires each director who is not an employee of Pepco to receive half of his or her $26,000 annual retainer either (i) in shares of Pepco common stock or (ii) as a Pepco common stock equivalent deferral under Pepco's Deferred Compensation Plan, the value of which corresponds to the market price of Pepco's common stock. A director may elect to receive up to 100% of his or her retainer and meeting fees in shares of Pepco common stock or Pepco common stock equivalents. Pepco common stock equivalents are credited with additional amounts equal to the dividend payout on the corresponding number of shares of Pepco common stock, which amounts are deemed reinvested in additional Pepco common stock equivalents. Pepco common stock equivalents have no voting rights. A director alternatively may elect to be paid in cash or to defer under the Deferred Compensation Plan the portion of his or her annual retainer and meeting fee payments not required to be invested in Pepco common stock or Pepco common stock equivalents. Such deferrals are credited, at the election of the director, with a return equal to the prime rate, a return on a specified group of funds or a combination of both. Balances under the Deferred Compensation Plan, including

Pepco common stock equivalent balances, are paid out in cash, in either a lump sum or installments, commencing at a time selected by the director.

   On May 1 of each year, each non-employee director is granted an option to purchase 1,000 shares of Pepco common stock. Each option has an exercise price equal to the market price of the Pepco common stock on the date of grant. Options granted prior to 2000 become exercisable at the earlier of (i) four years after date of grant or (ii) fifty percent upon attainment of a target price and the remaining fifty percent upon the attainment of a higher target price. Options granted in 2000 become exercisable at the rate of twenty-five percent on each of the first four anniversaries of the date of grant. Upon a "change in control," all options become immediately exercisable. Options expire ten years after the date of grant or at such earlier date as specified by the Plan in the event of retirement, death, disability or after termination of service of the director.

   Pepco also provides directors with travel accident insurance for company-related travel and directors' and officers' liability insurance coverage.

Certain Relationships and Related Transactions

   The Clark Construction Group, Inc., of which Mr. Nussdorf, a nominee for director, is Vice President and Treasurer, serves as the general contractor with a joint venture partner for the base building and interior construction of Pepco's new headquarters in Washington, D. C.

   Pauline Schneider, a nominee for director, is a partner in the law firm of Hunton & Williams. Hunton & Williams rendered legal services to Pepco and its subsidiaries in 2000 and is expected to render services to Pepco and its subsidiaries in 2001.

Security Ownership of Certain Beneficial Owners and Management

   The following table sets forth, as of March 7, 2001, for each director, the five executive officers named in the Summary Compensation Table on page 128 and all directors and officers as a group (i) the number of shares of Pepco common stock beneficially owned, (ii) the number of shares acquirable within 60 days pursuant to exercise of stock options, (iii) credited Pepco common stock equivalents and (iv) the total stock-based holdings. None of the listed persons beneficially owns shares of any other class of equity securities of Pepco. Each of the individuals, as well as all directors and executive officers as a group, beneficially owned less than 1% of the outstanding shares of Pepco common stock. The following table also sets forth, as of February 9, 2001, the number and percentage of shares of Pepco common stock owned by all persons known by Pepco to own beneficially 5% or more of the Pepco common stock.

                                             Pepco Common
                          Shares of Pepco  Stock Acquirable Deferred Pepco    Total
                           Common Stock       Within 60      Common Stock  Stock-Based
Name of Beneficial Owner     Owned(1)          Days(2)      Equivalents(3) Holdings(4)
------------------------  ---------------  ---------------- -------------- -----------
Edmund B. Cronin, Jr. ..         1,123           1,000           5,450         7,573
John M. Derrick, Jr. ...        44,384         138,360             --        182,744
Terence C. Golden.......         1,942             --            4,577         6,519
Judith A. McHale........         4,683             --              --          4,683
Floretta D. McKenzie....         2,696           1,000             --          3,696
Edward F. Mitchell......        70,356           1,000           1,549        72,905
Lawrence C. Nussdorf....         1,000             --              --          1,000
Peter F. O'Malley.......         1,828           1,000           1,549         4,377
Pauline A. Schneider....           600             --              --            600
William J. Sim..........        15,387          16,509             --         31,896
William T. Torgerson....        20,815          29,343             --         50,158
Andrew W. Williams......        24,828          16,509             --         41,337
Dennis R. Wraase........        29,569          33,843             --         63,412
A. Thomas Young.........         1,000           1,000           6,328         8,328
All Directors and
 Executive Officers as a
 Group
 (22 Individuals).......       312,253         264,998          19,453       596,704

                          Shares of Pepco  Percent of Pepco
Name and Address of        Common Stock      Common Stock
Beneficial Owner               Owned         Outstanding
-------------------       ---------------  ----------------
Franklin Resources,
 Inc....................    11,006,264(5)         9.9%
 777 Mariners Island
  Boulevard
 San Mateo, CA 94404

--------
(1) Includes shares held under Pepco's Dividend Reinvestment Plan and the Employee Savings Plan. Also includes shares awarded under Pepco's Long-Term Incentive Plan which will vest over time.
(2) Consists of Pepco common stock issuable upon the exercise of stock options.
(3) Consists of Pepco common stock equivalents acquired under the Directors' Deferred Compensation Plan.
(4)   Consists of the sum of the three preceding columns.
(5) According to a Schedule 13G, dated February 2, 2001, filed with the SEC jointly by Franklin Resources, Inc., Templeton Global Advisors Limited, a subsidiary of Franklin Resources, Inc., and Charles B. Johnson and Rupert
      H. Johnson, Jr., each a principal stockholder of Franklin Resources, Inc., the Pepco common stock is beneficially owned by one or more open or closed-end investment companies or other managed accounts that are advised by direct and indirect advisory subsidiaries of Franklin Resources, Inc. Sole power to vote or to direct the voting of the Pepco common stock is reported as follows: Templeton Global Advisors Limited:
      8,457,369; Franklin Advisers, Inc.: 2,080,000; Franklin Templeton Investment Management Limited: 413,853; and Templeton Investment Counsel,
      LLC: 42,362. Sole power to dispose or to direct the disposition of the common stock is reported as follows: Templeton Global Advisors Limited:
      8,470,049; Franklin Advisers, Inc.: 2,080,000; Franklin Templeton Investment Management Limited: 413,853; and Templeton Investment Counsel,
      LLC: 42,362.

                           SUMMARY COMPENSATION TABLE

                                                                         Long-Term Incentive Plan
                                   Annual Compensation                            Awards
                             --------------------------------            -------------------------
                                                      Other
                                                     Annual                                        All Other
                                                     Compen-  Restricted            Incentive Plan  Compen-
 Name and Principal Position Year  Salary   Bonus   sation(6)  Stock(7)  Options(8)   Payouts(9)   sation(10)
 --------------------------- ---- -------- -------- --------- ---------- ---------- -------------- ----------
John M. Derrick, Jr. ...     2000 $541,667 $255,171  $22,630   $     0    119,900      $137,165     $57,528
 Chairman of the Board       1999  516,667  191,732   19,177         0          0       288,930      51,235
 and Chief Executive         1998  471,666  143,419   16,251   125,692    108,385       184,692      55,536
 Officer
Dennis R. Wraase........     2000 $366,667 $172,731  $ 5,341   $     0     48,000      $ 95,924     $36,390
 President and               1999  335,000  124,317    4,644         0          0       152,798      37,711
 Chief Operating Officer     1998  288,333   87,673    4,039    65,360     21,843        84,753      30,010
William T. Torgerson....     2000 $298,667 $140,697  $ 4,485   $     0     30,000      $ 93,527     $30,014
 Executive Vice              1999  281,667  104,525    3,900         0          0       145,688      26,359
 President
 and General Counsel         1998  255,000   77,537    3,391    60,332     21,843        83,135      27,499
Andrew W. Williams......     2000 $237,333 $ 91,202  $     0   $     0     10,300      $ 50,285     $23,598
 Senior Vice President       1999  225,000   63,108        0         0          0        63,074      24,556
 and Chief Financial         1998  208,333   48,729        0    40,221     13,934           --       23,187
 Officer
William J. Sim..........     2000 $222,667 $ 86,182  $     0   $     0     10,300      $ 48,481     $21,857
 Senior Vice President       1999  211,000   59,181        0         0          0        60,938      23,261
                             1998  198,333   49,396        0    40,221     13,934           --       23,610

--------
(6) Other Annual Compensation. Amounts in this column for each year represent above-market earnings on deferred compensation funded by Pepco-owned life insurance policies held in trust, assuming the expected retirement at age
      65. The amounts are reduced if the executive terminates employment prior to age 62 for any reason other than death, total or permanent disability or a change in control of Pepco. In the event of a change in control and termination of the participant's employment, a lump sum payment will be made equal to the net present value of the expected payments at age 65 discounted using the Pension Benefit Guaranty Corporation immediate payment interest rate plus one-half of one percent. Pepco has purchased such policies on participating individuals under a program designed so that if assumptions as to mortality experience, policy return and other factors are realized, the compensation deferred and the death benefits payable to Pepco under such insurance policies will cover all premium payments and benefit payments projected under this program, plus a factor for the use of Pepco funds.
(7) Restricted Stock. Amounts in this column for each year represent the aggregate market price on the grant date of restricted shares of common stock. These shares vest over a four-year period: 20% vested on the first anniversary of the grant date, 20% vest on the second anniversary of the grant date, 20% vest on the third anniversary of the grant date, and the remaining 40% vest on the fourth anniversary of the grant date. The market price does not reflect that the shares are restricted. Dividends are paid on the restricted shares. Dollar amounts shown are for executives who received restricted shares of common stock in the year indicated. The number and aggregate market value of the non-vested restricted shares of common stock at December 31, 2000 for the five named executives are: 3,000 shares, $74,130 for Mr. Derrick; 1,560 shares, $38,547 for Mr. Wraase; 1,440 shares, $35,582 for Mr. Torgerson; and 960 shares, $23,722 each for Messrs. Williams and Sim.
(8) Options. Amounts in this column represent the number of stock options granted for each year. The stockholders approved the Long-Term Incentive Plan in April 1998 and options were granted for the first time in May 1998. Additional options were granted in January 2000. Fifty percent of the options granted in 1998 became exercisable on October 9, 1998 and the remaining 50% became exercisable on June 11, 1999. Twenty-five percent of the options granted in 2000 became exercisable on January 1, 2001. The remaining options will become exercisable at the rate of twenty-five percent on January 1 of each year until January 1, 2004.
(9) Incentive Plan Payouts. All amounts in this column represent the value of vested common stock under Pepco's Performance Restricted Stock Program. The amount shown for 2000 consists of 33 1/3% of the common stock award from the one-year performance cycle ended December 31, 1999, 33 1/3% of the common stock award from the eight-month performance cycle ended December 31, 1999, and 50% of the common stock award from the performance cycle ended December 31, 1998 (the "1998 Cycle"), that vested on January 1, 2001. The amounts shown for 1999 consist of 33 1/3% of the common stock award from the eight-month performance cycle ended December 31, 1999, 50% of the common stock award from the performance cycle ended December 31, 1998 (the "1998 Cycle"), and 50% of the common stock award from the performance cycle ended December 31, 1997 (the
      "1997 Cycle"), that vested on January 1, 2000. For 1999, amounts also include cash awards for the Performance Share Plan, which was applicable to the years 1997 through 1999 (the "1999 Cycle"). The cash amounts awarded for the 1999 Cycle for Messrs. Derrick, Wraase, Torgerson, Williams and Sim were $119,722, $57,221, $53,482, $38,355 and $37,940, respectively. The amount shown for 1998 consists of 50% of the common stock award for the 1997 Cycle and 50% of the common stock award for the performance cycle ended December 31, 1996 (the "1996 Cycle"), that vested on January 1, 1999. The value of the vested common stock was calculated based on the market price of the common stock on the day preceding the vesting date. Dollar amounts shown are for executives who were eligible to participate in the Performance Restricted Stock Program in the years indicated.
(10) All Other Compensation. Amounts in this column for 2000 consist of (i) Pepco contributions to the Savings Plan for Exempt Employees of $7,900, $7,804, $7,900, $4,232 and $7,900 for Messrs. Derrick, Wraase,
       Torgerson, Williams and Sim, respectively, (ii) Pepco contributions to the Executive Deferred Compensation Plan due to Internal Revenue
       Service limitations on maximum contributions to the Savings Plan for Exempt Employees of $13,069, $7,860, $5,790, $5,732 and $1,766 for
       Messrs. Derrick, Wraase, Torgerson, Williams and Sim, respectively,
       (iii) the term life insurance portion of life insurance written on a split-dollar basis of $4,111, $2,398, $1,953, $1,040 and $1,517 for
       Messrs. Derrick, Wraase, Torgerson, Williams and Sim, respectively, and
       (iv) the interest on employer paid premiums for split-dollar life insurance of $32,448, $18,328, $14,371, $12,594 and $10,674 for Messrs.
       Derrick, Wraase, Torgerson, Williams and Sim, respectively. The split-dollar life insurance contract provides death benefits to the executive's beneficiaries of approximately three times the executive's annual salary. The split-dollar program is designed so that, if the assumptions made as to mortality experience, policy return and other factors are realized, Pepco will recover all plan costs, including a factor for the use of Pepco funds. The split-dollar policy provides a cash surrender value to each participant in excess of any premiums paid.

                       OPTION GRANTS IN LAST FISCAL YEAR

                            Individual Grants(11)
                         Number of
                         Securities Percent of Total
                         Underlying Options Granted  Exercise of                   Grant Date
                          Options     to Employees   Base Price                     Present
          Name            Granted    in Fiscal Year   ($/Share)   Expiration Date  Value(12)
          ----           ---------- ---------------- ----------- ----------------- ----------
John M. Derrick, Jr.....  119,500         33.6%       $22.4375   December 31, 2009  $285,362
Dennis R. Wraase........   48,000         13.5%       $22.4375   December 31, 2009  $114,240
William T. Torgerson....   30,000          8.4%       $22.4375   December 31, 2009  $ 71,400
Andrew W. Williams......   10,300          2.9%       $22.4375   December 31, 2009  $ 25,514
William J. Sim..........   10,300          2.9%       $22.4375   December 31, 2009  $ 25,514

--------
(11) Individual Grants. The exercise price of options is the market price of the Pepco common stock on the grant date (January 1, 2000). Twenty-five percent of the options became exercisable on January 1, 2001. The remaining options will become exercisable at the rate of twenty-five percent on January 1 of each year until January 1, 2004.
(12) Grant Date Present Value. The values in this column were determined based on the Black-Scholes option pricing model and are calculated at the time of grant. The following assumptions were used in the calculation: (a) expected price volatility--twenty percent (20%), (b) options will be exercised in the tenth year, (c) an interest rate based upon the corresponding yield of a U.S. Treasury note maturing ten years from the date of grant, (d) dividends at the rate in effect on the date of grant, and (e) no adjustments for transferability. The fact that Pepco used the Black-Scholes model does not necessarily mean that Pepco believes or acknowledges that the model can accurately determine the value of options. The ultimate value of the option, if any, will depend on the future market price of Pepco's common stock and the optionee's individual investment decisions, neither of which can be predicted with any degree of certainty.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

                          Shares                 Number of Shares               Value of Unexercised
                         Acquired             Underlying Unexercised            In-the-Money Options
                            on     Value   Options at End of Fiscal Year      at End of Fiscal Year(13)
                         Exercise Realized --------------------------------   -------------------------
          Name             (#)      ($)     Exercisable      Unexercisable    Exercisable Unexercisable
          ----           -------- --------  -----------     ---------------   ----------- -------------
John M. Derrick, Jr.....     0        0             108,385           119,900   $30,077     $258,085
Dennis R. Wraase........     0        0              21,843            48,000   $ 6,061     $103,320
William T. Torgerson....     0        0              21,843            30,000   $ 6,061     $ 64,575
Andrew W. Williams......     0        0              13,934            10,300   $ 3,867     $ 22,171
William J. Sim..........     0        0              13,934            10,300   $ 3,867     $ 22,171

--------
(13) Value of Unexercised In-the-Money Options at End of Fiscal Year. The value of unexercised in-the-money options at December 29, 2000 is calculated by multiplying the number of shares by the amount by which the fair market value of the common stock on the last trading day of 2000, as reported by the New York Stock Exchange, exceeds the option exercise price.

              LONG-TERM INCENTIVE PLAN--AWARDS IN LAST FISCAL YEAR

                           Performance or
                         Other Period Until
                           Maturation or       Threshold          Target          Maximum
          Name                 Payout       Number of Shares Number of Shares Number of Shares
          ----           ------------------ ---------------- ---------------- ----------------
John M. Derrick, Jr.....     2001-2003              0             17,500           35,000
Dennis R. Wraase........     2001-2003              0              7,000           14,000
William T. Torgerson....     2001-2003              0              5,000           10,000
Andrew W. Williams......     2001-2003              0              5,000           10,000
William J. Sim..........     2001-2003              0              5,000           10,000

   The preceding table reflects the share awards available under Pepco's Performance Restricted Stock Program established under Pepco's Long-Term Incentive Plan. Under the Program, performance cycles will be measured over three-year periods commencing January 1 of each year. The Program provides for the earning of Pepco common stock based on Pepco's total stockholder return compared to other companies in a peer group comprised of 20 gas and electric distribution companies. If, during the course of a performance period, a significant event occurs, as determined in the sole discretion of the Pepco Board, which the Pepco Board expects to have a substantial effect on total stockholder performance during the period, the Pepco Board may revise such measures.

   Under the Program, a target performance is established. Each award provides that, following completion of the performance period, the participant will be eligible to earn a number of shares of Pepco common stock ranging from 0% to 200% of the target performance award to the extent that performance objectives are achieved. The shares of Pepco common stock earned by a participant will vest immediately on the date that the performance award is earned.

                               PENSION PLAN TABLE

                                       Annual Retirement Benefits
                          -----------------------------------------------------
Average Annual Salary in
Final                                         Years in Plan
Three Years of            -----------------------------------------------------
Employment                   15       20       25       30       35       40
------------------------  -------- -------- -------- -------- -------- --------
$350,000................  $ 92,000 $123,000 $153,000 $184,000 $214,000 $245,000
$450,000................  $118,000 $158,000 $197,000 $236,000 $276,000 $315,000
$550,000................  $144,000 $193,000 $241,000 $289,000 $337,000 $385,000
$650,000................  $171,000 $228,000 $284,000 $341,000 $398,000 $455,000
$750,000................  $197,000 $263,000 $328,000 $394,000 $459,000 $525,000
$850,000................  $223,000 $298,000 $372,000 $446,000 $521,000 $595,000
$950,000................  $249,000 $333,000 $416,000 $499,000 $582,000 $665,000

   Pepco's General Retirement Plan provides participants benefits after five years of service based on the average salary (the term salary being equal to the amounts contained in the Salary column of the Summary Compensation Table) for the final three years of employment and years of credited service under the Plan at time of retirement. Normal retirement under the Plan is at age 65. Plan benefits are subject to an offset for any Social Security benefits. Benefits under the Plan may be reduced under certain provisions of the Internal Revenue Code, as amended, and by salary deferrals under Pepco's deferred compensation plans (other than CODA contributions made under the Savings Plan). Where any such limitations occur, Pepco will pay a supplemental retirement benefit to eligible executives designed to maintain total retirement benefits at the formula level of the Plan. In addition, for executives who retire under the terms of the General Retirement Plan and are at least 59 years of age, their retirement benefit will be calculated on the basis of average salary, plus the average of the highest three annual incentive awards in the last five consecutive years. The annual incentive amounts are equal to the amounts shown in the Bonus column of the Summary Compensation Table. The current age, years of credited service and compensation used to determine retirement benefits (including supplemental benefits) for the above-named officers are as follows:
Mr. Derrick, 60 and 39 years of credit, $709,685; Mr. Wraase, 56 and 31 years of credit, $458,240; Mr. Torgerson, 56 and 31 years of credit, $386,031; Mr. Williams, 51 and 26 years of credit, $292,776; and Mr. Sim, 56 and 31 years of credit, $275,864. Annual benefits at age 65 (including the effect of the Social Security offset and the supplemental retirement benefit) are illustrated in the table above.

 Employment Agreements and Severance Agreements

   Messrs. Derrick, Wraase and Torgerson each have entered into employment agreements with Pepco that provide for his employment through December 10, 2004, and that automatically extend for successive periods of five years thereafter unless Pepco or the executive has given notice that it shall not be so extended. Each of the employment agreements provides that the executive (i) will receive an annual base salary in an amount not less than his salary in effect as of December 10, 1999, and incentive compensation as determined by the Pepco Board and (ii) will be entitled to participate in retirement and other benefit plans, and receive fringe benefits on the same basis as other senior executives of Pepco.

   Under each of the employment agreements, the executive is entitled to certain benefits if his employment is terminated prior to the expiration of the initial term of the agreement (or as extended) either (i) by Pepco other than for cause, death or disability or (ii) by the executive if his salary is reduced, he is not in good faith considered for incentive awards, Pepco fails to provide him with retirement benefits and other benefits provided to similarly situated executives, he is required to relocate by more than 50 miles from Washington, D.C., or he is demoted from a senior management position. These benefits include: (i) a lump sum payment in cash equal to three times (x) the sum of the executive's highest base salary rate in effect during the three-year period preceding termination and (y) the higher of (1) the annual target bonus for the year in which the termination of employment occurs or (2) the highest annual bonus received by the executive in any of the three preceding calendar years and (ii) the executive's annual cash incentive award for the year preceding termination of employment, if not yet paid, and a pro rata portion of the executive's annual incentive award for the year in which the executive's employment terminates. In addition, any outstanding shares of restricted stock will become immediately vested, and the executive will be entitled to receive unpaid salary through the date of termination, certain supplemental retirement benefits under existing plans of Pepco, and a continuation of premium payments under Pepco's split-dollar life insurance policy. The agreements also provide that each executive is entitled to receive a gross-up payment equal to the amount of any federal excise taxes imposed upon compensation payable upon termination and the additional taxes that result from such payment.

   Messrs. Williams and Sim have entered into severance agreements with Pepco. Each severance agreement provides for the payment of severance benefits to the executive if, within two years following a change in control, which in the case of Mr. Sim includes a sale of all or substantially all of the generation assets, of Pepco, any of the following events occur: (i) termination of the employment of the executive by Pepco (or a successor company), other than for cause, death, disability or voluntary normal retirement; (ii) termination of employment by the executive for "good reason," defined as the assignment of duties materially inconsistent with the executive's duties prior to the change in control or a material reduction or alteration of his duties, a reduction in the executive's salary or relocation of the executive by more than 50 miles;
(iii) the failure or refusal by a successor company to assume Pepco's obligations under the agreement; or (iv) a material breach of the agreement by Pepco (or a successor company). The executive also is entitled to severance benefits upon (i) the termination of the executive's employment without cause in contemplation of, but prior to, a change in control or (ii) the occurrence of an event, in contemplation of, but prior to a change in control, constituting "good reason" followed by the executive's voluntary termination of employment within two years after a change in control. The severance benefits consist of: (i) an amount equal to two times the executive's annual base salary (in effect at the time of termination) and annual bonus (average of annual target bonuses during the three years prior to termination) paid in 24 equal monthly installments and (ii) certain welfare benefits for a three-year period after the date of termination. The agreements also provide that each executive is entitled to receive a gross-up payment equal to the amount of any federal excise taxes imposed upon compensation payable upon termination and the additional taxes that result from such payment.

 Human Resources Committee Report on Executive Compensation

   The Human Resources Committee of the Pepco Board is composed entirely of independent, non-employee directors. The Committee's role includes review of the performance of elected officers and other executives (except for the Chief Executive Officer whose performance is evaluated by the Corporate Governance Committee) in connection with executive compensation programs designed to provide a strong and direct link between compensation, executive performance and the current and long-term level of company performance. The Committee recommends specific executive salaries to the Pepco Board. The Committee also establishes performance guidelines under the Executive Incentive Compensation Plan, recommends awards made to the five most highly compensated officers pursuant to that Plan and recommends the structure of compensation and amounts of awards under the Long-Term Incentive Plan. The Committee also reviews other elements of compensation and benefits, making recommendations to the Pepco Board as appropriate. The Committee carries out these responsibilities with assistance from consulting firms and with such input from the Chief Executive Officer and management as it deems appropriate.

 Officer Compensation Philosophy

   Pepco's compensation philosophy reflects a commitment to attract and retain key executives with a program which compensates executive officers competitively with other companies in the industry while rewarding executives for achieving levels of operational excellence and financial results which result in growth in stockholder value. Pepco's compensation policy is to provide a total compensation opportunity comparable to the median compensation levels of the companies in the S&P Midcap Utility Index (the "Index"). The companies in the Index are comparable in size to Pepco and are considered to be Pepco's peer group. The Committee monitors the peer group annually to ensure that the Index remains appropriate for measuring compensation.

   The compensation program for executives consists of base salary, annual incentive and long-term incentive components. The combination of these three elements balances short- and long-term business performance goals and aligns officer financial rewards with company operating results and stockholder return. Total compensation for any specific year may, of course, be above the median for the peer group in the event performance exceeds goals or below the median if performance falls short of goals.

   Annual incentive awards are earned based on Pepco's financial and operational plans and results, including annual earnings. Long-term incentive awards are in the form of (1) restricted shares of Pepco common stock (Restricted Stock) which will be earned at the end of three-year performance periods based upon meeting pre-established goals and/or (2) stock options. The senior executive compensation program is structured so that between 38 percent and 66 percent of the total compensation opportunity is composed of incentive compensation. There are approximately 28 executives who participate in the Executive Incentive Compensation Plan and programs under the Long-Term Incentive Plan.

   The Omnibus Budget Reconciliation Act of 1993 included a provision limiting the deductibility of certain executive compensation. For 2000, all compensation earned by Pepco's five highest paid executives was completely deductible. In the future the Committee will, considering the best interests of Pepco and its stockholders, use its best judgment to continue the complete tax deductibility of the compensation paid to its executives.

 Executive Salaries

   The Committee determines base salary ranges for executives based upon competitive pay practices. Executive salaries correspond to approximately the median of the companies in the Index. Mr. Derrick, Chief Executive Officer, was awarded a 4.8% salary increase effective May 1, 2000 after the Committee made a compensation assessment within the framework and philosophy outlined above.

 Executive Incentive Compensation Plan

   In 1983, the Pepco Board established the Executive Incentive Compensation Plan for Pepco executives. Under the Plan guidelines, cash bonus awards for the Chief Executive Officer, President, Executive Vice Presidents and Senior Vice Presidents are based upon Pepco's progress in achieving Plan goals; cash bonus awards for other executives are based on a combination of corporate goals and individual goals established at the beginning of the year. For cash bonus awards paid in January 2001 for performance during 2000, the weighted corporate goals were (1) earnings relative to corporate plan and (2) achieving operating and maintenance expense control objectives.

   Application of the Plan formula for executives subject to utility earnings goals resulted in an incentive award level of 142% of the target award level (compared to the maximum of 180% of the target) based on (1) utility earnings (which were above the target level) and (2) exceeding cost containment objectives. Under the Plan guidelines, the earnings goal of the Chief Executive Officer was based on consolidated earnings, and the cash bonus award paid to the Chief Executive Officer in January 2001 was based on 142% of the target award level.

 Long-Term Incentive Plan

   In 1999, the Pepco Board adopted the Performance Restricted Stock Program. The Program provides for awards of Restricted Stock based on total stockholder return as the only measurement. Target awards require performance above the median for the Index and awards range from 0% to 200% based on performance. For the Program beginning January 1, 2001 the Committee selected a peer group of 20 gas and electric distribution companies to better reflect the strategic direction of Pepco since divestiture of its generation assets. Amounts awarded to senior executive participants under this Program for the three-year cycle beginning January 1, 2001 are provided in the table titled "Long-Term Incentive Plan--Awards in Last Fiscal Year" contained herein. Restricted Stock, if any, earned under the Program will vest immediately upon the determination of awards earned under the Program at the conclusion of the three-year performance cycle.

   To further ensure alignment of executive compensation, the Pepco Board also approved the award of stock options for executives. Stock option grants to executives are based on current market surveys of long-term incentive compensation. Options granted have an exercise price equal to the fair market value of Pepco common stock on the date of grant and typically vest in four equal amounts over four years.

                                          HUMAN RESOURCES COMMITTEE

                                          David O. Maxwell, Chairman
                                          Roger R. Blunt, Sr.
                                          Terence C. Golden
                                          Judith A. McHale
                                          Edward F. Mitchell
                                          Peter F. O'Malley

Section 16(a) Beneficial Ownership Reporting Compliance

   The rules of the SEC require that Pepco disclose any late filing of the reports of stock ownership (and changes in stock ownership), and any known failure to file these reports, by its directors and executive officers. Mary Sharpe-Hayes, former Vice President, Strategic Planning, who became the indirect owner of 500 shares of Pepco common stock when her spouse purchased the shares in February 2000 inadvertently failed to file a Form 4 by the March 10, 2000 deadline. She filed the form on March 16, 2000. To the best of Pepco's knowledge, all other filings required to be made by Pepco's directors and executive officers were made on a timely basis in 2000.

Performance Presentation

   The following chart compares Pepco's five-year cumulative total return to stockholders consisting of the change in stock price and reinvestment of dividends with the five-year cumulative total return on the Dow Jones Utilities Index and the S&P Midcap Electric Utilities Index.


                                1995    1996    1997    1998    1999    2000
                               ------- ------- ------- ------- ------- -------
Pepco......................... $100.00 $104.52 $112.21 $121.95 $113.55 $130.80
Dow Jones Utilities........... $100.00 $109.03 $134.12 $159.05 $150.11 $226.61
S & P Midcap Electric
 Utilities.................... $100.00 $103.19 $130.98 $150.54 $127.70 $173.12

 Audit Committee Report

   The Audit Committee of the Pepco Board is responsible for providing independent oversight of Pepco's accounting functions and internal controls. The Audit Committee is composed of independent directors and acts under a written charter adopted and approved by the Pepco Board in 2000. Each of the members of the Audit Committee is independent as defined by the New York Stock Exchange listing standards. A copy of the Audit Committee Charter is attached to this joint proxy statement/prospectus as Annex J.

   The responsibilities of the Audit Committee include recommending to the Pepco Board an accounting firm to be engaged as Pepco's independent accountants and subsequent to the audit reviewing the services performed by the independent accountant to ensure that the services provided were within the scope of the prior approval. Additionally, and as appropriate, the Audit Committee reviews and evaluates, and discusses and consults with Pepco management, Pepco internal audit personnel and the independent accountants regarding the following:

  1. the plan for, and the independent accountants' report on, the annual audit of Pepco's financial statements;

  2.   Pepco's financial statements filed with the SEC;

  3. changes in Pepco's accounting principles and practices or in Pepco's financial statements;

  4. the internal auditing staff annual audits and recommendations made as a result of those audits;

  5. Pepco's internal auditing, accounting and financial controls and the independent accountant's views of Pepco's financial and accounting personnel;

  6. significant findings of the independent accountant, including significant transactions outside the normal course of Pepco's business and recommendations with respect to improving internal accounting controls, choice of accounting principles or management systems; and

  7.   Pepco's Conflict of Interest Policy for Exempt Employees.

   In 2000, the Audit Committee adopted an Audit Committee Charter formulated on the new standards set forth in SEC regulations and the New York Stock Exchange listing standards. Generally, these standards detailed specifics to be included in the Charter rather than changes in the Committee's practices.

   The Audit Committee is responsible for recommending to the Pepco Board that Pepco's financial statements be included in Pepco's annual report. The Committee took a number of steps as a basis for making this recommendation for 2000. First, the Audit Committee discussed with PricewaterhouseCoopers LLP, Pepco's independent accountants for 2000, those matters PricewaterhouseCoopers communicated to and discussed with the Audit Committee under applicable auditing standards, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Second, the Audit Committee discussed PricewaterhouseCoopers' independence with PricewaterhouseCoopers and received a letter from PricewaterhouseCoopers concerning independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure informed the Audit Committee of PricewaterhouseCoopers' relationships with Pepco, if any, and assisted the Audit Committee in considering PricewaterhouseCoopers' independence. Finally, the Audit Committee reviewed and discussed, with Pepco management and PricewaterhouseCoopers, Pepco's audited consolidated balance sheets at December 31, 2000 and 1999, and consolidated statements of income, cash flows and stockholders' equity for the three years ended December 31, 2000. Based on the discussions with PricewaterhouseCoopers concerning the audit, the independence discussions, and the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Pepco Board that these financial statements be included in Pepco's 2000 Annual Report on Form 10-K.

                                          AUDIT COMMITTEE

                                          Roger R. Blunt, Sr. (Chairman)
                                          Edmund B. Cronin, Jr.
                                          Terence C. Golden
                                          Judith A. McHale
                                          Floretta D. McKenzie
                                          A. Thomas Young

 Audit Fees

   The aggregate fees billed by PricewaterhouseCoopers for professional services rendered for the audit of Pepco's annual financial statements for the 2000 fiscal year and the reviews of the financial statements included in Pepco's Forms 10-Q were $465,000.

 Financial Information Systems Design and Implementation Fees

   The aggregate fees billed by PricewaterhouseCoopers to Pepco and its consolidated subsidiaries for the professional services rendered for financial information systems design and implementation for the 2000 fiscal year were $44,700.

 All Other Fees

   The aggregate fees billed by PricewaterhouseCoopers to Pepco and its consolidated subsidiaries for all other services other than those covered under "Audit Fees" and "Financial Information Systems Design and Implementation Fees" for the 2000 fiscal year were $390,125.

 Independent Public Accountants

   The Pepco Board appointed PricewaterhouseCoopers LLP as Independent Public Accountants for Pepco for the year 2000 and, upon recommendation of the Audit Committee of the Pepco Board, has reappointed the firm for 2001. A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting and will be given the opportunity to make a statement and to respond to appropriate questions.

Shareholder Proposal

   The Pepco Board recommends a vote against this proposal.

   Ms. Evelyn Y. Davis, Watergate Office Building, Suite 215, 2600 Virginia Avenue, N.W., Washington, D.C. 20037, who is the record holder of 200 shares of Pepco's common stock, has notified Pepco of her intention to present the following proposal for action at the meeting:

   "RESOLVED: That the stockholders of Pepco recommend that the Board of Directors take the necessary steps to reinstate the election of directors ANNUALLY, instead of the staggered system which was recently adopted."

   The following statement has been supplied by the stockholder submitting this proposal:

   "REASONS: Until recently, directors of Pepco were elected annually by all shareholders."

   "The great majority of New York Stock Exchange listed corporations elect all their directors each year."

   "This insures that ALL directors will be more accountable to ALL shareholders each year and to a certain extent prevents the self-perpetuation of the Board."

   "Last year the owners of 27,997,551 shares, representing approximately 28.1% of shares voting, voted FOR this proposal."

   "If you AGREE, please mark your proxy FOR this resolution."

                          End of Supporting Statement

   The Pepco Board unanimously recommends a vote "AGAINST" the adoption of this proposal, which is set forth as Item 4 on the white proxy card.

   Mrs. Davis has submitted this proposal at each of Pepco's last twelve annual meetings. In each instance, the proposal was defeated.

   The Pepco Board believes that this proposal is not in the best interests of Pepco and its stockholders. The Pepco Board believes that the present system which has been in place since 1987, providing for the election of directors for three-year terms on a staggered bases, rather than one-year terms, has enhanced the continuity and stability in the composition of and in the policies formulated by the Pepco Board. The Pepco Board also believes that this, in turn, has permitted it to represent more effectively the interests of all stockholders.

 What vote is required to adopt this proposal?

   Adoption of the stockholder proposal requires the affirmative vote of the holders of a majority of the shares of the Pepco common stock present in person or by proxy and entitled to vote at a meeting of stockholders at which a quorum is present.

 How are the votes counted?

   Abstentions will be deemed present and entitled to vote, but will not be counted as a vote for or against this proposal, and therefore will have the same effect as a vote against the approval of the stockholder proposal. If no voting instructions are given by a stockholder, a properly executed proxy will be voted against the stockholder proposal.

                 INFORMATION ABOUT THE CONECTIV ANNUAL MEETING

Election of Directors

   The Conectiv Board has nine members in three classes, with three directors in each class. The election this year is for three Class III Directors, Mr. Cosgrove, Dr. Doberstein and Mr. Morgan, whose terms are expiring. They are nominated as Class III Directors for three-year terms expiring in 2004.

   Continuing terms for the three Class I Directors, Mr. Balotti, Mr. Holley and Mr. McGlynn, will expire in 2002. Continuing terms for the three Class II Directors, Mr. Burris, Mrs. Gore and Mr. MacCormack, will expire in 2003.

   The three nominees for election to director were recommended by the Nominating Committee of the Conectiv Board and approved as nominees at a
meeting of the Conectiv Board on      ,   . These individuals have agreed to be
nominated and to serve if elected. At the annual meeting, the proxyholders will vote for the individuals identified in this proxy statement and on the enclosed Conectiv proxy card. Should any nominee become unavailable prior to the annual meeting, the Conectiv Board may select another nominee and the proxyholders will vote the proxies they hold for that person.

   You can specify whether your shares are to be voted for any, all or none of the nominees for director. To be elected, a nominee must receive a plurality of the vote of the shares of Conectiv common stock and Conectiv Class A common stock (which are considered one class for voting purposes) that are present, in person or by proxy, and entitled to vote at the annual meeting. Each proxy will be voted as instructed (meaning for or against each nominee) or withheld (meaning no vote is to be cast). If no instruction is made, the proxy will be voted for the nominees identified in this proxy statement and in the enclosed proxy card. Abstentions and broker non-votes will have no effect on the election of directors.

   The background of each nominee and incumbent director is shown in the following section. Unless otherwise shown, nominees and directors have been engaged in their occupation or employment for at least the past five years.

                The Conectiv Board recommends that you vote FOR
                       each of the nominees for director.

Information About the Nominees and Directors

 Nominated as Class III Director for Election at the Annual
 Meeting to Serve until the Annual Meeting in 2004

Howard E. Cosgrove


Age 57. Director of Conectiv since 1998. Chairman,
President and Chief Executive Officer of Delmarva since
1992. Director of Delmarva Power & Light Company since
1986. Chairman and Chief Executive Officer of Conectiv.
Director of the Federal Reserve Bank of Philadelphia.
President of the Board of Trustees of The University of Delaware.
                                                                  [Photo of
                                                                  Cosgrove]

Audrey K. Doberstein

Age 68. Director of Conectiv since 1998. Director of
Delmarva Power & Light Company from 1986 to 2000.
President of Wilmington College, New Castle, Delaware.
Member of the Board of Directors of Blue Cross/Blue
Shield of Delaware and Mellon Bank Delaware (DE),
Wilmington, Delaware.                                             [Photo of
                                                                 Doberstein]


Bernard J. Morgan

Age 64. Director of Conectiv since 1998. Director of
Atlantic Energy, Inc. from 1988 to 1998. Retired,
Chairman, Chief Executive Officer, President and Chief
Operating Officer of Fidelity Bank, N.A. Mr. Morgan also serves as a director of Coastal Security.
                                                                  [Photo of
                                                                   Morgan]



 Continuing as Class I Directors (Terms Expire in 2002)

R. Franklin Balotti

Age 58. Director of Conectiv since 1998. Director of
Delmarva Power & Light Company from 1995 to 1998.
Attorney. Member of the law firm of Richards Layton &
Finger, Wilmington, Delaware. Past President, Delaware
Bar Association. Member of the Law School Advisory
Council at the Cornell Law School. Adjunct Professor at           [Photo of
the University of Miami Law School and Cornell Law                 Balotti]
School.


Cyrus H. Holley

Age 64. Director of Conectiv since 1998. Director of
Atlantic Energy, Inc. from 1990 to 1998. President of
Management Consulting Services, Grapevine, Texas.
Chairman and Chief Executive Officer of Oakmont
Enterprises, Inc., Grapevine, Texas. Director of Kerns
Oil & Gas Company.                                                [Photo of
                                                                   Holley]

Richard B. McGlynn

Age 62. Director of Conectiv since 1998. Director of
Atlantic Energy, Inc. from 1986 to 1998. Attorney. Former
Vice President and General Counsel of United Water
Resources, Inc., Harrington Park, New Jersey.
                                                                  [Photo of
                                                                   McGlynn]


 Continuing as Class II Directors (Terms Expire in 2003)

Robert D. Burris

Age 56. Director of Conectiv since 1998. Director of
Delmarva Power & Light Company from 1993 to 1998.
President of Burris Foods, Milford, Delaware. Member of the Board of Directors of BayHealth, Inc.
                                                                  [Photo of
                                                                   Burris]


Sarah I. Gore

Age 65. Director of Conectiv since 1998. Director of
Delmarva Power & Light Company from 1993 to 1998. Human
Resources Associate, W. L. Gore & Associates, Inc.,
Newark, Delaware. Member of the Delaware Advisory Board
of First Union, Wilmington, Delaware. Mrs. Gore and her
family created the I Have a Dream Foundation of Delaware,      [Photo of Gore]
a non-profit organization for which she serves as director.



George F. MacCormack

Age 57. Director of Conectiv since 2000. Group Vice
President, Polyester Enterprise, E. I. DuPont de Nemours
& Company. Previously, Vice President and General
Manager, White Pigments & Mineral Products Strategic
Business Unit and Vice President and General Manager,
Specialty Chemicals Strategic Business Unit for DuPont.           [Photo of
                                                                 MacCormack]

Board and Committee Meetings in 2000

   Number of meetings: Conectiv Board, 10; Audit Committee, 6; Financial Oversight Committee, 2; Executive Committee, 1; Nominating Committee, 2; Nuclear Oversight Committee, 1; and Personnel and Compensation Committee, 3.

   Every director attended at least 75% of the meetings of the Conectiv Board and of each Committee on which they serve. The Conectiv Board and Committees also act by unanimous written consent.

Conectiv Board Committees

   Audit: Reviews auditing, accounting, financial reporting and internal control functions. Recommends our independent auditor to the Conectiv Board; reviews the fees of the independent auditor and ensures auditor independence. Advises the Board with respect to inter-company transactions and other fiduciary matters that may relate to Class A common stock. All members are outside, non-employee directors: Messrs. McGlynn (Chair), Balotti, Burris and Holley.

   Financial Oversight: Evaluates Conectiv's major financial exposures and assures that Management's risk management practices are appropriate, as well as evaluates the effectiveness and compliance status of Conectiv's practices regarding ethics, business code of conduct, and corporate information and reporting systems, including any significant instances of non-compliance. All members are outside, non-employee directors: Messrs. Holley (Chair), Balotti, Burris and McGlynn.

   Personnel and Compensation: Sets policy for and oversees executive and employee compensation and benefit programs and practices. Oversees management succession. All members are outside, non-employee directors: Ms. Gore (Chair), and Messrs. Morgan, McGlynn and MacCormack.

   Executive: Limited powers to act on behalf of the Conectiv Board when the Conectiv Board is not in session. With the exception of the Chairman of the Board, Mr. Cosgrove, who serves as Chair, all members are outside, non-employee directors: Ms. Gore and Messrs. Balotti, Holley and Morgan.

   Nominating: Considers and recommends nominees for election as directors. All members are outside, non-employee directors: Dr. Doberstein (Chair) and Mr. Morgan. The Nominating Committee will consider nominees recommended by Conectiv stockholders for election as directors. The name of any such nominee, together with the nominee's qualifications and consent to be considered as a nominee, should be sent to the Secretary of Conectiv.

   Nuclear Oversight: Oversees Conectiv's investment in nuclear generating assets. All members are outside, non-employee directors: Mr. Holley (Chair) and Mr. Burris.

Director Compensation

   Director compensation was set by the Conectiv Board on March 1, 1998, at the time of the merger by which Delmarva and Atlantic Energy, Inc. became subsidiaries of Conectiv. Directors who are not officers of Conectiv receive an annual retainer of $20,000; $1,000 for each Conectiv Board or committee meeting attended in person; and $500 for each Conectiv Board or committee meeting attended by teleconference. Committee Chairs (other than Mr. Cosgrove as Chair of the Executive Committee) also receive an annual retainer of $2,500.

   Directors may defer any part of their compensation into record-keeping accounts of stock equivalent units at a 20% discount. These accounts earn at the rate of the Conectiv common stock dividend.

Security Ownership of Directors, Executive Officers and Certain Beneficial
Owners

   The following table shows the number of shares of Conectiv common stock and Conectiv Class A common stock beneficially owned as of December 29, 2000 by:

 . each person or company that we know beneficially owns more than 5% of the outstanding shares of Conectiv common stock or Conectiv Class A common stock;

 . each member of and nominee to the Conectiv Board;

 . each executive officer of Conectiv whose compensation is listed in the Summary Compensation Table on the next page; and

 . the directors and executive officers of Conectiv as a group.

                                                             Shares of Class A
                                  Shares of Common Stock(1)  Common Stock(1)(2)
                                  ------------------------- -------------------
Nominees For Director
CLASS III--TERM EXPIRING IN 2004
 HOWARD E. COSGROVE..............          204,854(4)                 0
 AUDREY K. DOBERSTEIN............            7,909                    0
 BERNARD J. MORGAN...............            8,332                  618
Incumbent Directors:
CLASS I--TERM EXPIRING IN 2002
 R. FRANKLIN BALOTTI.............            9,238                    0
 RICHARD B. MCGLYNN..............            6,791                  522
 CYRUS H. HOLLEY.................            4,250                  724
CLASS II--TERM EXPIRING IN 2003
 ROBERT D. BURRIS................            5,921                    0
 SARAH I. GORE...................            6,506                    0
 GEORGE F. MacCORMACK............            2,901                    0
Other Executive Officers: (3)
 THOMAS S. SHAW, President and
  Chief Operating Officer........           55,457(4)                 0
 JOHN C. VAN RODEN, Senior Vice
  President and Chief Financial
  Officer........................           10,700(4)                 0
 BARBARA S. GRAHAM, Senior Vice
  President......................           36,354(4)                 0
 WILLIAM H. SPENCE, Senior Vice
  President, Energy..............           13,085(4)                 0

   As of December 29, 2000, all current directors and executive officers as a group (15 persons) owned beneficially 427,511 shares of Conectiv common stock, representing 0.5% of the shares of Conectiv common stock outstanding, and 1,864 shares of Conectiv Class A common stock, representing 0.03% of the shares of Conectiv Class A common stock outstanding. Conectiv is not aware of any person or company that beneficially owns more than 5% of the outstanding shares of Conectiv common stock or Conectiv Class A common stock.
--------
(1) Each of the individuals listed beneficially owned less than 1% of Conectiv's outstanding Conectiv common stock (including Conectiv common stock and Conectiv Class A common stock).
(2) Includes shares owned beneficially by Mr. Cosgrove and other Executive Officers of Conectiv pursuant to the Conectiv Savings and Investment Plan (including Payroll-Based Employee Stock Ownership Plan and Employee Stock Ownership Plan), Deferred Compensation Plan and Conectiv Incentive Compensation Plan.
(3) Also reportable as a "named executive officer" is Mr. Barry R. Elson, former Executive Vice President of Conectiv. Mr. Elson's employment terminated on October 1, 2000. As of December 29, 2000, Mr. Elson held 3,158 shares of Conectiv common stock in the Deferred Compensation Plan.
(4) Includes 35,100 shares for Mr. Cosgrove, 15,000 shares for Mr. Shaw, 7,700 shares for Mr. van Roden, 11,000 shares for Mrs. Graham and 4,000 shares for Mr. Spence of Performance Accelerated Restricted Stock (which we refer to as PARS). Unless the restrictions lapse under the terms of Conectiv's Long-Term Incentive Plan (which we refer to as the LTIP), the number of shares actually earned will depend on meeting pre-determined financial performance measures related to stockholder value at the end of the seven-year restriction period.

Executive Compensation

 Summary Compensation Table

   The following table shows information regarding the compensation earned during the past year by Conectiv's Chief Executive Officer and by Conectiv's other four most highly-compensated executive officers for the fiscal year ending December 31, 2000.

                      Table 1--SUMMARY COMPENSATION TABLE

                                        Annual Compensation              Long Term Compensation
                                 ---------------------------------- --------------------------------
                                                                           Awards          Payouts
                                                                    --------------------- ----------
                                            Variable                Restricted Securities
   Name and Principal                     Compensation Other Annual   Stock    Underlying    LTIP       All Other
      Position(7)        Year(1)  Salary   (Bonus)(2)  Compensation Awards(3)   Options   Payouts(4) Compensation(5)
   ------------------    ------- -------- ------------ ------------ ---------- ---------- ---------- ---------------
H. E. Cosgrove..........  2000   $600,000   $248,400         0       $271,875   124,000         --       $17,682
 Chairman of the Board    1999   $600,000   $217,500         0       $187,500    57,000         --       $18,204
 and Chief Executive      1998   $600,000   $150,000         0              0   360,000    $572,134      $12,329
 Officer

T. S. Shaw..............  2000   $354,700   $122,500         0       $150,000    51,900         --       $10,606
 President/Chief          1999   $325,000   $120,000         0       $291,500    26,000         --       $8,258
 Operating Officer(6)     1998   $325,000   $ 78,000         0              0   170,000    $155,267      $9,478

J. C. van Roden.........  2000   $275,000   $ 85,400         0       $ 90,625    34,700         --       $ 9,810
 Senior Vice              1999   $250,000   $ 72,500         0            --    170,000         --       $ 8,342
 President/Chief          1998    $17,686        --          0            --        --          --           --
 Financial Officer(6)

B. S. Graham............  2000   $262,500   $115,920         0       $ 90,625    33,100         --       $ 7,971
 Senior Vice President    1999   $250,000   $ 72,500         0       $ 62,750    14,000         --       $ 7,504
                          1998   $250,000   $ 50,200         0              0   170,000    $155,267      $ 5,308

W. H. Spence............  2000   $198,100   $ 85,520         0       $ 22,238    28,500         --       $ 6,021
 Senior Vice President,   1999        --    $ 71,159       --             --        --          --           --
 Energy(6)                1998        --         --        --             --        --          --           --

--------
(1) The 1998 merger involving Atlantic Energy and Delmarva was effective as of March 1, 1998. Accordingly, except for Mr. van Roden, 1998 salary is shown as an annualized amount. Mr. van Roden joined Conectiv on November 30, 1998, and the 1998 salary shown is his actual salary. Other 1998 items of compensation reflect full calendar 1998 compensation received from Conectiv or Delmarva.
(2) The target award is 60% of annualized salary for Mr. Cosgrove, 50% for Mr. Shaw, 45% for Mr. van Roden, 40% for Mrs. Graham and 30% for Mr. Spence. For 1999, the dollar value of the bonus reported above has been reduced by the portion of the bonus deferred and reported above as a 2000 Restricted Stock Award, as follows: H. E. Cosgrove ($435,000 bonus with $217,500 purchasing Restricted Stock Units (which we refer to as RSU's)); T. S. Shaw ($240,000 bonus with $120,000 purchasing RSU's); J. C. van Roden ($145,000 bonus with $72,500 purchasing RSU's); B. S. Graham ($145,000 bonus with $72,500 purchasing RSU's); W. H. Spence ($88,949 bonus with $17,790 purchasing RSU's). For 2000, the dollar value of the bonus reported above has been reduced by the portion of the bonus deferred, as follows: H. E. Cosgrove ($496,800 bonus with $248,400 purchasing RSU's);
     T. S. Shaw ($245,000 bonus with $122,500 purchasing RSU's); J. C. van Roden ($170,800 bonus with $85,400 purchasing RSU's); B. S. Graham ($144,900 bonus with $28,980 purchasing RSU's); W. H. Spence ($106,900 bonus with $21,380 purchasing RSU's)
(3) A mandatory 20% of the bonus (reported in this Table as "Variable Compensation") and any additional portion of the bonus that an executive elects to defer (up to an additional 30%) is deferred for at least three years under the Management Stock Purchase Program (which we refer to as MSPP) and used to purchase RSU's at a 20% discount. The dollar value of RSU's deferred under MSPP in 2000 (inclusive of the discounted portion), based on the fair market value at the award date, was for H. E. Cosgrove ($271,875 of which $54,375 is the discount); T. S. Shaw ($150,000 of which $30,000 is the discount),

   J. C. van Roden ($90,625 of which $18,125 is the discount), B. S. Graham ($90,625 of which $18,125 is the discount), W. H. Spence ($22,238 of which $4,448 is the discount). At the end of 2000, the number and value of the aggregate restricted stock holdings (including RSU's, Performance Accelerated Restricted Stock (which we refer to as PARS) and special grants) valued at $20.0625, the closing stock price on December 29, 2000, for the individuals identified in the Summary Compensation Table was as follows: for Mr. Cosgrove, 57,997 restricted stock holdings valued at $1,163,565; for Mr. Shaw, 45,006 restricted stock holdings valued at $902,933; for Mr. van Roden 12,217 restricted stock holdings valued at $245,104; for Mrs. Graham 18,645 restricted stock holdings valued at $374,065; for Mr. Spence 5,608 restricted stock holdings valued at $112,511.
(4) During 1998, all restrictions lapsed on the performance-based restricted stock granted in 1995 and 1996 under the Delmarva LTIP due to the merger involving Delmarva and Atlantic Energy. Under change in control provisions, the awards fully vested resulting in a payout to Mr. Cosgrove of 21,160 shares (11,570 for 1995 and 9,590 for 1996) valued at $454,940;
    to Mr. Shaw of 5,450 shares (2,870 for 1995 and 2,580 for 1996) valued at $117,175; and to Mrs. Graham of 5,450 shares (2,870 for 1995 and 2,580 for 1996) valued at $117,175. Shares were valued at $21.50 at the time of payout. On December 31, 2000, the performance-based restricted stock granted in 1997 under the Delmarva LTIP were forfeited based on the performance criteria. Dividends on shares of restricted stock and dividend equivalents are accrued at the same rate as that paid to all holders of Conectiv common stock. As of December 31, 2000, Mr. Cosgrove held 35,100 shares of restricted stock (10,000 for 1998, 8,500 for 1999 and 16,600 for 2000) and 120,500 Dividend Equivalent Units (which we refer to as DEU's) (30,000 for 1998, 28,500 for 1999 and 62,000 for 2000); Mr. Shaw held
    15,000 shares of restricted stock (4,000 for 1998, 4,000 for 1999 and 7,000 for 2000) and 48,950 DEU's (10,000 for 1998, 13,000 for 1999 and
    25,950 for 2000); Mr. van Roden held 7,700 shares of restricted stock (3,000 for 1999 and 4,700 for 2000) and 27,350 DEU'S ( 10,000 for 1999 and
    17,350 for 2000); Mrs. Graham held 11,000 shares of restricted stock (4,000 for 1998, 2,500 for 1999 and 4,500 for 2000) and 33,550 DEU's
    (10,000 for 1998, 7,000 for 1999 and 16,550 for 2000); Mr. Spence held
    4,500 shares of restricted stock (1,200 for 1998, 1,400 for 1999 and 1,900 for 2000) and 14,100 DEU's (3,250 for 1998, 4,000 for 1999 and 6,850 for
    2000). Dividends paid on DEU's for 1998 were as follows: Mr. Cosgrove, $23,100, all of which was deferred into the Conectiv Deferred Compensation Plan; Mr. Shaw, $7,700, all of which was deferred into the Conectiv Deferred Compensation Plan; Mrs. Graham, $7,700, all of which was deferred into the Conectiv Deferred Compensation Plan. Dividends paid on DEU's for 1999 were as follows: Mr. Cosgrove, $48,263, all of which was deferred into the Conectiv Deferred Compensation Plan; Mr. Shaw, $18,975, all of which was deferred into the Conectiv Deferred Compensation Plan; Mr. van Roden, $8,250, all of which was deferred into the Conectiv Deferred Compensation Plan; and Mrs. Graham, $14,025, all of which was deferred into the Conectiv Deferred Compensation Plan. Dividends paid on DEU's for 2000 were as follows: Mr. Cosgrove, $92,400, all of which was deferred into the Conectiv Deferred Compensation Plan; Mr. Shaw, $37,367, all of which was deferred into the Conectiv Deferred Compensation Plan; Mr. Van Roden, $20,251, all of which was deferred into the Conectiv Deferred Compensation Plan; Mrs. Graham, $25,883, all of which was deferred into the Conectiv Deferred Compensation Plan; and Mr. Spence, $10,901. Holders of restricted stock are entitled to receive dividends as, if and when declared.
(5) The amount for each of the named executive officers for fiscal year 2000 include the following: Mr. Cosgrove, $3,000 in Company matching contributions to the Company's Savings and Investment Plan, $14,400 in Conectiv matching contributions to Conectiv's Deferred Compensation Plan and $282 in term life insurance premiums paid by Conectiv; for Mr. Shaw, $3,267 in Conectiv matching contributions to Conectiv's Savings and Investment Plan, $7,183 in Conectiv matching contributions to Conectiv's Deferred Compensation Plan and $156 in term life insurance premiums paid by Conectiv; for Mr. van Roden, $5,100 in Conectiv matching contributions to the Conectiv's Savings and Investment Plan, $3,150 in Conectiv matching contributions to Conectiv Deferred Compensation Plan and $156 in term life insurance premiums paid by Conectiv; for Mrs. Graham, $5,191 in Conectiv matching contributions to Conectiv's Savings and Investment Plan, $2,624 in Conectiv matching contributions to the Conectiv Deferred Compensation Plan and $156 in term life insurance premiums paid by Conectiv; for

   Mr. Spence, $4,775 in Conectiv matching contributions to Conectiv's Savings and Investment Plan, $1,180 in Conectiv matching contributions to the Conectiv Deferred Compensation Plan and $66 in term life insurance premiums paid by the Company.
(6) Mr. Shaw was elected President and Chief Operating Officer as of September 8, 2000. Mr. Spence was elected Senior Vice President, Energy as of September 8, 2000. Mr. van Roden was elected Senior Vice President and Chief Financial Officer as of January 4, 1999.
(7) Also reportable as a "named executive officer" is Mr. Barry R. Elson, former Executive Vice President of Conectiv. Mr. Elson's employment terminated on October 1, 2000. His compensation for 1998, 1999 and 2000 is as follows: Salary: 1998--$325,000, 1999--$325,000, 2000--$296,396;
    Variable Compensation (Bonus): 1998--$130,000, of which $52,000 purchased restricted stock units, 1999--$200,000, of which $90,000 purchased restricted stock units (Mr. Elson received no 2000 bonus); Other Annual Compensation for 1998, 1999 and 2000--$0; Restricted Stock Awards: 1998-- $0, 1999--$259,000, 2000--$112,500; Securities Underlying Options: 1998--
    170,000, 1999--26,000, 2000--51,900; LTIP Payouts: 1998--$21,560, 1999 and
    2000--$0. Dividends paid or deferred on DEU's: 1998--$7,700, 1999--
    $18,975, 2000--$26,598. All other compensation: 1998--$4,074, 1999--
    $6,116, 2000--$127,500 in variable compensation, $280,570 for LTIP awards forfeited, $621,600 for supplemental retirement benefits, $1,020,000 in severance, and $6,418 in other payments.

                 Table 2--Option Grants in Last Fiscal Year(1)

                            Number of  % of Total
                            Securities  Options
                            Underlying Granted to
                             Options    Employee  Exercise            Grant Date
                             Granted   in Fiscal   Price   Expiration  Present
Name                           (#)        Year     ($/Sh)     Date     Value(3)
----                        ---------- ---------- -------- ---------- ----------
H. E. Cosgrove............. 124,000(2)     18%    $16.5625   1/3/10    $503,440
T. S. Shaw.................  51,900(2)    7.5%    $16.5625   1/3/10    $210,714
J. C. van Roden............  34,700(2)      5%    $16.5625   1/3/10    $140,882
B. S. Graham...............  33,100(2)      5%    $16.5625   1/3/10    $134,386
W. H. Spence...............  28,500(2)      4%    $16.5625   1/3/10    $115,710

--------
(1) Currently, Conectiv does not grant stock appreciation rights. For Mr. Elson, the number of securities underlying options granted in 2000 were 51,900, or 7.5% of total options granted to employees in 2000; those options granted had an exercise price per share of $16.5625, an expiration date of January 3, 2010, and a grant date present value of $210,714. Mr. Elson forfeited all of these options upon his termination of employment on October 1, 2000.
(2) Denotes Nonqualified Stock Options. One-half of such Options vest and are exercisable at end of second year from date of grant. Second one-half vest and are exercisable at end of third year from date of grant.
(3) Determined using the Black-Scholes model, incorporating the following material assumptions and adjustments: (a) exercise price of $16.5625, equal to the Fair Market Value as of date of grant, (b) an option term of ten years, (c) risk-free rate of return of 5.00%, (d) volatility of 20.00%, and (e) dividend yield of 4.75%.

            Table 3--Aggregated Option Exercises in Last Fiscal Year
                          and FY-End Option Values(1)

                                                      Number of
                                                      Securities     Value of
                                                      Underlying    Unexercised
                                                     Unexercised   in-the-Money
                            Shares                    Options at    Options at
                           Acquired                   FY-End(3)      FY-End(2)
                              on         Value       Exercisable/  Exercisable/
Name                       Exercise Realized ($)(2) Unexercisable  Unexercisable
----                       -------- --------------- -------------- -------------
H. E. Cosgrove............     0            0       35,900/511,000  $ 0/434,000
T. S. Shaw................     0            0       10,000/237,900  $ 0/181,650
J. C. van Roden...........     0            0            0/204,700  $ 0/121,450
B. S. Graham..............     0            0       10,000/207,100  $ 0/115,850
W. H. Spence..............     0            0         3,750/39,750  $  0/99,750

--------
(1) Mr. Elson did not exercise any options during 2000. Mr. Elson forfeited all options upon his termination of employment on October 1, 2000, and thus had none at fiscal year-end.
(2) The closing price for Conectiv common stock as reported by the NYSE on December 29, 2000 was $20.0625. Any value in the options is based on the difference between the exercise price of the options and the value at the time of the exercise (e.g., $20.0625 as of the close of business on December 29, 2000), which difference is multiplied by the number of options exercised.
(3) 124,000 out of 511,000 of Mr. Cosgrove's unexercisable options are in the money. 51,900 out of 237,900 of Mr. Shaw's unexercisable options are in the money. 34,700 out of 204,700 of Mr. van Roden's unexercisable options are in the money. 33,100 out of 207,100 of Mrs. Graham's unexercisable options are in the money. 28,500 out of 39,750 of Mr. Spence's unexercisable options are in the money. Unless vesting is accelerated under the terms of Conectiv's LTIP, none of the remaining options may be exercised earlier than two years from date of grant for regular, non-performance based options and nine and one half years from date of grant for performance based options (subject to accelerated vesting for favorable stock price performance).

       Table 4--Long-Term Incentive Plans--Awards in Last Fiscal Year(1)

                          Number of Restricted         Performance Period Until
Name               Shares/Dividend Equivalent Units(#) Maturation Or Payout(2)
----               ----------------------------------- ------------------------
H.E. Cosgrove.....     16,600 shares/62,000 units               1/3/07
T. S. Shaw........     7,000 shares/25,950 units                1/3/07
J. C. van Roden...     4,700 shares/17,350 units                1/3/07
B. S. Graham......     4,500 shares/16,550 units                1/3/07
W. H. Spence......     1,900 shares/6,850 units                 1/3/07

--------
(1) Mr. Elson was granted 7,000 shares of PARS and 25,950 DEU's in 2000, with a performance period ending January 3, 2007, and with the same terms and conditions described below in note 2. Mr. Elson forfeited these PARS and DEU's upon his termination of employment on October 1, 2000.
(2) Awards of PARS and DEU's were made to all of the named executive officers. The payout of shares of PARS may potentially be "performance accelerated." Restrictions may lapse any time after 3 years (i.e., after January 3, 2003) upon achievement of favorable stock price performance goals. In the absence of such favorable performance or accelerated vesting under the terms of Conectiv's LTIP, restrictions lapse after 7 years (i.e., January 3, 2007) provided that at least a defined level of average, total return to stockholders is achieved. As of December 31, 2000, Mr. Cosgrove's 16,600 PARS were valued at $333,038, Mr. Shaw's 7,000 PARS were valued at $140,438, Mr. van Roden's 4,700 PARS were valued at $94,294, Mrs. Graham's 4,500 PARS were valued at $90,281 and Mr. Spence's 1,900 PARS were valued at $38,119. These values are based on the December 29, 2000 closing stock price of $20.0625. For DEUs, one DEU is equal in value to the regular quarterly dividend paid on one share of Conectiv common stock. The DEUs shown are payable in cash for four quarters over a one-year period ending with the quarterly dividend equivalent payable January 31, 2001. At that time, the 2000 DEU award lapses.

 Pension Plan

   The Conectiv Retirement Plan includes the Cash Balance Pension Plan and certain "grandfathering" provisions relating to the Delmarva Retirement Plan and the Atlantic Retirement Plan that apply to employees who had attained either 20 years of service or age 50 on the effective date of the Cash Balance Pension Plan (January 1, 1999). Certain executives whose benefits from the Conectiv Retirement Plan are limited by the application of federal tax laws also receive benefits from the Supplemental Executive Retirement Plan.

 Cash Balance Pension Plan

   The named executive officers participate in the Conectiv Retirement Plan and earn benefits that generally become vested after five years of service. Annually, a record-keeping account in a participant's name is credited with an amount equal to a percentage of the participant's total pay, including base pay, overtime and bonuses, depending on the participant's age at the end of the plan year, as follows:

        Age at end of Plan Year                                        % of Pay
        -----------------------                                        --------
        Under 30......................................................     5
        30 to 34......................................................     6
        35 to 39......................................................     7
        40 to 44......................................................     8
        45 to 49......................................................     9
        50 and over...................................................    10

   These accounts also receive interest credits based on average U.S. Treasury Bill rates for the year. In addition, certain annuity benefits earned by participants under the former Delmarva and Atlantic Energy Retirement Plans are fully protected as of December 31, 1998, and were converted to an equivalent cash amount and included in each participant's initial cash balance account. When a participant terminates employment, the amount credited to his or her account is converted into an annuity or paid in a lump sum.

 Supplemental Retirement Benefits

   Under federal tax laws and regulations, benefits payable under the Conectiv Retirement Plan are limited. Supplemental retirement benefits are provided to employees to whom these limitations apply (including executive officers), so that they receive the retirement benefits for which they would be eligible in the absence of these limitations.

 Estimated Retirement Benefits Payable to Named Executive Officers

   The following table shows the estimated retirement benefits, including supplemental retirement benefits under the plans applicable to the named executives, that would be payable if he or she were to retire at normal retirement age (65), expressed in the form of a lump sum payment. Years of service credited to each named executive officer as of his or her normal retirement date are as follows: Mr. Cosgrove--42, Mr. Shaw--40, Mr. Van Roden-- 15, Mrs. Graham--30, and Mr. Spence--35.(1)

Name                                       Year of 65th Birthday Lump Sum Value
----                                       --------------------- --------------
H. E. Cosgrove............................         2008            $6,398,000
T. S. Shaw................................         2012            $3,048,000
J. C. van Roden...........................         2014              $522,000(2)
B. S. Graham..............................         2013            $1,741,000(2)
W. H. Spence..............................         2022            $1,298,000(2)

--------
(1) The year of Mr. Elson's 65th birthday is 2006, and $1,292,000 is the lump sum that would be payable to Mr. Elson, based on 16 years of credited service (8 of which are additional years for purposes of the supplemental retirement benefits) if he were to retire at normal retirement age (65), expressed in the form of a lump sum payment. Upon his termination of employment, Mr. Elson received supplemental retirement benefits equivalent to 8 years of credited service in a lump sum payment of $621,600.
(2) Amounts include (i) interest credits for cash balances projected to be 5.80% per annum on annual salary credits and prior service balances, if any, and (ii) accrued benefits as of December 31, 2000, under retirement plans then applicable to the named executive officer. Benefits are not subject to any offset for Social Security payments or other offset amounts and assume no future increases in base pay or total pay.

   Under the Conectiv Retirement Plan's grandfathering provisions, employees who participated in the Delmarva or Atlantic Retirement Plans and who met certain age and service requirements as of January 1, 1999, will have retirement benefits for all years of service up to the earlier of December 31, 2008 or retirement calculated according to their original benefit formula. This benefit will be compared to the cash balance account and the employee will receive whichever is greater. For years after December 31, 2008, all participants' benefits will be calculated under the cash balance plan. Estimated benefits are based on the Delmarva Retirement Plan for Messrs. Cosgrove, Shaw and Elson. Estimated benefits are based on the Cash Balance Pension Plan for Mrs. Graham (whose benefits under the Cash Balance Pension Plan exceed the benefits under the Delmarva Retirement Plan), Mr. van Roden (who was not grandfathered into the Delmarva Retirement Plan), and Mr. Spence (who was not grandfathered into the Delmarva Retirement Plan). The amount of benefit under such grandfathering is illustrated in the following table:

                            Delmarva Retirement Plan
                               Pension Plan Table
   Annual Retirement Benefits in Specified Remuneration and Years of Service
                                 Classification

Average Annual Earnings
for the 5 Consecutive
years of Earnings that
result in the Highest
Average                  15 Yrs.     20 Yrs.     25 Yrs.     30 Yrs.     35 Yrs.
-----------------------  --------    --------    --------    --------    --------
$300,000(1)............. $ 70,500    $ 94,000    $117,500    $141,000(2) $164,500(2)
400,000(1)..............   94,500     126,000     157,500(2)  189,000(2)  220,500(2)
500,000(1)..............  118,500     158,000(2)  197,500(2)  237,000(2)  276,500(2)
600,000(1)..............  142,500(2)  190,000(2)  237,500(2)  285,000(2)  332,500(2)
700,000(1)..............  166,500(2)  222,000(2)  277,500(2)  333,000(2)  388,500(2)
800,000(1)..............  190,500(2)  254,000(2)  317,500(2)  381,000(2)  444,500(2)
900,000(1)..............  214,421(2)  285,894(2)  357,368(2)  428,841(2)  500,315(2)

--------
(1) Effective January 1, 2000 annual compensation recognized may not exceed $170,000.
(2) For 2000, the annual limit on annual benefits is $135,000.

   Benefits are payable in the form of a 50% joint and surviving spouse annuity or lump sum. Earnings include base salary, overtime and bonus.

Change in Control Severance Agreements and Other Provisions Relating to Possible Change of Control

   Conectiv has entered into change in control severance agreements with Messrs. Cosgrove, Shaw, van Roden, Spence, and Mrs. Graham and two other senior executives. The agreements are intended to encourage the continued dedication of Conectiv's senior management team. The agreements provide potential benefits for these executives upon actual or constructive termination of employment (other than for cause) following a change in control of Conectiv, as defined in the agreements. Each affected executive would receive a severance payment equal to three times base salary and bonus, medical, dental, vision, group life and disability benefits for three years after termination of employment, and a cash payment equal to the actuarial equivalent of accrued pension credits equal to 36 months of additional service.

   In the event of a change in control, the Variable Compensation Plan provides that outstanding options become exercisable in full immediately, all conditions to the vesting of PARS are deemed satisfied and shares will be fully vested and nonforfeitable, DEU's will become fully vested and be immediately payable, variable compensation deferred under the Management Stock Purchase Program will be immediately distributed, and payment of variable compensation, if any, for the current year will be decided by the Personnel and Compensation Committee. For the Deferred Compensation Plan, this Committee may decide to distribute all deferrals in cash immediately or continue the deferral elections of participants, in which case Conectiv will fully fund a "springing rabbi trust" to satisfy the obligations. An independent institutional trustee will maintain any trust established by reason of this provision.

Report of the Personnel and Compensation Committee

   Highlights of the Compensation Committee Report

 Compensation Philosophy                   Executive Total Compensation


 . Link compensation to business           . Long-term variable compensation
   strategies and results                  . Annual variable compensation
 . Align the compensation of               . Base pay
   executives with the long-term           . Special grants for recruiting,
   interests of stockholders                 retention and recognition
 . Motivate executives to exceed the
   challenging objectives the Board
   has established for Conectiv
 . Create urgency for success in an
   increasingly competitive business
   environment


             Mr. Cosgrove's Compensation

              . Market-based base pay, somewhat below the market median
              . Variable pay based 100% on corporate annual financial
                performance
              . Long-term variable pay linked 100% to increases in stockholder value


 Stock Ownership Guidelines                Employee Stock Ownership Programs


 . Chairman & CEO: 5 times base pay        . 401(k) Company matches/discounted
 . President & COO: 4 times base pay         fund
 . Other Senior Executives: 3 times        . Management Stock Purchase Plan
   base pay                                . Special option grants
 . Vice Presidents, General Managers,
   other members of Management: 1-2
   times base pay
 . Board of Directors: 3 times annual
   retainer


 Compensation Philosophy

   The Committee's philosophy is to:

  . Link compensation to business strategies and results;

  . Align the compensation of executives with the long-term interests of stockholders;

  . Motivate executives to exceed the challenging objectives the Conectiv
    Board has established for Conectiv, and

  . Create urgency for success in an increasingly competitive business environment.

   The Committee has designed an executive compensation program that:

  . Provides total compensation, emphasizing long-term performance that creates stockholder value;

  . Facilitates a rapid transition to a competitive business environment;

  . Reflects the challenging market conditions for attracting and retaining high-quality executives and ensures that executives have a continuing personal financial stake in Conectiv's long-term success, and

  . Creates significant levels of executive stock ownership.

Executive Total Compensation Program

 Program Elements

  . Base pay that reflects job responsibilities and individual performance against goals;

  . Annual performance-based variable pay;

  . Long-term variable compensation tied directly to stockholder value; and

  .  Special grants for alignment and retention purposes.

   The program uses performance measures directly related to stockholder total return. In addition to these measures, stockholder total return is viewed in light of conditions in the deregulating utility industry, industries in which Conectiv is developing new businesses, the general economy and the stock market.

   Total Compensation and Market Targets. The program provides total compensation that is competitive with companies similar in revenue size to Conectiv, in a blend of utility and industrial markets. Total compensation levels and opportunities are determined by the Committee, in consultation with Watson Wyatt, a leading executive compensation consulting firm. Watson Wyatt uses its experience, knowledge of Conectiv and Conectiv's industries, and published compensation data to define competitive levels of total compensation targeted at the median of the market. To strengthen the tie to stockholder value, base pay is generally set near the market target, and annual and long-term targets are set above the market targets.(1)

   Base Pay. Base pay reflects the job responsibilities, experience and annual performance of individual executives and compensation for comparable positions at other companies. The Committee reviews base pay annually and adjusts it for individual and corporate performance.

   2000 Committee Action and Base Pay. For calendar year 2000, the Committee set increased salaries for the named executive officers (other than Mr. Cosgrove) that, even after the increases, are in aggregate below the market targets. The Committee believed that the increased salary levels were appropriate based on achievement of significant financial results. At that time, the Committee continued to believe that Mr. Cosgrove's leadership was best rewarded through compensation linked to stockholder value rather than base salary. Consequently, Mr. Cosgrove's 2000 grant of long-term incentives was enhanced because he received no increase in base salary.

   2001 Committee Action on Base Pay for Mr. Cosgrove. The Committee increased Mr. Cosgrove's base salary from $600,000 to $650,000 for 2001. Mr. Cosgrove's salary has remained the same since 1998, with the Committee providing additional long-term incentives to keep pace with an escalating compensation market. Consequently, Mr. Cosgrove's base salary has fallen significantly behind the market and the Committee believes that an adjustment is appropriate at this time. Mr. Cosgrove has been aggressive at positioning Conectiv for deregulation and guiding it through various uncertainties as deregulation has occurred. Since 1998, Conectiv has met or exceeded the internal financial objectives that have been set by the Conectiv Board. Decisions made early in the deregulation process have been continuously reevaluated to create a very focused business strategy that positions Conectiv for future financial success. Mr. Cosgrove's new salary is still somewhat below the median of comparable market targets, and a large portion of his total compensation is still provided through long-term incentives that are tied directly to stock price, so that Mr. Cosgrove benefits when stockholders benefit.

   Annual Variable Pay. Annual variable pay is designed to motivate executives to achieve "stretch" financial, planning, and operating goals and to increase the sense of urgency to deliver significant performance levels. Goals and annual variable pay opportunities are set for each executive at the beginning of the year. Opportunities are set at or above the median of competitive companies and are related to line of business and corporate performance. Participants may earn awards from 0% to 150% of the preset target. For the highest-
--------
(1) At least 32 of the companies in the Dow Jones Electric Utility Index and 28 of the companies in the S&P500 index participate in the survey source data used by Watson Wyatt.

awards from 0% to between 60% and 90% of base pay. Awards are made only if Conectiv achieves earnings targets approved by the Committee.

   Partial Award in Stock. Twenty percent of annual variable pay awards are paid in Restricted Stock Units (which we refer to as RSU's) under the MSPP at a 20% discount to the fair market value of Conectiv common stock. Each RSU is a proxy for one share of Conectiv common stock, has a value equal to one share, and earns dividends at the same rate as one share. Unless vesting is accelerated under the terms of Conectiv's LTIP, RSU's cannot be sold or used for three years from the date acquired, and are distributed in Conectiv common stock at the end of that period. Participants can purchase additional RSU's at the same discount, up to a maximum of 50% of their annual award.

   Mr. Cosgrove's Award for 1999. Mr. Cosgrove was eligible to earn between 0% and 150% of his target opportunity of $300,000 (50% of his 1999 base pay). In setting performance measures for these awards, the Committee considered the industry restructuring and regulatory issues that the Company would address during 1999 and how their resolution might affect earnings. The Committee decided that earnings before interest and taxes (which we refer to as EBIT) provided the best measure of Company performance for 1999 and adopted an EBIT target for all named executive officers. Consistent with this judgment, the Committee also modified the payout opportunities by setting maximum and minimum payout levels consistent with the new EBIT target. The maximum payout would occur at 105% of the EBIT target and the minimum payout or threshold would occur at 90% of the EBIT target. The Committee also reserved the ability to adjust the EBIT target after the full impact of industry deregulation on Company earnings was known. Adjusted EBIT for 1999 exceeded the target by 4%, which resulted in Mr. Cosgrove receiving an award equal to 145% of target or $435,000.

   1999 Awards for Other Named Executive Officers. 1999 awards for Messrs. Shaw and van Roden and Mrs. Graham, made in 2000, totaled $530,000. These awards were based, as was Mr. Cosgrove's award, on corporate EBIT.

   Mr. Cosgrove's Award for 2000. The best financial performance measure for 2000 was determined to be Earnings Per Share (which we refer to as EPS) and stretch targets were established. The minimum and maximum payout levels were set at 90% and 110% of targeted EPS with 90% of targeted EPS also being the threshold to trigger payouts under the plan. For 2000, Mr. Cosgrove's annual variable pay opportunity was targeted at $360,000 and he was eligible to receive between 0% and 150% of that targeted amount based on Conectiv's EPS relative to the pre-established levels set by the Committee. For 2000, actual EPS was 108% of the target, resulting in an award to Mr. Cosgrove of $496,800, or 138% of target.

   2000 Awards for Other Named Executive Officers. 2000 awards for Messrs. Shaw, van Roden, Spence and Mrs. Graham, made in 2001, totaled $667,600. These awards were based, as was Mr. Cosgrove's award, on corporate EPS.

   Long-Term Variable Compensation aligns the interests of executives with those of stockholders by linking a significant portion of an executive's total compensation opportunities to the performance of Conectiv common stock. To that end, grant levels are generally above market target. Grants may include some or all of the following:

     Non-qualified Stock Options, which give the executive the right to acquire stock at the grant price of the option, which in all cases is the fair market value of the stock on the day of grant. Options have value to the executive in direct relation to increases in share price above grant price.

     Dividend Equivalent Units, which provide the executive with income equivalent to the dividend on Conectiv common stock. These DEU's have value to the executive in direct relation to the amount of that dividend. The combination of options and DEU's help to focus executives on the blend of stock price and dividend growth that creates the most value to stockholders.

     Performance Accelerated Restricted Stock, which, assuming that vesting is not otherwise accelerated under the terms of Conectiv's LTIP, vests as unrestricted Conectiv common stock seven years after grant paid officers, this can mean and will vest earlier if pre-determined levels of total stockholder return (which we refer to as TSR) are met. If early vesting doesn't occur for the highest paid executives, vesting will occur after seven years only if TSR is at or above the level produced by the stock price and dividends on the date of the grant. PARS have their greatest value to the executive when vesting accelerates.

     Performance Accelerated Stock Options, another form of non-qualified stock option, which, assuming that vesting is not accelerated under the terms of Conectiv's LTIP, vest 9 1/2 years, and expire 10 years, after grant. These PASO's will vest earlier if share price reaches predetermined levels. PASO's have little value to executives unless vesting accelerates as a result of increased share price.

   2000 Grants. Based on Watson Wyatt data and recommendations, the Committee set targets as a percentage of base salary for each of the named executive officers to continue to strengthen focus on total stockholder value and competitive total compensation. Targets were converted to actual grants using the Black-Scholes method for options and time and forfeiture discount methods for the other types of grants. All named executive officers received grants of options, DEU's and PARS for 2000.

   Option Grants for Other Key Employees. In addition, the Committee authorized grants of stock options to other key employees who were in a position to significantly influence Conectiv's results. The grants were awarded to 172 employees and were either 2,500 or 5,000 shares of options to purchase Conectiv common stock. The total number of shares authorized was 500,000 and this initial grant totaled 452,500 shares.

Executive and Director Stock Ownership Guidelines

   The Committee has established the following guidelines, consistent with its belief in the value to stockholders of a strong link between the interests of directors and executives and those of stockholders.

                                 Multiple                        By
                                 --------                        --
Chairman and Chief                                5 years after occupying position
 Executive Officer......  5 times base pay
President and Chief                               5 years after occupying position
 Operating Officer......  4 times base pay
Other Senior                                      5 years after occupying position
 Executives.............  3 times base pay
Vice Presidents, General
 Managers, other members
 of management..........  1-2 times base pay      5 years after occupying position
Board of Directors......  3 times annual retainer 3 years after election to Board

Response to IRS Limits on Deductibility of Compensation

   Section 162(m) of the Internal Revenue Code limits the deduction of certain forms of compensation above $1,000,000 paid to the chief executive officer and the four most highly compensated executives. The Committee tries to structure executive compensation to minimize the amount of compensation that is not deductible. The Committee believes, however, that this limitation should not compromise the Company's ability to create compensation programs that support the business strategy and attract and retain the executive talent required for success. As a result, there may at times be some compensation that is not deductible for federal income tax purposes.

   Following a review of current plans and practices, the Committee believes that no part of the executive compensation program is not deductible under the terms of this section.

PERSONNEL & COMPENSATION COMMITTEE:
SARAH I. GORE, CHAIR
GEORGE F. MACCORMACK
RICHARD B. MCGLYNN
BERNARD J. MORGAN

Personnel and Compensation Committee Interlocks and Insider Participation

   The Personnel and Compensation Committee is comprised solely of non-employee directors. There are no Personnel and Compensation Committee interlocks.

Stock Performance Chart

                   Comparison of Five Year Cumulative Return*


               COMPARISON OF 34 MONTH CUMULATIVE TOTAL RETURN*
                     AMONG CONECTIV, THE S & P 500 INDEX
                 AND THE DOW JONES ELECTRIC UTILITIES INDEX

                      [Peformance Graph Appears Here]



                                                     3/2/98 12/98  12/99  12/00
                                                     ------ ------ ------ ------
 Conectiv........................................... 100.00 122.22  88.59 111.24
 Conectiv Class A................................... 100.00 124.15  95.05  47.50
 S&P 500............................................ 100.00 118.62 143.58 130.50
 Dow Jones Electric Utilities....................... 100.00 116.89  99.70 157.77


 Audit Committee Report

   The Audit Committee of the Conectiv Board consists of four, non-employee directors, all of whom are independent in accordance with the applicable listing standards of the NYSE. The Audit Committee assists the Conectiv Board in carrying out its oversight responsibilities for Conectiv's financial reporting process, audit process and internal controls. The responsibilities of the Conectiv Audit Committee are set forth in the Conectiv Audit Committee Charter attached as Appendix K to this joint proxy statement/prospectus. The Conectiv Audit Committee reviews and recommends to the Conectiv Board (1) that the audited financial statements be included in Conectiv's Annual Report on Form 10-K; and (2) the selection of the independent accountants to audit the books and records of Conectiv.

   The Conectiv Audit Committee has (1) reviewed and discussed Conectiv's audited financial statements for the year ended December 31, 2000, with management and with Conectiv's independent accountants,

PricewaterhouseCoopers LLP; (2) discussed with Conectiv's independent accountants the matters required to be discussed by Statement on Auditing Standards 61, as amended (Codification of Statements on Auditing Standards, AU
380); and (3) received and discussed the written disclosures and the letter from the Company's independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Based on the review and discussions with Management and the independent accountants, the Committee recommended that the audited financial statements be included in Conectiv's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

   The Conectiv Audit Committee makes the following disclosures concerning fees paid to the independent auditors during calendar year 2000:

   Audit Fees. Conectiv paid audit fees of $223,420, inclusive of $25,000 in expenses, to its principal auditor, PricewaterhouseCoopers LLP, for the audit of financial statements for the year ended December 31, 2000, and for reviews of financial statements included in the Forms 10-Q for the quarters ended March 31, 2000, June 30, 2000, and September 30, 2000.

   Financial Information Systems Design and Implementation Fees. There were no financial information systems design and implementation projects performed by Conectiv's independent accountants, PricewaterhouseCoopers LLP during the year ended December 31, 2000.

   All Other Fees. All other fees and related expenses totaled $974,402 for the year ended December 31, 2000, and included amounts related to customer billing agreed-upon procedures, tax and litigation consultation, audit fees for non-public subsidiaries and employee benefit plans, and other services.

   The Conectiv Audit Committee has considered whether the provision of the non-audit services described above by Conectiv's independent accountants is compatible with maintaining the principal accountant's independence. The Conectiv Audit Committee has found that the provision of such services by PricewaterhouseCoopers LLP is compatible with maintaining the required independence of it, as Conectiv's principal accountant.

AUDIT COMMITTEE:

RICHARD B. MCGLYNN, CHAIR
CYRUS H. HOLLEY
R. FRANKLIN BALOTTI
ROBERT D. BURRIS

Relationship with Independent Public Accountants

   The Conectiv Audit Committee recommended and the Conectiv Board approved the appointment of PricewaterhouseCoopers LLP, Certified Public Accountants, as independent auditors for Conectiv and its subsidiaries for the year 2001. Representatives of PricewaterhouseCoopers will be present at the Conectiv annual meeting, available to answer appropriate questions from Conectiv stockholders and have the opportunity to make a statement if they wish.

Section 16(a) Beneficial Ownership Reporting Compliance

   Conectiv believes that during 2000, except as noted below, its executive officers and directors complied with all Section 16(a) reporting requirements. The initial Forms 3 for Mr. Spence and Mr. Rigby were not timely filed after Messrs. Spence and Rigby became subject to Section 16. Those reports, however, have now been filed. Several sale transactions by a former director, Mr. Jacobs, which occurred just prior to his retirement, should have been, but were not, reported on a Form 4. Those transactions have been properly reflected on Mr. Jacobs' 2000 Form 5. The Forms 5 for 2000 for all of the Section 16 officers and directors of Conectiv were filed one day late.

                                 OTHER MATTERS

   Neither the Pepco Board nor the Conectiv Board currently intends to bring before either company's annual meeting any matters other than those specified in the notice and neither board has knowledge of any other matters which may be brought up by other persons. However, if any other matters properly come before either company's annual meeting or any adjournment, the enclosed proxies will be deemed to confer discretionary authority on the persons named as proxies to vote the shares represented by those proxies as to those other matters. Those persons named as Pepco proxies intend to vote or not vote in accordance with the recommendation of the management of Pepco. Those persons named as proxies in the Conectiv proxies intend to vote or not vote in accordance with the recommendation of the management of Conectiv.

Stockholder Proposals

   Pepco. If the transaction has not been consummated, Pepco expects that its 2002 annual meeting will be held in April of 2002. Stockholder proposals must be received by Pepco by November 6, 2001 in order to be considered for inclusion in the proxy statement for that meeting. Additionally, Pepco's bylaws contain an advance notice provision which requires that for a stockholder to bring business properly before a future annual or special meeting, the stockholder must give timely written notice to Pepco's Secretary at 1900 Pennsylvania Avenue, N.W., Washington, D.C. 20068, not less than 60 days nor more than 85 days prior to the meeting (or if Pepco gives less than 65 days public notice of the meeting, then the written notice must be received no later than the close of business on the fifteenth day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first). The stockholder's notice must set forth a description of the business desired to be brought before the meeting and the reasons for conducting the business at the annual or special meeting, the name and record address of the stockholder, the class and number of shares owned by the stockholder and any material interest of the stockholder in the proposed business.

   Conectiv. If the transaction has not been consummated, Conectiv expects to hold its next annual meeting of stockholders approximately one year after the date of this annual meeting. A stockholder who wants to present a proposal to be considered for inclusion in Conectiv's proxy materials for the 2002 annual meeting of stockholders must submit that proposal in writing no later than
          . A stockholder who wants to present a proposal to be considered at that annual meeting, but not through Conectiv's proxy materials, must submit
that proposal in writing no earlier than           , and no later than
          . Either type of proposal must be sent to the Secretary and received at Conectiv's principal executive offices according to the dates specified above.

                      WHERE YOU CAN FIND MORE INFORMATION

   Documents Incorporated by Reference. Pepco and Conectiv file annual, quarterly and special reports, proxy statements and other information with the SEC. Pepco also has filed with the SEC a Registration Statement on Form S-4
(333-   ) under the Securities Act, with respect to the HoldCo common stock to be issued in connection with the transaction. This joint proxy statement/prospectus is part of that registration statement and constitutes a prospectus of HoldCo.

   This joint proxy statement/prospectus does not contain all of the information discussed in the registration statement or the exhibits to the registration statement, parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information, you should refer to the registration statement, copies of which may be obtained from the SEC as explained below.

   SEC rules allow us to "incorporate by reference" the information we file with it, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this joint proxy statement/prospectus and information that we file later with the SEC will automatically update and supersede this information.

   Pepco and Conectiv incorporate by reference the documents listed below. Pepco and Conectiv may be required by the securities laws to file other documents under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the time this joint proxy statement/prospectus is mailed and the date the meetings are held. These other documents will be deemed incorporated by reference in this joint proxy statement/prospectus and to be a part of it from the date they are filed with the SEC. Any statements contained in this joint proxy statement/prospectus concerning the provisions of any document filed with the SEC are not necessarily complete, and, in each instance, you should refer to the document in its entirety for complete information.

   You should rely only on the information incorporated by reference or
provided in this joint proxy statement/prospectus, dated       , 2001. You
should not assume that the information in this joint proxy statement/prospectus is accurate as of any date other than that date.

 Pepco Securities and Exchange Commission Filings (File No.    Period Ending or
                           1-1072)                                As of Date
 ----------------------------------------------------------   ------------------
 Annual Report on Form 10-K.................................  December 31, 1999
 Quarterly Report on Form 10-Q..............................  September 30, 2000
 Quarterly Report on Form 10-Q..............................  June 30, 2000
 Quarterly Report on Form 10-Q..............................  March 31, 2000
 Current Report on Form 8-K.................................  February 13, 2001
 Current Report on Form 8-K.................................  February 12, 2001
 Current Report on Form 8-K.................................  January 25, 2001
 Current Report on Form 8-K.................................  January 8, 2001
 Current Report on Form 8-K.................................  December 19, 2000
 Current Report on Form 8-K.................................  June 13, 2000
 Current Report on Form 8-K.................................  June 8, 2000
  Conectiv Securities and Exchange Commission Filings (File    Period Ending or
                        No. 1-13895)                              As of Date
  ---------------------------------------------------------   ------------------
 Annual Report on Form 10-K.................................  December 31, 1999
 Quarterly Report on Form 10-Q..............................  September 30, 2000
 Quarterly Report on Form 10-Q..............................  June 30, 2000
 Quarterly Report on Form 10-Q..............................  March 31, 2000
 Current Report on Form 8-K.................................  March 2, 2001
 Current Report on Form 8-K.................................  February 13, 2001
 Current Report on Form 8-K.................................  January 8, 2001
 Current Report on Form 8-K.................................  October 20, 2000
 Current Report on Form 8-K.................................  July 10, 2000
 Current Report on Form 8-K.................................  June 15, 2000
 Current Report on Form 8-K.................................  March 22, 2000
 Registration Statement on Form 8-A.........................  February 20, 1998
 Registration Statement on Form 8-A/A.......................  February 13, 2001

   Where to Obtain Documents. SEC filings are available to the public over the internet at the SEC's web site at http://www.sec.gov. You may also read and copy any documents that are filed at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C.; 7 World Trade Center, Suite 1300, New York, New York; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain filed documents from commercial document retrieval services (some of which also provide on-line delivery).

   Documents incorporated by reference are available from the companies without charge by first class mail or equally prompt means within one business day of receipt of your request, excluding exhibits unless the exhibit has been specifically incorporated by reference into the information that this joint proxy statement/prospectus incorporates. If you want to receive a copy of any document incorporated by reference, please request in writing or by telephone from the appropriate company at the following addresses:

     Potomac Electric Power Company                     Conectiv
          Ellen Sheriff Rogers                       Peter F. Clark
       Associate General Counsel,           Vice President, General Counsel
   Secretary and Assistant Treasurer                 and Secretary
     1900 Pennsylvania Avenue, N.W.                 800 King Street
         Washington, D.C. 20068                   Wilmington, DE 19801
       Telephone: (202) 872-2900               Telephone: (302) 429-3069

 In order to ensure timely delivery of the documents, requests should be made promptly.

                      WHAT INFORMATION YOU SHOULD RELY ON

   We have not authorized any person to give any information or to make any representation that differs from, or adds to, the information discussed in this joint proxy statement/prospectus or in the other documents that we specifically incorporate by reference, or in other documents we have publicly filed with the SEC. Therefore, if anyone gives you different or additional information, you should not rely on it.

   The information contained in this joint proxy statement/prospectus speaks only as of its date unless the information specifically indicates that another date applies. This joint proxy statement/prospectus does not constitute an offer to exchange or sell, or a solicitation of an offer to exchange or purchase, the HoldCo common stock or to ask for proxies, to or from any person to whom it is unlawful to direct these activities. Under those circumstances, the solicitation and offer presented by this joint proxy statement/prospectus does not apply to you.

                                    EXPERTS

   The balance sheet of New RC, Inc. as of March 13, 2001 included in this joint proxy statement/prospectus has been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on authority of said firm as experts in auditing and accounting.

   The consolidated financial statements for the year ended December 31, 2000 of Pepco Incorporated in this joint proxy statement/prospectus by reference to the current report on Form 8-K dated January 25, 2001 and the financial statement schedules of Pepco incorporated in this joint proxy statement/prospectus by reference to the Annual Report on Form 10-K of Pepco for the year ended December 31, 1999, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on authority of said firm as experts in auditing and accounting.

   The consolidated financial statements and the financial statement schedules of Conectiv incorporated in this joint proxy statement/prospectus by reference to the Annual Report on Form 10-K of Conectiv for the year ended December 31, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on authority of said firm as experts in auditing and accounting.

                            INDEPENDENT ACCOUNTANTS

   With respect to the unaudited financial information of Pepco for the three-month periods ended March 31, 2000 and 1999, the six month periods ended June 30, 2000 and 1999, and the nine-month periods ended September 30, 2000 and 1999, incorporated by reference in this joint proxy statement/prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 11, 2000, August 9, 2000 and October 29, 2000 incorporated herein, state that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of
Section 11 of the Securities Act of 1933 for their report on the unaudited financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.

                                 LEGAL MATTERS

   William T. Torgerson, Esq., General Counsel of Pepco, and Secretary of HoldCo, will pass on the legality of the shares of HoldCo common stock to be issued in connection with the transaction.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                         ANNEX A



                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF FEBRUARY 9, 2001

                                     among

                         POTOMAC ELECTRIC POWER COMPANY

                                  NEW RC, INC.

                                      and

                                    CONECTIV




--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
 ARTICLE I THE MERGERS....................................................   1

    1.1.  The Mergers....................................................    1
    1.2.  Closing........................................................    2
    1.3.  Effective Time.................................................    2
    1.4.  Effects of the Merger..........................................    2
    1.5.  Certificate of Incorporation...................................    3
    1.6.  Bylaws.........................................................    3
    1.7.  Officers and Directors of Surviving Corporations...............    3
    1.8.  Effect on Parent and Conectiv Capital Stock....................    3
    1.9.  Form of Election...............................................    6
    1.10. Deemed Non-Election............................................    6
    1.11. Cancellation of HoldCo Common Stock............................    6
    1.12. Conversion of Merger Sub A and Merger Sub B Common Stock.......    7
    1.13. Shares of Dissenting Holders...................................    7
    1.14. Anti-Dilution Provisions.......................................    7
    1.15. Further Assurances.............................................    7

 ARTICLE II EXCHANGE OF CERTIFICATES......................................   8

    2.1.  Exchange Fund..................................................    8
    2.2.  Exchange Procedures............................................    8
    2.3.  Distributions with Respect to Unexchanged Shares...............    8
    2.4.  No Further Ownership Rights....................................    9
    2.5.  No Fractional Shares of HoldCo Common Stock....................    9
    2.6.  Termination of Exchange Fund...................................    9
    2.7.  No Liability...................................................    9
    2.8.  Investment of the Exchange Fund................................    9
    2.9.  Lost Certificates..............................................    9
    2.10. Withholding Rights.............................................    9
    2.11. Stock Transfer Books...........................................   10

 ARTICLE III REPRESENTATIONS AND WARRANTIES...............................  10

    3.1.  Representations and Warranties of Conectiv.....................   10
    3.2.  Representations and Warranties of Parent.......................   18

 ARTICLE IV COVENANTS RELATING TO CONDUCT OF BUSINESS.....................  23

    4.1.  Covenants of Conectiv..........................................   23
    4.2.  Covenants of Parent............................................   28
    4.3.  Advice of Changes; Governmental Filings........................   30
    4.4.  Transition Planning............................................   30
    4.5.  Control of Other Party's Business..............................   30
    4.6.  Payment of Dividends...........................................   31

 ARTICLE V ADDITIONAL AGREEMENTS..........................................  31

    5.1.  Preparation of Proxy Statement; Stockholders Meeting...........   31
    5.2.  HoldCo Board of Directors......................................   32
    5.3.  Access to Information..........................................   32
    5.4.  Reasonable Best Efforts........................................   32
    5.5.  Acquisition Proposals..........................................   33
    5.6.  Conectiv Stock Options; Employee Benefits Matters..............   34

                                                                          Page
                                                                          ----
    5.7.  Fees and Expenses.............................................   36
    5.8.  Directors' and Officers' Indemnification and Insurance........   36
    5.9.  Public Announcements..........................................   37
    5.10. Accountants' Letters..........................................   37
    5.11. Listing of Shares of HoldCo Common Stock......................   37
    5.12. Significant Presence; Community Support.......................   37
    5.13. Parent Share Repurchase Program...............................   37
    5.14. Conveyance Taxes..............................................   37

 ARTICLE VI CONDITIONS PRECEDENT.........................................  38

    6.1.  Conditions to Each Party's Obligation to Effect the Mergers...   38
    6.2.  Additional Conditions to Obligations of Parent................   38
    6.3.  Additional Conditions to Obligations of Conectiv..............   39

 ARTICLE VII TERMINATION AND AMENDMENT...................................  40

    7.1.  Termination...................................................   40
    7.2.  Effect of Termination.........................................   41
    7.3.  Amendment.....................................................   42
    7.4.  Extension; Waiver.............................................   43

 ARTICLE VIII GENERAL PROVISIONS.........................................  43

    8.1.  Non-Survival of Representations, Warranties and Agreements....   43
    8.2.  Notices.......................................................   43
    8.3.  Interpretation................................................   44
    8.4.  Counterparts..................................................   44
    8.5.  Entire Agreement; Third Party Beneficiaries...................   44
    8.6.  GOVERNING LAW.................................................   44
    8.7.  Severability..................................................   44
    8.8.  Assignment....................................................   44
    8.9.  Submission to Jurisdiction; Waivers...........................   44
    8.10. Enforcement...................................................   45
    8.11. Definitions...................................................   45
    8.12. Other Agreements..............................................   46

                          AGREEMENT AND PLAN OF MERGER

   Agreement and Plan of Merger, dated as of February 9, 2001 (this "Agreement"), among POTOMAC ELECTRIC POWER COMPANY, a corporation organized under the laws of the District of Columbia and the Commonwealth of Virginia ("Parent"), NEW RC, INC., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("HoldCo"), and CONECTIV, a Delaware corporation ("Conectiv").

                             W I T N E S S E T H :

   Whereas, Conectiv and Parent have determined to engage in a business combination;

   Whereas, in furtherance thereof the respective Boards of Directors of Conectiv, Parent and HoldCo have approved the consummation of a reorganization provided for in this Agreement, pursuant to which two wholly owned, newly formed subsidiaries of HoldCo will merge with and into Conectiv and Parent on the terms and conditions set forth in this Agreement (such transactions are referred to herein individually as the Conectiv Merger and the Parent Merger (as defined in Section 1.1(c)) and collectively as the "Mergers"), as a result of which the common stockholders of Conectiv and Parent will together own all of the outstanding shares of common stock of HoldCo and each share of each other class of capital stock of Conectiv and Parent shall be unaffected and remain outstanding;

   Whereas, Parent, HoldCo and Conectiv desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby and also to prescribe various conditions to the transactions contemplated hereby; and

   Whereas, for federal income tax purposes, it is intended that the Mergers, taken together, qualify as a transaction described in Section 351 of the Internal Revenue Code of 1986, as amended (the "Code");

   Now, Therefore, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                  The Mergers

   1.1. The Mergers. (a) To effectuate the transactions contemplated herein, Parent shall cause the following corporations (together, the "Merger Subs") to be organized as wholly owned subsidiaries of HoldCo:

     (i) Merger Sub A Corp., a corporation organized under the laws of the District of Columbia and the Commonwealth of Virginia ("Merger Sub A"), the articles of incorporation and bylaws of which shall be in such forms as shall be determined by Parent with the consent of Conectiv, which consent shall not be unreasonably withheld, and the authorized capital stock of which shall initially consist of 100 shares of common stock, without par value, which shall be issued to HoldCo at a price of $1.00 per share.

     (ii) Merger Sub B Corp., a corporation organized under the laws of the State of Delaware ("Merger Sub B"), the certificate of incorporation and bylaws of which shall be in such forms as shall be determined by Parent with the consent of Conectiv, which consent shall not be unreasonably withheld, and the authorized capital stock of which shall initially consist of 100 shares of common stock, par value $.01 per share, which shall be issued to HoldCo at a price of $1.00 per share.

   (b) In connection with the organization of the Merger Subs, as soon as practicable following the creation of the Merger Subs, HoldCo shall: (a) designate the respective directors and officers of the Merger Subs; (b) cause the directors and officers of the Merger Subs to take such steps as may be necessary or appropriate to complete the organization of the Merger Subs;
(c) cause the boards of directors of the Merger Subs to approve this Agreement;
(d) adopt (as sole stockholder of each of the Merger Subs) this Agreement; (e) cause the Merger Subs to enter into and become parties to this Agreement; and
(f) cause each Merger Sub to perform its obligations hereunder.

   (c) Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.3):

     (i) Merger Sub A shall be merged with and into Parent (the "Parent Merger") in accordance with the applicable provisions of the laws of the Commonwealth of Virginia and the District of Columbia. Parent shall be the surviving corporation in the Parent Merger ("Surviving Corporation A") and shall continue its corporate existence under the laws of the District of Columbia and the Commonwealth of Virginia. As a result of the Parent Merger, Parent shall become a subsidiary of HoldCo. The effects and consequences of the Parent Merger shall be as set forth in this Agreement and in Section 13.1-721 of the Virginia Stock Corporation Act (the "VSCA") and Section 29-370 of the Business Corporations Act of the District of Columbia (the "DCBCA").

     (ii) Merger Sub B shall be merged with and into Conectiv (the "Conectiv Merger") in accordance with the laws of the State of Delaware. Conectiv shall be the surviving corporation in the Conectiv Merger ("Surviving Corporation B") and shall continue its existence under the laws of the State of Delaware. As a result of the Conectiv Merger, Conectiv shall become a subsidiary of HoldCo. The effects and consequences of the Conectiv Merger shall be as set forth in this Agreement and in Sections 259-261 of the Delaware General Corporation Law (the "DGCL").

   1.2. Closing. The closing of the Mergers (the "Closing") will take place at 10:00 a.m. (New York City time) on the fifth Business Day after the satisfaction or waiver of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Article VI (the "Closing Date"), unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, 10017, unless another place is agreed to in writing by the parties hereto.

   1.3. Effective Time. As part of the Closing, the parties hereto shall (i) file a certificate of merger (the "Conectiv Certificate of Merger") in such form as is required by and executed in accordance with the relevant provisions of the DGCL and make all other filings or recordings required under the DGCL and (ii) file certificates of merger (the "Parent Certificates of Merger", and together with the Conectiv Certificate of Merger, the "Certificates of Merger") with respect to the Parent Merger with the State Corporation Commission of Virginia pursuant to the relevant provisions of the VSCA and with the Mayor of the District of Columbia pursuant to the relevant provisions of the DCBCA and make all other filings or recordings required under the VSCA and the DCBCA. The Mergers shall become effective simultaneously and at such time on the Closing Date as Parent and Conectiv shall agree and is specified in the Certificates of Merger (the date and time the Mergers become effective being the "Effective Time").

   1.4. Effects of the Merger. At and after the Effective Time, the Mergers will have the effects set forth in the VSCA, the DCBCA and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all property, rights, privileges, powers and franchises of Parent and Merger Sub A shall be vested in Surviving Corporation A, and all debts, liabilities and duties of Parent and Merger Sub A shall become debts, liabilities and duties of the Surviving Corporation A. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Conectiv and Merger Sub B shall be vested in the Surviving Corporation B, and all debts, liabilities and duties of Conectiv and Merger Sub B shall become the debts, liabilities and duties of the Surviving Corporation B.

   1.5. Certificate of Incorporation. At or prior to the Effective Time, HoldCo shall adopt a certificate of incorporation substantially in the form attached hereto as Exhibit A, which shall be the certificate of incorporation of HoldCo following the Effective Time, until duly amended. The articles of incorporation of Parent as in effect at the Effective Time shall be the articles of incorporation of Surviving Corporation A until thereafter changed or amended as provided therein and under applicable law. The certificate of incorporation of Conectiv as in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation B until thereafter changed or amended as provided therein and under applicable law.

   1.6. Bylaws. At or prior to the Effective Time, HoldCo shall adopt bylaws substantially in the form attached hereto as Exhibit B, which shall be the bylaws of HoldCo following the Effective Time, until duly amended. The bylaws of Merger Sub A as in effect immediately prior to the Effective Time shall be the by-laws of Surviving Corporation A following the Effective Time, until duly amended. The bylaws of Merger Sub B as in effect immediately prior to the Effective Time shall be the bylaws of Surviving Corporation B following the Effective Time, until duly amended.

   1.7. Officers and Directors of Surviving Corporations. (a) The officers of Merger Sub A immediately prior to the Effective Time shall be the officers of Surviving Corporation A, until the earlier of their resignation or removal or otherwise ceasing to be an officer or until their respective successors are duly elected and qualified. The directors of Merger Sub A immediately prior to the Effective Time shall be the directors of Surviving Corporation A until the earlier of their resignation or removal or otherwise ceasing to be a director or until their respective successors are duly elected and qualified.

   (b) The officers of Merger Sub B immediately prior to the Effective Time shall be the officers of Surviving Corporation B, until the earlier of their resignation or removal or otherwise ceasing to be an officer or until the respective successors are duly elected and qualified. The directors of Merger Sub B immediately prior to the Effective Time shall be the directors of Surviving Corporation B until the earlier of their resignation or removal or otherwise ceasing to be a director or until their respective successors are duly elected and qualified.

   1.8. Effect on Parent and Conectiv Capital Stock. At the Effective Time, by virtue of the Mergers and without any action on the part of Parent, Merger Sub A, Merger Sub B, HoldCo, Conectiv or the holders of any of the following securities:

   (a) Cancellation of Certain Common Stock. Each share of common stock, par value $1.00 per share, of Parent ("Parent Common Stock"), each share of common stock, par value $.01 per share, of Conectiv ("Conectiv Common Stock") and each share of Class A common stock, par value $.01 per share, of Conectiv ("Class A Stock" and together with the Conectiv Common Stock, the "Conectiv Stock"), that are owned by Parent, Conectiv or any of their Subsidiaries (as defined in Section 8.11), shall be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

   (b) Conversion of Certain Common Stock. (i) Each share of Parent Common Stock issued and outstanding immediately prior to the Effective Time (other than shares canceled pursuant to Section 1.8(a) and shares with respect to which the holder thereof duly exercises the right to dissent under applicable law) shall be converted into the right to receive one share of common stock, par value $.01 per share, of HoldCo ("HoldCo Common Stock") (the "Parent Merger Consideration").

     (ii) Each share of Conectiv Common Stock issued and outstanding immediately prior to the Effective Time (other than shares canceled pursuant to Section 1.8(a) and shares with respect to which the holder thereof duly exercises the right to dissent under applicable law) shall be converted into the right to receive (x) $25.00 in cash (the "Conectiv Common Stock Cash Consideration") or (y) the number of validly issued, fully paid and nonassessable shares of HoldCo Common Stock (the "Conectiv Common Stock Share Consideration") determined by dividing $25.00 by the Average Final Price (the "Conectiv Common Stock Exchange Ratio"); provided, however, that:

       (1) if the Average Final Price is less than $19.50, the Conectiv Common Stock Exchange Ratio shall be 1.28205; and

       (2) If the Average Final Price is greater than $24.50, the Conectiv Common Stock Exchange Ratio shall be 1.02041.

As used herein, the term "Average Final Price" shall mean the volume-weighted average (rounded to the nearest $0.0001) of the closing trading prices of Parent Common Stock on the New York Stock Exchange (the "NYSE"), as reported in the Wall Street Journal, Eastern Edition (or such other sources as the parties shall agree in writing), for the 20 Trading Days (as defined in Section 8.11) randomly selected by lot out of 30 consecutive Trading Days ending on the fifth business day immediately preceding the Closing Date. On the fourth Business Day immediately preceding the Closing Date, the parties hereto shall announce by press release the amount of the Average Final Price.

     (B) Each share of Class A Stock issued and outstanding immediately prior to the Effective Time (other than shares canceled pursuant to Section 1.8(a) and shares with respect to which the holder thereof duly exercises the right to dissent under applicable law) shall be converted into the right to receive (x) $21.69 in cash (the "Class A Cash Consideration" and together with the Conectiv Common Stock Cash Consideration, the "Conectiv Cash Consideration") or (y) the number of validly issued, fully paid and nonassessable shares of HoldCo Common Stock (the "Class A Share Consideration" and together with the Conectiv Common Stock Share Consideration, the "Conectiv Share Consideration") determined by dividing $21.69 by the Average Final Price (the "Class A Stock Exchange Ratio"); provided, however, that:

       (1) if the Average Final Price is less than $19.50, the Class A Stock Exchange Ratio shall be 1.11227; and

       (2) if the Average Final Price is greater than $24.50, the Class A Stock Exchange Ratio shall be 0.88528.

   The Conectiv Common Stock Cash Consideration and the Conectiv Common Stock Share Consideration are referred to herein together as the "Common Stock Consideration". The Class A Cash Consideration and the Class A Share Consideration are referred to herein together as the "Class A Consideration". The Conectiv Cash Consideration and the Conectiv Share Consideration are referred to herein together as the "Conectiv Merger Consideration". The Conectiv Merger Consideration and the Parent Merger Consideration are referred to herein together as the "Merger Consideration".

   (c) Stock Election. Subject to the immediately following sentence, each record holder of shares of Conectiv Stock immediately prior to the Effective Time shall be entitled to elect to receive shares of HoldCo Common Stock for all or any part of such holder's shares of Conectiv Stock (a "Stock Election"). Notwithstanding the foregoing, the sum (the "Stock Election Number") of (i) the aggregate number of shares of Conectiv Common Stock to be converted into the right to receive HoldCo Common Stock at the Effective Time and (ii) the product of 0.86757 and the aggregate number of shares of Class A Stock to be converted into the right to receive HoldCo Common Stock at the Effective Time, will be 50% of the sum of (x) the total number of shares of Conectiv Common Stock issued and outstanding as of the close of business on the third trading day prior to the Effective Time (excluding for these purposes shares to be cancelled pursuant to Section 1.8(a)) and (y) the product of 0.86757 and the total number of shares of Conectiv Class A Stock issued and outstanding as of the close of business on the third trading day prior to the Effective Time (excluding for these purposes shares to be cancelled pursuant to Section 1.8(a)).

   (d) Stock Election Shares. As used herein, the term "Stock Election Shares" means shares of Conectiv Stock for which a Stock Election has been made and the term "Aggregate Stock Election Share Number" means the sum of (i) the aggregate number of shares of Conectiv Common Stock covered by Stock Elections and (ii) the product of (A) the aggregate number of shares of Class A Stock covered by Stock Elections and (B) 0.86757. If the Aggregate Stock Election Share Number exceeds the Stock Election Number, each Stock Election Share shall be converted into the right to receive shares of HoldCo Common Stock or cash in the following manner:

     (i) a proration factor (the "Stock Proration Factor") shall be determined by dividing the Stock Election Number by the Aggregate Stock Election Share Number;

     (ii) the number of Stock Election Shares covered by each Stock Election that will be converted into the right to receive HoldCo Common Stock shall be determined by multiplying the Stock Proration Factor by each of (A) the total number of shares of Conectiv Common Stock that are covered by such Stock Election and (B) the total number of Shares of Class A Stock that are covered by such Stock Election; and

     (iii) each Stock Election Share other than those shares converted into the right to receive HoldCo Common Stock in accordance with Section 1.8(d)(ii), shall be converted into the right to receive cash in accordance with Section 1.8(f)(ii).

   (e) Cash Election. Subject to the immediately following sentence, each record holder of shares of Conectiv Stock immediately prior to the Effective Time shall be entitled to elect to receive Conectiv Cash Consideration for all or any part of such holders' shares of Conectiv Stock (a "Cash Election"). Notwithstanding the foregoing, the sum (the "Cash Election Number") of (i) the aggregate number of shares of Conectiv Common Stock to be converted into the right to receive cash at the Effective Time and (ii) the product of 0.86757 and the aggregate number of shares of Class A Stock to be converted into the right to receive cash at the Effective Time, will be equal to (x) the sum of (I) the total number of shares of Conectiv Common Stock issued and outstanding as of the close of business on the third trading day prior to the Effective Time (excluding for these purposes shares to be cancelled pursuant to Section 1.8(a)) and (II) the product of 0.86757 and the total number of shares of Class A Stock issued and outstanding as of the close of business on the third trading day prior to the Effective Time (excluding for these purposes shares to be cancelled pursuant to Section 1.8(a)), minus (y) the Stock Election Number.

   (f) Cash Election Shares. As used herein, the term "Cash Election Shares" means the shares of Conectiv Stock for which a Cash Election has been made and the term "Aggregate Cash Election Share Number" means the sum of (i) the aggregate number of shares of Conectiv Common Stock covered by Cash Elections and (ii) the product of (A) the aggregate number of shares of Class A Stock covered by Cash Elections and (B) 0.86757. If the Aggregate Cash Election Share Number exceeds the Cash Election Number, each share of Conectiv Stock that is a Cash Election Share shall be converted into the right to receive cash or HoldCo Common Stock in the following manner:

     (i) a proration factor (the "Cash Proration Factor") shall be determined by dividing the Cash Election Number by the number of Aggregate Cash Election Share Number;

     (ii) the number of Cash Election Shares covered by each Cash Election that will be converted into the right to receive Conectiv Cash Consideration shall be determined by multiplying the Cash Proration Factor by each of (A) the total number of shares of Conectiv Common Stock covered by such Cash Election and (B) the total number of shares of Class A Stock covered by such Cash Election; and

     (iii) each Cash Election Share other than those shares converted into the right to receive cash in accordance with Section 1.8(f)(ii), shall be converted into the right to receive HoldCo Common Stock in accordance with
  Section 1.8(d)(ii) (and cash in lieu of fractional shares).

   (g) Mixed Election. Subject to the immediately following sentence, each record holder of shares of Conectiv Stock immediately prior to the Effective Time shall be entitled to elect to receive shares of HoldCo Common Stock for part of such holder's shares of Conectiv Stock and cash for the remaining part of such holder's shares of Conectiv Stock (the "Mixed Election" and, collectively with Stock Election and Cash Election, the "Election"). With respect to each holder of Conectiv Stock who makes a Mixed Election, the shares of Conectiv Stock such holder elects to be converted into the right to receive Conectiv Share Consideration shall be treated as Stock Election Shares for purposes of the provisions contained in Sections 1.8(c) and (d) and the shares such holder elects to be converted into the right to receive Conectiv Cash Consideration shall be treated as Cash Election Shares for purposes of the provisions contained in Sections 1.8(e) and (f).

   (h) Preferred Stock Unchanged. Each share of the Parent Preferred Stock (as defined in Section 3.2(c)) shall be unchanged and shall remain outstanding as Parent Preferred Stock after the Mergers.

   1.9. Form of Election. (a) Prior to the Effective Time, Parent shall appoint a bank or trust company as may be approved by Conectiv (which approval shall not be unreasonably withheld) as the exchange and paying agent (the "Exchange Agent") for the payment and exchange of the Merger Consideration.

   (b) Parent shall prepare a form of election (the "Form of Election") which shall be subject to the approval of Conectiv (which approval shall not be unreasonably withheld or delayed) to be mailed by the Exchange Agent to the record holders of Conectiv Stock not more than 60 Business Days nor less than 20 Business Days prior to the Election Date. The Form of Election shall be used by each record holder of shares of Conectiv Stock who wishes to elect to receive HoldCo Common Stock or cash for any or all shares of Conectiv Stock held by such holder, subject to the provisions of Section 1.8. The Exchange Agent shall use reasonable efforts to make the Form of Election available to all persons who become holders of Conectiv Stock during the period between the record date (for the mailing of the Form of Election) and the Election Date. Any holder's election shall have been properly made only if the Exchange Agent shall have received at its designated office, by 5:00 p.m., New York City time, on the Business Day specified in the Form of Election (or a later Business Day specified by Parent in a subsequent press release) (the "Election Date"), which Election Date shall be two Business Days prior to the date on which the Effective Time will occur, a Form of Election properly completed and signed and accompanied by certificates that immediately prior to the Effective Time represented issued and outstanding shares of Conectiv Stock (the "Conectiv Certificates") representing the shares of Conectiv Stock to which such Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of Conectiv (or by an appropriate guarantee of delivery of such Conectiv Certificates as set forth in such Form of Election from a firm which is an "eligible guarantor institution" (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")); provided that such Conectiv Certificates are in fact delivered to the Exchange Agent by the time set forth in such guarantee of delivery).

   (c) Any Form of Election may be revoked by the stockholder submitting it to the Exchange Agent only by written notice received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Election Date. If a Form of Election is revoked, the Conectiv Certificate or Conectiv Certificates (or guarantees of delivery, as appropriate) for the shares of Conectiv Stock to which such Form of Election relates shall be promptly returned by the Exchange Agent to the stockholder of Conectiv submitting the same.

   (d) Parent shall have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of Parent or the Exchange Agent in such matters shall be conclusive and binding. Neither Parent nor the Exchange Agent shall be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent shall also make all computations contemplated by Section 1.8, and all such computations shall be conclusive and binding on the holder of shares of Conectiv Stock.

   1.10. Deemed Non-Election. For the purposes hereof, a holder of shares of Conectiv Stock who does not submit a Form of Election which is subsequently received by the Exchange Agent prior to the Election Date (the "Non Election Shares") shall be deemed not to have made a Cash Election, Stock Election or Mixed Election. If Parent or the Exchange Agent shall determine that any purported Election was not properly made, the shares subject to such improperly made Election shall be treated as Non Election Shares. Non Election Shares may be treated as Cash Election Shares or Stock Election Shares, as Parent shall determine.

   1.11. Cancellation of HoldCo Common Stock. Each share of HoldCo Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled, and no consideration shall be delivered in exchange therefor.

   1.12. Conversion of Merger Sub A and Merger Sub B Common Stock. (a) Each share of common stock, without par value, of Merger Sub A that is issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, without par value, of Surviving Corporation A.

   (b) Each share of common stock, par value $.01 per share, of Merger Sub B that is issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $.01 per share, of Surviving Corporation B.

   1.13. Shares of Dissenting Holders. Any issued and outstanding shares of Conectiv Stock, Parent Common Stock or Parent Preferred Stock held by a person who objects to the Mergers and complies with all applicable provisions of
Section 262 of the DGCL, Section 13.1-730 of the VSCA and/or Section 29-373 of the DCBCA, as applicable, concerning the right of such person to dissent from the Mergers and demand appraisal of such shares ("Dissenting Holder") shall from and after the Effective Time represent only the right to receive such consideration as may be determined to be due to such Dissenting Holder with respect to such shares pursuant to applicable provisions of the DGCL, the VSCA and the DCBCA and, in the case of shares of Conectiv Stock and Parent Common Stock, shall not be converted as described in Section 1.8(b); provided, however, that shares outstanding immediately prior to the Effective Time and held by a Dissenting Holder who shall withdraw the demand for appraisal, or lose the right of appraisal of such shares, pursuant to Section 262 of the DGCL, Section 13.1-730 of the VSCA and/or Section 29-373 of the DCBCA shall (i) in the case of shares of Conectiv Stock or Parent Common Stock, be deemed to be converted, as of the Effective Time, into the right to receive HoldCo Common Stock specified in Section 1.8(b) and cash in lieu of fractional shares in accordance with Section 2.5, without interest, and (ii) in the case of shares of Parent Preferred Stock be unchanged in and remain outstanding after the Mergers, without interest.

   1.14. Anti-Dilution Provisions. In the event Conectiv or Parent, as applicable, (i) changes (or establishes a record date for changing) the number of shares of Conectiv Stock or Parent Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, stock combination, recapitalization, reclassification, reorganization or similar transaction with respect to the outstanding Conectiv Stock or Parent Common Stock or (ii) pays or makes an extraordinary dividend or distribution in respect of Conectiv Stock or Parent Common Stock (other than a distribution referred to in clause (i) of this sentence) and, in either case, the record date therefor shall be prior to the Effective Time, the Conectiv Merger Consideration and/or the Parent Merger Consideration, as appropriate, shall be proportionately adjusted. Regular quarterly cash dividends and changes thereto shall not be considered extraordinary for purposes of the preceding sentence.

   1.15. Further Assurances. At and after the Effective Time, the officers and directors of Surviving Corporation A will be authorized to execute and deliver, in the name and on behalf of Parent or Merger Sub A, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Parent or Merger Sub A, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation A any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by Surviving Corporation A as a result of, or in connection with, the Parent Merger. At and after the Effective Time, the officers and directors of Surviving Corporation B will be authorized to execute and deliver, in the name and on behalf of Conectiv or Merger Sub B, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Conectiv or Merger Sub B, any other actions and things to vest, perfect or confirm of record or otherwise in Surviving Corporation B any right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by Surviving Corporation B as a result of, or in connection with, the Conectiv Merger.

                                   ARTICLE II

                            Exchange of Certificates

   2.1. Exchange Fund. At or prior to the Effective Time, Parent and HoldCo shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of Parent Common Stock and Conectiv Stock, sufficient cash and certificates representing HoldCo Common Stock to make all payments and deliveries pursuant to Article II. Any cash and certificates for HoldCo Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the "Exchange Fund."

   2.2. Exchange Procedures. As soon as reasonably practicable after the Effective Time (and in any case no later than 5 days thereafter), Surviving Corporation A and Surviving Corporation B shall cause the Exchange Agent to mail (a) to each record holder of a certificate that immediately prior to the Effective Time represented issued and outstanding shares of Parent Common Stock ("Parent Certificates" and together with the Conectiv Certificates, the "Certificates") and (b) to each record holder of an Conectiv Certificate immediately prior to the Effective Time who has not surrendered Conectiv Certificates representing all of the shares of Conectiv Stock owned by such holder pursuant to Section 1.9(b), a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as HoldCo may reasonably specify and (ii) instructions for effecting the surrender of such Certificates in exchange for the Parent Merger Consideration or the Conectiv Merger Consideration, as the case may be. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor
(A) a certificate representing, in the aggregate, the whole number of shares of HoldCo Common Stock that such holder has the right to receive pursuant to
Section 1.8 (after taking into account all shares of Conectiv Stock or Parent Common Stock, as the case may be, then held by such holder) and/or (B) a check in the amount equal to the cash that such holder has the right to receive pursuant to Sections 1.8, 2.3 and/or 2.5. No interest will be paid or will accrue on any cash payable pursuant to Section 1.8, 2.3 or 2.5. In the event of a transfer of ownership of Conectiv Stock or Parent Common Stock, as the case may be, which is not registered in the transfer records of Conectiv or Parent, as the case may be, a certificate representing, in the aggregate, the proper number of shares of HoldCo Common Stock and/or a check in the proper amount pursuant to Sections 1.8, 2.3 and/or 2.5 may be issued with respect to such Conectiv Stock or Parent Common Stock, as the case may be, to such a transferee if the Certificate formerly representing such shares of Conectiv Stock or Parent Common Stock, as the case may be, is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Persons who have submitted an effective Form of Election as provided in Section 1.9(b) and surrendered Certificates as provided therein shall be treated as if they have properly surrendered Certificates together with the letter of transmittal pursuant to this Section 2.2.

   2.3. Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made with respect to shares of HoldCo Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of HoldCo Common Stock that such holder would be entitled to receive upon surrender of such Certificate until such holder shall surrender such Certificate in accordance with Section 2.2. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to such holder of shares of HoldCo Common Stock issuable in exchange therefor, without interest, (a) promptly after the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of HoldCo Common Stock and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of HoldCo Common Stock.

   2.4. No Further Ownership Rights. All shares of HoldCo Common Stock issued and cash paid upon conversion of shares of Parent Common Stock and Conectiv Common Stock in accordance with the terms of Article I and this Article II (including any cash paid pursuant to Section 2.3 or 2.5) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of Parent Common Stock and Conectiv Stock, as the case may be.

   2.5. No Fractional Shares of HoldCo Common Stock. No fractional shares of HoldCo Common Stock and no certificates or scrip representing fractional shares of HoldCo Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a shareholder of HoldCo or a holder of shares of HoldCo Common Stock.

   (b) Notwithstanding any other provision of this Agreement, each holder of shares of Parent Common Stock or Conectiv Stock exchanged pursuant to the Mergers who would otherwise have been entitled to receive a fraction of a share of HoldCo Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of HoldCo Common Stock multiplied by (ii) the last sales price per share of Parent Common Stock reported on the NYSE Composite Tape as reported in The Wall Street Journal, Eastern edition, with respect to the Closing Date.

   2.6. Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for twelve months after the Effective Time shall be delivered to HoldCo or otherwise on the instruction of HoldCo, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to HoldCo for the Merger Consideration with respect to the shares of Conectiv Stock formerly represented thereby to which such holders are entitled pursuant to Sections 1.8 and 2.2, any cash in lieu of fractional shares of HoldCo Common Stock to which such holders are entitled pursuant to Section 2.5 and any dividends or distributions with respect to shares of HoldCo Common Stock to which such holders are entitled pursuant to Section 2.3.

   2.7. No Liability. None of Parent, Merger Sub A, Merger Sub B, HoldCo, Conectiv, Surviving Corporation A, Surviving Corporation B or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

   2.8. Investment of the Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as reasonably directed by HoldCo; provided that, such investments shall be in obligations of or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated P-1 and A-1 or better by Moody's Investors Service, Inc. and Standard & Poor's Corporation, respectively. Any interest and other income resulting from such investments shall be payable to HoldCo.

   2.9. Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by HoldCo, the posting by such Person of a bond in such reasonable amount as HoldCo may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of Parent Common Stock or Conectiv Stock formerly represented thereby, any cash in lieu of fractional shares of HoldCo Common Stock and unpaid dividends and distributions on shares of HoldCo Common Stock deliverable in respect thereof, pursuant to this Agreement.

   2.10. Withholding Rights. Each of Surviving Corporation A, Surviving Corporation B and HoldCo shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Parent Common Stock or Conectiv Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Surviving Corporation A, Surviving Corporation B or HoldCo, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Parent Common Stock or Conectiv Stock in respect of which such deduction and withholding was made by Surviving Corporation A, Surviving Corporation B or HoldCo, as the case may be.

   2.11. Stock Transfer Books. At the close of business, New York City time, on the day the Effective Time occurs, the stock transfer books of (a) Parent with respect to Parent Common Stock issued and outstanding prior to the Effective Time shall be closed and, thereafter, there shall be no further registration of transfers on the records of Parent of shares of Parent Common Stock issued and outstanding prior to the Effective Time, and (b) Conectiv with respect to Conectiv Stock issued and outstanding prior to the Effective Time shall be closed and, thereafter, there shall be no further registration of transfers on the records of Conectiv of shares of Conectiv Stock issued and outstanding prior to the Effective Time. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to such shares of Conectiv Stock or Parent Common Stock, as the case may be, formerly represented thereby, except as otherwise provided herein or by law. On or after the Effective Time, any Certificates presented to the Exchange Agent or HoldCo for any reason shall be exchanged for the applicable Merger Consideration with respect to the shares of Conectiv Stock or Parent Common Stock, as the case may be, formerly represented thereby, any cash in lieu of fractional shares of HoldCo Common Stock to which the holders thereof are entitled pursuant to
Section 2.5 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.3.

                                  ARTICLE III

                         Representations and Warranties

   3.1. Representations and Warranties of Conectiv. Except as set forth in the Disclosure Schedule delivered by Conectiv to Parent prior to the execution of this Agreement (the "Conectiv Disclosure Schedule") and except as set forth in the Conectiv SEC Reports (as defined in Section 3.1(f)) filed prior to the date of this Agreement, Conectiv represents and warrants to Parent as follows:

   (a) Organization, Standing and Power. (i) Conectiv and each of its Subsidiaries (as defined in Section 8.11) is a corporation or other entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure to so qualify or be in good standing would not reasonably be expected to result in a Material Adverse Effect (as defined in Section 8.11) on Conectiv. The copies of the certificate of incorporation and bylaws of Conectiv which were previously furnished to Parent are true, complete and correct copies of such documents as in effect on the date of this Agreement.

     (ii) Each of Conectiv's Joint Ventures (as defined below) is a corporation duly incorporated or an entity otherwise organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except in each case as would not reasonably be expected to result in a Material Adverse Effect on Conectiv. As used in this Agreement, "Joint Venture" with respect to any person shall mean any corporation or other entity (including partnerships and other business associations and joint ventures) in which such person or one or more of its Subsidiaries owns an equity interest that is less than a majority of any class of the outstanding voting securities or equity, other than equity interests held for investment purposes that are less than 20% of any class of the outstanding voting securities or equity.

   (b) Subsidiaries. Section 3.1(b) of the Conectiv Disclosure Schedule contains a description as of the date hereof of all Subsidiaries and Joint Ventures of Conectiv, including the name of each such entity, the state or jurisdiction of its incorporation or organization, a brief description of the principal line or lines of business conducted by each such entity and Conectiv's interest therein.

   (c) Capital Structure.

     (i) As of January 3, 2001, the authorized capital stock of Conectiv consisted of (A) 150,000,000 shares of Conectiv Common Stock, of which 82,977,813 shares were outstanding, (B) 10,000,000 shares of Class A Stock, of which 5,742,315 shares were outstanding, and (C) 20,000,000 shares of Preferred Stock, of which no shares were outstanding but of which 1,200,000 shares have been designated as Series One Junior Preferred Stock and 65,606 shares have been designated as Series Two Junior Preferred Stock, in each case reserved for issuance upon exercise of the Preferred Stock Purchase Rights (the "Rights") distributed to the holders of Conectiv Stock pursuant to the Stockholders Rights Agreement, dated as of April 23, 1998, between Conectiv and Conectiv Resource Partners, Inc., as Rights Agent (the "Rights Plan"). From January 3, 2001 to the date of this Agreement, there have been no issuances of shares of the capital stock of Conectiv or any other securities of Conectiv other than issuances of shares (and accompanying Rights) pursuant to options or rights outstanding as of January 3, 2001 under the Benefit Plans (as defined in Section 8.11) of Conectiv. All issued and outstanding shares of the capital stock of Conectiv are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock is entitled to preemptive rights. There were outstanding as of January 3, 2001 no options, warrants or other rights to acquire capital stock from Conectiv other than (x) the Rights and (y) options representing in the aggregate the right to purchase up to 3,036,600 shares of Conectiv Common Stock (collectively, the "Conectiv Stock Options") under the Conectiv Incentive Compensation Plan (the "Conectiv Stock Option Plan"). As of January 3, 2001, Conectiv had further reserved 1,678,300 shares of Conectiv Common Stock for purchase pursuant to the Conectiv Stock Option Plan. Other than the associated Rights issued with the shares issued as described above, no options or warrants or other rights to acquire capital stock from Conectiv have been issued or granted from January 3, 2001 to the date of this Agreement.

     (ii) As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of Conectiv having the right to vote on any matters on which stockholders may vote ("Conectiv Voting Debt") are issued or outstanding.

     (iii) All of the outstanding shares of capital stock of, or other equity interests in, each of Conectiv's Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable and are owned directly or indirectly by Conectiv, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). To Conectiv's knowledge, all of the shares of capital stock or other equity interests which Conectiv owns in all of its Joint Ventures, have been duly authorized and validly issued and are fully paid and nonassessable. All such shares of capital stock or other equity interests are owned directly or indirectly by Conectiv, free and clear of all Liens (other than any customary provisions contained in the applicable investment, shareholder, joint venture or similar agreements governing such Joint Venture). Except as otherwise set forth in this
  Section 3.1(c) or as contemplated by Section 5.6, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Conectiv or any of its Subsidiaries is a party, or by which any of them is bound, obligating Conectiv or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Conectiv or any of its Subsidiaries or obligating Conectiv or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding obligations of Conectiv or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Conectiv or any of its Subsidiaries.

   (d) Authority; No Violations.

     (i) Conectiv has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject in the case of the consummation of the Conectiv Merger to the adoption of this Agreement by the Required Conectiv Vote (as defined in Section 3.1(i)). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Conectiv, subject in the case of the consummation of the Conectiv Merger to the adoption of this Agreement by the Required Conectiv Vote. This Agreement has been duly executed and delivered by Conectiv and constitutes a valid and binding agreement of Conectiv, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

     (ii) Conectiv is not currently in violation of, or in default under, (A) any provision of the certificate of incorporation or bylaws of Conectiv or
  (B) except as would not reasonably be expected to result in a Material Adverse Effect on Conectiv, any loan or credit agreement, contract, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Conectiv or any of its Subsidiaries or their respective properties or assets. The execution and delivery of this Agreement by Conectiv do not, and the consummation by Conectiv of the Conectiv Merger and the other transactions contemplated hereby will not, result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on any assets (any such conflict, violation, default, right of termination, amendment, cancellation or acceleration, loss or creation, a "Violation") pursuant to: (C) any provision of the certificate of incorporation or bylaws of Conectiv or (D) except as would not reasonably be expected to result in a Material Adverse Effect on Conectiv, subject to obtaining or making the consents, approvals, orders, permits, authorizations, registrations, declarations, notices and filings referred to in paragraph (iii) below, any loan or credit agreement, note, contract, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation of any kind to which Conectiv or any of its Subsidiaries is now subject to, a party to or by which any of them or any of their respective properties or assets may be bound or affected.

     (iii) No material consent, approval, order, permit or authorization of, or registration, declaration, notice or filing with, any supranational, national, state, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (a "Governmental Entity"), is required by or with respect to Conectiv or any Subsidiary of Conectiv in connection with the execution and delivery of this Agreement by Conectiv or the consummation by Conectiv of the Conectiv Merger and the other transactions contemplated hereby, except for those required under or in relation to (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (B) state securities or "blue sky" laws (the "Blue Sky Laws"), (C) the Securities Act of 1933, as amended (the "Securities Act"), (D) the Exchange Act, (E) the DGCL with respect to the filing of the Certificates of Merger, (F) rules and regulations of the NYSE and (G) the consents, approvals, orders, permits, authorizations, registrations, declarations, notices and filings set forth in Section 3.1(d)(iii) of the Conectiv Disclosure Schedule. Consents, approvals, orders, permits, authorizations, registrations, declarations, notices and filings required under or in relation to any of the foregoing clauses (A) through (F) are hereinafter referred to as "Necessary Approvals" and those required under or in relation to clause (G) are hereinafter referred to as "Conectiv Required Statutory Approvals."

   (e) Compliance; Permits. Neither Conectiv nor any of its Subsidiaries is in violation of any law, rule, regulation, order, judgment or decree applicable to Conectiv or any of its Subsidiaries or by which its or any of their respective properties are bound, except for any such violation which would not reasonably be expected to result in a Material Adverse Effect on Conectiv. Conectiv and its Subsidiaries have all permits, licenses, authorizations, exemptions, orders, consents, approvals and franchises from Governmental Entities required to conduct their respective businesses as now being conducted, except for any such permit, license, authorization, exemption, order, consent, approval or franchise the absence of which would not reasonably be expected to result in a Material Adverse Effect on Conectiv.

   (f) Reports and Financial Statements. Conectiv and its Subsidiaries have filed all reports, schedules, forms, statements, declarations, applications and other documents required to be filed by them with the Securities and Exchange Commission (the "SEC") since January 1, 1999 (collectively, including all exhibits thereto, the "Conectiv SEC Reports"). None of Conectiv SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements of Conectiv (including the related notes) included in the Conectiv SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Conectiv and its consolidated Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with United States generally accepted accounting principles ("GAAP") consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to the absence of footnotes and to normal year-end adjustments that have not been and are not expected to be material in amount. All of such Conectiv SEC Reports, as of their respective dates (and as of the date of any amendment to the respective Conectiv SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), and the rules and regulations promulgated thereunder.

   (g) Absence of Certain Changes or Events; Absence of Undisclosed Liabilities. Since December 31, 1999, Conectiv and its Subsidiaries have conducted their business in the ordinary course of business and no event has occurred which has had, and no fact or circumstance exists that would reasonably be expected to result in, a Material Adverse Effect on Conectiv.

     (ii) Neither Conectiv nor any of its Subsidiaries has any liabilities or obligations (whether absolute, contingent, accrued or otherwise) of a nature required by GAAP to be reflected in a consolidated corporate balance sheet, except liabilities, obligations or contingencies that are accrued or reserved against in the consolidated financial statements of Conectiv or are reflected in the notes thereto for the year ended December 31, 1999, that were incurred in the ordinary course of business since December 31, 1999 or that would not reasonably be expected to result in a Material Adverse Effect on Conectiv.

   (h) Board Approval. The Board of Directors of Conectiv, by resolutions duly adopted at a meeting duly called and held and not subsequently rescinded or modified in any way (the "Conectiv Board Approval"), has duly (i) determined that this Agreement and the Conectiv Merger are advisable and in the best interests of Conectiv and its stockholders, (ii) approved this Agreement and the Mergers and (iii) recommended that the stockholders of Conectiv adopt this Agreement and the Mergers. Assuming the accuracy of the representations and warranties set forth in Section 3.2(p), the Conectiv Board Approval constitutes approval of this Agreement and the Mergers for purposes of Section 203 of the DGCL.

   (i) Vote Required. Assuming the accuracy of the representations and warranties set forth in Section 3.2(p), the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of Conectiv Common Stock and Class A Stock, voting together as a single class, to adopt this Agreement (the

"Required Conectiv Vote") is the only vote of the holders of any class or series of Conectiv capital stock necessary to adopt this Agreement and approve the transactions contemplated hereby.

   (j) Rights Plan. Conectiv has heretofore provided Parent with a complete and correct copy of the Rights Plan, including all amendments and exhibits thereto. The Board of Directors of Conectiv has approved an amendment to the Rights Plan, and the Rights Plan has been so amended, so that neither the execution of this Agreement nor the consummation of the Merger will (i) cause the Rights to become exercisable, (ii) cause Parent or Merger Sub B to become an Acquiring Person (as such term is defined in the Rights Plan) or (iii) give rise to a Stock Acquisition Date or a Distribution Date (as each such term is defined in the Rights Plan).

   (k) Takeover Statutes. No "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States (with the exception of Section 203 of the DGCL) applicable to Conectiv is applicable to the Conectiv Merger or the other transactions contemplated hereby (other than the Parent Merger).

   (l) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based on arrangements made by or on behalf of Conectiv, except Credit Suisse First Boston Corporation (the "Conectiv Financial Advisor"), whose fees and expenses will be paid by Conectiv in accordance with Conectiv's agreement with such firm, based upon arrangements made by or on behalf of Conectiv and previously disclosed to Parent.

   (m) Opinion of Conectiv Financial Advisor. Conectiv has received the opinion of Conectiv Financial Advisor, dated the date of this Agreement, to the effect that, as of such date, the Common Stock Consideration is fair to the holders of Conectiv Common Stock from a financial point of view and the Class A Consideration is fair to the holders of Conectiv Class A Stock from a financial point of view.

   (n) Regulation as a Utility; 1935 Act. Conectiv is a public utility holding company registered under, and subject to the provisions of, the 1935 Act and Conectiv has the following two "subsidiary companies" that are "public utility companies" (as such terms are defined in the 1935 Act): Atlantic City Electric Company ("ACE") and Delmarva Power & Light Company ("DP&L"). ACE is subject to regulation as a public utility or public service company (or similar designation) in the States of New Jersey and Pennsylvania and DP&L is subject to regulation as a public utility or public service company (or similar designation) in the States of Delaware, Maryland, Pennsylvania and Virginia. Except as set forth in the two preceding sentences, neither Conectiv nor any "subsidiary company" or "affiliate" (as such terms are defined in the 1935 Act) of Conectiv is subject to regulation as a public utility holding company, a public utility or public service company (or similar designation) by any state in the United States or any municipality or political subdivision of any state, by the United States or any agency or instrumentality of the United States (including under the 1935 Act) or by any foreign country.

   (o) Taxes. Except for matters which would not reasonably be expected to result in a Material Adverse Effect on Conectiv, Conectiv and each of its Subsidiaries, and any consolidated, combined, unitary or aggregate group for tax purposes of which Conectiv or any of its Subsidiaries is or has been a member has timely filed all Tax Returns (as defined below) required to be filed by it in the manner provided by law; (ii) all such Tax Returns filed by Conectiv or any of its Subsidiaries are true, complete and accurate in all material respects; (iii) all Taxes (as defined below) with respect to Conectiv and its Subsidiaries due and payable (without regard to whether such Taxes have been assessed) have been timely paid or adequate reserves have been established for the payment of such Taxes; (iv) there are no Tax liens upon the assets of Conectiv or any of its Subsidiaries except liens for Taxes not yet due; (v) no audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of Conectiv or any of its Subsidiaries and no issue that has not yet been resolved has been raised in writing after December 31, 1993 by any Tax authority in connection with any income or gross receipt Tax or Tax Return; (vi) Conectiv and its Subsidiaries have made available to Parent complete and accurate copies of (A) the most recently filed material income Tax Returns and any amendments thereto as of the date of this Agreement and (B) any Tax Rulings issued or entered into after December 31, 1993 by Conectiv or any of its Subsidiaries with any Tax authority that could materially impact income or gross receipt Taxes of Conectiv or any of its Subsidiaries with respect to any Tax Return that has not been filed; (vii) with respect to the assessment of all income or gross receipt Taxes for all taxable periods of Conectiv and its Subsidiaries through December 31, 1992, either (A) the statute of limitations has expired for all applicable Tax Returns of Conectiv and its Subsidiaries or
(B) those Tax Returns have been examined by the appropriate taxing authorities;
(viii) no deficiency for any income or gross receipt Taxes has been proposed, asserted or assessed against Conectiv or any of its Subsidiaries that has not been resolved and paid in full; (ix) neither Conectiv nor any of its Subsidiaries has any liability for Taxes of any person other than Conectiv and its Subsidiaries (A) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), (B) as a transferee or successor, (C) by contract or (D) otherwise; and (x) neither Conectiv nor any of its Subsidiaries has constituted a "distributing corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the past 24-month period or (B) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code). "Tax(es)," as used in this Agreement, means any federal, state, county, local or foreign taxes, charges, fees, levies, or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, windfall profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or other taxes or similar charges imposed by any governmental authority, and includes any interest and penalties (civil or criminal) on or additions to any such taxes or in respect of a failure to comply with any requirement relating to any Tax Return and any expenses incurred in connection with the determination, settlement or litigation of any tax liability. "Tax Return," as used in this Agreement, means a report, return or other information supplied to a governmental authority with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes Conectiv or any of its Subsidiaries, on the one hand, or Parent or any of its Subsidiaries, on the other hand. "Tax Ruling," as used in this Agreement, shall mean a written ruling of a Tax authority relating to Taxes.

   (p) Benefit Plans. Section 3.1(p)(i) of the Conectiv Disclosure Schedule sets forth a list of each material Benefit Plan (as defined in Section 8.11) of Conectiv. The Benefit Plans of Conectiv have been administered and operated in accordance with their terms, and with all applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and other applicable laws, except where the failure to so comply would not reasonably be expected to result in a Material Adverse Effect on Conectiv. Except as would not reasonably be expected to result in a Material Adverse Effect on Conectiv, there are no pending or, to the knowledge of Conectiv, threatened claims and no pending or, to the knowledge of Conectiv, threatened litigation with respect to any Benefit Plan of Conectiv, other than ordinary and usual claims for benefits by participants and beneficiaries.

     (ii) Each Benefit Plan of Conectiv that is intended to be "qualified" within the meaning of Section 401(a) of the Code or its predecessor(s) has received a favorable determination letter from the IRS and, to the knowledge of Conectiv, no event has occurred and no condition exists that would reasonably be expected to result in the revocation of any such determination.

     (iii) No unsatisfied liability that would reasonably be expected to result in a Material Adverse Effect on Conectiv has been, or would reasonably be expected to be, incurred under Title IV of ERISA (other than for benefits payable in the ordinary course or Pension Benefit Guaranty Corporation insurance premiums) or Sections 412(f) or (n) of the Code by Conectiv or by any entity required to be aggregated with Conectiv pursuant to Section 4001 of ERISA and/or Section 414 of the Code and the regulations promulgated thereunder (an "ERISA Affiliate"). No Benefit Plan of Conectiv or of any ERISA Affiliate of Conectiv that is subject to Title IV of ERISA has been terminated or is or has been the subject of termination proceedings pursuant to Title IV of ERISA which termination would reasonably be expected to result in a Material Adverse Effect on Conectiv.

     (iv) No Benefit Plan of Conectiv is a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) and neither Conectiv nor any ERISA Affiliate has been obligated to contribute to any multiemployer plan or has incurred or would reasonably be expected to incur any withdrawal liability under Subtitle E of Title IV of ERISA with respect to any multiemployer plan which liability would reasonably be expected to result in a Material Adverse Effect on Conectiv.

     (v) No Benefit Plan of Conectiv nor any Benefit Plan of an ERISA Affiliate of Conectiv has incurred any "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived.

     (vi) Neither Conectiv nor any of its Subsidiaries, or, to the knowledge of Conectiv, any other "disqualified person" or "party in interest" (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively), has engaged in any transaction in connection with any Benefit Plan of Conectiv that has resulted in, or could reasonably be expected to result in, the imposition of a penalty pursuant to Section 502(i) of ERISA, damages pursuant to Section 409 of ERISA or a tax pursuant to Section 4975(a) of the Code which liability would reasonably be expected to result in a Material Adverse Effect on Conectiv.

     (vii) Neither the execution nor performance of this Agreement nor the consummation of the transactions contemplated hereby, whether alone or in conjunction with a termination of employment, will accelerate the time of payment or vesting, or increase the amount of compensation owed to any current or former employee, officer or director of Conectiv or any of its Subsidiaries (including under the Delmarva Sub-Plan of the Conectiv Retirement Plan).

     (viii) With respect to each Benefit Plan of Conectiv, Conectiv has made available to the Parent true and complete copies of the following documents, as applicable: (i) all plan documents, with all amendments thereto; (ii) the current summary plan description with any applicable summaries of material modifications thereto; (iii) all current trust agreements and/or other documents establishing plan funding arrangements;
  (iv) the most recent IRS determination letter and, if a request for such a letter is currently pending, a copy of such filing; (v) the most recently prepared actuarial valuation report; and (vi) the most recently prepared financial statements.

     (ix) No Benefit Plan of Conectiv provides for the payment of severance benefits solely by reason of the consummation of the transaction contemplated in this Agreement.

   (q) Litigation. Except for claims, actions, suits, proceedings or investigations that would not reasonably be expected to result in a Material Adverse Effect on Conectiv, there are no claims, actions, suits, proceedings or investigations pending or, to Conectiv's knowledge, threatened against Conectiv or any of its Subsidiaries, or any of their respective properties, before or by any Governmental Entity. As of the date hereof, neither Conectiv nor any of its Subsidiaries nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree or award having, or which would reasonably be expected to result in, a Material Adverse Effect on Conectiv.

   (r) Environmental Matters. Except as would not reasonably be expected to result in a Material Adverse Effect on Conectiv: Conectiv and each of its Subsidiaries comply with all applicable Environmental Laws (as defined below), and possess and comply with all applicable Environmental Permits (as defined below) and all requirements for application, renewal or modification thereof, as well as air emission allowances and air emissions reduction credits required under such laws to operate as it presently operates; (ii) to the knowledge of Conectiv, there are no Materials of Environmental Concern (as defined below) at any current or former assets, facilities, businesses or properties owned or operated by Conectiv or any of its Subsidiaries, under circumstances that are reasonably likely to result in liability of Conectiv or any Subsidiary under any applicable Environmental Law; (iii) neither Conectiv nor any of its Subsidiaries has received any written notification alleging that it is liable for, or has received any request for information pursuant to section 104(e) of the Comprehensive Environmental Response, Compensation and Liability Act or similar state statute or any other similar applicable Environmental Laws, concerning any release or threatened release of Materials of Environmental Concern at any location; (iv) to the knowledge of Conectiv, no capital expenditures will be required to achieve or maintain compliance with Environmental Laws; and (v) to the knowledge of Conectiv, neither Conectiv nor any of its Subsidiaries has contractually assumed or retained from any person or entity (including any Governmental Entity), liability for any matters arising under or pursuant to any Environmental Laws. For purposes of this Agreement, the following terms shall have the following meanings: (x) "Environmental Laws" shall mean all foreign, federal, state, or local statutes, regulations, ordinances, codes, or decrees and any binding administrative or judicial interpretation thereof protecting the quality of the ambient air, soil, natural resources, surface water or groundwater, in effect as of the date of this Agreement; (y) "Environmental Permits" shall mean all permits, licenses, registrations, and other authorizations required under applicable Environmental Laws; and (z) "Materials of Environmental Concern" shall mean any hazardous, acutely hazardous, or toxic substance or waste defined, characterized or regulated as such under Environmental Laws, including without limitation the federal Comprehensive Environmental Response, Compensation and Liability Act and the federal Clean Air Act, Clean Water Act, Toxic Substances Control Act, Resource Conservation and Recovery Act and any analogous state and local laws and regulations.

   (s) No Parent Capital Stock. Conectiv does not own or hold directly or indirectly any shares of Parent Common Stock or any other capital stock of Parent, or any options, warrants or other rights to acquire any shares of Parent Common Stock or any other capital stock of Parent, or in each case, any interests therein.

   (t) Intellectual Property. Conectiv and its Subsidiaries have all right, title and interest in, or a valid and binding license to use, all Intellectual Property (as defined below) material to the conduct of the business of Conectiv and its Subsidiaries taken as a whole. Neither Conectiv nor any Subsidiary of Conectiv is in default (or with the giving of notice or lapse of time or both, would be in default) under any license to use such Intellectual Property and, to the knowledge of Conectiv, such Intellectual Property is not being infringed by any third party, and neither Conectiv nor any Subsidiary of Conectiv is infringing any Intellectual Property of any third party, except for such defaults and infringements which would not reasonably be expected to result in a Material Adverse Effect on Conectiv. For purposes of this Agreement "Intellectual Property" means patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, copyrights and copyright rights and other proprietary intellectual property rights and all pending applications for and registrations of any of the foregoing.

   (u) Nuclear Operations and NRC Actions.

     (i) Conectiv's Subsidiaries hold minority-interest ownerships in those facilities set forth in Section 3.1(u) of the Conectiv Disclosure Schedule (the "Company Nuclear Facilities"). Such Subsidiaries hold the required operating licenses with respect to the Company Nuclear Facilities. To the knowledge of Conectiv, the operations of the Company Nuclear Facilities are and have at all times been conducted in compliance with applicable health, safety, regulatory and other legal requirements, and no Company Nuclear Facility is or has been in violation of any applicable health, safety, regulatory or other legal requirements applicable to the Company Nuclear Facilities, except for such failures to comply as would not reasonably be expected to result in a Material Adverse Effect on Conectiv. To the knowledge of Conectiv, the Company Nuclear Facilities maintain or have maintained emergency plans designed to respond to an unplanned release therefrom of radioactive materials into the environment and liability insurance to the extent required by law, and such further insurance (other than liability insurance) as is consistent with the Company's view of the risks inherent in the operation of a nuclear power facility and with the general practices of the nuclear power industry.

     (ii) Neither Conectiv nor any of its Subsidiaries has been given written notice of or been charged with actual or potential violation of, or, to the knowledge of Conectiv, is the subject of any ongoing proceeding, inquiry, special inspection, diagnostic evaluation or other Nuclear Regulatory Commission ("NRC") action of which Conectiv or any of its Subsidiaries has received notice under the Atomic Energy Act, any applicable regulations thereunder or the terms and conditions of any license granted to

  Conectiv or any of its Subsidiaries regarding the Company Nuclear Facilities that would reasonably be expected to result in likely to have, a Material Adverse Effect on Conectiv. No Company Nuclear Facility is, as of the date of this Agreement, on the List of Nuclear Power Plants Warranting Increased Regulatory Attention maintained by the NRC.

   (v) Insurance. Conectiv and each of Conectiv's Subsidiaries is, and has been continuously since January 1, 1996, insured with financially responsible insurers (or maintained self-insurance) in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by Conectiv and its Subsidiaries during such time period.

   (w) Commodity Matters. As of February 6, 2001, Conectiv and its Subsidiaries do not have open forward price exposure exceeding, in the aggregate (as qualified on a mark-to-market basis, using FASB 133 guidelines, and calculated with respect to its physical and financial position exposure) $5.3 million of one-day value at risk and $11.9 million of five-day value at risk for the following energy related commodity products, including but not limited to: natural gas and natural basis, oil and oil related products, coal, emissions allowances, weather derivatives, and electricity, including installed capacity, transmission capacity and other ancillary products.

   3.2. Representations and Warranties of Parent. Except as set forth in the Disclosure Schedule delivered by Parent to Conectiv prior to the execution of this Agreement (the "Parent Disclosure Schedule") and except as set forth in the Parent SEC Reports (as defined in Section 3.2(f)) filed prior to the date of this Agreement, Parent represents and warrants to Conectiv as follows:

   (a) Organization, Standing and Power. (i) Parent and each of its Subsidiaries (including HoldCo, Merger Sub A and Merger Sub B) is a corporation or other entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure to so qualify or be in good standing would not reasonably be expected to result in a Material Adverse Effect on Parent. The copies of the articles of incorporation and bylaws of Parent and HoldCo, which were previously furnished to Conectiv are true, complete and correct copies of such documents as in effect on the date of this Agreement. HoldCo is a direct wholly-owned Subsidiary of Parent.

     (ii) Each of Parent's Joint Ventures is a corporation duly incorporated or an entity otherwise organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except in each case as would not reasonably be expected to result in a Material Adverse Effect on Parent.

   (b) Subsidiaries. Section 3.2(b) of the Parent Disclosure Schedule contains a description as of the date hereof of all Subsidiaries of Parent, including the name of each such entity, the state or jurisdiction of its incorporation or organization, a brief description of the principal line or lines of business conducted by each such entity and Parent's interest therein.

   (c) Capital Structure.

     (i) As of January 31, 2001, the authorized capital stock of Parent consisted of (A) 200,000,000 shares of Parent Common Stock, par value $1.00 per share, of which 110,751,976 shares were outstanding, (B) 8,800,000 shares of Preference Stock, par value $25 per share, of which no shares were outstanding and 7,750,000 shares of preferred stock, par value $50 per share (the "Parent Preferred Stock"), of which 1,806,543 shares are outstanding. From January 31, 2001 to the date of this Agreement, there have been no issuances of shares of the capital stock of Parent or any other securities of Parent other than issuances of shares pursuant to options or rights outstanding as of January 31, 2001 under the Benefit Plans of Parent. All issued and outstanding shares of the capital stock of Parent are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock is entitled to preemptive rights. There were outstanding as of January 31, 2001 no options, warrants or other rights to acquire capital stock from Parent other than the right to purchase up to 1,332,441 shares of Parent Common Stock. No options or warrants or other rights to acquire capital stock from Parent have been issued or granted from January 31, 2001 to the date of this Agreement. The issuance by HoldCo of HoldCo Common Stock to the holders of Conectiv Stock pursuant to this Agreement has been duly authorized by all requisite corporate action of HoldCo and Parent and, upon such issuance, all such shares of HoldCo Common Stock will be validly issued, fully paid and nonassessable.

     (ii) As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of Parent having the right to vote on any matters on which stockholders may vote ("Parent Voting Debt") are issued or outstanding.

     (iii) All of the outstanding shares of capital stock of, or other equity interests in, each of Parent's Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable and are owned directly or indirectly by Parent, free and clear of all Liens. To Parent's knowledge, all of the shares of capital stock or other equity interests which Parent owns in all of its Joint Ventures, have been duly authorized and validly issued and are fully paid and nonassessable. All such shares of capital stock or other equity interests are owned directly or indirectly by Parent, free and clear of all Liens (other than any customary provisions contained in the applicable investment, shareholder, joint venture or similar agreements governing such Joint Venture). Except as otherwise set forth in this Section 3.2(c), as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent or any of its Subsidiaries is a party, or by which any of them is bound, obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Parent or any of its Subsidiaries or obligating Parent or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Parent or any of its Subsidiaries.

   (d) Authority; No Violations.

     (i) Each of Parent, Merger Sub A, Merger Sub B and HoldCo have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent, Merger Sub A, Merger Sub B and HoldCo. This Agreement has been duly executed and delivered by each of Parent, Merger Sub A, Merger Sub B and HoldCo and constitutes a valid and binding agreement of each of Parent, Merger Sub A, Merger Sub B and HoldCo, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

     (ii) Parent is not currently in violation of, or in default under, (A) any provision of the articles of incorporation or bylaws of Parent or (B) except as would not reasonably be expected to result in a Material Adverse Effect on Parent, any loan or credit agreement, contract, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or their respective properties or assets. The execution and delivery of this Agreement by Parent, Merger Sub A, Merger Sub B and HoldCo do not, and the consummation by Parent, Merger Sub

  A, Merger Sub B and HoldCo of the Mergers and the other transactions contemplated hereby will not, result in a Violation pursuant to: (C) any provision of the articles of incorporation or bylaws of Parent or (D) except as would not reasonably be expected to result in a Material Adverse Effect on Parent, subject to obtaining or making the consents, approvals, orders, permits, authorizations, registrations, declarations, notices and filings referred to in paragraph (iii) below, any loan or credit agreement, note, contract, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation of any kind to which Parent or any of its Subsidiaries is now subject to or a party to or by which any of them or any of their respective properties or assets may be bound or affected.

     (iii) No material consent, approval, order, permit or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is required by or with respect to Parent or any Subsidiary of Parent in connection with the execution and delivery of this Agreement by Parent, Merger Sub A, Merger Sub B and HoldCo or the consummation by Parent, Merger Sub A, Merger Sub B and HoldCo of the Mergers and the other transactions contemplated hereby, except for (A) the Necessary Approvals and (B) the consents, approvals, orders, permits, authorizations, registrations, declarations, notices and filings set forth in Section 3.2(d)(iii) of the Parent Disclosure Schedule (the "Parent Required Statutory Approvals").

   (e) Compliance; Permits. Neither Parent nor any of its Subsidiaries is in violation of any law, rule, regulation, order, judgment or decree applicable to Parent or any of its Subsidiaries or by which its or any of their respective properties are bound, except for any such violation which would not reasonably be expected to result in a Material Adverse Effect on Parent. Parent and its Subsidiaries have all permits, licenses, authorizations, exemptions, orders, consents, approvals and franchises from Governmental Entities required to conduct their respective businesses as now being conducted, except for any such permit, license, authorization, exemption, order, consent, approval or franchise the absence of which would not reasonably be expected to result in a Material Adverse Effect on Parent.

   (f) Reports and Financial Statements. Parent and its Subsidiaries have filed all reports, schedules, forms, statements, declarations, applications and other documents required to be filed by them with the SEC since January 1, 1999 (collectively, including all exhibits thereto, the "Parent SEC Reports"). None of the Parent SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements of Parent (including the related notes) included in the Parent SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Parent and its consolidated Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to the absence of footnotes and to normal year-end adjustments that have not been and are not expected to be material in amount. All of such Parent SEC Reports, as of their respective dates (and as of the date of any amendment to the respective Parent SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the 1935 Act and the rules and regulations promulgated thereunder.

   (g) Absence of Certain Changes or Events; Absence of Undisclosed Liabilities. (i) Since December 31, 1999, Parent and its Subsidiaries have conducted their business in the ordinary course of business and no event has occurred which has had, and no fact or circumstance exists that would reasonably be expected to result in, a Material Adverse Effect on Parent.

     (ii) Neither Parent nor any of its Subsidiaries has any liabilities or obligations (whether absolute, contingent, accrued or otherwise) of a nature required by GAAP to be reflected in a consolidated corporate balance sheet, except liabilities, obligations or contingencies that are accrued or reserved against in the consolidated financial statements of Parent or are reflected in the notes thereto for the year ended December 31, 1999, that were incurred in the ordinary course of business since December 31, 1999 or that would not reasonably be expected to result in a Material Adverse Effect on Parent.

   (h) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent, except Merrill Lynch & Co., Inc. (the "Parent Financial Advisor"), whose fees and expenses will be paid by Parent in accordance with Parent's agreement with such firm based upon arrangements made by or on behalf of Parent and previously disclosed to Conectiv.

   (i) Opinion of Parent Financial Advisor. Parent has received the opinion of Parent Financial Advisor, dated the date of this Agreement, to the effect that, as of such date, the Parent Merger Consideration is fair, from a financial point of view, to each of the holders of Parent Common Stock.

   (j) Regulation as a Utility; 1935 Act. Parent is not a public utility holding company within the meaning of the 1935 Act, but is a "public-utility company" within the meaning of the 1935 Act. Parent is regulated as a public utility in the District of Columbia and the State of Maryland and, to a limited extent, in the Commonwealths of Pennsylvania and Virginia and in no other state. Except as set forth in the two preceding sentences, neither Parent nor any "subsidiary company" or "affiliate" (as such terms are defined in the 1935
Act) of Parent is subject to regulation as a public utility holding company, a public utility or public service company (or similar designation) by any state in the United States or any municipality or political subdivision of any state, by the United States or any agency or instrumentality of the United States (including under the 1935 Act) or by any foreign country.

   (k) Taxes. Except for matters which would not reasonably be expected to result in a Material Adverse Effect on Parent, Parent and each of its Subsidiaries, and any consolidated, combined, unitary or aggregate group for tax purposes of which Parent or any of its Subsidiaries is or has been a member has timely filed all Tax Returns required to be filed by it in the manner provided by law; (ii) all such Tax Returns filed by Parent or any of its Subsidiaries are true, complete and accurate in all material respects; (iii) all Taxes with respect to Parent and its Subsidiaries due and payable (without regard to whether such Taxes have been assessed) have been timely paid or adequate reserves have been established for the payment of such Taxes; (iv) there are no Tax liens upon the assets of Parent or any of its Subsidiaries except liens for Taxes not yet due; (v) no audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of Parent or any of its Subsidiaries and no issue that has not yet been resolved has been raised in writing after December 31, 1995 by any Tax authority in connection with any income or gross receipt Tax or Tax Return;
(vi) with respect to the assessment of all income or gross receipt Taxes for all taxable periods of Parent and its Subsidiaries through December 31, 1995, either (A) the statute of limitations has expired for all applicable Tax Returns of Parent and its Subsidiaries or (B) those Tax Returns have been examined by the appropriate taxing authorities; (vii) no deficiency for any income or gross receipt Taxes has been proposed, asserted or assessed against Parent or any of its Subsidiaries that has not been resolved and paid in full;
(viii) neither Parent nor any of its Subsidiaries has any liability for Taxes of any person other than Parent and its Subsidiaries (A) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), (B) as a transferee or successor, (C) by contract or (D) otherwise; and (ix) neither Parent nor any of its Subsidiaries has constituted a "distributing corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the past 24-month period or (B) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code).

   (l) Benefit Plans.

     (i) Each Benefit Plan of Parent has been administered and operated in accordance with its terms, and with all applicable requirements of ERISA, the Code and other applicable laws, except where the failure to so comply would not reasonably be expected to result in a Material Adverse Effect on Parent. Except as would not reasonably be expected to result in a Material Adverse Effect on Parent, there are no pending or, to the knowledge of Parent, threatened claims and no pending or, to the knowledge of Parent, threatened litigation with respect to any Benefit Plan of Parent, other than ordinary and usual claims for benefits by participants and beneficiaries.

     (ii) Each Benefit Plan of Parent that is intended to be "qualified" within the meaning of Section 401(a) of the Code or its predecessor(s) has received a favorable determination letter from the IRS and, to the knowledge of Parent, no event has occurred and no condition exists that would reasonably be expected to result in the revocation of any such determination except to the extent failure to have received a favorable determination letter or revocation of such determination letter would not reasonably be expected to result in a Material Adverse Effect on Parent.

     (iii) No unsatisfied liability that would reasonably be expected to result in a Material Adverse Effect on Parent, has been, or would reasonably be expected to be, incurred under Section 502(i) or 409 or Title IV of ERISA (other than for benefits payable in the ordinary course or Pension Benefit Guaranty Corporation insurance premiums) or Sections 412(f), 412(n) or 4975(a) of the Code by Parent or by any ERISA Affiliate. No Benefit Plan of Parent nor any Benefit Plan of an ERISA Affiliate of Parent has incurred any "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived except to the extent such deficiency would not reasonably be expected to result in a Material Adverse Effect on Parent.

   (m) Litigation. Except for claims, actions, suits, proceedings or investigations that would not reasonably be expected to result in a Material Adverse Effect on Parent, there are no claims, actions, suits, proceedings or investigations pending or, to Parent's knowledge, threatened against Parent or any of its Subsidiaries, or any of their respective properties, before or by any Governmental Entity. As of the date hereof, neither Parent nor any of its Subsidiaries nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree or award having, or which would reasonably be expected to result in, a Material Adverse Effect on Parent.

   (n) Environmental Matters. Except as would not reasonably be expected to result in a Material Adverse Effect on Parent: (i) Parent and each of its Subsidiaries comply with all applicable Environmental Laws, and possess and comply with all applicable Environmental Permits and all requirements for application, renewal or modification thereof, as well as air emission allowances and air emissions reduction credits required under such laws to operate as it presently operates; (ii) to the knowledge of Parent, there are no Materials of Environmental Concern at any current or former assets, facilities, businesses or properties owned or operated by Parent or any of its Subsidiaries, under circumstances that are reasonably likely to result in liability of Parent or any Subsidiary under any applicable Environmental Law;
(iii) neither Parent nor any of its Subsidiaries has received any written notification alleging that it is liable for, or has received any request for information pursuant to section 104(e) of the Comprehensive Environmental Response, Compensation and Liability Act or similar state statute or any other similar applicable Environmental Laws, concerning any release or threatened release of Materials of Environmental Concern at any location; (iv) to the knowledge of Parent, no capital expenditures will be required to achieve or maintain compliance with Environmental Laws; and (v) to the knowledge of Parent, neither Parent nor any of its Subsidiaries has contractually assumed or retained from any person or entity (including any Governmental Entity), liability for any matters arising under or pursuant to any Environmental Laws.

   (o) Vote Required. Assuming the accuracy of the representations and warranties set forth in Section 3.1(s), the affirmative vote of (i) the holders of 66 2/3% of outstanding shares or Parent Common Stock voting separately as a class and (ii) a majority of all outstanding shares of Parent Common Stock and Parent Preferred Stock, voting together as a single class (the "Required Parent Vote") is the only vote of the holders of any class or series of Parent capital stock necessary to adopt this Agreement and approve the transactions contemplated hereby.

   (p) No Conectiv Capital Stock. Neither Parent nor any of its Subsidiaries own or hold directly or indirectly any shares of Conectiv Stock, or any options, warrants or other rights to acquire any shares of Conectiv Stock, or in each case, any interests therein, other than pursuant to the Mergers as contemplated by this Agreement.

   (q) HoldCo. HoldCo has not conducted any activities other than in connection with the organization of HoldCo, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Other than Merger Sub A and Merger Sub B, HoldCo has no Subsidiaries.

   (r) Sufficient Funds. Parent and HoldCo will have at the Effective Time sufficient immediately available funds and sufficient authorized but unissued shares or treasury shares of HoldCo Common Stock to consummate the transactions contemplated hereby and to pay all related fees and expenses.

   (s) Insurance. Parent and each of its Subsidiaries is, and has been continuously since January 1, 1996, insured with financially responsible insurers (or maintained self-insurance) in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by Parent and its Subsidiaries during such time period.

   (t) Intellectual Property. Parent and its Subsidiaries have all right, title and interest in, or a valid and binding license to use, all Intellectual Property material to the conduct of the business of Parent and its Subsidiaries taken as a whole. Neither Parent nor any Subsidiary of Parent is in default (or with the giving of notice or lapse of time or both, would be in default) under any license to use such Intellectual Property and, to the knowledge of Parent, such Intellectual Property is not being infringed by any third party, and neither Parent nor any Subsidiary of Parent is infringing any Intellectual Property of any third party, except for such defaults and infringements which would not reasonably be expected to result in a Material Adverse Effect on Parent.

   (u) Board Approval. The Board of Directors of Parent, by resolutions duly adopted a meeting duly called and held and not subsequently rescinded or modified in any way (the "Parent Board Approval"), has duly (i) determined that this Agreement and the Mergers are advisable and in the best interests of Parent and its stockholders, (ii) approved this Agreement and the Mergers and
(iii) recommended that the stockholders of Parent adopt this Agreement and the Mergers. Assuming the accuracy of the representations and warranties set forth in Section 3.1(s), the Parent Board Approval constitutes approval of this Agreement and the Mergers for purposes of Sections 13.1-725 through 13.1-727 of the VSCA.

   (v) Rights Plan. Parent does not have a stockholders rights agreement, shareholders rights plan or any other similar plan or agreement.

   (w) Takeover Statutes. No "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States (with the exception of Sections 13.1-725 through 13.1-727 of the VSCA) applicable to Parent is applicable to the Parent Merger or the other transactions contemplated hereby (other than the Conectiv Merger).

                                   ARTICLE IV

                   Covenants Relating to Conduct of Business

   4.1. Covenants of Conectiv. During the period from the date of this Agreement and continuing until the Effective Time, Conectiv agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or as otherwise indicated on the Conectiv Disclosure Schedule or as required by a Governmental Entity of competent jurisdiction or by applicable law, rule or regulation, or to the extent that Parent shall otherwise consent in writing (which consent not to be unreasonably delayed or withheld)):

     (a) Ordinary Course of Business. Conectiv shall, and shall cause its Subsidiaries to, carry on its and their businesses in the usual, regular and ordinary course consistent with past practice and use all commercially reasonable efforts to preserve intact their present business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers and others having business dealings with them and, subject to prudent management of their workforces and on-going programs currently in force, keep available the services of their present officers and employees, to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time. Conectiv shall not, and shall not permit any of its Subsidiaries to, (i) enter into a new line of business involving any material investment of assets or resources or any material exposure to liability or loss (including, without limitation, any loans or capital contributions to, and the undertaking of any guarantees in favor of or any "keep well" or other agreements to maintain the financial condition of, another person), or (ii) make investments (including without limitation any loans or capital contributions to, and the undertaking of any guarantees in favor of or any "keep well" or other agreements to maintain the financial condition of, another person) in excess of $25 million in the aggregate, except investments in Subsidiaries and except investments in the ordinary course of business.

     (b) Dividends. Conectiv shall not, and shall not permit any of its Subsidiaries to: (i) declare or pay any dividends on or make other distributions in respect of any of their capital stock other than (A) by a wholly owned Subsidiary or by a partially owned Subsidiary (provided that Conectiv or a Subsidiary of Conectiv receives its proportionate share of such dividend or distribution), (B) dividends required to be paid on any preferred stock of Subsidiaries in accordance with their terms, (C) regular dividends on Conectiv Common Stock with usual record and payment dates at a rate not in excess of $0.22 per share per quarter, (D) regular dividends on the Class A Stock with usual record and payment dates (1) at a rate not in excess of $0.80 per share per quarter for the period through and including March 31, 2001 and (2) thereafter, at an annual rate up to (x) 90% of the "Company Net Income Attributable to the Atlantic Utility Group" (as defined in the certificate of incorporation of Conectiv) multiplied by (y) the "Outstanding Atlantic Utility Fraction" (as defined the certificate of incorporation of Conectiv) and (E) with respect to any quarter in which the Effective Time occurs, a special dividend with respect to each of Conectiv Common Stock and the Class A Stock in an amount consisting of the pro rata portion of the dividend permitted under clause (C) or (D), as applicable, for the period from and including the first day of such quarter through, but not including, the day of the Effective Time; (ii) split, combine or reclassify any of their capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock; or (iii) redeem, repurchase or otherwise acquire any shares of their capital stock other than (x) redemptions, repurchases and other acquisitions of shares of capital stock in the ordinary course of business consistent with past practice including, without limitation, (1) repurchases, redemptions and other acquisitions in connection with the administration of Benefit Plans and dividend reinvestment plans as in effect on the date hereof in the ordinary course of the operation of such plans consistent with past practice, (2) redemptions, purchases or acquisitions required by the terms of any series of preferred stock of any Subsidiary or (3) in connection with the refunding of the preferred stock of any Subsidiary through the issuance of additional preferred stock of any Subsidiary or indebtedness either at its stated maturity or at a lower cost of funds (calculating such cost on an aggregate after-tax basis) or through the incurrence of indebtedness permitted under Section 4.1(g) and (y) intercompany acquisitions of capital stock.

     (c) Issuance of Securities. Conectiv shall not, and shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of their capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, except for (v) in connection with the refunding of the preferred stock of any Subsidiary through the issuance of additional preferred stock of any Subsidiary either at its stated maturity or at a lower cost of funds (calculating such cost on an aggregate after-tax basis), (w) the issuance of common stock pursuant to the dividend reinvestment plans of Conectiv as in effect on the date hereof in the ordinary course of the operation of such plans, (x) the issuance of common stock, or stock options, stock appreciation or similar rights, as the case may be, pursuant to Benefit Plans of Conectiv as in effect on the date hereof in the ordinary course of the operation of such plans not to exceed the amounts set forth in Section 4.1(c) of the Conectiv Disclosure Schedule,

  (y) the issuance by a Subsidiary of shares of its capital stock to its parent and (z) any issuance required under the Rights Plan.

     (d) Charter Documents. Conectiv shall not amend or propose to amend its certificate of incorporation or its bylaws.

     (e) Acquisitions. Except (i) for acquisitions not exceeding $25 million in the aggregate during any fiscal year, or more than $50 million in the aggregate during the period from the date of this Agreement to the Effective Time, or (ii) in the ordinary course of business consistent with past practice, Conectiv shall not, and shall not permit any of its Subsidiaries to, acquire or agree or publicly propose to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any material amount of assets.

     (f) No Dispositions. Other than (i) dispositions not exceeding $50 million during any fiscal year, (ii) dispositions publicly announced prior to the date hereof or pursuant to agreements in effect on the date hereof,
  (iii) dispositions of Conectiv Communications, Inc., Conectiv Thermal Systems, Inc., Petron Oil Corp. and Conectiv Solutions, LLC, (iv) dispositions of investments made in or by Enertech Capital Partners I or Enertech Capital Partners II, (v) dispositions of assets of Burney Forest Power (Burney, CA), Vineland Cogeneration, L.P. (Vineland, NJ), Pedricktown Cogeneration, L.P. (Pedricktown, NJ), SEGS IV (Kramer Junction, CA) and Hydro Kennebec (Winslow, ME), (vi) disposition of transmission and distribution assets in Vineland, New Jersey or (vii) in the ordinary course of business consistent with past practice, Conectiv shall not, and shall not permit any of its Subsidiaries to, sell, lease, license, encumber or otherwise dispose of, any material amount of assets. In addition to the above, Conectiv shall provide to Parent copies of all agreements which Conectiv or its Subsidiaries propose to enter into in connection with any disposition described in this paragraph (f) which is material to Conectiv and its Subsidiaries taken as a whole and shall confer and consult with Parent prior to execution of any such agreements which provide for material ongoing obligations on behalf of Conectiv or its Subsidiaries.

     (g) Indebtedness. Conectiv shall not, and shall not permit any of its Subsidiaries to, incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed, including without limitation the issuance of debt securities or warrants or rights to acquire debt) or enter into any "keep well" or other agreement to maintain the financial condition of another person or enter into arrangements having the effect of any of the foregoing other than (i) short-term indebtedness in the ordinary course of business consistent with past practice, (ii) long-term indebtedness in connection with the refinancing of existing indebtedness either at its stated maturity or at a lower cost of funds (calculating such cost on an aggregate after-tax basis), (iii) long-term indebtedness in connection with the refunding of the preferred stock of any Subsidiary either at its stated maturity or at a lower cost of funds (calculated as aforesaid), (iv) as contemplated in the Conectiv SEC Reports filed prior to the date of this Agreement pursuant to the 1935 Act, (v) pursuant to securitizations to the extent permitted by the applicable Governmental Entity, (vi) to finance acquisitions or capital expenditures permitted by Sections 4.1(e) or 4.1(h), (vii) such indebtedness, guarantees and agreements among Conectiv and its Subsidiaries and (viii) additional indebtedness in any fiscal year not exceeding $100 million.

     (h) Capital Expenditures. Conectiv shall not, and shall not permit any of its Subsidiaries to, make any capital expenditures, other than, with respect to ACE and DP&L, (i) capital expenditures incurred in connection with the construction of new facilities, (ii) capital expenditures to repair or replace facilities destroyed or damaged due to casualty or accident (whether or not covered by insurance) and (iii) capital expenditures required to provide or maintain reliable electric and natural gas service and, with respect to all other Subsidiaries of Conectiv those which do not exceed, in the aggregate, capital expenditures provided for in each category in the budget set forth in Section 4.1(h) of the Conectiv Disclosure Schedule.

     (i) Compensation and Benefits. Conectiv shall not, and shall not permit any of its Subsidiaries to, enter into, adopt or amend, or increase the amount or accelerate the payment or vesting of any benefit or amount payable under, any Benefit Plan or employee benefit plan or other arrangement that would be a Benefit Plan of Conectiv or its Subsidiaries if it were in effect as of the date of this Agreement, or increase the compensation or benefits of any director, employee or officer of Conectiv or any of its Subsidiaries, (x) except for any of the foregoing required by a Benefit Plan of Conectiv or collective bargaining agreement, (y) except for normal (including incentive) increases in the ordinary course of business that, in the aggregate, do not result in a material increase in benefits or compensation expense to Conectiv and its Subsidiaries taken as a whole, and (z) except in the case of new hires and promotions; provided, however, that the Personnel and Compensation Committee of Conectiv shall be permitted to consult with participants in the Conectiv Supplemental Retirement Plan and the Conectiv Deferred Compensation Plan, and to determine whether benefits under such plans will be distributed in one lump sum or in accordance with the distribution options previously selected by each participant upon a participant's termination of employment or service for any reason following the Effective Time.

     (j) Accounting. Conectiv shall not, and shall not permit any of its Subsidiaries to, make any changes in their accounting methods, except as permitted by GAAP.

     (k) Rate Matters; 1935 Act. (i) To the extent permitted by law, except for currently pending rate filings, any fuel cost recovery applications, routine or administrative filings and informational filings in connection with market-based rates, Conectiv shall, and shall cause its Subsidiaries to, discuss with Parent prior to initiating any proposed changes in its or its Subsidiaries' rates or charges (other than cost pass-through rate adjustment clauses), standards of service or regulatory accounting from those in effect on the date hereof and consult with Parent prior to making any filing (or any amendment thereto), or effecting any agreement, commitment, arrangement or consent with any Governmental Entity, whether written or oral, formal or informal, with respect thereto, and Conectiv and its Subsidiaries shall not make any filing to change their rates or charges on file with the public utility commission of any state or FERC that would reasonably be expected to result in a Material Adverse Effect on Conectiv. Notwithstanding the foregoing, neither Conectiv nor any of its Subsidiaries shall be required to consult or have discussions with Parent prior to entering into arrangements with customers in the ordinary course of business consistent with past practice.

       (ii) To the extent permitted by law, Conectiv shall, and shall cause each of its Subsidiaries to, deliver to Parent a copy of each filing or agreement related to generally applicable rates, charges, standards of service, accounting or regulatory policy which could lead to a material change in any of those areas at least four days prior to the filing or execution thereof so that Parent may comment thereon. Conectiv shall, and shall cause its Subsidiaries to, make all such filings only in the ordinary course of business (i) consistent with past practice or (ii) as required by a Governmental Entity or regulatory agency with appropriate jurisdiction or under existing settlement agreements to which Conectiv is a party.

       (iii) Conectiv shall not, and shall not permit any of its Subsidiaries to, except as required or contemplated by this Agreement, engage in any activities which would cause a change in its status, or that of its Subsidiaries, under the 1935 Act; provided that, in any event, such Subsidiaries shall be permitted to obtain "exempt wholesale generator" status under the 1935 Act.

     (l) Insurance. Conectiv shall, and shall cause its Subsidiaries, to maintain with financially responsible insurance companies (or through self-insurance not inconsistent with such party's past practice), insurance in such amounts and against such risks and losses as are customary for companies engaged in the utility industry and such other business as conducted by Conectiv and its Subsidiaries employing methods of generating electric power and fuel sources similar to those methods employed and fuels used by Conectiv and its Subsidiaries.

     (m) Tax-Free Qualification. Conectiv shall not, and shall not permit any of its Subsidiaries to, take any action that would prevent or impede the Mergers, taken together, from qualifying as a transaction described in
  Section 351 of the Code.

     (n) Rights Plan. Conectiv shall not amend, modify or waive any provision of the Rights Plan in any way that is materially adverse to Parent, and shall not take any action to redeem the Rights or render the Rights inapplicable to any transaction in any way that is materially adverse to Parent, other than, in each case, to permit another transaction that Conectiv Board has determined is a Superior Proposal (as defined in Section 8.11), to be consummated after termination of this Agreement.

     (o) Affiliate Letter and Agreements. On or prior to the Closing Date, Conectiv will deliver to Parent a letter (the "Conectiv Affiliate Letter") identifying all persons who are "affiliates" of Conectiv for purposes of Rule 145 under the Securities Act ("Rule 145"). On or prior to the Closing Date, Conectiv will use all reasonable efforts to cause each person identified as an "affiliate" in the Conectiv Affiliate Letter to deliver a written agreement (an "Affiliate Agreement") in connection with restrictions on affiliates under Rule 145.

     (p) Third Party Standstill Agreements. Subject to Section 5.5, during the period from the date of this Agreement through the Effective Time, neither Conectiv nor any of its Subsidiaries shall terminate, amend, modify or waive any provision of any standstill agreement or any standstill provisions of other agreements to which it is a party. Subject to Section 5.5, during such period, Conectiv shall take all appropriate steps to enforce the provisions of any such agreement.

     (q) Contracts. Conectiv shall not, and Conectiv shall not permit any of its Subsidiaries to, except in the ordinary course of business, modify, amend or terminate any contract or agreement which Conectiv or any Subsidiary of Conectiv is a party (other than a modification, amendment or termination of any agreement identified in Section 8.11(e)(iv) of the Conectiv Disclosure Schedule that would not reasonably be expected to result in a Material Adverse Effect on Conectiv), that is material to Conectiv and its Subsidiaries taken as a whole, to waive, release or assign any material rights to claims therein, or agree to any provisions thereof which would impede the ability of Conectiv to consummate the Mergers, or in respect to which the Mergers would constitute a default, or would result in the Mergers triggering a right of termination by any unaffiliated parties. Conectiv will confer and consult with Parent before entering into any new contract or agreement material to Conectiv and its Subsidiaries taken as a whole.

     (r) No Breach, Etc. Conectiv shall not, nor shall Conectiv permit any of its Subsidiaries to, take any action that would or is reasonably likely to result in the conditions in Sections 6.2(a) and (b) not being satisfied.

     (s) Environmental Matters. (i) Conectiv shall, and to the extent applicable shall cause its Subsidiaries to, use reasonable best efforts to obtain, prior to the Closing Date, from the New Jersey Department of Environmental Protection ("NJDEP") a written determination that the New Jersey Industrial Site Recovery Act (N.J. Stat. Ann. Sec. 13:K1-6 et seq.) ("ISRA") does not apply to the transactions contemplated by this Agreement. In the event that NJDEP determines that ISRA does apply, then Conectiv shall use its reasonable best efforts, or shall cause its Subsidiaries to use their reasonable best efforts, to obtain from the NJDEP, prior to the Closing Date, either a letter of "no further action" or a "Negative Declaration" or, alternatively, execute a Remediation Agreement with the NJDEP on commercially reasonable terms, which Remediation Agreement shall be implemented by Conectiv and/or its Subsidiaries at their sole cost and expense.

       (ii) Except as would not reasonably be expected to result in a Material Adverse Effect on Conectiv: (A) Conectiv shall, and shall cause its Subsidiaries to, promptly notify Parent of any information requests by or any communications with or any enforcement action by Governmental Entities with respect to the operation or maintenance or improvement of any currently or formerly owned or operated assets, properties, facilities or business that may give rise to any allegation of noncompliance with Environmental Law or violation of Environmental Permit, and (B) with respect to such noncompliance with Environmental Law or any violation of Environmental Permit, neither Conectiv nor any of its Subsidiaries shall enter into any settlement or agreement with any third parties or Governmental Entities or pay any judgment or fines or agree to any penalties.

     (t) Tax Matters. Neither Conectiv nor any of its Subsidiaries shall, other than in the ordinary course of business and consistent with its past practices, (i) make or rescind any material express or deemed election relating to Taxes, (ii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or (iii) change in any material respect any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending December 31, 1999; provided, that Conectiv and its Subsidiaries shall keep Parent reasonably informed and timely provide Parent with copies of all relevant documents and consult with Parent on matters described in the foregoing clauses (i) through
  (iii).

     (u) Tax Rulings. Neither Conectiv nor any of its Subsidiaries shall make a request for a Tax Ruling (or submit any material in connection with such Tax Ruling) without first consulting with Parent (including providing Parent with advance copies of and reasonable opportunity (not less than ten
  (10) Business Days) to review and comment on any submissions to any Tax authority before such submissions are made) and shall inform Parent as to the status of the Tax Ruling and communications with such Tax authority.

     (v) Certain Consents. If requested by Parent, Conectiv shall use reasonable best efforts to obtain the consents identified in Section 3.1(d)(ii) of the Conectiv Disclosure Schedule (provided that such consents and any obligations thereunder shall not be effective until the Closing).

   4.2. Covenants of Parent. During the period from the date of this Agreement and continuing until the Effective Time, Parent agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or as otherwise indicated on the Parent Disclosure Schedule or as required by a Governmental Entity of competent jurisdiction or by applicable law, rule or regulation, or to the extent that Conectiv shall otherwise consent in writing (which consent not to be unreasonably delayed or withheld)):

     (a) Ordinary Course of Business. Parent shall and shall cause its Subsidiaries to, carry on their respective existing businesses in the usual, regular and ordinary course and use all commercially reasonable efforts to preserve intact their respective present business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers and others having business dealings with them and, subject to prudent management of their workforces and on-going programs currently in force, keep available the services of their present officers and employees, to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time.

     (b) Dividends. Parent shall not, and shall not permit any of its Subsidiaries to: (i) declare or pay any dividends on or make other distributions in respect of any of their capital stock other than (A) by a wholly owned Subsidiary or by a partially owned Subsidiary (provided that Parent or a Subsidiary of Parent receives its proportional share of such dividend or distribution), (B) dividends required to be paid on any preferred stock of Subsidiaries in accordance with their terms, (C) regular quarterly dividends on Parent Common Stock with usual record and payment dates at an annual rate not greater than $1.00 per share, and (D) with respect to any quarter in which the Effective Time occurs, a special dividend with respect to Parent Common Stock in an amount consisting of the pro rata portion of the dividend permitted under clause (C), for the period from and including the first day of such quarter through, but not including, the day of the Effective Time; (ii) split, combine or reclassify any of their capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock; or (iii) redeem, repurchase or otherwise acquire any shares of their capital stock other than (x) redemptions, repurchases and other acquisitions of shares of capital stock in the ordinary course of business consistent with past practice including, without limitation, (1) repurchases, redemptions and other acquisitions in connection with the administration of Benefit Plans and dividend reinvestment plans as in effect on the date hereof in the ordinary course of the operation of such plans, (2) redemptions, purchases or acquisitions permitted by the respective terms of any series of preferred stock or (3) in connection with the refunding of the preferred stock through the issuance of additional preferred stock or indebtedness either at its stated maturity or at a lower cost of funds (calculating such cost on an aggregate after-tax basis) or through the incurrence of indebtedness permitted under
  Section 4.2(g) and (y) intercompany acquisitions of capital stock.

     (c) Issuance of Securities. Parent shall not, and shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of their capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, except for (x) those so issued, delivered or sold for consideration as determined in good faith by the Board of Directors of Parent, (y) the issuance of common stock or stock options, stock appreciation or similar rights, as the case may be, pursuant to Benefit Plans or dividend reinvestment plans of Parent as in effect on the date hereof in the ordinary course of the operation of such plans and (z) the issuance by a Subsidiary of shares of its capital stock to its parent.

     (d) Charter Documents. Parent shall not amend or propose to amend its articles of incorporation or its bylaws in a manner that would reasonably be expected to materially impede or materially delay the Mergers.

     (e) Acquisitions. Parent shall not, and shall not permit any of its Subsidiaries to, acquire or agree or publicly propose to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business which is inconsistent with the permitted business activities of a registered holding company under the 1935 Act.

     (f) No Dispositions. Other than (i) dispositions not exceeding $200 million during any fiscal year, (ii) dispositions publicly announced prior to the date hereof or pursuant to agreements in effect on the date hereof or (iii) in the ordinary course of business consistent with past practice, Parent shall not, and shall not permit any of its Subsidiaries to, sell, lease, license, encumber or otherwise dispose of, any material amount of assets.

     (g) Indebtedness. Parent shall not, and shall not permit any of its Subsidiaries to, incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed, including without limitation the issuance of debt securities or warrants or rights to acquire debt) or enter into any "keep well" or other agreement to maintain the financial condition of another person or enter into arrangements having the effect of any of the foregoing, to the extent any such indebtedness, agreements or arrangements would cause Parent to fail to maintain at least a "Baa2" rating by Moody's Investors Service and a "BBB" rating by Standard and Poor's Corporation.

     (h) Accounting. Parent shall not, and shall not permit any of its Subsidiaries to, make any changes in their accounting methods, except as permitted by GAAP.

     (i) 1935 Act. Parent shall not, and shall not permit any of its Subsidiaries to, except as required or contemplated by this Agreement, engage in any activities which would cause a change in its status, or that of its Subsidiaries, under the 1935 Act.

     (j) Insurance. Parent shall, and shall cause its Subsidiaries, to maintain with financially responsible insurance companies (or through self-insurance not inconsistent with such party's past practice), insurance in such amounts and against such risks and losses as are customary for companies engaged in the utility industry and such other businesses as conducted by Parent and its Subsidiaries employing methods of generating electric power and fuel sources similar to those methods employed and fuels used by Parent and its Subsidiaries.

     (k) Tax-Free Qualification. Parent shall not, and shall not permit any of its Subsidiaries to, take any action that would prevent or impede the Mergers, taken together, from qualifying as a transaction described in
  Section 351 of the Code.

     (l) Certain Other Actions. Parent shall not, and shall not permit its Subsidiaries to, (i) acquire or agree to acquire by merger or consolidation or similar transaction with, or by purchasing a substantial portion of the assets of or equity in, any business or any corporation, partnership, association or other business organization or division thereof or (ii) enter into or agree to enter into new lines of business, encumber shares of their capital stock or take any other action, if the taking of any such action referred to in clause (i) or (ii) could reasonably be expected to
  (A) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Entity necessary to consummate the Mergers or the expiration or termination of any applicable waiting period, (B) materially increase the risk of any Governmental Entity entering an order prohibiting the consummation of the Mergers or materially increase the risk of not being able to remove any such order on appeal or otherwise or (C) otherwise materially delay or impede the consummation of the Mergers.

     (m) Activities. Prior to the Effective Time, Parent shall, and shall cause HoldCo, Merger Sub A and Merger Sub B to, (A) perform its respective obligations under this Agreement in accordance with its terms and (B) not engage, directly or indirectly, in any business or activity of the type or kind, and not enter into any agreement or arrangement with any person, or be subject to or bound to any obligation or undertaking, which is not consistent with this Agreement.

     (n) No Breach, Etc. Parent shall not, nor shall Parent permit any of its Subsidiaries to, take any action that would or is reasonably likely to result in the conditions set forth in Sections 6.3(a) and (b) not being satisfied.

   4.3. Advice of Changes; Governmental Filings. Conectiv shall (a) confer with Parent on a regular and frequent basis and (b) report to Parent (to the extent permitted by law or regulation or any applicable confidentiality agreement) on operational matters. Conectiv and Parent shall file all reports required to be filed by each of them with the SEC (and all other Governmental Entities) between the date of this Agreement and the Effective Time and shall (to the extent permitted by law or regulation or any applicable confidentiality agreement) deliver to the other party copies of all such reports, announcements and publications promptly after the same are filed. Subject to applicable laws relating to the exchange of information, each of Conectiv and Parent shall have the right to review in advance, and will consult with the other with respect to, all the information relating to the other party and each of their respective Subsidiaries, which appears in any filings, announcements or publications made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party agrees that, to the extent practicable and as timely as practicable, it will consult with, and provide all appropriate and necessary assistance to, the other party with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby.

   4.4. Transition Planning. Conectiv and Parent shall each appoint one or more representatives to a committee that will be responsible for coordinating transition planning and implementation relating to the Mergers.

   4.5. Control of Other Party's Business. Nothing contained in this Agreement shall be deemed to give Conectiv, directly or indirectly, the right to control or direct Parent's operations prior to the Effective Time. Nothing contained in this Agreement shall be deemed to give Parent, directly or indirectly, the right to control or direct Conectiv's operations prior to the Effective Time. Prior to the Effective Time, each of Conectiv and

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Parent shall exercise, consistent with the terms and conditions of this
Agreement, complete control and supervision over its respective operations.

   4.6. Payment of Dividends. Conectiv, HoldCo and Parent shall coordinate with each other the declaration, setting of record dates and payment of dividends on capital stock of Conectiv or any of Conectiv's Subsidiaries so that holders of capital stock of Conectiv or any of Conectiv's Subsidiaries do not receive dividends on both capital stock of Conectiv or any of Conectiv's Subsidiaries and HoldCo Common Stock received in the Mergers in respect of any calendar quarter or fail to receive a dividend on either capital stock of Conectiv or any of Conectiv's Subsidiaries and HoldCo Common Stock received in the Mergers in respect of any calendar quarter. Nothing in this Section 4.6 shall prevent or limit the ability of the parties to pay the dividend referred to in Section 4.1(b)(i)(E) or 4.2(b)(i)(D).

                                   ARTICLE V

                             Additional Agreements

   5.1. Preparation of Proxy Statement; Stockholders Meeting. (a) As promptly as practicable following the date hereof, the parties shall prepare and file with the SEC preliminary proxy materials which shall constitute the Joint Proxy Statement/Prospectus (such proxy statement/prospectus, and any amendments or supplements thereto, the "Proxy Statement/Prospectus") and a registration statement on Form S-4 with respect to the issuance of HoldCo Common Stock in connection with the Mergers (the "Form S-4"). The Proxy Statement/Prospectus will be included in the Form S-4 as HoldCo's prospectus. The Form S-4 and the Proxy Statement/Prospectus shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder. Each of Parent and Conectiv shall use reasonable best efforts to have the Form S-4 cleared by the SEC as promptly as practicable after filing with the SEC and to keep the Form S-4 effective as long as is necessary to consummate the Mergers. Each party shall, as promptly as practicable after receipt thereof, provide copies of any written comments received from the SEC to the other party with respect to the Proxy Statement/Prospectus and advise the other party of any oral comments with respect to the Proxy Statement/Prospectus received from the SEC.

   Parent agrees that none of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Parent and the Conectiv Stockholders Meetings (as defined below), will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Conectiv agrees that none of the information supplied or to be supplied by Conectiv for inclusion or incorporation by reference in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Parent and the Conectiv Stockholders Meetings, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For purposes of the foregoing, it is understood and agreed that information concerning or related to Parent or HoldCo will be deemed to have been supplied by Parent and information concerning or related to Conectiv shall be deemed to have been supplied by Conectiv. Parent will provide Conectiv with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement/Prospectus prior to filing such with the SEC, and will provide Conectiv with a copy of all such filings made with the SEC. No amendment or supplement to the information supplied by Conectiv for inclusion in the Proxy Statement/Prospectus shall be made without the approval of Conectiv, which approval shall not be unreasonably withheld or delayed.

   (b) Parent and Conectiv, as promptly as practicable following the execution of this Agreement, shall each duly call, give notice of, convene and hold a meeting of its respective stockholders (the "Conectiv Stockholders Meeting" and the "Parent Stockholders Meeting") for the purpose of obtaining the Required

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Conectiv Vote and the Required Parent Vote with respect to the transactions contemplated by this Agreement, shall each take all lawful action to solicit proxies in favor of the adoption of this Agreement by the Required Conectiv Vote and the Required Parent Vote and the Board of Directors of each party shall recommend adoption of this Agreement by the stockholders of such party; provided that, the Board of Directors of Conectiv shall not be required to solicit such proxies and shall not be required to make, or may withdraw, modify or change, such recommendation if it shall have determined in good faith, after consultation with outside legal counsel, that such action is reasonably necessary for such Board of Directors to act in a manner consistent with its fiduciary duties under applicable law.

   5.2. HoldCo Board of Directors. At or prior to the Effective Time, the Board of Directors of HoldCo will take all action necessary to elect, effective immediately following the Effective Time, to such Board of Directors at least two persons who were members of the Conectiv Board of Directors prior to the Effective Time, chosen by the mutual agreement of Parent and Conectiv.

   5.3. Access to Information. Upon reasonable notice, (i) Conectiv shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of Parent reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and personnel (including Conectiv's environmental, health and safety personnel) and (ii) Parent shall and shall cause its Subsidiaries to, afford to the officers, employees and accountants, counsel, financial advisors and other representatives of Conectiv, reasonable access to senior executives of Parent for the purpose of discussing Parent's business (with reasonable access to the documents related thereto) during the period prior to the Effective Time. Each party shall (and shall cause its Subsidiaries to) furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of Federal or state securities laws, as applicable (other than documents which such party is not permitted to disclose under applicable law), and (b) consistent with its legal obligations, all other information concerning its business, properties and personnel as such other party may reasonably request (including Tax Returns and related Tax information); provided, however, that either party may restrict the foregoing access to the extent that (i) a Governmental Entity requires such party or any of its Subsidiaries to restrict access to any properties or information or (ii) any law, treaty, rule or regulation of any Governmental Entity applicable to such party requires such party or its Subsidiaries to restrict access to any properties or information. The parties will hold any such information which is non-public in confidence to the extent required by, and in accordance with, the provisions of the letters dated October 6, 2000 and January 19, 2001 between Conectiv and Parent (the "Confidentiality Agreements"). No investigation conducted pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty made in this Agreement.

   5.4. Reasonable Best Efforts. (a) Subject to the terms and conditions of this Agreement, each party will, and cause its respective Subsidiaries to, use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Mergers and the other transactions contemplated by this Agreement as soon as practicable after the date hereof. In furtherance and not in limitation of the foregoing, each party hereto agrees to make an appropriate filing (and to share equally in the filing fees) of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby at a mutually agreed time and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

   (b) Each of Parent and Conectiv shall, and shall cause its respective Subsidiaries to, in connection with the efforts referenced in Section 5.4(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other applicable law or regulation, use its best efforts to (i) make all appropriate filings and submissions with any Governmental Entity that may be necessary, proper or advisable under applicable laws or regulations in respect of any of the transactions contemplated by this Agreement, (ii) cooperate in all respects with each other in connection with any such filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (iii) promptly inform the other party of any communication received by such party from, or given by such party to, the Antitrust Division of the Department of Justice (the "DOJ") or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby and (iv) permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, the DOJ or any such other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the DOJ or such other applicable Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences.

   (c) In furtherance and not in limitation of the covenants of the parties contained in Sections 5.4(a) and 5.4(b), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging the transactions contemplated by this Agreement as violative of any applicable law, regulation or agreement, each of Parent and Conectiv shall, and shall cause its respective Subsidiaries to, cooperate in all respects with each other and use its reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.4 shall limit a party's right to terminate this Agreement pursuant to Section 7.1(b) or 7.1(c) so long as such party has up to then complied in all respects with its obligations under this Section 5.4.

   (d) If any objections are asserted with respect to the transactions contemplated hereby under any applicable law, regulation or agreement or if any suit is instituted (or threatened to be instituted) by any Governmental Entity challenging any of the transactions contemplated hereby as violative of any applicable law, regulation or agreement, each of Parent and Conectiv shall, and shall cause its respective Subsidiaries to, use its reasonable best efforts to resolve any such objections or challenge as such Governmental Entity may have to such transactions under such law, regulation or agreement so as to permit consummation of the transactions contemplated by this Agreement.

   5.5. Acquisition Proposals. (a) Conectiv shall immediately cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any Acquisition Proposal (as defined below). Conectiv shall not directly or indirectly, and it shall use its reasonable best efforts to cause its officers, directors, employees, representatives, agents or affiliates, including any investment bankers, attorneys or accountants retained by Conectiv or any of its Subsidiaries or affiliates, not to, (i) solicit, initiate, knowingly encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, recapitalization, consolidation, business combination, sale of 15% or more of the consolidated assets of Conectiv and its Subsidiaries, taken as a whole, sale of 15% or more of the shares of capital stock (including by way of a tender offer, share exchange or exchange offer) of Conectiv or any of its Subsidiaries (whose assets constitute 15% or more of the consolidated assets of Conectiv and its Subsidiaries, taken as a whole) or similar or comparable transactions involving Conectiv or any of its Subsidiaries, other than the transactions contemplated by this Agreement and the dispositions permitted under Section 4.1(f) of this Agreement (any such proposal or offer (other than a proposal or offer made by Parent or an affiliate thereof or such permitted dispositions) being herein referred to as an "Acquisition Proposal"), or (ii) engage in negotiations or discussions concerning, or provide any non-public information to any Person or entity relating to, any Acquisition Proposal. Notwithstanding any other provision of this Agreement, the Board of Directors of Conectiv may furnish information (pursuant to a customary confidentiality agreement no more favorable, in the aggregate, to the party receiving information than the Confidentiality Agreement (it being understood that Conectiv may enter into a confidentiality agreement without a standstill or with a standstill provision less favorable to Conectiv if it waives or similarly modifies the standstill provision in the Confidentiality Agreement)) to, or engage in discussions or negotiations with, any Person in response to an unsolicited bona fide written Acquisition Proposal of such Person, if, and only to the extent that, the Board of Directors of

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

Conectiv determines in good faith, after consultation with outside legal counsel, that such action is reasonably necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable law. Nothing contained in this Section 5.5 shall prohibit Conectiv or its Board of Directors (i) from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act or from making any legally required disclosure to the stockholders of Conectiv with regard to an Acquisition Proposal or (ii) from taking any actions contemplated by Section 5.1(b) or 7.1(f).

   5.6. Conectiv Stock Options; Employee Benefits
Matters. (a) Options. Conectiv shall take all action reasonably necessary so that, immediately prior to the Effective Time, each outstanding stock option issued under the Conectiv Stock Option Plan shall become vested and exercisable as of the Effective Time and shall, at the election of the holder thereof, be either (i) canceled and the holder thereof shall be entitled to receive at the Effective Time from Conectiv or as soon as practicable thereafter (but in no event later than 10 days after the Effective Time) from HoldCo or Surviving Corporation B in consideration for such stock option an amount in cash equal to
(A) the excess, if any, of the Conectiv Common Stock Cash Consideration under
Section 1.8(b)(ii) over the exercise price per share previously subject to such stock option, less any required withholding taxes, multiplied by (B) the number of shares of Conectiv Common Stock subject to such stock option, or (ii) converted into an option to purchase a number of shares of HoldCo Common Stock (a "Converted Option") equal to the product of the number of shares of Conectiv Common Stock subject to such stock option and the number of shares of HoldCo Common Stock equal to the Conectiv Common Stock Exchange Ratio under Section 1.8(b)(ii) (provided that any fractional share resulting from such multiplication shall be rounded up or down to the nearest whole share). The terms and conditions of the Converted Option shall remain the same as the terms and conditions of the related stock option of Conectiv, except that the exercise price per share of each Converted Option shall equal the exercise price per share of such stock option divided by the number of shares of HoldCo Common Stock equal to the Conectiv Common Stock Exchange Ratio under Section 1.8(b)(ii) (provided that such exercise price shall be rounded down to the nearest whole cent). HoldCo shall take all corporate action necessary to reserve for issuance a sufficient number of shares of HoldCo Common Stock for delivery upon exercise of the Converted Options. HoldCo shall use its best efforts to cause the registration of the shares of HoldCo Common Stock subject to the Converted Options to become effective as part of the Form S-4, or on the same date as the Form S-4 is declared effective; and, thereafter, HoldCo shall file one or more registration statements on appropriate forms with respect to shares of HoldCo Common Stock subject to the Converted Options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements for so long as the Converted Options remain outstanding. Conectiv and HoldCo shall take all such steps as may be required to cause the transactions contemplated by this Section 5.6 and any other dispositions of Conectiv equity securities (including derivative securities) or acquisitions of HoldCo equity securities (including derivative securities) in connection with this Agreement by each individual who (i) is a director or officer of Conectiv or (ii) at the Effective Time will become a director or officer of HoldCo to become exempt under Rule 16b-3 promulgated under the Exchange Act. As soon as practicable after the Effective Time, HoldCo shall deliver or cause to be delivered to each holder of Converted Options an appropriate notice setting forth such holder's rights pursuant to the Conectiv Stock Option Plan and agreements evidencing the grants of such Converted Options, after giving effect to the transactions hereunder.

   (b) Employment Related Obligations; Employee Benefits.

     (i) Obligations of Parent; Comparability of Benefits. HoldCo shall, or shall cause Surviving Corporation B to, assume all employment-related obligations and agreements with respect to any current and former employees, directors and consultants of Conectiv or any of its Subsidiaries ("Conectiv Employees") (including without limitation (A) recognizing and, as required by law, bargaining with, or continuing to recognize and, as required by law, bargain with, the current exclusive collective bargaining representatives and (B) honoring, or continuing to honor, all current collective bargaining agreements), which obligations and agreements shall be performed in accordance with their terms. In addition, each Benefit Plan listed in Section 3.1(p)(i) of the Conectiv Disclosure Schedule shall be the obligation of HoldCo and Surviving Corporation B at the Effective Time and, for at least two years thereafter, HoldCo shall, or shall cause Surviving Corporation B to, provide each Conectiv Employee with a base salary or wages, as applicable, at least equal to that provided to such Conectiv Employee immediately prior to the Effective Time, and to provide benefits to Conectiv Employees that are no less favorable than the benefits provided, in the aggregate, to Conectiv Employees immediately prior to the Effective Time as set forth in Section 3.1(p)(i) of the Conectiv Disclosure Schedule; provided, however, that for such two-year (or, if applicable, such longer) period, each Conectiv Employee shall receive severance payments and benefits no less favorable than those provided under the Conectiv severance plans and policies as set forth in Section 3.1(p)(i) of the Conectiv Disclosure Schedule in effect immediately prior to the Effective Time; provided, further, that nothing contained in this Agreement shall entitle any Conectiv Employee to any severance rights that are more favorable than those provided under the Conectiv severance plans and policies set forth in Section 3.1(p)(i) of the Conectiv Disclosure Schedule, including, without limitation, increased eligibility to receive severance payments or benefits or increased level or type of severance payments or benefits. Notwithstanding the foregoing, nothing herein shall require the continuation of any particular Benefit Plan of Conectiv or prevent the amendment or termination thereof (subject to the maintenance of the benefits as provided in the preceding sentence and subject to satisfaction of any legal duty to bargain with the collective bargaining representatives of Conectiv Employees with respect to such matters); provided, however, that for the two-year period following the Effective Time, HoldCo shall, or shall cause Surviving Corporation B to, subject to the requirements of this Section 5.6(b)(i), honor the terms of the Conectiv Supplemental Retirement Plan ("SERP") and the Conectiv Deferred Compensation Plan ("DCP"), as well as any action taken by the Board of Directors or the Personnel and Compensation Committee of Conectiv with respect to such plans in accordance with section 4.1(i) herein, without amendment or termination (except for the substitution of stock of Parent for stock of Conectiv). In addition, in the event the Personnel and Compensation Committee of Conectiv shall have determined, in its discretion, to distribute benefits in accordance with the options previously selected by each participant in each of the SERP and the DCP upon a participant's termination of employment or service for any reason following the Effective Time, Parent, HoldCo or Surviving Corporation B shall, to the extent Conectiv has not already done so, contribute cash to a grantor trust or trusts (maintained by an institutional trustee independent of the parties hereto), as soon as practicable after the Effective Time (but no more than 20 days after the Effective Time), in an amount not less than the value, as of the Effective Time, of all participants' benefits under the SERP and the DCP, respectively, as determined by Towers Perrin.

     (ii) Pre-Existing Limitations; Deductible; Service Credit. With respect to any Benefit Plans in which Conectiv Employees participate after the Effective Time, HoldCo shall, or shall cause Surviving Corporation B to:
  (A) to the extent satisfied or inapplicable under applicable Benefit Plans of Conectiv immediately prior to the Effective Time, waive all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to Conectiv Employees under any Benefit Plan in which such employees may be eligible to participate after the Effective Time, (B) provide each Conectiv Employee with credit for any co-payments and deductibles paid prior to participation in such Benefit Plan in satisfying any applicable deductible or out-of-pocket requirements under any welfare Benefit Plan in which such employees may be eligible to participate after the Effective Time, and (C) recognize all service except to the extent such recognition would result in duplication of benefits (unless such duplication is expressly contemplated in a plan, agreement or other arrangement of, or approved by, HoldCo) of Conectiv Employees with Conectiv and its current and former affiliates for all purposes (including, without limitation, purposes of eligibility to participate, vesting credit, entitlement for benefits and benefit accrual) in any Benefit Plan in which such employees may be eligible to participate after the Effective Time, to the same extent taken into account under a comparable Benefit Plan of Conectiv immediately prior to the Effective Time.

     (iii) Change of Control. Conectiv and Parent agree that, for purposes of the Benefit Plans of Conectiv set forth in Section 3.1(p)(vii) of the Conectiv Disclosure Schedule (other than the Delmarva Sub-Plan of the Conectiv Retirement Plan, as to which, before the Effective Time, subject to its fiduciary duties under applicable law, the Board of Directors of DP&L will take all actions reasonably necessary to ensure that a "change of control" shall not be deemed to have occurred), the approval or consummation of

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

  the transactions contemplated by this Agreement, as applicable, shall constitute a "Change in Control", as applicable under such Conectiv Benefit Plans.

   5.7. Fees and Expenses. Whether or not the Mergers are consummated, all Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except (a) Expenses incurred in connection with the filing, printing and mailing of the Proxy Statement/Prospectus, which shall be shared equally by Parent and Conectiv, and (b) as provided in Section 7.2 and Section 5.4. As used in this Agreement, "Expenses" includes all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Proxy Statement/Prospectus and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

   5.8. Directors' and Officers' Indemnification and Insurance. (a) After the Effective Time through the sixth anniversary of the Effective Time, HoldCo and Surviving Corporation B shall, jointly and severally, indemnify and hold harmless each present (as of the Effective Time) or former officer, director or employee of Conectiv and its Subsidiaries (the "Indemnified Parties"), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses (including attorneys' fees and expenses) incurred in connection with any claim, action, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to (i) the fact that the Indemnified Party is or was an officer, director or employee of Conectiv or any of its Subsidiaries or (ii) matters existing or occurring at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable law; provided that no Indemnified Party may settle any such claim without the prior approval of HoldCo (which approval shall not be unreasonably withheld or delayed). Each Indemnified Party will be entitled to advancement of expenses incurred in the defense of any claim, action, proceeding or investigation from HoldCo or Surviving Corporation B within ten Business Days of receipt by HoldCo or Surviving Corporation B from the Indemnified Party of a request therefor; provided that any person to whom expenses are advanced provides an undertaking, to the extent required by the DGCL, to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

   (b) HoldCo shall cause Surviving Corporation B to maintain in effect (i) in its certificate of incorporation and bylaws for a period of six years after the Effective Time, the current provisions regarding elimination of liability of directors and indemnification of, and advancement of expenses to, officers, directors and employees contained in the certificate of incorporation and bylaws of Conectiv and (ii) at the election of HoldCo, for a period of six years after the Effective Time, (A) maintain in effect the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Conectiv (provided that Surviving Corporation B may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time; provided, however, that in no event shall Surviving Corporation B be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by Conectiv for such insurance; and, provided, further, that if the annual premiums of such insurance coverage exceed such amount, Surviving Corporation B shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount or (B) provide tail coverage for such persons covered by current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Conectiv which tail coverage shall provide coverage for a period of six years for acts prior to the Effective Time on terms no less favorable than the terms of such current insurance coverage.

   (c) Notwithstanding anything herein to the contrary, if any claim, action, proceeding or investigation (whether arising before, at or after the Effective
Time) is made against any Indemnified Party on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 5.8 shall continue in effect until the final disposition of such claim, action, proceeding or investigation.

   (d) In the event that Surviving Corporation B or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors or assigns of Surviving Corporation B shall succeed to the obligations set forth in Section 5.6 and this Section 5.8.

   5.9. Public Announcements. Conectiv and Parent shall cooperate to develop a joint communications plan and cooperate (i) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and (ii) unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

   5.10. Accountants' Letters. Upon reasonable notice from the other, Conectiv and Parent shall use best efforts to cause their respective representatives of PricewaterhouseCoopers LLP to deliver to Conectiv or Parent, as the case may be, a letter, dated within two Business Days of the date the Form S-4 is declared effective covering such matters as are requested by Parent or Conectiv, as the case may be, and as are customarily addressed in accountant's "comfort" letters. In connection with Conectiv's efforts to obtain such letter, if requested by PricewaterhouseCoopers LLP, Parent shall provide a representation letter to PricewaterhouseCoopers LLP complying with the Statement on Auditing Standards No. 72 promulgated by the American Institute of Certified Public Accountants ("SAS 72"), if then required. In connection with Parent's efforts to obtain such letter, if requested by PricewaterhouseCoopers LLP, Conectiv shall provide a representation letter to PricewaterhouseCoopers LLP complying with SAS 72, if then required.

   5.11. Listing of Shares of HoldCo Common Stock. HoldCo shall use its best efforts to cause the shares of HoldCo Common Stock to be issued in connection with the Mergers and the shares of HoldCo Common Stock to be reserved for issuance upon exercise of Conectiv Stock Options to be approved for listing, upon official notice of issuance, on the NYSE.

   5.12. Significant Presence; Community Support. After the Effective Time, Parent intends that Surviving Corporation B shall maintain a significant presence in Wilmington, Delaware. After the Effective Time, Surviving Corporation B shall provide charitable contributions and community support within the service areas of Conectiv and its Subsidiaries at comparable levels of charitable contributions and community support as have been provided by Conectiv and its Subsidiaries within their service areas.

   5.13. Parent Share Repurchase Program. Parent represents and warrants that its Board of Directors has authorized the repurchase of up to $450 million of Parent Common Stock. Parent agrees that it shall not rescind, nor modify in an adverse manner to Conectiv, such program prior to the Effective Time. Parent agrees to implement such program in good faith consistent with past practices and subject to its reasonable business judgment.

   5.14. Conveyance Taxes. Conectiv and Parent shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be paid on or before the Effective Time. If the Parent Merger is consummated, the Surviving Corporation A shall pay, or cause to be paid, any and all property or transfer taxes imposed on Parent or its Subsidiaries and any real property transfer Tax imposed on any holder of shares of capital stock of Parent resulting from the Parent Merger; and if the Conectiv Merger is consummated, the Surviving Corporation B shall pay, or cause to be paid, any and all property or transfer Taxes imposed on Conectiv or its Subsidiaries and any real property transfer Tax imposed on any holder of shares of capital stock of Conectiv resulting from the Conectiv Merger.

                                   ARTICLE VI

                              Conditions Precedent

   6.1. Conditions to Each Party's Obligation to Effect the Mergers. The obligations of Conectiv and Parent to effect the Mergers are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

     (a) Conectiv Stockholder Approval. Conectiv shall have obtained the Required Conectiv Vote for the adoption of this Agreement by the stockholders of Conectiv.

     (b) Parent Stockholder Approval. Parent shall have obtained the Required Parent Vote for the adoption of this Agreement by the stockholders of Parent.

     (c) No Injunctions or Restraints; Illegality. No federal, state, local or foreign, if any, law, statute, regulation, code, ordinance or decree shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, having the effect of making the Mergers illegal or otherwise prohibiting consummation of the Mergers; provided, however, that the provisions of this
  Section 6.1(c) shall not be available to any party whose failure to fulfill its obligations pursuant to Section 5.4 shall have been the cause of, or shall have resulted in such order or injunction.

     (d) Statutory Approvals. The Conectiv Required Statutory Approvals and the Parent Required Statutory Approvals shall have been obtained at or prior to the Effective Time, such approvals shall have become Final Orders and no Final Order shall impose terms or conditions that would reasonably be expected to result in a Material Adverse Effect on HoldCo (giving effect to the Mergers). "Final Order" means action by the relevant Governmental Entity that has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired (but without the requirement for expiration of any applicable rehearing or appeal period), and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied. Any reference in this Agreement to the "obtaining" of any such approvals shall mean making such declarations, filings, registrations, giving such notice, obtaining such authorizations, orders, consents, permits or approvals and having such waiting periods expire as are, in each case, necessary to avoid a violation of law.

     (e) HSR Act. The waiting period (and any extension thereof) applicable to the Mergers under the HSR Act shall have been terminated or shall have expired.

     (f) NYSE Listing. The shares of HoldCo Common Stock to be issued in connection with the Mergers and such other shares to be reserved for issuance in connection with the Mergers shall have been approved upon official notice of issuance for listing on NYSE.

     (g) Effectiveness of the Form S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.

   6.2. Additional Conditions to Obligations of Parent. The obligations of Parent to effect the Mergers are subject to the satisfaction of, or waiver by Parent, on or prior to the Closing Date of the following additional conditions:

     (a) Representations and Warranties. The representations and warranties of Conectiv in this Agreement that are qualified as to Material Adverse Effect shall be true and correct and those not so qualified shall be true and correct in all material respects in each case as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date); provided that this paragraph (a) shall be deemed satisfied so long as the failure of all such representations and warranties which are not qualified as to Material Adverse Effect to be so true and correct, in the aggregate, has not had or would not reasonably be expected to have a Material Adverse Effect; and Parent shall have received a certificate of the chief executive officer or the chief financial officer of Conectiv to such effect.

     (b) Performance of Obligations of Conectiv. Conectiv shall have performed or complied in all material respects with all material agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date; and Parent shall have received a certificate of the chief executive officer or the chief financial officer of Conectiv to such effect.

     (c) Tax Opinion. Parent shall have received from LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel to Parent, on the Closing Date, a written opinion dated as of such date to the effect that the Mergers, taken together, will be treated for federal income tax purposes as transactions described in
  Section 351 of the Code. In rendering such opinion, counsel to Parent shall be entitled to rely upon representations of officers of Parent and Conectiv in form and substance reasonably satisfactory to such counsel.

     (d) Conectiv Material Adverse Effect. Except as set forth in the Conectiv Disclosure Schedules or in the Conectiv SEC Reports filed prior to the date of this Agreement, no Material Adverse Effect on Conectiv shall have occurred and there shall exist no fact or circumstance which would reasonably be expected to have a Material Adverse Effect on Conectiv.

     (e) Conectiv Specified Approvals. The Conectiv Required Statutory Approvals identified in Items 2 and 5 of Section 3.1(d)(iii) of the Conectiv Disclosure Schedule (the "Specified Approvals") shall have been obtained, and with respect to the Specified Approvals such approvals shall have become Final Orders and no such Final Order shall impose terms and conditions that would reasonably be expected to result in a Material Adverse Effect on Conectiv.

   6.3. Additional Conditions to Obligations of Conectiv. The obligations of Conectiv to effect the Mergers are subject to the satisfaction of, or waiver by Conectiv, on or prior to the Closing Date of the following additional conditions:

     (a) Representations and Warranties. The representations and warranties of Parent in this Agreement that are qualified as to Material Adverse Effect shall be true and correct and those not so qualified shall be true and correct in all material respects in each case as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date); provided that this paragraph (a) shall be deemed to be satisfied so long as the failure of all such representations and warranties which are not qualified as to Material Adverse Effect to be so true and correct, in the aggregate, has not had or would not reasonably be expected to have a Material Adverse Effect, and Conectiv shall have received a certificate of the chief executive officer or the chief financial officer of Parent to such effect.

     (b) Performance of Obligations of Parent. Parent shall have performed or complied in all material respects with all material agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date, and Conectiv shall have received a certificate of the chief executive officer or the chief financial officer of Parent to such effect.

     (c) Tax Opinion. Conectiv shall have received from Simpson Thacher & Bartlett, counsel to Conectiv, on the Closing Date, a written opinion dated as of such date to the effect that the Mergers, taken together, will be treated for federal income tax purposes as a transaction described in
  Section 351 of the Code. In rendering such opinion, counsel to Conectiv shall be entitled to rely upon representations of officers of Parent and Conectiv in form and substance reasonably satisfactory to such counsel.

     (d) Parent Material Adverse Effect. Except as set forth in the Parent Disclosure Schedules or in the Parent SEC Reports filed prior to the date of this Agreement, no Material Adverse Effect on Parent shall have occurred and there shall exist no fact or circumstance which would reasonably be expected to have a Material Adverse Effect on Parent.

                                  ARTICLE VII

                           Termination and Amendment

   7.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, and except as provided below, whether before or after approval of the matters presented in connection with the Mergers by the stockholders of Conectiv or Parent:

     (a) By mutual written consent of Parent and Conectiv, by action of their respective Boards of Directors;

     (b) By either Conectiv or Parent if the Effective Time shall not have occurred on or before the 18 month anniversary date of the date of this Agreement (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement (including without limitation Section 5.4) has to any extent been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date; provided, further, that if, on such anniversary date,
  (i) the condition set forth in Section 6.1(d) has not been satisfied or waived, (ii) all of the other conditions to the consummation of the Mergers set forth in Article VI have been satisfied or waived or can readily be satisfied and (iii) any approvals required in order for the condition set forth in Section 6.1(d) to be satisfied that have not yet been obtained are being pursued diligently and in good faith, then the Termination Date shall, without any action by any of the parties, be extended to the date that is six months after such anniversary date;

     (c) By either Conectiv or Parent if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which the parties shall have used reasonable best efforts to resist, resolve or lift, as applicable, in accordance with Section 5.4) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose failure to comply with Section 5.4 has to any extent been the cause of such action or inaction;

     (d) By either Conectiv or Parent (i) if the Required Conectiv Vote shall not have been obtained by reason of the failure to obtain the Required Conectiv Vote upon the taking of such vote at a duly held meeting of stockholders of Conectiv, or at any adjournment thereof or (ii) if the Required Parent Vote shall not have been obtained by reason of the failure to obtain the Required Parent Vote upon the taking of such vote at a duly held meeting of stockholders of Parent, or at any adjournment thereof;

     (e) By Parent (i) if the Board of Directors of Conectiv (A) shall withdraw, or modify in any manner adverse to Parent, the Conectiv Board Approval, (B) shall approve or recommend an Acquisition Proposal or (C) shall resolve to take any of the actions specified in clauses (A) or (B) above or (ii) if there shall have occurred a material breach of the representations, warranties, covenants or agreements of Conectiv contained in this Agreement such that the conditions set forth in Sections 6.2(a) and
  (b) would not be satisfied by the Termination Date and such breach shall not have been remedied within 30 Business Days after receipt by Conectiv of notice in writing by Parent, specifying the nature of such breach and requesting that it be remedied; provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(e)(ii) if Parent, HoldCo, Merger Sub A or Merger Sub B is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement;

     (f) By Conectiv (i) if the Board of Directors of Conectiv shall approve a Superior Proposal; provided, however, that, prior to any such approval, Conectiv shall, and shall cause its financial and legal advisors to, provide Parent with a reasonable opportunity (not to exceed a period of three Business Days unless otherwise agreed in writing) to make adjustments in the terms and conditions of this Agreement sufficient to cause the Board of Directors of Conectiv to determine that such Superior Proposal no longer constitutes a Superior Proposal; provided, however, that it shall be a condition to termination by Conectiv pursuant to this Section 7.1(f)(i) that Conectiv shall have made the payment of the Conectiv Termination Fee to Parent required by Section 7.2(b) or (ii) if there shall have occurred a material breach of the representations, warranties, covenants or agreements of Parent, Merger Sub A, Merger Sub B and HoldCo contained in this Agreement such that the conditions set forth in Sections 6.3(a) and (b) would not be satisfied by the Termination Date and such breach shall not have been remedied within 30 Business Days after receipt by Parent of notice in writing by Conectiv, specifying the nature of such breach and requesting that it be remedied; provided, that Conectiv shall not have the right to terminate this Agreement pursuant to this Section 7.1(f)(ii) if Conectiv is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement;

     (g) By Conectiv if the Board of Directors of Parent shall withdraw, or modify in any manner adverse to Conectiv, the Parent Board Approval or shall resolve to take any such actions; and

     (h) By Conectiv at any time during the three-Business Day period commencing on the date on which the Average Final Price has been determined, if the Average Final Price is less than $16.50, subject, however, to the following: (A) if Conectiv elects to exercise its termination right pursuant to this Section 7.1(h), it shall give Parent written notice of its intention to terminate (the "Termination Notice"), which termination shall be effective at the close of business on the second Business Day following the delivery of the Termination Notice (which Termination Notice may be withdrawn by Conectiv at any time prior to the effectiveness of such termination), (B) prior to the effectiveness of the termination of this Agreement pursuant to clause (A), Parent shall have the option (the "Option"), by giving Conectiv written notice to such effect, of either (x) adjusting (i) the Conectiv Common Stock Exchange Ratio to equal the quotient determined by dividing $21.15 by the Average Final Price and
  (ii) the Class A Stock Exchange Ratio to equal the quotient determined by dividing $18.35 by the Average Final Price, or (y) paying (i) under Section 1.8(b)(ii)(A)(y), the Conectiv Common Stock Share Consideration consisting of shares of HoldCo Common Stock equal to the Conectiv Common Stock Exchange Ratio and cash (the "Conectiv Common Stock Cash Top-Up") equal to the difference between $21.15 and the Conectiv Common Stock Exchange Ratio multiplied by the Average Final Price, and (ii) under Section 1.8(b)(ii)(B)(y), the Class A Share Consideration consisting of shares of HoldCo Common Stock equal to the Class A Stock Exchange Ratio and cash (the "Class A Stock Cash Top-Up") equal to the difference between $18.35 and the Class A Stock Exchange Ratio multiplied by the Average Final Price or (z) any combination of adjusting the amount of stock consideration pursuant to clause (x) or paying additional cash consideration pursuant to clause (y) (such combination to be in the same proportion with respect to the Conectiv Common Stock and the Class A Stock) provided that the sum of (I) the Conectiv Common Stock Cash Top-Up and (II) the Conectiv Common Stock Exchange Ratio, as adjusted, multiplied by the Average Final Price, equals $21.15, and that the sum of (III) the Class A Stock Cash Top-Up and (IV) the Class A Stock Exchange Ratio, as adjusted, multiplied by the Average Final Price, equals $18.35 and (C) if Parent exercises the Option, then this Agreement shall not terminate pursuant to this Section 7.1(h) and this Agreement shall remain in effect in accordance with its terms (except as modified pursuant to this Section 7.1(h)), and any references in this Agreement to the terms "the Conectiv Common Stock Exchange Ratio", "the Class A Stock Exchange Ratio", "the Conectiv Common Stock Share Consideration" and "the Class A Share Consideration" shall thereafter be deemed to refer to such terms, as modified pursuant to this Section 7.1(h).

   7.2. Effect of Termination. In the event of termination of this Agreement by either Conectiv or Parent as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent or Conectiv or their respective officers or directors except with respect to the third sentence of Section 5.3, Section 5.7, this Section 7.2 and Article VIII; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

   (b) Parent and Conectiv agree that Conectiv shall pay to Parent the sum of $60 million (the "Conectiv Termination Fee") solely as follows: (i) if Conectiv shall terminate this Agreement pursuant to Section 7.1(f)(i), or (ii) if (A) Conectiv or Parent shall terminate this Agreement pursuant to Section 7.1(d)(i) due to the failure of Conectiv's stockholders to adopt this Agreement, (B) at any time after the date of this Agreement and at or before the time of the Conectiv Stockholders Meeting, a bona fide Acquisition Proposal shall have been made public and not been withdrawn and (C) within 12 months of the termination of this Agreement, Conectiv enters into a definitive agreement with a third party with respect to an Acquisition Proposal (which is subsequently consummated) or an Acquisition Proposal is consummated, or (iii) if Parent shall terminate this Agreement pursuant to Section 7.1(e)(i) (unless the action of the Board of Directors of Conectiv giving rise to such termination right was caused by Parent entering into a definitive agreement with respect to a merger, recapitalization, consolidation, business combination, sale of substantially all assets, tender offer, exchange offer, share exchange or similar transaction involving Parent (a "Parent Transaction") which could reasonably be expected to materially delay or impede the consummation of the Mergers) (provided that, for purposes of clause (ii) of this Section 7.2(b), the term Acquisition Proposal shall have the meaning assigned to such term in Section 5.5 except that the references to "15% or more" in the definition of "Acquisition Proposal" shall each be deemed to be a reference to "35% or more").

   (c) Conectiv and Parent agree that Parent shall pay to Conectiv the sum of $60 million (the "Parent Termination Fee") solely as follows: (i) if Conectiv shall terminate this Agreement pursuant to Section 7.1(g), or (ii) if (A) Conectiv or Parent shall terminate this Agreement pursuant to Section 7.1(d)(ii) due to the failure of the stockholders of Parent to adopt this Agreement, (B) at any time after the date of this Agreement and at or before the time of the Parent Stockholders Meeting, a bona fide proposal with respect to a Parent Transaction shall have been made public and not withdrawn and (C) within 12 months of the termination of this Agreement, Parent enters into a definitive agreement with a third party with respect to a Parent Transaction (which is subsequently consummated) or a Parent Transaction is consummated.

   (d) The Conectiv Termination Fee required to be paid pursuant to clause (i) of Section 7.2(b) shall be made prior to, and shall be a pre-condition to the effectiveness of, the termination of this Agreement by Conectiv pursuant to
Section 7.1(f)(i). The Conectiv Termination Fee required to be paid pursuant to clause (ii) of Section 7.2(b) shall be made to Parent not later than five Business Days after the consummation of the applicable Acquisition Proposal. The Conectiv Termination Fee required to be paid pursuant to clause (iii) of
Section 7.2(b) shall be made to Parent not later than five Business Days after the termination of this Agreement.

   (e) The Parent Termination Fee required to be paid pursuant to clause (i) of
Section 7.2(c) shall be made to Conectiv not later than five Business Days after the termination of this Agreement. The Parent Termination Fee required to be paid pursuant to clause (ii) of Section 7.2(c) shall be made to Conectiv not later than five Business Days after the consummation of the applicable Parent Transaction.

   (f) All payments under this Section 7.2 shall be made by wire transfer of immediately available funds to an account designated by the party entitled to receive payment.

   7.3. Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Mergers by the stockholders of Conectiv, Parent, Merger Sub A and Merger Sub B, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

   7.4. Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                  ARTICLE VIII

                               General Provisions

   8.1. Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article
VIII. Nothing in this Section 8.1 shall relieve any party for any breach of any representation, warranty, covenant or other agreement in this Agreement occurring prior to termination.

   8.2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the tenth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

      (a) if to Parent or HoldCo, to

       Potomac Electric Power Company
       1900 Pennsylvania Avenue, N.W.
       Washington, D.C. 20068
       Fax: (202) 331-6485
       Attention: Chief Executive Officer

       with a copy to

       LeBoeuf, Lamb, Greene & MacRae, L.L.P.
       125 West 55th Street
       New York, NY 10019
       Fax: (212) 424-8500
       Attention: William S. Lamb, Esq.

      (b) if to Conectiv to

       Conectiv
       800 King Street
       Wilmington, Delaware 19899
       Fax: (302) 429-3367
       Attention: Chief Executive Officer
       with a copy to

       Simpson Thacher & Bartlett
       425 Lexington Avenue
       New York, New York 10017-3954
       Fax: (212) 455-2502
       Attention: James M. Cotter and Casey Cogut

   8.3. Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

   8.4. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that the parties need not sign the same counterpart.

   8.5. Entire Agreement; Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreements, which shall survive the execution and delivery of this Agreement.

   (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than
Section 5.6 and Section 5.8 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

   8.6. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

   8.7. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

   8.8. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

   8.9. Submission to Jurisdiction; Waivers. Each of HoldCo, Parent, Merger Sub A, Merger Sub B and Conectiv irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any party hereto or its successors or assigns may be brought and determined in the Chancery or other Courts of the State of Delaware, or in the United States Courts in or for the District of Delaware, in each case having subject matter jurisdiction, and each of HoldCo, Parent, Merger Sub A, Merger Sub B and Conectiv hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of HoldCo, Parent, Merger Sub A, Merger Sub B and Conectiv hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 8.9,
(b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. This Agreement does not involve less than $100,000, and the parties intend that 6 Del.C. (S)2708 shall apply to this Agreement.

   8.10. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

   8.11. Definitions. As used in this Agreement:

     (a) "Benefit Plans" means, with respect to any Person, each employee benefit plan, program, arrangement and contract (including any "employee benefit plan," as defined in Section 3(3) of ERISA, and any bonus, deferred compensation, stock bonus, stock purchase, restricted stock, stock option, employment, termination, stay agreement or bonus, change in control and severance plan, program, arrangement and contract) in effect on the date of this Agreement that covers current or former employees, consultants or directors of such Person or any of its Subsidiaries, to which such Person or its Subsidiary is a party, which is maintained or contributed to by such Person, or with respect to which such Person could incur material liability under Section 4069, 4201 or 4212(c) of ERISA.

     (b) "Board of Directors" means the Board of Directors of any specified Person and any committees thereof.

     (c) "Business Day" means any day on which banks are not required or authorized to close in The City of New York.

     (d) "knowledge" when used with respect to any party means the knowledge, after reasonable investigation, of any executive officer of such party.

     (e) "Material Adverse Effect" means, with respect to any entity, any change or effect that would be materially adverse to the business, financial condition or results of operations of such entity and its subsidiaries taken as a whole, other than any change or effect resulting from (i) changes in economic conditions, (ii) the announcement and performance of this Agreement and the transactions contemplated hereby and compliance with the covenants set forth herein, (iii) changes or developments in the industries in which such entity and its subsidiaries operate, (iv) any failure to consummate the transactions contemplated by any of the agreements identified in Section 8.11(e)(iv) of the Conectiv Disclosure Schedule or (v) any other item identified in Section 8.11(e)(v) of the Conectiv Disclosure Schedule.

     (f) "the other party" means, with respect to Conectiv, Parent and means, with respect to Parent, Conectiv.

     (g) "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

     (h) "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated,
  (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership), (ii) at least a majority of the securities or other interests of which have by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization or (iii) that is directly or indirectly controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

     (i) "Superior Proposal" means a bona fide written Acquisition Proposal that the Board of Directors of Conectiv concludes in good faith (after consultation with its financial advisors and legal counsel), taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, (i) would, if consummated, result in a transaction that is more favorable to Conectiv's stockholders (in their capacities as stockholders), from a financial point of view, than the transactions contemplated by this Agreement and (ii) is reasonably capable of being completed, including, but not limited to, that the Person or group making the proposal will have adequate sources of financing to complete the Acquisition Proposal (provided that for purposes of this definition the term Acquisition Proposal shall have the meaning assigned to such term in
  Section 5.5 except that the references to "15% or more" in the definition of "Acquisition Proposal" shall each be deemed to be a reference to "a majority").

     (j) "Trading Day" means a day on which the NYSE is open for business.

   8.12. Other Agreements. The parties hereto acknowledge and agree that, except as otherwise expressly set forth in this Agreement, the rights and obligations of Conectiv and Parent under any other agreement between the parties shall not be affected by any provision of this Agreement.

                               ----------------

                           [Intentionally Left Blank]

   IN WITNESS WHEREOF, Parent, HoldCo and Conectiv have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                          POTOMAC ELECTRIC POWER COMPANY

                                                 /s/ John M. Derrick, Jr.
                                          By: _________________________________
                                              Name:
                                              Title:

                                          NEW RC, INC.

                                                      /s/ D.R. Wraase
                                          By: _________________________________
                                              Name:
                                              Title:

                                          CONECTIV

                                                    /s/ Howard Cosgrove
                                          By: _________________________________
                                              Name:
                                              Title:

                                                                         ANNEX B

                          FORM OF AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                   NEW HOLDCO

     This constitutes the Amended and Restated Certificate of Incorporation of New HoldCo (the "Corporation"). The Corporation's present name is New HoldCo. The Corporation was originally incorporated under the name of New RC, Inc., and the Corporation's original Certificate of Incorporation was filed with the Secretary of State of the state of Delaware on February 9th, 2001. The
Corporation's name was changed on       , 2001 from New RC, Inc. to [New
HoldCo.] This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with 8 Del. C. (S) 245.

                                   ARTICLE I

                                      Name

   The name of the Corporation is [New HoldCo].

                                   ARTICLE II

           Address of Registered Office and Name of Registered Agent

   The address of the Corporation's registered office in the State of Delaware is: 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the Corporation's registered agent at that address is The Corporation Trust Company.

                                  ARTICLE III

                                    Purpose

   The purposes of the Corporation are to hold the voting securities of other companies and to engage in any other lawful business or activity for which corporations may be incorporated under the General Corporation Law of the State of Delaware. The Corporation shall have all the powers and privileges that are lawful for a corporation to have and exercise under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

                          Authorized Number of Shares

   A. Authorized Capital Shares. The total number of shares of stock which the
Corporation shall have the authority to issue is     shares, of which
shares shall be Common Stock, par value $0.01 per share (the "Common Stock"),
and     shares shall be Preferred Stock, par value $    per share (the
"Preferred Stock").

   B. Common Stock. The Board of Directors is authorized by resolution to provide from time to time for the issuance of shares of Common Stock. The voting powers and other powers, preferences, and rights of the Common Stock, and the qualifications and restrictions thereon, shall be as follows:

   (1) Dividends. Subject to any rights of holders of Preferred Stock, the Board of Directors may declare and pay dividends on the Common Stock (payable in cash, stock or other property) from time to time from any lawfully available funds, property or shares and in such amount and subject to such conditions as may be determined by the Board of Directors.

   (2) Voting Rights. Subject to any rights of holders of Preferred Stock to vote on a matter as a class or series, each outstanding share of Common Stock shall be entitled to one vote on each matter submitted to a vote of holders of Common Stock at a meeting of stockholders. Cumulative voting for the election of directors of the Corporation shall not be permitted.

   (3) Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Corporation, after payment (or making provision for payment) of the debts and liabilities of the Corporation and payment of the full preferential amounts to which the holders of any series of preferred stock are entitled, unless otherwise provided by the terms of any series of preferred stock, the holders of Common Stock shall be entitled to receive the net balance of any remaining assets of the Corporation.

   C. Preferred Stock. The Board of Directors is authorized by resolution to provide from time to time for the issuance of shares of Preferred Stock in series and to fix, from time to time before issuance, the number of shares of each series, the designation, preferences, privileges, voting powers and other rights of the shares of each series of Preferred Stock and the restrictions or qualifications thereof. The authority of the Board of Directors with respect to each series shall include, but shall not be limited to, the following:

     (1) the serial designation, authorized number of shares and the stated value;

     (2) the dividend rate, if any, the date or dates or conditions upon which the dividends will be payable, the relative priority the dividends on such shares shall bear to dividends or other distributions payable on the shares of any other class or series of stock of the Corporation and the extent to which the dividends may be cumulative;

     (3) whether the shares of such series shall be subject to redemption, the price or prices at which shares may be redeemed, and any terms, conditions and limitations upon any redemption;

     (4) the rights of the holders of shares of such series in the event of dissolution, liquidation, or winding up of the Corporation;

     (5) any sinking fund provisions for redemption or purchase of shares of any series;

     (6) the terms and conditions, if any, on which shares may be converted into, or exchanged for, shares of other capital stock, or of other series of Preferred Stock, of the Corporation;

     (7) the voting rights, if any, for the shares of each series in addition to the voting rights provided by law; and

     (8) any other preference, relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, as shall not be inconsistent with law, this Article IV or any resolution of the Board of Directors pursuant hereto.

   D. Preemptive Rights. The holders of Common Stock or Preferred Stock shall not have a preemptive right to acquire authorized but unissued shares, securities convertible into shares or carrying a right to subscribe to or acquire shares, except under such terms and conditions as may be provided by the Board of Directors in its sole judgment.

                                   ARTICLE V

                                   Directors

   A. Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, a Board of Directors, which shall exercise all the powers of the Corporation except as are by law or by this Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws of the Corporation conferred upon or reserved to the stockholders of the Corporation.

   B. Number. The number of directors of the Corporation shall be twelve (12), unless otherwise specified in this Amended and Restated Certificate of Incorporation, as amended from time to time, or in the Amended and Restated Bylaws. The number of directors shall not be less than six (6) nor more than fifteen (15). The number of directors may be increased or decreased from time to time as provided in the Amended and Restated Bylaws so long as no decrease shall have the effect of shortening the term of any incumbent director.

   C. Classification of Directors. (1) The Board of Directors shall be divided into three classes: Class I, Class II and Class III. Each class (a "Class") shall consist, as nearly as possible, of one-third of the number of directors constituting the entire Board. The initial Class I directors shall be elected
to hold office for a term to expire at the     annual meeting of the
stockholders; the initial Class II directors shall be elected to hold office
for a term to expire at the     annual meeting of the stockholders; and the
initial Class III directors shall be elected to hold office for a term to
expire at the     annual meeting of the stockholders; and, in the case of each
Class, until their respective successors are duly elected and qualified, subject, however, to death, resignation, retirement, such age and service limitations as may be set forth in the Amended and Restated Bylaws, disqualification and removal from office. At each succeeding annual meeting of
stockholders beginning in    , successors to the class of directors whose term
expires at that annual meeting shall be elected for a three-year term.

   (2) If the number of directors is changed, any increase or decrease in directors shall be apportioned among the Classes so as to maintain all Classes as equal in number as possible, and any additional director elected to any Class shall hold office for a term which shall coincide with the terms of the other directors in such Class (subject to the provisions of applicable law) but in no case will a decrease in the number of directors shorten the term of any incumbent director.

   D. Vacancies. (1) Any vacancy on the Board of Directors that results other than by reason of an increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

   (2) Any vacancy on the Board of Directors that results from an increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the entire Board of Directors.

   (3) The term of any director elected by the Board of Directors to fill a vacancy not resulting from an increase in the number of directors shall expire at the next stockholders' meeting at which directors are elected and the remainder of such terms, if any, shall be filled by a director elected at such meeting.

   E. Removal. Directors of the Corporation may be removed only for cause and only upon the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose.

   F. Amended and Restated Bylaws. The Board of Directors of the Corporation shall have the power to adopt, amend, alter or repeal the Amended and Restated Bylaws of the Corporation. Article II of the Amended and Restated Bylaws (Directors) may be amended, altered or repealed by action of the stockholders only upon the affirmative vote of the holders of two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose.

   G. Shareholder Amendment of this Article V. Any provision within this
Article V, Directors, may be amended or repealed by the stockholders of the Corporation only upon the affirmative vote of the holders of two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose.

                                   ARTICLE VI

                      Limitation on Director Liability and
                   Indemnification of Directors and Officers

   A. Limited Liability. A person who is or was a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the General Corporation Law of the State of Delaware, or (d) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. The elimination and limitation of liability provided herein shall continue after a director has ceased to occupy such position as to acts or omissions occurring during such director's term or terms of office, and no amendment, repeal or modification of this Article VI shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or modification.

   B. Right to Indemnification.

     (1) With respect to an officer, director, or employee of the Corporation, the Corporation shall indemnify, and with respect to any other individual the Corporation may indemnify, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereafter, a "proceeding") by reason of the fact that he or she, or the person of whom he or she is the legal representative is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, employee or agent of the Corporation or while serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and any such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in this Article VI, Section B, the Corporation shall not be required to indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless initiation of such proceeding (or part thereof) was authorized in advance by the Board of Directors. Any indemnification under this Article VI, Section B (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standards of conduct set forth in the General Corporation Law of the State of Delaware. Such a determination shall be made (a) by a majority vote of directors who are not parties to such action, suit or proceeding, even though less than a quorum; (b) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum; (c) if there are no such directors or if such directors so direct, by independent legal counsel (compensated by the Corporation) in a written opinion; (d) by the stockholders; or (e) in any other manner permitted by the General Corporation Law of the State of Delaware. The right to indemnification conferred in this Article VI, Section B, shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director, officer, employee or agent in his or her capacity as a director, officer, employee or agent of the Corporation (and not in any other capacity in which service was or is rendered by such person while a director, officer, employee or agent, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director, officer, employee or agent, to repay all amounts so advanced if it shall ultimately be determined that such director, officer, employee or agent is not entitled to be indemnified under this Section B or otherwise.

     (2) If a claim under paragraph (1) of this Section B is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, a committee thereof, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, a committee thereof, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. In any suit brought by the claimant to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the claimant is not entitled to be indemnified, or to such advancement of expenses, under this Article VI or otherwise shall be on the Corporation.

     (3) The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VI, Section B, shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Amended and Restated Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     (4) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

     (5) The Corporation may enter into an indemnity agreement with any director, officer, employee or agent of the Corporation, or of another corporation, partnership, joint venture, trust or other enterprise, upon terms and conditions that the Board of Directors deems appropriate, as long as the provisions of the agreement are not impermissible under applicable law.

     (6) Any amendment or repeal of this Article VI, Section B, shall not be retroactive in effect.

     (7) In case any provision in this Article VI, Section B, shall be determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the Corporation to afford indemnification and advancement of expenses to the persons indemnified hereby to the fullest extent permitted by law.

                                  ARTICLE VII

                                  Stockholders

   Subject to the rights of the holders of any class or series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Subject to the rights of the holders of any class or series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

                                          [NAME]

                                          By: _________________________________
                                                  [An authorized officer]

Dated:        , 200

                                                                         ANNEX C

                          FORM OF AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                                   NEW HOLDCO

                                     BYLAWS

                                       OF

                                   NEW HOLDCO

                                   ARTICLE I

                            Meetings of Stockholders

Section 1. Meetings

   1.1 The annual meeting of stockholders shall be held at the time and place (within or outside the State of Delaware) set by resolution of the Board of Directors for the election of directors and the transaction of such other business as may properly come before the meeting.

   1.2 Special meetings shall be called only by resolution adopted by a majority of the entire Board of Directors.

Section 2. Notice

   Written notice of any meeting stating the time and place, and if a special meeting, the purpose, of the meeting shall be mailed to each stockholder of record entitled to vote at the meeting at the address of the stockholder as it appears on the stock transfer books of the Corporation, except as otherwise provided by law. Notices of special meetings and of annual meetings shall be mailed not less than ten (10) days nor more than sixty (60) days before the meeting. Any previously scheduled annual or special meeting of stockholders may be postponed by action of the Board of Directors taken prior to the time previously scheduled for the meeting.

Section 3. Adjournment

   Whenever a quorum is not present at any meeting of the stockholders, or whenever it may be deemed desirable, a majority in interest of the stockholders present in person or by proxy may adjourn the meeting from time to time to any future date, without notice other than by announcement at the meeting. At any continuation of the adjourned meeting at which a quorum is present, any business may be transacted which may have been transacted at the meeting originally scheduled.

Section 4. Order of Business

   4.1 The Chairman of the Board of Directors, or in the absence of the Chairman, the President, or in their absence, a director designated by the Board of Directors, shall call meetings of the stockholders to order and shall act as Chairman of the meeting. The Secretary, or in the absence of the Secretary, an Assistant Secretary, shall act as Secretary at all meetings of the stockholders, but in the absence of the Secretary and Assistant Secretary at any meetings of the stockholders, the Chairman of the meeting may appoint any person to act as secretary of the meeting.

   4.2 The Chairman of the meeting shall have the right to determine the order of business at the meeting, to prescribe the rules and procedures for the conduct of the meeting, and to do all things necessary or desirable for the proper conduct of the meeting, including maintenance of order and safety and limitations on the time allotted to questions or comments on the affairs of the Corporation.

   4.3 The only business that may be conducted at an annual meeting of stockholders is that business which has been brought before the meeting: (i) by or at the direction of the Chairman of the meeting; (ii) pursuant to the notice of the meeting; or (iii) by any stockholder who is a holder of record as of the record date of the meeting who is entitled to vote at the meeting and who complies with the procedures set forth in Section 4.4.

   4.4 In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be received at the principal executive offices of the Corporation not less than 85 days nor more than 115 days prior to the meeting; provided, however, that in the event that less than 85 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder's notice to the Secretary shall set forth (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation that are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Article I, Section 4.4; provided, however, that nothing in this
Article I, Section 4.4 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with such procedures. The Chairman of an annual meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this Article I, Section 4.4, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 5. Voting

   5.1 At meetings of stockholders, every stockholder having voting rights as provided for in the Certificate of Incorporation shall be entitled to one (1) vote for each share of stock outstanding in the name of the stockholder on the books of the Corporation on the date on which stockholders entitled to vote are determined or as otherwise provided for in the Certificate of Incorporation. Each stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing or other manner authorized by the Board of Directors to the extent permitted by law. If the instrument designates two (2) or more persons to act as proxies, a majority of the proxies present at the meeting may exercise all of the powers conferred by the instrument unless the instrument provides otherwise. No proxy shall be voted at any meeting or continuation of an adjourned meeting other than that for which the proxy is given.

   5.2 In all matters acted upon by stockholders, voting shall be (i) by written ballot, (ii) by electronic or telephonic means, or (iii) by any other process as the Board of Directors may authorize, each to the extent permitted by law.

   5.3 Except as otherwise required by law, the Restated Certificate of Incorporation of the Corporation or by these Restated Bylaws, the presence, in person or by proxy, of the holders of a majority of the aggregate voting power of the stock issued and outstanding, entitled to vote thereat, shall constitute a quorum for the transaction of business at all meetings of stockholders. If such majority shall not be present or represented at any meeting of stockholders, the stockholders present shall have the power to adjourn the meeting.

   5.4 Except as otherwise required by law or the Restated Certificate of Incorporation of the Corporation, (i) Directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the stockholders entitled to vote in the election; and (ii) whenever any corporate action other than the election of Directors is to be taken, it shall be authorized by a majority of the votes cast at a meeting of stockholders by the stockholders entitled to vote thereon.

                                   ARTICLE II

                                   Directors

Section 1. Number, Election and Terms

   1.1 The business and property of the Corporation shall be managed under the direction of the Board of Directors. Directors shall be stockholders of the Corporation but need not be citizens of the United States of America. The Board of Directors shall consist of twelve (12) members. The directors may be elected in classes as authorized by the Certificate of Incorporation in the manner provided by law. No person shall be eligible for election as a director after he shall have attained his seventieth birthday, and no person shall be eligible to serve as a director beyond the next annual meeting after he shall have attained his seventieth birthday.

   1.2 Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors: Nominations of persons for election to the Board of Directors of the Corporation may be made at the annual meeting of stockholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors, or by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Article II, Section 1.2. Such nominations, other than those made by or at the direction of the Board of Directors or by a nominating committee or person appointed by the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be received at the principal executive offices of the Corporation not less than 85 days nor more than 115 days prior to the meeting; provided, however, that in the event that less than 85 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation that are beneficially owned by the person and
(iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to
Section 14(a) of the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the Corporation that are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as Director of the Corporation. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

   1.3 The Board of Directors, as soon as is reasonably practicable after the initial election of Directors by the stockholders in each year, shall elect one of its number Chairman of the Board of Directors, who may be, but is not required to be, an officer or employee of the Corporation.

Section 2. Compensation

   Directors shall receive compensation for their services as directors as may be fixed by resolution of the Board of Directors, including reimbursement for expenses for Board of Directors--related services.

Section 3. Meetings

   The meetings of the Board of Directors, both regular and special, shall be held at the times and places, either within or outside the State of Delaware, designated by the Board of Directors. The annual meeting of the

Board of Directors for the election of officers and such other business as may properly come before the meeting shall be held as soon as practicable after the annual meeting of stockholders. Special meetings of the Board of Directors shall be held whenever called at the direction of the Chairman of the Board of Directors, the President, or any four (4) directors on the Board of Directors. Members of the Board of Directors or any Committee of the Board of Directors may participate in a meeting of the Board of Directors or such Committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and by any other means of remote communication permitted by applicable law.

Section 4. Notice

   No notice shall be required of any annual or regular meeting of the Board of Directors unless the place has been changed from that last designated by the Board of Directors. Notice of any annual or regular meeting, when required, or of any special meeting, of the Board of Directors of Directors shall be given by the Secretary to each Director by mailing, faxing or otherwise electronically delivering the same to each director or by telephone at least twenty-four (24) hours before the time fixed for the meeting. Notice may be waived by any director. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting. Any and all business may be transacted at any meeting of the Board of Directors.

Section 5. Quorum and Action

   5.1 Except as otherwise expressly required by applicable law, or these Bylaws, at any meeting of the Board of Directors, the presence of at least a majority of the entire Board of Directors shall constitute a quorum for the transaction of business; but if there shall be less than a quorum, at any meeting of the Board of Directors, a majority of those present may adjourn the meeting from time to time. Unless otherwise provided by applicable law or these Bylaws, the vote of a majority of the Directors present at any meeting at which a quorum is present shall be necessary for the approval and adoption of any resolution or the approval of any act of the Board of Directors. The Chairman of the Board of Directors or, in the absence of the Chairman of the Board of Directors, a member of the Board of Directors selected by the members present, shall preside at meetings of the Board of Directors. The Secretary shall act as secretary of the meeting, but in the Secretary's absence the presiding officer may appoint a secretary of the meeting.

   5.2 Any action required or permitted to be taken at any meeting of the Board of Directors or of any Committee thereof may be taken by consent in lieu of meeting or otherwise without a meeting as permitted by applicable law.

Section 6. Committees

   6.1 The Board of Directors may, by resolution or resolutions adopted by not less than the number of directors necessary to constitute a quorum of the Board of Directors, designate an Executive Committee consisting of not less than three nor more than seven directors. Except as otherwise provided by law, the Executive Committee shall have and may exercise, when the Board of Directors is not in session, all of the powers of the Board of Directors in the management of the property, business and affairs of the Corporation; but the Executive Committee shall not have power to fill vacancies in the Board of Directors, or to change the membership of, or to fill vacancies in, the Executive Committee, or to adopt, alter, amend, or repeal the Bylaws of the Corporation or to approve, adopt, or recommend to the stockholders any action or matter expressly required by applicable law to be submitted to stockholders for approval. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, the Executive Committee. The Executive Committee may make rules for the conduct of its business and fix the time and place of its meetings, and may appoint such committees and assistants as it shall from time to time deem necessary. A majority of the members of the Executive Committee shall constitute a quorum, and the acts of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the acts of said

Committee. All action taken by the Executive Committee shall be reported to the Board of Directors at its regular meeting next succeeding the taking of such action.

   6.2 The Board of Directors may also, by resolution or resolutions adopted by not less than the number of directors necessary to constitute a quorum of the Board of Directors, designate one or more other committees, each such committee to consist of such number of directors as the Board of Directors may from time to time determine, which, to the extent provided in said resolution or resolutions, shall have and may exercise such limited authority as the Board of Directors may authorize. Such committee or committees shall have such name or names as the Board of Directors may from time to time determine. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, any such committee. A majority, or such other number as the Board of Directors may designate, of the members of any such committee shall constitute a quorum. Each such committee may make rules for the conduct of its business and fix the time and place of its meetings unless the Board of Directors shall otherwise provide. All action taken by any such committee shall be reported to the Board of Directors at its regular meeting next succeeding the taking of such action, unless otherwise directed.

Section 7. Adjournments

   Any annual, regular or special meeting of the Board of Directors may be adjourned from time to time by the members present whether or not a quorum is present, and no notice shall be required of any continuation of an adjourned meeting beyond the announcement at the adjourned meeting.

Section 8. Advisory Directors

   The Board of Directors may, in its discretion, at any time elect one or more persons to the position of Advisory Director, to serve as such during the pleasure of the Board of Directors, but, except for a director who has served as Chief Executive Officer, no person shall be eligible to serve as an Advisory Director beyond the next annual meeting after he shall have attained his seventy-second birthday. Advisory Directors so elected by the Board of Directors shall be entitled to attend, and take part in discussions at, meetings of the Board of Directors, but shall not be considered members of the Board of Directors for quorum or voting purposes. Advisory Directors shall receive the same compensation as members of the Board of Directors.

                                  ARTICLE III

                                    Officers

Section 1. Number, Election and Term

   1.1 The Board of Directors, as soon as reasonably practicable after the initial election of directors by stockholders in each year, may elect a Chairman of the Board of Directors and shall elect a President, one or more Vice Presidents, a Secretary, a Treasurer, and a Controller, and from time to time, may elect such Assistant Secretaries, Assistant Treasurers, Assistant Controllers, and appoint such other agents as it may deem desirable. Any two or more offices may be held simultaneously by the same person, except as otherwise may be required by applicable law. The Board of Directors shall elect the Chairman of the Board or one of the above officers Chief Executive Officer of the Corporation.

   1.2 The term of office of all officers shall be until the next succeeding annual election of officers and until their respective successors shall have been elected and qualified; but any officer or agent elected or appointed by the Board of Directors may be removed, with or without cause, by the affirmative vote of a majority of the members of the Board of Directors whenever in their judgment the best interests of the Corporation will be served thereby. Such removal shall be without prejudice to contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Unless specifically authorized by resolution of the Board of Directors, no agreement for the employment of any officer for a period longer than one (1) year shall be made.

Section 2. Authority

   Subject to such limitations as the Board of Directors or the Executive Committee may from time to time prescribe, the officers of the Corporation shall each have such authority and perform such duties in the management of the property, business and affairs of the Corporation as by custom generally pertain to their respective offices, as well as such authority and duties as from time to time may be conferred by the Board of Directors, the Executive Committee or the Chief Executive Officer.

Section 3. Compensation

   The salaries of all officers, employees and agents of the Corporation shall be determined and fixed by the Board of Directors, or pursuant to such authority as the Board or Directors may from time to time prescribe.

                                   ARTICLE IV

                      Contracts and Negotiable Instruments

Section 1. Checks, Drafts, Signatures, Etc

   All checks and drafts on the Corporation's bank accounts, bills of exchange, promissory notes, acceptances, obligations, other instruments for the payment of money, and endorsements other than for deposit in a bank account of the Corporation shall be signed by the Treasurer or an Assistant Treasurer and shall be countersigned by the Chief Executive Officer, the President, a Vice Chairman or a Vice President, unless otherwise authorized by the Board of Directors; provided that checks drawn on the Corporation's dividend and/or special accounts may bear the manual signature, or the facsimile signature, affixed thereto by a mechanical device, of such officer or agent as the Board of Directors shall authorize.

Section 2. Execution

   All contracts, bonds and other agreements and undertakings of the Corporation shall be executed by the Chief Executive Officer, the President, a Vice Chairman or a Vice President and by such other officer or officers, if any, as may be designated, from time to time, by the Board of Directors and, in the case of any such document required to be under seal, the corporate seal shall be affixed thereto and attested by the Secretary or an Assistant Secretary.

Section 3. Capacity

   Whenever any instrument is required by this Article IV to be signed by more than one officer of the Corporation, no person shall so sign in more than one capacity.

                                   ARTICLE V

                                 Capital Stock

Section 1. Certificates of Stock

   1.1 The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Each certificate shall be signed by, or in the name of, the Corporation by the Chairman of the Board of Directors, the President or any Vice President, and by the Secretary or any Assistant Secretary.

   1.2 The name of the person owning shares of the capital stock of the Corporation, together with the number of shares and the date of issue, shall be entered on the Corporation's books.

Section 2. Transfer Agents and Registrars

   The Corporation shall, if and whenever the Board of Directors determines, maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board of Directors, where the shares of the capital stock of the Corporation will be directly transferable, and also one or more registry offices, each in charge of a registrar designated by the Board of Directors, where shares of stock will be registered, and no certificates for shares of the capital stock of the Corporation, in respect of which one or more transfer agents and registrars shall have been designated, shall be valid unless countersigned by one of such transfer agents and registered by one of such registrars. The Board of Directors may also make additional rules and regulations, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

Section 3. Transfer of Shares

   Transfers of shares shall be made only upon the books of the Corporation by the holder or by the holder's attorney in fact upon a writing lawfully constituted, and only upon surrender of certificates for a like number of shares.

Section 4. Lost, Destroyed or Stolen Certificates

   A new certificate of stock may be issued in the place of any certificate previously issued by the Corporation, or any predecessor of the Corporation, alleged to have been lost, destroyed or stolen. The Board of Directors may, in its discretion, require the owner of the lost, destroyed or stolen certificate to give to the Corporation satisfactory evidence that the certificate was lost, destroyed or stolen. The Board of Directors may also require a bond sufficient to indemnify it and its transfer agent, against any claim that may be made on account of the alleged loss of the certificate or the issuance of any new certificate.

Section 5. Fixing of Record Dates

   In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or for the purpose of any other action (other than determining the stockholders entitled to notice of and to vote at any meeting of stockholders), the Board of Directors may, by resolution, fix in advance a date as the record date, such date to be not more than sixty (60) days prior to the date on which the action requiring the determination of stockholders is to be taken. The Board of Directors may in advance fix a date not exceeding sixty (60) days and not less than ten (10) days before the date of any meeting of stockholders as a record date for the determination of stockholders entitled to notice of and to vote at the meeting. If no record date is fixed by the Board of Directors, the record date for determining the stockholders entitled to notice of or to vote at a stockholders' meeting shall be at the close of business on the day next preceding the day on which notice is given. Only stockholders of record on the date so fixed shall be entitled to notice of and to vote at the meeting.

                                   ARTICLE VI

                            Miscellaneous Provisions

Section 1. Books

   The books of the Corporation, except as otherwise provided by law, may be kept outside of the State of Delaware, at such place or places as may be designated by the Board of Directors. The Board of Directors shall determine whether and to what extent, and at what time and places, and under what conditions and regulations, the accounts and the books of the Corporation, or any of them, shall be open to the inspection of stockholders; and no stockholder shall have any right to inspect any book or account or document of the Corporation except as conferred by the statutes of Delaware, or authorized by the Board of Directors.

Section 2. Corporate Seal

   The seal of the Corporation shall be in such form and shall have such content as the Board of Directors shall from time to time determine. The seal shall be in the charge of the Secretary.

Section 3. Fiscal Year

   The fiscal year of the Corporation shall be as determined by the Board of Directors.

Section 4. Principal Office

   The principal office shall be established and maintained at a place in the District of Columbia designated by the Board of Directors.

Section 5. Amendment of Bylaws

   Except as otherwise provided in the Certificate of Incorporation, these Bylaws, or any of them, may from time to time be supplemented, amended or repealed, or new Bylaws may be adopted, by the Board of Directors at any regular or special meeting of the Board of Directors, if such supplement, amendment, repeal or adoption is approved by a majority of the entire Board of Directors.

Section 6. Other Offices

   The Corporation may have offices in addition to its registered office in places, either within or outside the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

         , 200

                         [Letterhead of Merrill Lynch]

                                                      February 9, 2001

Board of Directors
Potomac Electric Power Company
1900 Pennsylvania Avenue, N.W.
Washington, D.C. 20068

Members of the Board of Directors:

   Potomac Electric Power Company, a corporation organized under the laws of the District of Columbia and the Commonwealth of Virginia ("Parent"), New RC, Inc., a newly formed, wholly owned subsidiary of Parent ("Holdco") and Conectiv, a Delaware corporation ("Conectiv"), propose to enter into an agreement and plan of merger (the "Agreement"). Pursuant to Agreement, Parent will be merged with a newly formed, wholly owned subsidiary of Holdco in a transaction (the "Parent Merger") in which each outstanding share of Parent's common stock, par value $1.00 per share (the "Parent Common Stock"), will be converted into the right to receive one (the "Parent Exchange Ratio") share of the common stock of Holdco, par value $.01 per share (the "Holdco Common Stock"). In addition, Conectiv will be merged with a second newly formed, wholly owned subsidiary of Holdco in a transaction (the "Conectiv Merger" and, together with the Parent Merger, the "Mergers") in which (a) each outstanding share of Conectiv's common stock, par value $.01 per share (the "Conectiv Common Stock"), will be converted into the right to receive, at the holder's election (i) $25.00 in cash (the "Conectiv Common Stock Cash Consideration") or
(ii) the number of shares of Holdco Common Stock (the "Conectiv Common Stock Exchange Ratio") determined by dividing $25.00 by the Average Final Price (as such term is defined in the Agreement), provided that, if the Average Final Price is less than $19.50, the Conectiv Common Stock Exchange Ratio will be
1.28205 and if the Average Final Price is greater than $24.50, the Conectiv Common Stock Exchange Ratio will be 1.02041 (the "Conectiv Common Stock Share Consideration") and (b) each outstanding share of Conectiv's Class A common stock, par value $.01 per share (the "Class A Stock"), will be converted into the right to receive, at the holder's election (A) $21.69 in cash (the "Class A Cash Consideration" and, together with the Conectiv Common Stock Cash Consideration, the "Conectiv Cash Consideration") or (B) the number of shares of Holdco Common Stock (the "Class A Stock Exchange Ratio") determined by dividing $21.69 by the Average Final Price, provided that, if the Average Final Price is less than $19.50, the Class A Stock Exchange Ratio will be 1.11227 and if the Average Final Price is greater than $24.50, the Class A Stock Exchange Ratio will be 0.88528 (the "Class A Share Consideration" and, together with the Conectiv Common Stock Share Consideration, the "Conectiv Share Consideration"). The Agreement also provides, however, for an adjustment to the Conectiv Share Consideration and the Conectiv Cash Consideration in accordance with formulas set forth in the Agreement so that 50% of the sum of (I) the number of outstanding shares of Conectiv Common Stock and (II) the product of 0.86757 and the number of outstanding shares of Class A Stock will be converted in the Conectiv Merger into the right to receive shares of Holdco Common Stock. The aggregate amount of the Conectiv Share Consideration and the Conectiv Cash Consideration, as so adjusted, is referred to herein as the "Conectiv Merger Consideration".

   You have asked us whether, in our opinion and taking into account the Conectiv Merger, the Parent Exchange Ratio is fair from a financial point of view to the holders of Parent Common Stock and whether, in our opinion, the Conectiv Merger Consideration is fair from a financial point of view to Parent.

   In arriving at the opinion set forth below, we have, among other things:

  (1) Reviewed certain publicly available business and financial information relating to Conectiv and Parent that we deemed to be relevant;

  (2) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of Conectiv and Parent, furnished to us by Conectiv and Parent, respectively;

  (3) Conducted discussions with members of senior management and representatives of Conectiv and Parent concerning the matters described in clauses 1 and 2 above, as well as their respective businesses and prospects before and after giving effect to the Mergers;

  (4) Reviewed the market prices and valuation multiples for shares of Conectiv Common Stock and Parent Common Stock and compared them with those of certain publicly traded companies that we deemed to be relevant;

  (5) Reviewed the results of operations of Conectiv and Parent and compared them with those of certain publicly traded companies that we deemed to be relevant;

  (6) Compared the proposed financial terms of the Mergers with the financial terms of certain other transactions that we deemed to be relevant;

  (7) Participated in certain discussions and negotiations among representatives of Conectiv and Parent and their financial and legal advisors;

  (8) Reviewed the potential pro forma impact of the Mergers;

  (9) Reviewed a draft dated February 8, 2001 of the Agreement; and

  (10) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

   In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of Conectiv or Parent. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of Conectiv or Parent. With respect to the financial forecast information furnished to or discussed with us by Conectiv or Parent, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of Conectiv's or Parent's management as to the expected future financial performance of Conectiv or Parent, as the case may be. We have further assumed that the Mergers will be accounted for as a purchase under generally accepted accounting principles and that they will qualify as a tax-free reorganization for U.S. federal income tax purposes. We have also assumed that the final form of the Agreement will be substantially similar to the last draft reviewed by us.

   Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. We have assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Mergers, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Mergers.

   We are acting as financial advisor to Parent in connection with the Mergers and will receive a fee from Parent for our services, a portion of which is contingent upon the execution of a definitive agreement to effect the Mergers, a portion of which is contingent upon approval of the shareholders of Parent in connection with the Mergers and a significant portion of which is contingent upon the consummation of the Mergers. In addition, Parent has agreed to indemnify us for certain liabilities arising out of our engagement. We have, in the past, provided financial advisory and financing services to Parent and Conectiv and/or its affiliates and may continue to do so and have received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of our business, we may actively trade shares of Conectiv Common Stock and other securities of Conectiv, as well as shares of Parent Common Stock and other securities of Parent, for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

   This opinion is for the use and benefit of the Board of Directors of Parent. Our opinion does not address the merits of the underlying decision by Parent to engage in the Mergers and does not constitute a recommendation to any shareholder of Parent as to how such shareholder should vote on the proposed Mergers or any matter related thereto.

   We are not expressing any opinion herein as to the prices at which shares of Parent Common Stock or shares of Holdco Common Stock will trade following the announcement or consummation of the Mergers.

   On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof and taking into account the Conectiv Merger, the Parent Exchange Ratio is fair from a financial point of view to the holders of Parent Common Stock and that, as of the date hereof, the Conectiv Merger Consideration is fair from a financial point of view to Parent.

                                            Very truly yours,


                                            MERRILL LYNCH, PIERCE, FENNER &
                                             SMITH INCORPORATED

                                                                        ANNEX E

            [LETTERHEAD OF CREDIT SUISSE FIRST BOSTON CORPORATION]

February 9, 2001

Board of Directors
Conectiv, Inc.
800 King Street
Wilmington, Delaware 19899

Members of the Board:

You have asked us to advise you with respect to the fairness, from a financial point of view, to the holders of the common stock, par value $0.01 per share, of Conectiv ("Conectiv Common Stock") of the Common Stock Consideration (as defined below) and to the holders of the Class A common stock, par value $0.01 per share, of Conectiv ("Conectiv Class A Common Stock") of the Class A Consideration (as defined below and, together with the Common Stock Consideration, the "Merger Consideration") as set forth in the Agreement and Plan of Merger, dated as of February 9, 2001 (the "Merger Agreement"), among Potomac Electric Power Company ("Potomac Electric"), New RC, Inc., a wholly owned subsidiary of Potomac Electric ("HoldCo"), and Conectiv. The Merger Agreement provides for, among other things, the merger of Merger Sub B, a newly formed wholly owned subsidiary of HoldCo, with and into Conectiv (the "Conectiv Merger") and the merger of Merger Sub A, a newly formed wholly owned subsidiary of HoldCo, with and into Potomac Electric ("Potomac Electric Merger" and, together with the Conectiv Merger, the "Mergers"). As more fully described in the Merger Agreement, (i) pursuant to the Conectiv Merger, (a) each outstanding share of Conectiv Common Stock will be converted into the right to receive, at the election of the holder thereof and subject to certain election and proration procedures specified in the Merger Agreement (as to which we express no opinion), (x) that number of shares (the "Common Stock Share Consideration") of the common stock, par value $0.01 per share, of HoldCo ("HoldCo Common Stock") equal to the quotient obtained by dividing $25.00 by the volume-weighted average of the closing trading prices of the common stock, par value $1.00 per share, of Potomac Electric ("Potomac Electric Common Stock") on The New York Stock Exchange for the 20 trading days randomly selected by lot out of the 30 consecutive trading days ending on the fifth business day immediately preceding the closing date of the Mergers (the "Average Potomac Electric Price" and, such resulting quotient, the "Common Exchange Ratio") or (y) $25.00 in cash (the "Common Cash Consideration" and, together with the Common Exchange Ratio, the "Common Stock Consideration"); provided, that if the Average Potomac Electric Price is less than $19.50, the Common Exchange Ratio will be 1.28205, and if the Average Potomac Electric Price is greater than $24.50, the Common Exchange Ratio will be 1.02041; and
(b) each outstanding share of Conectiv Class A Common Stock will be converted into the right to receive, at the election of the holder thereof and subject to certain election and proration procedures specified in the Merger Agreement (as to which we express no opinion), (x) that number of shares (the "Class A Stock Share Consideration") of HoldCo Common Stock equal to the quotient obtained by dividing $21.69 by the Average Potomac Electric Price (such resulting quotient, the "Class A Exchange Ratio") or (y) $21.69 in cash (the "Class A Cash Consideration" and, together with the Class A Exchange Ratio, the "Class A Consideration"); provided, that if the Average Potomac Electric Price is less than $19.50, the Class A Exchange Ratio will be 1.11227, and if the Average Potomac Electric Price is greater than $24.50, the Class A Exchange Ratio will be 0.88528; and (ii) pursuant to the Potomac Merger, each outstanding share of Potomac Electric Common Stock will be converted into the right to receive 1.0 share of HoldCo

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Board of Directors
Conectiv, Inc.
February 9, 2001
Page 2

Common Stock. The Merger Agreement further provides that in the event the Average Potomac Electric Price is less than $16.50, Conectiv will have the right to give Potomac Electric notice of its intention to terminate the Merger Agreement; provided that, in such event, Potomac Electric will have the right to either (A) adjust (x) the Common Exchange Ratio to equal the quotient of $21.15 divided by the Average Potomac Electric Price and (y) the Class A Exchange Ratio to equal the quotient of $18.35 divided by the Average Potomac Electric Price or (B) increase (x) the Common Stock Share Consideration by an amount of cash equal to the difference between $21.15 and the Common Exchange Ratio multiplied by the Average Potomac Electric Price (the "Common Stock Top-Up") and (y) the Class A Stock Share Consideration by an amount of cash equal the difference between $18.35 and the Class A Exchange Ratio multiplied by the Average Potomac Electric Price (the "Class A Top-Up") or (C) in any combination, adjust the amount of stock consideration pursuant to clause (A) or pay additional cash consideration pursuant to clause (B) (such combination to be in the same proportion with respect to the Conectiv Common Stock and the Conectiv Class A Common Stock); provided that, (i) the sum of (x) Common Stock Top-Up and (y) the Common Stock Exchange Ratio, as adjusted, multiplied by the Average Potomac Electric Price equals $21.15, and (ii) the sum of (x) the Class A Top-Up and (y) the Class A Exchange Ratio, as adjusted, multiplied by the Average Potomac Electric Price equals $18.35.

In arriving at our opinion, we have reviewed the Merger Agreement, the Restated Certificate of Incorporation, dated March 2, 1998, of Conectiv (the "Restated Certificate of Incorporation"), and certain publicly available business and financial information relating to Conectiv and Potomac Electric. We also have reviewed certain other information relating to Conectiv and Potomac Electric, including financial forecasts, provided to or discussed with us by Conectiv and Potomac Electric, and have met with the managements of Conectiv and Potomac Electric to discuss the businesses and prospects of Conectiv and Potomac Electric. We also have considered certain financial and stock market data of Conectiv and Potomac Electric, and we have compared those data with similar data for other publicly held companies in businesses we deemed similar to those of Conectiv and Potomac Electric, and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have been effected or announced. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on such information being complete and accurate in all material respects. With respect to the financial forecasts relating to Conectiv and Potomac Electric, we have been advised, and have assumed, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Conectiv and Potomac Electric as to the future financial performance of Conectiv and Potomac Electric and the other matters covered thereby. We have assumed, with your consent, that the Mergers will be treated as a tax-free reorganization for federal income tax purposes. We also have assumed, with your consent, that in the course of obtaining the necessary regulatory and third party approvals and consents for the proposed Mergers, no modification, delay, limitation, restriction or condition will be imposed that would have a material adverse effect on Conectiv or Potomac Electric or the contemplated benefits to Conectiv of the proposed Mergers. We further have assumed, with your consent, that the Mergers will be consummated in all material respects in accordance with the terms of the Merger Agreement without waiver, modification or amendment. We have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Conectiv or Potomac Electric, nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon information available to us, and financial, economic, market and other conditions as they exist and can be evaluated, on the date hereof. We are not expressing any opinion as to what the value of the HoldCo Common Stock actually will be when issued pursuant to the Mergers or the prices at which the HoldCo Common Stock will trade subsequent to the Mergers. Representatives of Conectiv have advised us, and we therefore have assumed, that the Class A

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Board of Directors
Conectiv, Inc.
February 9, 2001
Page 3

Consideration has been determined in accordance with the terms of the Restated Certificate of Incorporation governing the Conectiv Class A Common Stock. In addition, we are not expressing any opinion as to the allocation of the Merger Consideration between the holders of Conectiv Common Stock and Conectiv Class A Common Stock. In connection with our engagement, we were requested to approach third parties to solicit indications of interest in a possible acquisition of Conectiv and held preliminary discussions with certain of these parties prior to the date hereof. Our opinion does not address the relative merits of the Mergers as compared to other business strategies that might be available to Conectiv nor does it address the underlying business decision of Conectiv to proceed with the Mergers.

We have acted as financial advisor to Conectiv in connection with the Mergers and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Mergers. We and our affiliates in the past have provided financial services to Conectiv unrelated to the proposed Mergers, for which services we have received compensation. In the ordinary course of business, we and our affiliates may actively trade the debt and equity securities of Conectiv and Potomac Electric for our and such affiliates' accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

It is understood that this letter is for the information of the Board of Directors of Conectiv in connection with its evaluation of the Mergers and does not constitute a recommendation to any stockholder as to the form of the Merger Consideration to be elected by such stockholder or as to how such stockholder should vote with respect to any matter relating to the Mergers.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, (i) the Common Stock Consideration is fair to the holders of Conectiv Common Stock from a financial point of view and (ii) the Class A Consideration is fair to the holders of Conectiv Class A Common Stock from a financial point of view.

Very truly yours,

Credit Suisse First Boston Corporation

                                      E-3
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                                                                         ANNEX F

                              D.C. Code (S) 29-373
                      DISTRICT OF COLUMBIA CODE ANNOTATED

                             TITLE 29. CORPORATIONS
                    CHAPTER 3. BUSINESS CORPORATIONS (1954)

(S) 29-373. Same--Rights of dissenting shareholders

   (a) If a shareholder of a corporation which is a party to a merger or consolidation shall file with the corporation, prior to or at the meeting of shareholders at which the plan of merger or consolidation is submitted to a vote, a written objection to the plan of merger or consolidation, and shall not vote in favor of the plan, and the shareholder, within 20 days after the merger or consolidation is effected, shall make written demand on the surviving or new corporation for payment of the fair value of his or her shares as of the day prior to the date on which the vote was taken approving the merger or consolidation, the surviving or new corporation shall pay to the shareholder the fair value of the shares forthwith, in the case of holders of uncertificated shares, or upon surrender of the certificate or certificates representing the shares, in the case of holders of shares represented by certificates. Such a demand shall state the number and class of the shares owned by the dissenting shareholder. Any shareholder failing to make demand within the 20-day period shall be bound by the terms of the merger or consolidation.

   (b) If within 30 days after the date on which the merger or consolidation was effected the value of the shares is agreed upon between the dissenting shareholder and the surviving or new corporation payment therefor shall be made within 90 days after the date on which the merger or consolidation was effected, in the case of holders of uncertificated shares, or upon surrender of the certificate or certificates representing the shares, in the case of holders of shares represented by certificates. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in the shares of the corporation.

   (c) If within the period of 30 days the shareholder and the surviving or new corporation do not agree, the dissenting shareholder may, within 60 days after the expiration of the 30-day period, file a petition in any court of competent jurisdiction within the District of Columbia asking for a finding and determination of the fair value of the shares, and shall be entitled to judgment against the surviving or new corporation for the amount of the fair value as of the day prior to the date on which the vote was taken approving the merger or consolidation, together with interest at the rate of 5% per annum to the date of the judgment. The judgment shall be payable forthwith, in the case of holders of uncertificated shares, or upon surrender of the certificate or certificates representing the shares to the surviving or new corporation, in the case of holders of shares represented by certificates. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in the shares or in the surviving or new corporation. The shares may be held and disposed of by the surviving or new corporation as it may see fit. Unless the dissenting shareholder shall file the petition within the time herein limited, the shareholder and all persons claiming under him or her shall be bound by the terms of the merger or consolidation.

   (d) The right of a dissenting shareholder to be paid the fair value of his or her shares as herein provided shall cease if and when the corporation shall abandon the merger or consolidation.


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                                                                         ANNEX G

                           Va. Code Ann. (S) 13.1-730
                                CODE OF VIRGINIA

                            TITLE 13.1. CORPORATIONS
                   CHAPTER 9. VIRGINIA STOCK CORPORATION ACT
                         ARTICLE 15. DISSENTERS' RIGHTS

(S) 13.1-729. Definitions

In this article:

   "Corporation" means the issuer of the shares held by a dissenter before the corporate action, except that (i) with respect to a merger, "corporation" means the surviving domestic or foreign corporation or limited liability company by merger of that issuer, and (ii) with respect to a share exchange, "corporation" means the acquiring corporation by share exchange, rather than the issuer, if the plan of share exchange places the responsibility for dissenters' rights on the acquiring corporation.

   "Dissenter" means a shareholder who is entitled to dissent from corporate action under (S) 13.1-730 and who exercises that right when and in the manner required by (S)(S) 13.1-732 through 13.1-739.

   "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

   "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

   "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

   "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

   "Shareholder" means the record shareholder or the beneficial shareholder.

(S) 13.1-730. Right to dissent

   A. A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

     1. Consummation of a plan of merger to which the corporation is a party
  (i) if shareholder approval is required for the merger by (S) 13.1-718 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under (S) 13.1-719;

     2. Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

     3. Consummation of a sale or exchange of all, or substantially all, of the property of the corporation if the shareholder was entitled to vote on the sale or exchange or if the sale or exchange was in furtherance of a dissolution on which the shareholder was entitled to vote, provided that such dissenter's rights shall not apply in the case of (i) a sale or exchange pursuant to court order, or (ii) a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

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     4. Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

   B. A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

   C. Notwithstanding any other provision of this article, with respect to a plan of merger or share exchange or a sale or exchange of property there shall be no right of dissent in favor of holders of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange or the sale or exchange of property is to be acted on, were (i) listed on a national securities exchange or on the National Association of Securities Dealers Automated Quotation System (NASDAQ) or (ii) held by at least 2,000 record shareholders, unless in either case:

     1. The articles of incorporation of the corporation issuing such shares provide otherwise;

     2. In the case of a plan of merger or share exchange, the holders of the class or series are required under the plan of merger or share exchange to accept for such shares anything except:

       a. Cash;

       b. Shares or membership interests, or shares or membership interests and cash in lieu of fractional shares (i) of the surviving or acquiring corporation or limited liability company or (ii) of any other corporation or limited liability company which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange is to be acted on, were either listed subject to notice of issuance on a national securities exchange or held of record by at least 2,000 record shareholders or members; or

       c. A combination of cash and shares or membership interests as set forth in subdivisions 2 a and 2 b of this subsection; or

     3. The transaction to be voted on is an "affiliated transaction" and is not approved by a majority of "disinterested directors" as such terms are defined in (S) 13.1-725.

   D. The right of a dissenting shareholder to obtain payment of the fair value of his shares shall terminate upon the occurrence of any one of the following events:

     1. The proposed corporate action is abandoned or rescinded;

     2. A court having jurisdiction permanently enjoins or sets aside the corporate action; or

     3. His demand for payment is withdrawn with the written consent of the corporation.

   E. Notwithstanding any other provision of this article, no shareholder of a corporation located in a county having a county manager form of government and which is exempt from income taxation under (S) 501 (c) or (S) 528 of the Internal Revenue Code and no part of whose income inures or may inure to the benefit of any private share holder or individual shall be entitled to dissent and obtain payment for his shares under this article.

(S) 13.1-731. Dissent by nominees and beneficial owners

   A. A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation

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in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

   B. A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

     1. He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

     2. He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

(S) 13.1-732. Notice of dissenters' rights

   A. If proposed corporate action creating dissenters' rights under (S) 13.1-730 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

   B. If corporate action creating dissenters' rights under (S) 13.1-730 is taken without a vote of shareholders, the corporation, during the ten-day period after the effectuation of such corporate action, shall notify in writing all record shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in (S) 13.1-734.

(S) 13.1-733. Notice of intent to demand payment

   A. If proposed corporate action creating dissenters' rights under (S) 13.1-730 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (i) shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (ii) shall not vote such shares in favor of the proposed action.

   B. A shareholder who does not satisfy the requirements of subsection A of this section is not entitled to payment for his shares under this article.

(S) 13.1-734. Dissenters' notice

   A. If proposed corporate action creating dissenters' rights under (S) 13.1-730 is authorized at a shareholders' meeting, the corporation, during the ten-day period after the effectuation of such corporate action, shall deliver a dissenters' notice in writing to all shareholders who satisfied the requirements of (S) 13.1-733.

   B. The dissenters' notice shall:

     1. State where the payment demand shall be sent and where and when certificates for certificated shares shall be deposited;

     2. Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

     3. Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before or after that date;

     4. Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date of delivery of the dissenters' notice; and

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     5. Be accompanied by a copy of this article.

(S) 13.1-736. Share restrictions

   A. The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received.

   B. The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder except to the extent that these rights are canceled or modified by the taking of the proposed corporate action.

(S) 13.1-737. Payment

   A. Except as provided in (S) 13.1-738, within thirty days after receipt of a payment demand made pursuant to (S) 13.1-735, the corporation shall pay the dissenter the amount the corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the corporation under this paragraph may be enforced (i) by the circuit court in the city or county where the corporation's principal office is located, or, if none in this Commonwealth, where its registered office is located or (ii) at the election of any dissenter residing or having its principal office in the Commonwealth, by the circuit court in the city or county where the dissenter resides or has its principal office. The court shall dispose of the complaint on an expedited basis.

   B. The payment shall be accompanied by:

     1. The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the effective date of the corporate action creating dissenters' rights, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

     2. An explanation of how the corporation estimated the fair value of the shares and of how the interest was calculated;

     3. A statement of the dissenters' right to demand payment under (S) 13.1-739; and

     4. A copy of this article.

(S) 13.1-738. After-acquired shares

   A. A corporation may elect to withhold payment required by (S) 13.1-737 from a dissenter unless he was the beneficial owner of the shares on the date of the first publication by news media or the first announcement to shareholders generally, whichever is earlier, of the terms of the proposed corporate action, as set forth in the dissenters' notice.

   B. To the extent the corporation elects to withhold payment under subsection A of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares and of how the interest was calculated, and a statement of the dissenter's right to demand payment under (S) 13.1-739.

(S) 13.1-735. Duty to demand payment

   A. A shareholder sent a dissenters' notice described in (S) 13.1-734 shall demand payment, certify that he acquired beneficial ownership of the shares before or after the date required to be set forth in the dissenters' notice pursuant to subdivision 3 of subsection B of (S) 13.1-734, and, in the case of certificated shares, deposit his certificates in accordance with the terms of the notice.

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

   B. The shareholder who deposits his shares pursuant to subsection A of this section retains all other rights of a shareholder except to the extent that these rights are canceled or modified by the taking of the proposed corporate action.

   C. A shareholder who does not demand payment and deposits his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

(S) 13.1-739. Procedure if shareholder dissatisfied with payment or offer

   A. A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under (S) 13.1-737), or reject the corporation's offer under (S) 13.1-738 and demand payment of the fair value of his shares and interest due, if the dissenter believes that the amount paid under (S) 13.1-737 or offered under (S) 13.1-738 is less than the fair value of his shares or that the interest due is incorrectly calculated.

   B. A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection A of this section within thirty days after the corporation made or offered payment for his shares.

(S) 13.1-740. Court action

   A. If a demand for payment under (S) 13.1-739 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the circuit court in the city or county described in subsection B of this section to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

   B. The corporation shall commence the proceeding in the city or county where its principal office is located, or, if none in this Commonwealth, where its registered office is located. If the corporation is a foreign corporation without a registered office in this Commonwealth, it shall commence the proceeding in the city or county in this Commonwealth where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

   C. The corporation shall make all dissenters, whether or not residents of this Commonwealth, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

   D. The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this article. If the court determines that such shareholder has not complied with the provisions of this article, he shall be dismissed as a party.

   E. The jurisdiction of the court in which the proceeding is commenced under subsection B of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

   F. Each dissenter made a party to the proceeding is entitled to judgment (i) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation or (ii) for the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under (S) 13.1-738.

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(S) 13.1-741. Court costs and counsel fees

   A. The court in an appraisal proceeding commenced under (S) 13.1-740 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters did not act in good faith in demanding payment under (S) 13.1-739.

   B. The court may also assess the reasonable fees and expenses of experts, excluding those of counsel, for the respective parties, in amounts the court finds equitable:

     1. Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of (S)(S) 13.1-732 through 13.1-739; or

     2. Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed did not act in good faith with respect to the rights provided by this article.

   C. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

   D. In a proceeding commenced under subsection A of (S) 13.1-737 the court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

                                                                         ANNEX H

                               8 Del. C. (S) 262
                            DELAWARE CODE ANNOTATED

                             TITLE 8. CORPORATIONS
                       CHAPTER 1. GENERAL CORPORATION LAW
               SUBCHAPTER IX. MERGER, CONSOLIDATION OR CONVERSION

(S) 262. Appraisal rights

   (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S) 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

   (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S) 251 (other than a merger effected pursuant to (S) 251(g) of this title), (S) 252, (S) 254, (S) 257, (S) 258, (S) 263 or (S) 264
of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S) 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to (S)(S) 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

       a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

       b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

       c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

       d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S) 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

   (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

   (d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to (S) 228 or
  (S) 253 of this title, each consitutent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constitutent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
  (i) each such constitutent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constitutent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constitutent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

   (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

   (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

   (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

   (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

   (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

   (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

   (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

   (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                         ANNEX I

                     NEW RC, INC. LONG-TERM INCENTIVE PLAN

   1. Objective. The objective of this Plan is to increase shareholder value by providing a long-term incentive to reward officers and key employees of the Company and its Subsidiaries and directors of the Company, who are mainly responsible for the continued growth, development, and financial success of the Company and its Subsidiaries, for the profitable performance of the Company and its Subsidiaries. The Plan is also designed to permit the Company and its Subsidiaries to retain talented and motivated officers, key employees, and Directors and to increase their ownership of Company common stock.

   2. Definitions. All singular terms defined in this Plan will include the plural and VICE VERSA. As used herein, the following terms will have the meaning specified below:

     "Award" means, individually or collectively, Restricted Stock, Options, Performance Units, Stock Appreciation Rights, or Dividend Equivalents granted under this Plan.

     "Board" means the Board of Directors of the Company.

     "Book Value" means the book value of a share of Stock determined in accordance with the Company's regular accounting practices as of the last business day of the month immediately preceding the month in which a Stock Appreciation Right is exercised or granted as provided in Section 11.

     "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code will be deemed to include any amendments or successor provisions to such section and any regulations promulgated thereunder.

     "Committee" means either (i) the committee of the Board that has been assigned by the Board to administer the Plan and which shall consist solely of two or more directors, each of whom is (A) a "non-employee director" (as such term is defined in Rule 16b-3(b)(3) promulgated pursuant to Section 16 of the Exchange Act), or which otherwise shall meet any disinterested administration or other requirements of rules promulgated under Section 16 of the Exchange Act, and (B) an "outside director" (as such term is defined by Treas. Reg. (S)1.162-27(e)(3)), or which otherwise shall meet the administration or other requirements of regulations promulgated under
  Section 162(m) of the Code, in each case as in effect at the applicable time or (ii) the Board in its entirety if it elects at any time, or from time to time, to assume responsibility for and perform any or all of the functions of the Committee as set forth in the Plan, except that the Board shall not perform any of the functions of the Committee as provided for in
  Section 7 of the Plan.

     "Company" means New RC, Inc., a Delaware corporation, or its successor, including any "New Company" as provided in Section 15I.

     "Date of Grant" means the date on which the granting of an Award is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

     "Director" means a member of the Board.

     "Disability" means the determination that a Participant is "disabled" under the disability plan of the Company or any of its Subsidiaries in which the Participant participates.

     "Dividend Equivalent" means an award granted under Section 12.

     "Early Retirement" means retirement prior to the Normal Retirement Date.

     "Earned Performance Award" means an actual award of a specified number of Performance Units (or shares of Restricted Stock, as the context requires) that the Committee has determined have been earned and are payable (or, in the case of Restricted Stock, earned and with respect to which restrictions will lapse) for a particular Performance Period.

     "Effective Date" has the meaning set forth in Section 3A.

     "Eligible Employee" means any person employed by the Company or a Subsidiary on a regularly scheduled basis who satisfies all of the requirements of Section 5.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exercise Period" means the period or periods during which a Stock Appreciation Right is exercisable as described in Section 11.

     "Fair Market Value" means the average of the highest and lowest price at which the Stock was sold the regular way on the New York Stock Exchange-Composite Transactions on a specified date.

     "Incentive Stock Option" means an incentive stock option within the meaning of Section 422 of the Code.

     "Normal Retirement Date" is the earliest date as described in the Pension Plan when a Participant is entitled to an unreduced retirement benefit under such plan.

     "Option" or "Stock Option" means either a nonqualified stock option or an Incentive Stock Option granted under Section 9.

     "Option Period" or "Option Periods" means the period or periods during which an Option is exercisable as described in Section 9.

     "Participant" means an employee of the Company or a Subsidiary or a Director who has been granted an Award under this Plan.

     "Pension Plan" means the principal defined benefit pension plan of the Company or one of its Subsidiaries in which the Participant participates.

     "Performance-Based" means that in determining the amount of a Restricted Stock Award payout, the Committee will take into account the performance of the Participant, the Company, one or more Subsidiaries, or any combination thereof.

     "Performance Period" means a period of time, established by the Committee at the time an Award is granted, during which corporate and/or individual performance is measured.

     "Performance Unit" means a unit of measurement equivalent to such amount or measure as defined by the Committee which may include, but is not limited to, dollars, market value shares, or book value shares.

     "Plan" means the New RC, Inc. Long-Term Incentive Plan, as set forth herein.

     "Restricted Stock" means an Award granted under Section 8.

     "Retirement" means retirement on or after the Normal Retirement Date (as determined in accordance with the provisions of the Pension Plan applicable to the Participant).

     "Service-Based" means that in determining the amount of a Restricted Stock Award payout, the Committee will take into account only the period of time that the Participant performed services for the Company or its Subsidiaries since the Date of Grant.

     "Stock" means the common stock of the Company.

     "Stock Appreciation Right" means an Award granted under Section 11.

     "Subsidiary(ies)" means any corporation or other form of organization of which 20% or more of its outstanding voting stock or voting power is beneficially owned, directly or indirectly, by the Company.

     "Target Performance Award" means a targeted award of a specified number of Performance Units (or shares of Restricted Stock, as the context requires) which may be earned and payable (or, in the case of Restricted Stock, earned and with respect to which restrictions will lapse) based upon the performance objectives for a particular Performance Period, all as determined by the Committee. The Target Performance Award will be a factor in the Committee's ultimate determination of the Earned Performance Award.

     "Termination" means resignation or discharge as a Director or resignation or discharge from employment with the Company or any of its Subsidiaries, except in the event of death, Disability, Retirement or Early Retirement.

   3. Effective Date, Duration and Stockholder Approval.

   A. Effective Date and Stockholder Approval. Subject to the approval of the Plan by (i) a majority of the shares of common stock of Potomac Electric Power Company ("Pepco") present in person or by proxy and entitled to vote at 2001 annual meeting of Pepco at which a vote will be taken on the adoption of the Agreement and Plan of Merger, dated February 9, 2001, among Pepco, the Company, and Conectiv (the "Plan of Merger") and (ii) a majority of the shares of common stock of Conectiv present in person or by proxy and entitled to vote at the 2001 annual meeting of Conectiv at which a vote will be taken on the adoption of the Plan of Merger, the Plan will be effective on the date of the Effective Time (as defined by the Plan of Merger, and herein referred to as the Effective
Date).

   B. Period for Grants of Awards. Awards may be made as provided herein for a period of ten years after the Effective Date.

   C. Termination. The Plan will continue in effect until all matters relating to the payment of outstanding Awards and administration of the Plan have been settled.

   4. Plan Administration.

   A. Except as set forth in paragraph B of this Section 4 or as otherwise specifically provided herein, the Committee is the Plan administrator and has sole authority to determine all questions of interpretation and application of the Plan, the terms and conditions pursuant to which Awards are granted, exercised or forfeited under the Plan provisions, and, in general, to make all determinations advisable for the administration of the Plan to achieve its stated objective. Such determinations shall be final and not subject to further appeal.

   B. Notwithstanding the provisions of paragraph A, the Board shall the sole authority and discretion to modify the annual Option grant to Directors under
Section 9A.

   5. Eligibility. Each officer or key employee of the Company and its Subsidiaries (including officers or employees who are members of the Board, but excluding Directors who are not officers or employees of the Company or any Subsidiary) may be designated by the Committee as a Participant, from time to time, with respect to one or more Awards. In addition, Directors who are not officers or employees of the Company or any

Subsidiary may be granted Options under Section 9 of the Plan. No officer or employee of the Company or its Subsidiaries shall have any right to be granted an Award under this Plan.

   6. Grant of Awards And Limitation of Number of Shares Awarded. The Committee may, from time to time, grant Awards to one or more Eligible Employees and may grant awards in the form of non-qualified Stock Options to Directors who are not officers or employees of the Company or any Subsidiary, provided that (i) subject to any adjustment pursuant to Section 15H, the aggregate number of shares of Stock subject to Awards under this Plan may not exceed 10,000,000 shares; (ii) to the extent that an Award lapses or the rights of the Participant to whom it was granted terminate (except with respect to an Option that lapses due to the exercise of a related Stock Appreciation Right), the corresponding shares of Stock subject to such Award shall again be available for the grant of an Award under the Plan; and (iii) shares delivered by the Company under the Plan may be authorized and unissued Stock, Stock held in the treasury of the Company, or Stock purchased on the open market (including private purchases).

   7. Section 162(M) Compliance

   A. Performance-Based Awards; Covered Executives. Notwithstanding any provisions herein to the contrary, with respect to any Award that is contingent upon the attainment of performance objectives, including, without limitation, Performance-Based Restricted Stock and Performance Units and is intended to comply with the requirements of Section 162(m) of the Code (for purposes of this Section 7, "Performance-Based Awards"), granted to an executive of the Company who, in the opinion of the Board or the Committee, for a given Performance Period is or is likely to be a "covered employee" within the meaning of Section 162(m) of the Code (for purposes of this Section 7, a "Covered Executive"), the Committee shall establish performance objectives (for purposes of this Section 7, "Performance Goals") with respect to such Awards no later than the earlier of (i) 90 days after commencement of the Performance Period relating to the Performance-Based Award or (ii) the date on which 25% of the Performance Period relating to the Performance-Based Award will have elapsed.

   B. Performance Criteria. Performance Goals, in the sole discretion of the Committee, may be based on one or more business criteria that relate to the individual, groups of individuals, a product or service line, business unit, division or Subsidiary of the Company or the Company as a whole, individually or in any combination (each of which business criteria may be relative to a specified goal, to historical performance of the Company or a product or service line, business unit, division or Subsidiary thereof, or to the performance of any other corporation or group of corporations or a product or service line, business unit, division or subsidiary thereof). Performance Goals will be based on one or more of the following criteria: (i) gross, operating or net earnings before or after income taxes; (ii) earnings per share; (iii) book value per share; (iv) cash flow per share; (v) return on equity; (vi) return on investment; (vii) return on assets, employed assets or net assets; (viii) total stockholder return (expressed on a dollar or percentage basis); (ix) return on cash flow; (x) internal rate of return; (xi) cash flow return on investment;
(xii) improvements in capital structure; (xiii) residual income; (xiv) gross income, profitability or net income; (xv) price of any Company security; (xvi) sales to customers (expressed on a dollar or percentage basis); (xvii) retention of customers (expressed on a dollar or percentage basis); (xviii) increase in the Company's or a Subsidiary's customer satisfaction ratings (based on a survey conducted by an independent third party); (xix) economic value added (defined to mean net operating profit minus the cost of capital);
(xx) market value added (defined to mean the difference between the market value of debt and equity, and economic book value); (xxi) market share; (xxii) level of expenses; (xxiii) combined ratio; (xxiv) payback period on investment; and (xxv) net present value of investment.

   C. Certification; Maximum Award and Committee Discretion. The Committee shall certify the satisfaction of the foregoing Performance Goals prior to the payment of a Performance-Based Award. No Performance-Based Award with respect to any Covered Executive shall exceed $3,000,000 (either in cash or in Fair Market Value of Stock as determined on the Date of Grant, as appropriate to a given type of Award) for any three-year period. The Committee, in its sole discretion, may reduce (but not increase) the amount of any Performance-Based Award determined to be payable to a Covered Executive. No Covered Executive may receive more than 5,000,000 in the aggregate of Options, Stock Appreciation Rights and shares of Performance-Based Restricted Stock for the ten-year period during which Awards may be made pursuant to Section 3B hereof.

   D. Deferral of Payment. Regardless of whether provided for in or in conjunction with the grant of the Award, the Committee, in its sole discretion, may defer payment of a Participant's benefit under this Plan if and to the extent that the sum of the Participant's Plan benefit, plus all other compensation paid or payable to the Participant for the fiscal year in which the Plan benefit would otherwise be paid exceeds the maximum amount of compensation that the Company may deduct under Section 162(m) of the Code with respect to the Participant for the year. If deferred by the Committee, such Award benefit shall be paid in the first fiscal year of the Company in which the sum of the Participant's Plan benefit and all other compensation paid or payable to the Participant does not exceed the maximum amount of compensation deductible by the Company under Section 162(m).

   8. Restricted Stock Awards.

   A. Grants of Restricted Shares. One or more shares of Restricted Stock may be granted to any Eligible Employee. The Restricted Stock will be issued to the Participant on the Date of Grant without the payment of consideration by the Participant. The Restricted Stock will be issued in the name of the Participant and will bear a restrictive legend prohibiting sale, transfer, pledge, or hypothecation of the Restricted Stock until the expiration of the restriction period.

   The Committee may also impose such other restrictions and conditions on the Restricted Stock as it deems appropriate, and shall designate the grant as either Service-Based or Performance-Based.

   Upon issuance to the Participant of the Restricted Stock, the Participant will have the right to vote the Restricted Stock, and subject to the Committee's discretion, to receive the cash dividends distributable with respect to such shares. The Committee, in its sole discretion, may direct the accumulation and payment of distributable dividends to the Participant at such times, and in such form and manner, as determined by the Committee.

   B. Service-Based Award.

   i. Restriction Period. At the time a Service-Based Restricted Stock Award is granted, the Committee will establish a restriction period applicable to such Award which will be not less than one year and not more than ten years. Each Restricted Stock Award may have a different restriction period, at the discretion of the Committee.

   ii. Forfeiture or Payout of Award. In the event a Participant ceases employment during a restriction period, a Restricted Stock Award is subject to forfeiture or payout (i.e., removal of restrictions) as follows: (a) Termination--the Restricted Stock Award is completely forfeited; (b) Retirement, Disability or death--payout of the Restricted Stock Award is prorated for service during the period; or (c) Early Retirement--if at the Participant's request, the payout or forfeiture of the Restricted Stock Award is determined at the discretion of the Committee, or if at the Company's request, payout of the Restricted Stock Award is prorated for service during the period; provided, however, that the Committee may modify, in the case of clause (b) and (c), the above if it determines in its sole discretion that special circumstances warrant such modification.

   Any shares of Restricted Stock that are forfeited will be transferred to the Company.

   Upon completion of the restriction period, all Award restrictions will expire and new certificates representing the Award will be issued to the Participant without the restrictive legend described in Section 8A.

   C. Performance-Based Award.

   i. Restriction Period. At the time a Performance-Based Restricted Stock Award is granted, the Committee will establish a restriction period applicable to such Award that will be not less than one year and not more than ten years. Each Restricted Stock Award may have a different restriction period, at the discretion of the Committee. The Committee will also establish a Performance Period.

   ii. Performance Objectives. The Committee will determine, no later than 90 days after the beginning of each Performance Period, the performance objectives for each Participant's Target Performance Award and the number of shares of Restricted Stock for each Target Performance Award that will be issued on the Date of Grant. Performance objectives may vary from Participant to Participant and will be based upon such performance criteria or combination of factors as the Committee deems appropriate, which may include, but not be limited to, the performance of the Participant, the Company, one or more Subsidiaries, or any combination thereof. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance-Based Restricted Stock Awards for which different Performance Periods are prescribed.

   If, during the course of a Performance Period, significant events occur as determined in the sole discretion of the Committee, which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective.

   iii. Forfeiture or Payout of Award. As soon as practicable after the end of each Performance Period, the Committee will determine whether the performance objectives and other material terms of the Award were satisfied. The Committee's determination of all such matters will be final and conclusive.

   As soon as practicable after the later of (i) the date the Committee makes the above determination or (ii) the completion of the restriction period, the Committee will determine the Earned Performance Award for each Participant. Such determination may result in forfeiture of all or some shares of Restricted Stock (if Target Performance Award performance objectives were not attained), or the issuance of additional shares of Stock (if Target Performance Award performance objectives were exceeded), and will be based upon such factors as the Committee determines in its sole discretion, but including the Target Performance Award performance objectives.

   In the event a Participant ceases employment during a restriction period, the Restricted Stock Award is subject to forfeiture or payout (i.e., removal of restrictions) as follows: (a) Termination--the Restricted Stock Award is completely forfeited; (b) Retirement, Disability or death--payout of the Restricted Stock Award is prorated taking into account factors including, but not limited to, service during the period and the performance of the Participant during the portion of the Performance Period before employment ceased; or (c) Early Retirement--if at the Participant's request, the payout or forfeiture of the Restricted Stock Award is determined at the discretion of the Committee, or if at the Company's request, payout of the Restricted Stock Award is prorated taking into account factors including, but not limited to, service during the period and the performance of the Participant during the portion of the Performance Period before employment ceased; provided, however, that, in the case of (b) and (c), the Committee may modify the above if it determines in its sole discretion that special circumstances warrant such modification.

   Any shares of Restricted Stock that are forfeited will be transferred to the Company.

   With respect to shares of Restricted Stock for which restrictions lapse, new certificates will be issued to the Participant without the restrictive legend described in Section 8A. New certificates will also be issued for additional Stock, if any, awarded to the Participant because Target Performance Award performance objectives were exceeded.

   D. Waiver of Section 83(B) Election. Unless otherwise directed by the Committee, as a condition of receiving an Award of Restricted Stock, a Participant must waive in writing the right to make an election under Section 83(b) of the Code to report the value of the Restricted Stock as income on the Date of Grant.

   9. Stock Options.

   A. Grants of Options. One or more Options may be granted to any Eligible Employee or Director, without the payment of consideration by the Participant. In addition, unless prospectively modified by the Board, each year each Director who is not an officer or employee of the Company or any Subsidiary will receive on or about May 1, commencing after the Effective Date, a non-qualified Stock Option to purchase 1,000 shares of Stock.

   B. Stock Option Agreement. Each Option granted under the Plan will be evidenced by a "Stock Option Agreement" between the Company and the Participant containing provisions determined by the Committee, including, without limitation, provisions to qualify Incentive Stock Options as such under Section 422 of the Code if directed by the Committee at the Date of Grant; provided, however, that each Stock Option Agreement with respect to an Incentive Stock Option must include the following terms and conditions: (i) that the Options are exercisable, either in total or in part, with a partial exercise not affecting the exercisability of the balance of the Option; (ii) every share of Stock purchased through the exercise of an Option will be paid for in full at the time of the exercise; (iii) each Option will cease to be exercisable, as to any share of Stock, at the earliest of (a) the Participant's purchase of the Stock to which the Option relates, (b) the Participant's exercise of a related Stock Appreciation Right, or (c) the lapse of the Option; (iv) Options will not be transferable by the Participant except by Will or the laws of descent and distribution and will be exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or legal representative; and
(v) notwithstanding any other provision, in the event of a public tender for all or any portion of the Stock or in the event that any proposal to merge or consolidate the Company with another company is submitted to the stockholders of the Company for a vote, the Committee, in its sole discretion, may declare any previously granted Option to be immediately exercisable. A Participant to whom an Incentive Stock Option is granted must be an employee of the Company or of a corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the voting interest within the meaning of Section 424(f) of the Code.

   C. Option Price. The Option price per share of Stock will be set by the Committee at the time of the grant, but will be not less than 100% of the Fair Market Value at the Date of Grant.

   D. Form of Payment. At the time of the exercise of the Option, the Option price will be payable in cash or, if permitted by the Committee, in other shares of Stock or in a combination of cash and other shares of Stock, in a form and manner as required by the Committee in its sole discretion; provided that any shares of Stock used in full or partial payment of the Option price shall have been held by the Participant for a period of at least six months. When Stock is used in full or partial payment of the Option price, it will be valued at the Fair Market Value on the date the Option is exercised.

   E. Other Terms and Conditions. The Option will become exercisable in such manner and within such Option Period or Periods, not to exceed ten years from its Date of Grant, as set forth in the Stock Option Agreement upon payment in full of the Option Price. Except as otherwise provided in this Plan or in the Stock Option Agreement, any Option may be exercised in whole or in part at any time.

   F. Lapse of Option. An Option will lapse upon the earlier of: (i) ten years from the Date of Grant, or (ii) at the expiration of the Option Period. If the Participant ceases employment or ceases to be a Director within the Option Period and prior to the lapse of the Option, the Option will lapse as follows:
(a) Termination--the Option will lapse on the effective date of the Termination; or (b) Retirement, Early Retirement, or Disability--the Option will lapse at the expiration of the Option Period; provided, however, that the Committee may modify the consequences of this clause (b) if it determines in its sole discretion that special circumstances warrant such modification. If the Participant dies within the Option Period and prior to the lapse of the Option, the Option will lapse at the expiration of the Option Period, unless it is exercised before such time by the Participant's legal representative(s) or by the person(s) entitled to do so under the Participant's Will or, if the Participant fails to make testamentary disposition of the Option or dies intestate, by the person(s) entitled to receive the Option under the applicable laws of descent and distribution, provided, however, that the Committee may modify the above if it determines in its full discretion that special circumstances warrant such modification.

   G. Individual Limitation. In the case of an Incentive Stock Option, the aggregate Fair Market Value of the Stock for which Incentive Stock Options (whether under this Plan or another arrangement) in any calendar year are first exercisable will not exceed $100,000 with respect to such calendar year (or such other individual limit as may be in effect under the Code on the Date of Grant) plus any unused portion of such limit as the Code may permit to be carried over.

   10. Performance Units.

   A. Performance Units. One or more Performance Units may be earned by an Eligible Employee based on the achievement of preestablished performance objectives during a Performance Period.

   B. Performance Period and Performance Objectives. The Committee will determine a Performance Period and will determine, no later than 90 days after the beginning of each Performance Period, the performance objectives for each Participant's Target Performance Award and the number of Performance Units subject to each Target Performance Award. Performance objectives may vary from Participant to Participant and will be based upon such performance criteria or combination of factors as the Committee deems appropriate, which may include, but not be limited to, the performance of the Participant, the Company, one or more Subsidiaries, or any combination thereof. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Units for which different Performance Periods are prescribed.

   If during the course of a Performance Period significant events occur as determined in the sole discretion of the Committee that the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective.

   C. Forfeiture or Payout of Award. As soon as practicable after the end of each Performance Period, the Committee will determine whether the performance objectives and other material terms of the Award were satisfied. The Committee's determination of all such matters will be final and conclusive.

   As soon as practicable after the date the Committee makes the above determination, the Committee will determine the Earned Performance Award for each Participant. Such determination may result in an increase or decrease in the number of Performance Units payable based upon such Participant's Target Performance Award, and will be based upon such factors as the Committee determines in its sole discretion, but including the Target Performance Award performance objectives.

   In the event a Participant ceases employment during a Performance Period, the Performance Unit Award is subject to forfeiture or payout as follows: (a) Termination--the Performance Unit Award is completely forfeited; (b) Retirement, Disability or death--payout of the Performance Unit Award is prorated taking into account factors including, but not limited to, service and the performance of the Participant during the portion of the Performance Period before employment ceased; or (c) Early Retirement--if at the Participant's request, the payout or forfeiture of the Performance Unit Award is determined at the discretion of the Committee, or if at the Company's request, payout of the Performance Unit Award is prorated taking into account factors including, but not limited to, service and the performance of the Participant during the portion of the Performance Period before employment ceased; provided, however, that the Committee may modify the above if it determines in its sole discretion that special circumstances warrant such modification.

   D. Form and Timing of Payment. Each Performance Unit is payable in cash or shares of Stock or in a combination of cash and Stock, as determined by the Committee its sole discretion. Such payment will be made as soon as practicable after the Earned Performance Award is determined.

   11. Stock Appreciation Rights.

   A. Grants of Stock Appreciation Rights. Stock Appreciation Rights may be granted under the Plan in conjunction with an Option either at the Date of Grant or by amendment or may be separately granted. Stock Appreciation Rights will be subject to such terms and conditions not inconsistent with the Plan as the Committee may impose.

   B. Right to Exercise; Exercise Period. A Stock Appreciation Right issued pursuant to an Option will be exercisable to the extent the Option is exercisable; both such Stock Appreciation Right and the Option to which it relates will not be exercisable during the six months following their respective Dates of Grant except in the event of the Participant's Disability or death. A Stock Appreciation Right issued independent of an Option will be exercisable pursuant to such terms and conditions established in the grant. Notwithstanding such terms and conditions, in the event of a public tender for all or any portion of the Stock or in the event that any proposal to merge or consolidate the Company with another company is submitted to the stockholders of the Company for a vote, the Committee, in its sole discretion, may declare any previously granted Stock Appreciation Right immediately exercisable.

   C. Failure to Exercise. If on the last day of the Option Period, in the case of a Stock Appreciation Right granted pursuant to an Option, or the specified Exercise Period, in the case of a Stock Appreciation Right issued independent of an Option, the Participant has not exercised a Stock Appreciation Right, then such Stock Appreciation Right will be deemed to have been exercised by the Participant on the last day of the Option Period or Exercise Period.

   D. Payment. An exercisable Stock Appreciation Right granted pursuant to an Option will entitle the Participant to surrender unexercised the Option or any portion thereof to which the Stock Appreciation Right is attached, and to receive in exchange for the Stock Appreciation Right payment (in cash or Stock or a combination thereof as described below) equal to either of the following amounts, determined in the sole discretion of the Committee at the Date of
Grant: (1) the excess of the Fair Market Value of one share of Stock on the trading day preceding the date of exercise over the Option price, times the number of shares called for by the Stock Appreciation Right (or portion thereof) which is so surrendered, or (2) the excess of the Book Value of one share of Stock on the date of exercise over the Book Value of one share of Stock on the Date of Grant of the related Option, times the number of shares called for by the Stock Appreciation Right. Upon exercise of a Stock Appreciation Right not granted pursuant to an Option, the Participant will receive for each Stock Appreciation Right payment (in cash or Stock or a combination thereof as described below) equal to either of the following amounts, determined in the sole discretion of the Committee at the Date of
Grant: (1) the excess of the Fair Market Value of one share of Stock on the trading day preceding the date on which the Stock Appreciation Right is exercised over the Fair Market Value of one share of Stock on the Date of Grant of the Stock Appreciation Right, times the number of shares called for by the Stock Appreciation Right, or (2) the excess of the Book Value of one share of Stock on the date of exercise of the Stock Appreciation Right over the Book Value of one share of Stock on the Date of Grant of the Stock Appreciation Right, times the number of shares called for by the Stock Appreciation Right.

   The Committee may direct the payment in settlement of the Stock Appreciation Right to be in cash or Stock or a combination thereof. Alternatively, the Committee may permit the Participant to elect to receive cash in full or partial settlement of the Stock Appreciation Right. The value of the Stock to be received upon exercise of a Stock Appreciation Right shall be the Fair Market Value of the Stock on the trading day preceding the date on which the Stock Appreciation Right is exercised. To the extent that a Stock Appreciation Right issued pursuant to an Option is exercised, such Option shall be deemed to have been canceled.

   E. Nontransferable. A Stock Appreciation Right will not be transferable by the Participant except by Will or the laws of descent and distribution and will be exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or legal representative.

   F. Lapse of a Stock Appreciation right. A Stock Appreciation Right will lapse upon the earlier of: (i) ten years from the Date of Grant; or (ii) at the expiration of the Exercise Period. If the Participant ceases employment within the Exercise Period and prior to the lapse of the Stock Appreciation Right, the Stock Appreciation Right will lapse as follows: (a) Termination--the Stock Appreciation Right will lapse on the effective date of the Termination; or (b) Retirement, Early Retirement, or Disability--the Stock Appreciation Right will lapse at the expiration of the Exercise Period; provided, however, that the Committee may modify the consequences of this clause (b) if it determines in its sole discretion that special circumstances warrant such modification. If the Participant dies within the Exercise Period and prior to the lapse of the Stock Appreciation Right, the Stock Appreciation Right will lapse at the expiration of the Exercise Period, unless it is exercised before such time by the Participant's legal representative(s) or by the person(s) entitled to do so under the Participant's Will or, if the Participant fails to make testamentary disposition of the Stock Appreciation Right or dies intestate, by the person(s) entitled to receive the Stock Appreciation Right under the applicable laws of descent and distribution, provided, however, that the Committee may modify the above if it determines in its sole discretion that special circumstances warrant such modification.

   12. Dividend Equivalents.

   A. Grants of Dividend Equivalents. Dividend Equivalents may be granted under the Plan in conjunction with an Option or a separately awarded Stock Appreciation Right, at the Date of Grant or by amendment, without consideration by the Participant. Dividend Equivalents may also be granted under the Plan in conjunction with Restricted Stock Awards or Performance Units, at any time during the Performance Period, without consideration by the Participant. Dividend Equivalents may be granted under a Performance-Based Restricted Stock Award in conjunction with additional shares of Stock issued if Target Performance Award performance objectives are exceeded. In each such case, the granting of Dividend Equivalents in conjunction with an Award that is intended to satisfy the requirements of Section 162(m) of the Code shall be subject to such limitations or requirements as are necessary to prevent the Award from failing to satisfy such requirements.

   B. Payment. Each Dividend Equivalent will entitle the Participant to receive an amount equal to the dividend actually paid with respect to a share of Stock on each dividend payment date from the Date of Grant to the date the Dividend Equivalent lapses as set forth in Section 12D. The Committee, in its sole discretion, may direct the payment of such amount at such times and in such form and manner as determined by the Committee.

   C. Nontransferable. A Dividend Equivalent will not be transferable by the Participant.

   D. Lapse of a Dividend Equivalent. Each Dividend Equivalent will lapse on the earlier of (i) the date of the lapse of the related Option or Stock Appreciation Right; (ii) the date of the exercise of the related Option or Stock Appreciation Right; (iii) the end of the Performance Period (or, if earlier, the date the Participant ceases employment) of the related Performance Units or Performance-Based Restricted Stock Award; or (iv) the lapse date established by the Committee on the Date of Grant of the Dividend Equivalent.

   13. Accelerated Award Payout/Exercise.

   A. Change in Control. Notwithstanding anything in this Plan document to the contrary, a Participant is entitled to an accelerated payout or accelerated Option Period or Exercise Period (as set forth in Section 13B) with respect to any previously granted Award if the Participant is terminated as an employee or Director or suffers a diminution of responsibility, authority, position or salary following a Change in Control described in 1) through 3) below:

     1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or,

     2) during any period of twenty-four (24) consecutive months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (1) or (3) of this Section) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

     3) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 70% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, the stockholders of the Company approve a plan of complete liquidation of the Company, or the stockholders of the Company approve an agreement for the sale or disposition of the Company of all or substantially all the Company's assets.

   B. Amount of Award Subject to Accelerated Payout/Option Period/Exercise Period. The amount of a Participant's previously granted Award that will be paid or exercisable upon the happening of a change in control will be determined as follows:

   Restricted Stock Awards. The Participant will be entitled to an accelerated Award payout, and the amount of the payout will be based on the number of shares of Restricted Stock that were issued on the Date of Grant, prorated based on the number of months of the restriction period that have elapsed as of the payout date. Also, with respect to Performance-Based Restricted Stock Awards, in determining the amount of the payout, maximum performance achievement will be assumed.

   Stock Option Awards and Stock Appreciation Rights. Any previously granted Stock Option Awards or Stock Appreciation Rights will be immediately exercisable.

   Performance Units. The Participant will be entitled to an accelerated Award payout, and the amount of the payout will be based on the number of Performance Units subject to the Target Performance Award as established on the Date of Grant, prorated based on the number of months of the Performance Period that have elapsed as of the payout date, and assuming that maximum performance was achieved.

   C. Timing of Accelerated Payout/Option Period/Exercise Period. The accelerated payout set forth in Section 13B will be made within 30 days after the date of the change in control. The accelerated Option Period/Exercise Period set forth in Section 13B will begin on the date of the change in control. If the original Award provided for a payout in Stock, any accelerated payout set forth in Section 13B will be made in Stock.

   14. Amendment of Plan. The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan, in whole or in part, as it shall determine in its sole discretion; provided that no such action shall, without the consent of the Participant to whom any Award was previously granted, adversely affect the rights of such Participant concerning such Award, except to the extent that such termination, suspension, or amendment of the Plan or the Award (i) is required by law or (ii) is deemed by the Board necessary in order to comply with the requirements of Section 162(m) of the Code or Rule 16b-3 under the Exchange Act.

   15. Miscellaneous Provisions.

   A. Nontransferability. No benefit provided under this Plan shall be subject to alienation or assignment by a Participant (or by any person entitled to such benefit pursuant to the terms of this Plan), nor shall it be subject to attachment or other legal process except (i) to the extent specifically mandated and directed by applicable state or federal statute, and (ii) as requested by the Participant (or by any person entitled to such benefit pursuant to the terms of this Plan), and approved by the Committee, to satisfy income tax withholding.

   B. No Employment Right. Participation in this Plan shall not constitute a contract of employment between the Company or any Subsidiary and any person and shall not be deemed to be consideration for, or a condition of, continued employment of any person.

   C. Tax Withholding. The Company or a Subsidiary may withhold any applicable federal, state or local taxes at such time and upon such terms and conditions as required by law or determined by the Company or a Subsidiary. Subject to compliance with any requirements of applicable law, the Committee may permit or require a Participant to have any portion of any withholding or other taxes payable in respect to a distribution of Stock satisfied through the payment of cash by the Participant to the Company or a Subsidiary, the retention by the Company or a Subsidiary of shares of Stock, or delivery of previously owned shares of the Participant's Stock, having a Fair Market Value equal to the withholding amount. Any fractional share of Common Stock required to satisfy such withholding obligations shall be disregarded and the amount due shall be paid in cash by the Participant.

   D. Fractional Shares. Any fractional shares concerning Awards shall be eliminated at the time of payment or payout by rounding down for fractions of less than one-half and rounding up for fractions of equal to or more than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding.

   E. Government and Other Regulations. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by any government agencies as may be required. The Company shall be under no obligation to register under the Securities Act of 1933, as amended ("Act"), any of the shares of Stock issued, delivered or paid in settlement under the Plan. If Stock awarded under the Plan is issued under circumstances that are designed to exempt the transaction from registration under the Act, the Company may restrict the transfer of the Stock in such manner as it deems advisable to ensure such exempt status.

   F. Indemnification. Each person who is or at any time serves as a member of the Board or the Committee (and each person to whom the Board or the Committee has delegated any of its authority or power under this Plan) shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under the Plan; and (ii) any and all amounts paid by such person in satisfaction of judgment in any such action, suit, or proceeding relating to the Plan. Each person covered by this indemnification shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Certificate of Incorporation or Bylaws of the Company or any of its Subsidiaries, as a matter of law, or otherwise, or any power that the Company may have to indemnify such person or hold such person harmless.

   G. Reliance on Reports. Each member of the Board or the Committee (and each person to whom the Board or the Committee has delegated any of its authority or power under this Plan) shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan. In no event shall any person who is or shall have been a member of the Board or the Committee (or their delegates) be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

   H. Changes in Capital Structure. In the event of any change in the outstanding shares of Stock by reason of any stock dividend or split, recapitalization, combination or exchange of shares or other similar changes in the Stock, then appropriate adjustments shall be made in the shares of Stock theretofore awarded to the Participants and in the aggregate number of shares of Stock which may be awarded pursuant to the Plan. Such adjustments shall be conclusive and binding for all purposes. Additional shares of Stock issued to a Participant as the result of any such change shall bear the same restrictions as the shares of Stock to which they relate.

   I. Company Successors. In the event the Company becomes a party to a merger, consolidation, sale of substantially all of its assets or any other corporate reorganization in which the Company will not be the surviving corporation or in which the holders of the Stock will receive securities of another corporation (in any such case, the "New Company"), then the New Company shall assume the rights and obligations of the Company under this Plan.

   J. Governing Law. All matters relating to the Plan or to Awards granted hereunder shall be governed by the laws of the State of Delaware, without regard to the principles of conflict of laws.

   K. Relationship to Other Benefits. Any Awards under this Plan are not considered compensation for purposes of determining benefits under any pension, profit sharing, or other retirement or welfare plan, or for any other general employee benefit program.

   L. Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

   M. Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

                                                                        ANNEX J

                        POTOMAC ELECTRIC POWER COMPANY
                            AUDIT COMMITTEE CHARTER

Mission Statement

   The Audit Committee represents and assists the Board in discharging its responsibility of oversight, but the existence of the Committee does not alter the traditional roles and responsibilities of the Company's management and the independent accountant with respect to the accounting and control functions and financial statement presentation.

Committee Composition

   The Audit Committee shall consist of no fewer than three, nor more than seven, directors, all of whom are not employees of the Company or any of its affiliates.

   The Committee shall meet at least four times annually, or more frequently as circumstances require.

Qualifications and Independence of Committee Members

   Members must satisfy the rules governing qualifications and independence of members as promulgated from time to time by the New York Stock Exchange and the Securities and Exchange Commission.

Duties and Responsibilities

   1. Recommend to the Board of Directors the independent accountant to be appointed, which shall be accountable to the Board of Directors and to the Audit Committee.

   2. Before the annual audit begins, review and approve the engagement of the independent accountant, including the scope of the audit, the timing of the audit, and the fees of the independent accountant.

   Subsequent to the performance of services, review each such service to ensure that the services provided were within the scope of the prior approval.

   3. Review periodically with the independent accountant and management the Company's policies and procedures with respect to internal auditing, accounting and financial controls.

   4. Review the organization and schedule of annual audits conducted by the Company's internal auditing staff and review with management and the internal auditors significant recommendations made by the internal auditors and the implementation of those recommendations.

   5. Upon completion of the annual audit, review with the independent accountant and with management:

     (a) The reports or opinions proposed to be rendered in connection therewith.

     (b) The independent accountant's views of the Company's financial and accounting personnel.

     (c) The cooperation which the independent accountant received in the course of its review.

     (d) Significant findings of the independent accountant with respect to change in accounting principles and practices, significant transactions outside the normal course of the Company's business and any recommendations which the independent accountant may have with respect to improving internal accounting controls, choice of accounting principles or management systems.

   6. Review with the independent accountant and with management the Company's Conflict of Interest Policy for Exempt Employees.

   7. Report periodically to the Board of Directors regarding the activities of the Audit Committee and make such recommendations and findings concerning any audit or related matter as the Audit Committee deems appropriate.

   8. Require the independent accountant to submit to the Audit Committee at least annually a formal written statement delineating all relationships between the independent accountant and the Company. Evaluate, in consultation with the independent accountant, whether any disclosed relationships or the performance of any professional services other than services provided in connection with the audit function could impair the objectivity or independence of the independent accountant.

                                                                         ANNEX K

                        CONECTIV AUDIT COMMITTEE CHARTER
                               Effective 4/10/00

Committee Responsibilities:

The Audit Committee shall:

 A. Matters Concerning the Independent Outside Auditing Firm

1. Have, with the Board of Directors, ultimate responsibility to select, evaluate and where appropriate replace the independent outside auditing firm selected to audit the financial statements and controls of the Company and its subsidiaries.
2. Annually recommend to the Board of Directors the independent outside auditing firm, including in that recommendation the Committee's evaluation of the qualifications, fees, performance and independence of that firm.
3. Confirm with the auditing firm that it is ultimately accountable to the Audit Committee and the Board of Directors for the audit of the financial statements and controls of the Company and its subsidiaries.
4. Regularly review with the auditing firm its qualifications, fees, performance and independence.
5. Request and receive from the auditing firm, at least annually, a written statement delineating all relationships with the Company and its subsidiaries as required by Independence Standards Board Standard 1 (ISB #1).
6. Discuss with the auditing firm all significant relationships with the Company that may impact the objectivity and independence of the auditing firm. Recommend to the Board of Directors, where appropriate, that it take certain actions to satisfy itself of the independence of the auditing firm.

 B. Oversight of the Financial Reporting Process

1. Review and discuss with the auditing firm and with the Director-Internal Auditing their plans to audit the operations of the Company and its subsidiaries.
2. Review and discuss with Management and the auditing firm the Company's Forms 10-Q prior to filing, including a discussion with the auditing firm of matters required to be discussed by Statement on Auditing Standards No.
     61. The Chair of the Committee may represent the Committee for purposes of this review.
3. Review and discuss with Management and the auditing firm the Company's audited year-end financial statements, including a discussion with the auditing firm of matters required to be discussed by Statement on Auditing Standard No. 61.
4. Review and discuss with Management, the auditing firm and the internal auditing department any significant disagreement between those parties in connection with the preparation of the financial statements or the results of any audit.
5. Review and discuss with the auditing firm the qualifications and effectiveness of the Company's internal auditing, financial and accounting personnel and the adequacy and the effectiveness of the accounting and financial controls of the Company.
6. Recommend to the Board of Directors that the audited year-end financial statements be included in the Company's Annual Report on Form 10-K.

 C. Other Matters

1. Advise the Board of Directors with respect to inter-company transactions and other fiduciary matters that may relate to the Class A Common Stock.
2. Annually review and evaluate the adequacy of this Charter and recommend revisions to the Board of Directors, as appropriate.

3. Adopt for publication in the Company's proxy statement a report of the Committee containing all required disclosures.

   Committee Structure and Membership:

1. The Board of Directors shall elect the members of the Committee and shall elect its Chair from among the membership of the Committee.
2.   The Committee shall have at least three members.
3.   All members shall be outside, non-employee Directors.
4. All members shall be financially literate as defined by the Board of Directors. At least one member shall have financial management expertise as defined by the Board of Directors.
5.   A quorum shall be one-half of the Committee's membership.

   Committee Process:

1. The Committee shall meet and act as provided by the DGCL, the Certificate of Incorporation and Bylaws of the Company and this Charter and other resolutions of the Board of Directors of Conectiv, including meeting in person or by teleconference and acting by unanimous written consent.
2. The Committee shall meet regularly with the Director of Internal Audit and the Company's auditing firm without Management.
3. Materials will be sent to Committee members in advance of any meeting or other proposed action.
4. Representatives of Management and advisors to the Company shall make presentations and provide written materials to the Committee as requested by the Committee.
5. The Committee shall have written minutes of each of its meetings. Minutes shall be subject to approval by the Committee and are to be presented to the Committee for approval as soon as practicable following each Committee meeting.
6. The Committee shall report to the Board of Directors as soon as practicable following each Committee meeting through written minutes, or, if requested by the Board of Directors or the Committee, through an oral report to the Board by any Committee member.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director, but not an officer in his or her capacity as such, to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision shall not limit the liability of a director for (1) any breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under section 174 of the Delaware General Corporation Law for unlawful payment of dividends or stock purchases or redemptions, or (4) any transaction from which the director derived an improper personal benefit. The HoldCo certificate of incorporation provides that the personal liability of the directors of HoldCo for monetary damages shall be eliminated or limited to the fullest extent permissible under applicable law as may be amended from time to time. Under Delaware law, a corporation may indemnify any person made a party or threatened to be made a party to any type of proceeding, other than action by or in the right of the corporation, because he or she is or was an officer, director, employee or agent of the corporation or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or entity against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: (1) if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; or (2) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any person made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that such indemnification will be denied if the person is found liable to the corporation unless, in such a case, the court determines the person is entitled to indemnification for such expenses in any event. A corporation must indemnify a present or former director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because he or she was a director or officer of the corporation against expenses actually and reasonably incurred by him or her. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. Under the Delaware General Corporation Law, termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such person is prohibited from being indemnified. The Delaware law regarding indemnification and expense advancement is not exclusive of any other rights that may be granted by the HoldCo certificate of incorporation or bylaws, a vote of stockholders or disinterested directors, agreement or otherwise. The HoldCo certificate of incorporation provides for the indemnification and advancement of expenses to the fullest extent permitted by law of any person made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer or employee of HoldCo and permits HoldCo to indemnify or advance expenses to any other persons who are or were or are threatened to be made parties to certain actions, suits or proceedings by reason of their service as directors, officers, employees or agents of HoldCo or their service as a director, officer, employee or agent director of another entity at the request of HoldCo, in each case, as long as an undertaking is first delivered to HoldCo, by or on behalf of such director, officer, employee or agent, to repay all amounts so advanced if it is ultimately be determined that the director, officer, employee or agent is not entitled to be indemnified under this certificate of incorporation.

   After the combination, HoldCo and Conectiv (as the surviving corporation in the merger with Merger Sub B) have agreed to jointly and severally, indemnify and hold harmless each present (as of the effective time) or former officer, director or employee of Conectiv and its subsidiaries against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses (including attorneys' fees and expenses) incurred in connection with any claim, action, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the indemnified party is or was an officer, director or employee of Conectiv or any of its subsidiaries or to matters existing or occurring at or prior to the effective time (including the merger agreement and the transactions and actions contemplated by the merger agreement), whether asserted or claimed prior to, at or after the effective time, to the fullest extent permitted under applicable law; provided that no indemnified party may settle any such claim without the prior approval of HoldCo (which approval shall not be unreasonably withheld or delayed). Each indemnified party is entitled to the advancement of expenses incurred in the defense of any claim, action, proceeding or investigation from HoldCo or Conectiv (as the surviving corporation) within ten business days of receipt by HoldCo or Conectiv (as the surviving corporation) from the indemnified party of a request therefor; provided that any person to whom expenses are advanced provides an undertaking, to the extent required by the DGCL, to repay these advances if it is ultimately determined that that person is not entitled to indemnification.

   HoldCo has agreed to cause Conectiv (as the surviving corporation) to maintain in effect in its certificate of incorporation and bylaws for a period of six years after the effective time, the current provisions regarding elimination of liability of directors and indemnification of, and advancement of expenses to, officers, directors and employees contained in the certificate of incorporation and bylaws of Conectiv and to, at the election of HoldCo, for a period of six years after the effective time, either maintain in effect the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Conectiv (provided that Conectiv (as the surviving corporation) may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the effective time; provided, however, that in no event will Conectiv (as the surviving corporation) be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by Conectiv for that insurance; and, provided, further, that if the annual premiums of that insurance coverage exceed such amount, Conectiv (as the surviving corporation) will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount or provide tail coverage for the persons covered by current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Conectiv which provides coverage for a period of six years for acts prior to the effective time on terms no less favorable than the terms of the current insurance coverage.

   In the event that Conectiv (as the surviving corporation) or any of its successors or assigns either consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of the consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any person, then proper provision must be made so that the successors or assigns of Conectiv (as the surviving corporation) will succeed to the obligations of Conectiv set forth above.

Item 21. Exhibits and Financial Statement Schedules.

   An Exhibit Index, containing a list of all exhibits to this registration statement, commences on page II-5.

Item 22. Undertakings.

   The undersigned registrant hereby undertakes:

     (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
  Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (2) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

     (3) That every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of
  Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (4) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request; and

     (5) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Washington, D.C., on March 14, 2001.

                                          New RC, Inc.
                                          (Registrant):
                                          Principal Financial Officer:
                                          Principal Accounting Officer:

                                                     /s/ D. R. Wraase
                                          By: _________________________________
                                              Dennis R. Wraase
                                              President, Treasurer, Director

 Exhibit No.                       Description of Exhibit
 -----------                       ----------------------
     2       Agreement and Plan of Merger, dated as of February 9, 2001, among
             Potomac Electric Power Company, New RC, Inc. and Conectiv
             (attached as Annex A to the joint proxy statement/prospectus).

     3.1     Amended and Restated Certificate of Incorporation of HoldCo
             (attached as Annex B to the joint proxy statement/prospectus).

     3.2 Amended and Restated Bylaws of HoldCo (attached as Annex C to the joint proxy statement/prospectus).

     5       Opinion of William T. Torgerson, Executive Vice President and
             General Counsel of Pepco, as to the legality of the securities being registered.

     8.1 Opinion of LeBoeuf, Lamb, Greene & MacRae L.L.P. regarding the description of the material U.S. federal income tax consequences of the transaction.*

     8.2 Opinion of Simpson Thacher & Bartlett regarding the description of the material U.S. federal income tax consequences of the transaction.*

    15 Awareness Letter of PricewaterhouseCoopers LLP with respect to reviews of interim financial information of Pepco.

    23.1     Consent of LeBoeuf, Lamb, Greene & MacRae L.L.P. (included in
             Exhibit 8.1).*

    23.2     Consent of Simpson Thacher & Bartlett (included in Exhibit 8.2).*

    23.3     Consent of PricewaterhouseCoopers LLP with respect to Audited
             Financial Statements of Pepco and New RC, Inc.

    23.4     Consent of PricewaterhouseCoopers LLP with respect to Audited
             Financial Statements of Conectiv.

    23.5     Consent of William T. Torgerson, Executive Vice President and
             General Counsel of Pepco (included in Exhibit 5).

    99.1     Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

    99.2     Consent of Credit Suisse First Boston Corporation.

    99.3 Form of Proxy Card to be used in soliciting common stockholders of Potomac Electric Power Company.

    99.4 Form of Proxy Card to be used in soliciting preferred stockholders of Potomac Electric Power Company.

    99.5 Form of Proxy Card to be used in soliciting stockholders of Conectiv.

--------
* To be filed by amendment.